                                                                EXHIBIT 7.(c)(1)
--------------------------------------------------------------------------------

                 AGREEMENT AND PLAN OF RESTRUCTURING AND MERGER

                                     among

                             UNITEDGLOBALCOM, INC.,

                           NEW UNITEDGLOBALCOM, INC.,

                      UNITED/NEW UNITED MERGER SUB, INC.,

                           LIBERTY MEDIA CORPORATION,

                       LIBERTY MEDIA INTERNATIONAL, INC.,

                              LIBERTY GLOBAL, INC.

                                      and

                      EACH PERSON INDICATED AS A "FOUNDER"

                         ON THE SIGNATURE PAGES HERETO

                             ---------------------

                          DATED AS OF DECEMBER 3, 2001
                             ---------------------

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

ARTICLE I DEFINITIONS.......................................
  1.1    Definitions........................................
  1.2    Additional Terms...................................
ARTICLE II CONTRIBUTIONS, REORGANIZATION AND RELATED
  TRANSACTIONS..............................................
  2.1    Pre-Closing Restructuring Transactions.............
  2.2    Contributions and Restructuring....................
  2.3    Repayment of Indebtedness..........................
  2.4    Certain Adjustments................................
  2.5    United/New United Merger...........................
ARTICLE III [RESERVED]......................................
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF LIBERTY MEDIA,
           LIBERTY GLOBAL AND LMI...........................
  4.1    Organization, Good Standing and Authority..........
  4.2    Power; Authorization and Validity; Consents; No
     Conflicts..............................................
  4.3    Brokers' and Finders' Fees.........................
  4.4    Legal Proceedings..................................
  4.5    Ownership of United Class B Stock..................
  4.6    [Reserved.]........................................
  4.7    Belmarken Notes....................................
  4.8    [Reserved.]........................................
  4.9    Investment Intent..................................
  4.10   Registration Statement; Proxy Statement............
  4.11   Liberty UPC Bonds..................................
ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE FOUNDERS....
  5.1    Organization, Good Standing and Authority..........
  5.2    Power; Authorization and Validity; Consents; No
     Conflicts..............................................
  5.3    Founder Newcos.....................................
  5.4    Brokers' and Finders' Fees.........................
  5.5    Information........................................
  5.6    Legal Proceedings..................................
  5.7    Ownership of United Class B Stock and New United
     Class B Stock..........................................
  5.8    Investment Intent..................................
  5.9    Registration Statement; Proxy Statement............
ARTICLE VI REPRESENTATIONS AND WARRANTIES OF UNITED AND NEW
           UNITED...........................................
  6.1    Representations and Warranties of United...........
  6.2    Representations and Warranties of New United.......
ARTICLE VII CERTAIN COVENANTS OF THE PARTIES................
  7.1    Conduct of Business in Ordinary Course Pending
     Closing................................................
  7.2    Stockholders Meeting...............................
  7.3    Proxy Statement; Registration Statement; Other
     Commission Filings.....................................
  7.4    No Solicitation; Acquisition Proposals.............
  7.5    Consents and Approvals.............................
  7.6    Tax-Free Exchange..................................
  7.7    Stockholders Agreement.............................
  7.8    Voting Agreement...................................
  7.9    United/Liberty Agreement...........................
  7.9A   New United Covenant Agreement......................
  7.9B   No Waiver Agreement................................

  7.10   Standstill Agreement...............................
  7.11   Registration Rights Agreement......................
  7.12   Exchange Agreement; Preferred Exchange Agreement...
  7.13   Listing Application................................
  7.14   Investigation; Confidentiality.....................
  7.15   [Reserved].........................................
  7.16   [Reserved.]........................................
  7.17   [Reserved.]........................................
  7.18   [Reserved.]........................................
  7.19   [Reserved.]........................................
  7.20   UPC Bonds..........................................
  7.21   Senior Secured Notes...............................
  7.22   Fairness Opinions..................................
  7.23   Interim Stockholder Arrangements...................
ARTICLE VIII CONDITIONS PRECEDENT TO THE OBLIGATIONS OF EACH
             PARTY TO CLOSE.................................
  8.1    United Stockholder Approval........................
  8.2    HSR Act............................................
  8.3    Consents and Approvals.............................
  8.4    Absence of Injunctions.............................
  8.5    Fairness Opinions..................................
  8.6    Transaction Documents..............................
ARTICLE IX CONDITIONS PRECEDENT TO THE OBLIGATIONS OF NEW
           UNITED TO CLOSE..................................
  9.1    Representations and Warranties True as of the
     Closing Date...........................................
  9.2    Compliance with this Agreement.....................
  9.3    Certificates.......................................
  9.4    Opinion of Counsel to the Liberty Parties..........
ARTICLE X CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE
          PARTIES TO THE UNITED/NEW UNITED MERGER...........
  10.1   United's Obligation................................
  10.2   New United's Obligation............................
ARTICLE XI CONDITIONS PRECEDENT TO THE OBLIGATION OF THE
           LIBERTY PARTIES TO CLOSE.........................
  11.1   Representations and Warranties True as of the
     Closing Date...........................................
  11.2   Compliance with this Agreement.....................
  11.3   Certificates.......................................
  11.4   Opinion of Counsel to United.......................
  11.5   [Reserved.]........................................
  11.6   Tax Opinion........................................
  11.7   [Reserved.]........................................
  11.8   [Reserved.]........................................
  11.9   Senior Secured Indenture...........................
  11.10  Fee Letter.........................................
  11.11  [Reserved.]........................................
  11.12  [Reserved.]........................................
  11.13  [Reserved.]........................................

ARTICLE XII CONDITIONS PRECEDENT TO THE OBLIGATION OF THE
            FOUNDERS TO CLOSE...............................
  12.1   Representations and Warranties True as of the
     Closing Date...........................................
  12.2   Compliance with this Agreement.....................
  12.3   Certificates.......................................
  12.4   [Reserved.]........................................
  12.5   Tax Opinion........................................
ARTICLE XIII TAX MATTERS....................................
  13.1   [Reserved.]........................................
  13.2   [Reserved.]........................................
  13.3   [Reserved.]........................................
  13.4   Transfer Taxes.....................................
  13.5   [Reserved.]........................................
  13.6   [Reserved.]........................................
  13.7   [Reserved.]........................................
  13.8   [Reserved.]........................................
  13.9   Restructuring Transaction Indemnity................
  13.10  Treatment of Indemnity Payments....................
  13.11  Survival...........................................
ARTICLE XIV CLOSING; CLOSING DATE...........................
  14.1   Closing............................................
  14.2   Closing Deliveries.................................
ARTICLE XV SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
           COVENANTS; INDEMNIFICATION.......................
  15.1   Survival of Representations, Warranties and
     Covenants..............................................
  15.2   Indemnification by Liberty Party...................
  15.3   Indemnification by Founders........................
  15.4   Indemnification by New United and United...........
  15.5   Defense of Action..................................
  15.6   Limitations on Indemnification for Breach of
     Representations and Warranties.........................
  15.7   Insurance Proceeds.................................
  15.8   Exclusive Monetary Remedy; No Consequential
     Damages................................................
ARTICLE XVI TERMINATION OF AGREEMENT........................
  16.1   Termination........................................
  16.2   Limitation of Liabilities in the Event of
     Termination............................................
  16.3   Stockholder Arrangements...........................
ARTICLE XVII MISCELLANEOUS..................................
  17.1   Expenses...........................................
  17.2   Entire Agreement; Release..........................
  17.3   Governing Law; Waiver of Jury Trial, Etc...........
  17.4   Headings...........................................
  17.5   Notices............................................
  17.6   Separability.......................................
  17.7   Amendment; Waiver..................................
  17.8   Publicity..........................................
  17.9   Assignment and Binding Effect......................
  17.10  No Benefit to Others...............................
  17.11  Counterparts.......................................
  17.12  Interpretation.....................................
  17.13  Rules of Construction..............................

                 AGREEMENT AND PLAN OF RESTRUCTURING AND MERGER

This AGREEMENT AND PLAN OF RESTRUCTURING AND MERGER (this "Agreement") is entered into as of December 3, 2001 among UnitedGlobalCom, Inc., a Delaware corporation ("United"), New UnitedGlobalCom, Inc., a Delaware corporation ("New United"), United/New United Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of New United ("United/New United Merger Sub"), Liberty Media Corporation, a Delaware corporation ("Liberty Media"), Liberty Media International, Inc., a Delaware corporation ("LMI"), Liberty Global, Inc., a Delaware corporation ("Liberty Global") and each Person indicated as a "Founder" on the signature pages hereto (each such Person, a "Founder"). Capitalized terms used and not otherwise defined in this Agreement have the respective meanings ascribed thereto in Section 1.1.

                                  WITNESSETH:

WHEREAS, United, Liberty Media and LMI have entered into an Amended and Restated Agreement, dated as of May 25, 2001 (the "Letter Agreement"), setting forth the terms and conditions upon which, among other things, the following transactions will occur as part of the same plan of restructuring: (a) Liberty Media will contribute or cause to be contributed to New United all of the shares of Class B Common Stock, par value US $0.01 per share, of United ("United Class B Stock") owned by Liberty Media and its wholly owned Subsidiaries in exchange for an equal number of shares of Class C Common Stock, par value US $0.01 per share, of New United ("New United Class C Stock"), (b) the Founders will contribute all of the shares of United Class B Stock owned by them to their respective Founder Newco (as defined herein) and cause each Founder Newco to merge into New United in exchange for a number of shares of Class B Common Stock, par value US $0.01 per share, of New United ("New United Class B Stock") equal to the number of shares of United's common stock then owned by such Founder Newco, (c) United/New United Merger Sub will merge with and into United, with United being the surviving entity in such merger and the outstanding stock of United being converted into stock of New United or stock of the surviving entity in such merger or cancelled, as more fully described herein, and (d) Liberty Media will contribute all of the stock of its subsidiary, Liberty-Belmarken, Inc., a Delaware corporation ("Liberty Sub"), and cash to New United in exchange for shares of New United Class C Stock; and

WHEREAS, the parties have decided to revise the transactions contemplated by the Letter Agreement in order to eliminate the contribution of certain assets to New United and to enter into the transactions contemplated by this Agreement in lieu thereof; and

WHEREAS, concurrent with the execution and delivery of this Agreement, the Senior Notes Agreements are being entered into and, in accordance therewith, (a) Liberty is acquiring from United 11,976,048 shares of United Class A Stock for US $20,000,000 in cash (the "Note Shares") and an additional 14,970 shares of United Class A Stock for US $25,000 in cash, (b) United is acquiring all of the Senior Notes in exchange for US $20,000,000 in cash, (c) United is paying an aggregate of US $241,309,065.79 (the "Make Whole Payment") to the holders of the Senior Notes (collectively, the "Make Whole Bankers") in satisfaction in full of its obligations under the Fee Letter, and (d) to facilitate the foregoing, Liberty and Liberty Argentina, Inc., a Delaware corporation and a wholly owned Subsidiary of Liberty ("Liberty Argentina"), are paying a total of US $241,309,065.79 to UIPI and United as prepayment in full of the indebtedness evidenced by the $200,000,000 Note and as a partial prepayment of the indebtedness evidenced by the $310,000,000 Notes;

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

1.1 Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

     "$200,000,000 Note" means the promissory note, dated December 8, 2000, in the principal amount of US $200 million payable by Liberty Media to United, which promissory note is now held by UIPI.

     "$310,000,000 Notes" means the promissory note, dated December 27, 2000, in the principal amount of US $42,405,760 payable by Liberty Argentina to United, which promissory note is now held by UIPI, the promissory note, dated February 5, 2001, in the principal amount of US $33,827,447 payable by Liberty Argentina to United, which promissory note is now held by UIPI, and the promissory note, dated April 30, 2001, in the principal amount of US $233,766,793 payable by Liberty Argentina to UIPI.

     "Adjustment" means the deemed increase in a Tax, determined using the assumptions set forth in the next sentence, resulting from an adjustment made with respect to any amount reflected or required to be reflected on any Tax Return relating to such Tax. For purposes of determining such deemed increase in Tax, the following assumptions will be used: (a) in the case of any Income Tax, the highest marginal Tax rate or, in the case of any other Tax, the highest applicable Tax rate, in each case in effect with respect to that Tax for the Taxable period or any portion of the Taxable period to which the adjustment relates; and (b) such determination shall be made without regard to whether any actual increase in such Tax will in fact be realized with respect to the Tax Return to which such adjustment relates (as a result, for example, of losses, credits or other offsets against Tax).

     "Affiliate" of a Person shall mean any Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the Person in question. Notwithstanding anything in the foregoing to the contrary, under no circumstances will New United, United or any of their respective Subsidiaries be considered an Affiliate of Liberty or LMI.

     "After-Tax Basis" shall mean an amount that, after subtraction of the aggregate additional Taxes incurred or to be incurred by the party receiving the indemnification payment, is equal to the amount of the correlative Adjustment. For purposes of determining such additional Taxes incurred or to be incurred, the following assumptions will be used: (a) in the case of any Income Tax, the highest marginal Tax rate or, in the case of any other Tax, the highest applicable Tax rate, in each case in effect with respect to that Tax for the Taxable period or any portion of the Taxable period to which the indemnification payment relates; and (b) such determination shall be made without regard to whether any actual additional Taxes will in fact be realized with respect to the Tax Return to which such payment relates (as a result, for example, of losses, credits or other offsets against Tax).

     "August 1999 Agreement" means the letter agreement, dated August 30, 1999, among UPC, United and Liberty Media, including the exhibits thereto.

     "Available New United Commission Filings" means the Registration Statement.

     "Average Market Price" means, with respect to any publicly traded security as of any relevant date of determination, the average of the Closing Prices per share or other unit of such security for the period of ten Trading Days ending on and including the third Trading Day prior to such relevant date of determination.

     "Belmarken Loan Agreements" means, collectively, the Loan Agreement, dated as of May 25, 2001, among Belmarken Holding B.V., UPC, UPC Internet Holding B.V. and Liberty Sub, and all agreements, including pledge and security agreements, entered into or to be entered into in connection therewith.

     "Belmarken Notes" means the 6% Guaranteed Discount Notes due 2007 issued pursuant to the Belmarken Loan Agreements.

     "Business Day" means any day other than Saturday, Sunday and a day on which banks are required or permitted to close in Denver, Colorado or New York, New York.

     "Closing Date" means the date on which the Closing occurs.

     "Closing Price" of a share or other unit of any security on any Trading Day is (i) the last reported sale price for a share or other unit of such security on such Trading Day as reported on the principal United States or foreign securities exchange on which such security is listed or admitted for trading or (ii) if such security is not listed or admitted for trading on any such securities exchange, the last reported sale price for a share or other unit of such security on such Trading Day as reported on The Nasdaq Stock Market or (iii) if such security is not listed or admitted to trading on any United States or foreign securities exchange or The Nasdaq Stock Market, the average of the highest bid and lowest asked prices for a share or other unit of such security on such Trading Day in the over-the-counter market as reported by The National Quotation Bureau Incorporated, or any similar organization.

     "Code" means the Internal Revenue Code of 1986.

     "Commission" means the United States Securities and Exchange Commission.

     "Control" shall mean the ability to direct or cause the direction (whether through the ownership of voting securities, by contract or otherwise) of the management and policies of a Person or to control (whether affirmatively or negatively and whether through the ownership of voting securities, by contract or otherwise) the decision of such Person to engage in the particular conduct at issue.

     A "Controlled Affiliate" of a Person means any other Person that the first Person directly, or indirectly through one or more intermediaries, Controls.

     "Controlling Principals" means Founders who are "Principals," as that term is defined in the Indenture dated as of February 5, 1998 between United and Firstar Bank, N.A., as trustee, and who hold a majority of the aggregate voting power of all shares of United Common Stock and any other securities issued by United that are entitled to vote generally for the election of directors held by the Principals.

     "December 7 Letter Agreement" means the Letter Agreement, dated as of December 7, 2000, between United and Liberty Media (including the summary of terms attached thereto).

     "DOJ" means the United States Department of Justice.

     "Environmental and Health Laws" means any U.S. federal, state or local law, statute, rule or regulation or domestic common law relating to the environment or occupational health and safety, including any statute, regulation or order pertaining to (i) treatment, storage, disposal, generation and transportation of pollutants, contaminants, chemicals, industrial, toxic or hazardous substances, oil or petroleum products or solid or hazardous waste (collectively, "Hazardous Substances"); (ii) air, water and noise pollution; (iii) groundwater and surface water contamination; (iv) the release into the environment of Hazardous Substances, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine sanctuaries and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels and containers containing Hazardous Substances; (vii) underground storage tanks, abandoned, disposed or discarded barrels and other closed receptacles containing Hazardous Substances; (viii) health and safety of employees; and (ix) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of Hazardous Substances. As used herein, the terms "release" and "environment" have the meanings set forth in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980.

     "Exchange Act" means the Securities Exchange Act of 1934.

     "Fee Letter" means the Fee Letter, dated April 29, 1999, among United, UIH Funding Corp., Salomon Smith Barney, Inc., TD Securities (USA), Inc., Chase Securities, Inc. and Donaldson, Lufkin & Jenrette Securities Corporation, as amended on May 13, 1999 and May 23, 2001.

     "Filing" means any registration, declaration, application or filing.

     "Founders Agreements" means each of (a) the Founders Agreement to be entered into prior to the Closing among certain Founders relating to United, in the form attached to Section 5.1 of the Founders Disclosure Schedule, and (b) the Founders Agreement to be entered into prior to the Closing among the Founders relating to New United, in the form attached to
     Section 5.1 of the Founders Disclosure Schedule.

     "Founders Disclosure Schedule" means the disclosure schedule delivered herewith by the Founders.

     "FTC" means the United States Federal Trade Commission.

     "GAAP" means generally accepted U.S. accounting principles as in effect as of the relevant time.

     "Governmental Authority" means any U.S. federal, state or local or any foreign court, governmental department, commission, authority, board, bureau, agency or other instrumentality.

     "High Vote Securities" means United Class B Stock, United Equity Securities that are convertible into or exercisable or exchangeable for shares of United Class B Stock (contingently or otherwise) or that have a greater vote per share (on an as-converted basis or otherwise) than the United Class A Stock (whether generally, in the election of directors or generally other than in the election of directors), or any Rights to acquire any of the foregoing.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations promulgated thereunder.

     "Income Tax" means any federal, state, local or foreign income tax, including any interest, penalty, or addition thereto.

     "Intellectual Property" means, collectively, patents, trademarks, trade names, service marks, copyrights, applications for any of the foregoing and trade secrets.

     "Judgment" means any order, writ, injunction, award, judgment, ruling or decree of any Governmental Authority.

     "Law" means any U.S. federal, state or local or any foreign statute, code, ordinance, decree, rule, regulation or general principle of common or civil law or equity.

     "Legal Proceedings" means, collectively, any private or governmental actions, suits, complaints, arbitrations, legal or administrative proceedings or investigations.

     "Liberty" means Liberty Media and any successor (by merger, consolidation, transfer of assets or otherwise) to all, or substantially all, of Liberty Media's assets.

     "Liberty 2009 Notes" means the notes of Liberty Media that may be issued by Liberty Media to UIPI pursuant to Section 2.3.

     "Liberty Disclosure Schedule" means the disclosure schedule delivered herewith by Liberty Media.

     "Liberty Parties" means Liberty, LMI and Liberty Global, individually and collectively.

     "Liberty UPC Bond Cost" means the sum of the amounts paid by Liberty and its Affiliates to acquire the Liberty UPC Bonds, plus interest on each such amount from and including the date such amount was paid by Liberty or the applicable Affiliate of Liberty to and including the Closing Date at the rate of 8% per annum, compounded quarterly, less the amount of any interest payments actually received by Liberty and its Affiliates with respect to any period prior to the Closing with respect to the Liberty UPC Bonds.
     Schedule 1.1 sets forth the Liberty UPC Bond Cost as of November 30, 2001.

     "Liberty UPC Bonds" means all of the senior notes and senior discount notes issued by UPC and held by Liberty and its Controlled Affiliates as of the date of this Agreement, as set forth on Schedule 1.1.

     "Licenses" means any licenses, franchises, authorizations, permits, certificates, variances, exemptions, concessions, consents, leases, rights of way, easements, instruments, orders and approvals, domestic or foreign, of any Governmental Authority.

     "Lien" shall mean any mortgage, pledge, lien, encumbrance, charge, or security interest, but excluding any of the foregoing created or imposed by or pursuant to the August 1999 Agreement, this Agreement or the other Transaction Documents.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "Partner's Purchase Right" means any right of first offer, right of first refusal, right of last refusal, buy-sell, put-call, purchase or exchange option or similar right in favor of a third party (a) granted under an agreement that was in effect on June 25, 2000 and that is in effect on the date hereof or (b) referred to in this Agreement (including a Schedule hereto) or a disclosure schedule delivered pursuant hereto.

     "Permitted Encumbrances", with respect to any Person, means the following
     Liens: (i) Liens for Taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the books of the applicable Person in accordance with GAAP; (ii) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the books of the applicable Person; (iii) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds; (iv) purchase money security interests or Liens on property acquired or held by the applicable Person in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property; and (v) easements, restrictions and other minor defects of title which are not, in the aggregate, material or which do not, individually or in the aggregate, materially and adversely affect the value of the property affected thereby.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, Governmental Authority, business association or other entity.

     "Priority Telecom" means Priority Telecom N.V., a private company incorporated with limited liability under the laws of The Netherlands.

     "Priority Telecom Shareholders Agreement" means the Shareholders Agreement executed by UPC and Priority Telecom on August 11, 2000 and by each shareholder of Priority Telecom thereafter as received, as amended or modified thereafter and any other agreement or arrangement among the shareholders of Priority Telecom with respect to the subject matter thereof.

     "Restrictions" means with respect to any capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security, any voting or other trust or agreement, option, warrant, preemptive right, right of first offer, right of first refusal, escrow arrangement, proxy, buy-sell agreement, power of attorney or other Contract (but excluding the August 1999 Agreement, the Belmarken Loan Agreements, this Agreement and the other Transaction Documents), any Law, License or Judgment that, conditionally or unconditionally, (a) grants to any Person the right to purchase or otherwise acquire, or obligates any Person to sell or otherwise dispose of or issue, or otherwise results or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may result in any Person acquiring, (i) any of such capital stock or other equity interest or security; (ii) any of the proceeds of, or any distributions paid or that are or may become payable with respect to, any of such capital stock or other equity interest or security; or (iii) any interest in such capital stock or other equity interest or security or any such proceeds or distributions; (b) restricts or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to restrict the transfer or voting of, or the exercise of any rights or the enjoyment of any benefits arising by reason of ownership of, any such capital stock or other equity interest or security or any such proceeds or distributions; or (c) creates or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to create a Lien or purported Lien affecting such capital stock or other equity interest or security, proceeds or distributions.

     "Rights" means securities of United (which may include United Equity Securities) that (contingently or otherwise) are exercisable, convertible or exchangeable for or into United Equity Securities (with or without consideration) or that carry any right to subscribe for or acquire United Equity Securities or securities exercisable, convertible or exchangeable for or into United Equity Securities.

     "Securities Act" means the Securities Act of 1933.

     "Senior Notes" means the debt securities issued pursuant to the Indenture, dated as of April 29, 1999, between United and Firstar Bank, N.A.

     "Senior Secured Indenture" means the Indenture, dated as of February 5, 1998, between United and Firstar Bank, N.A. (f/k/a Firstar Bank of Minnesota, N.A.).

     "Senior Secured Notes" means the debt securities issued pursuant to the Senior Secured Indenture.

     "Specified Indentures" means (a) the Senior Secured Indenture and (b) the Indenture, dated as of April 29, 1999, between United and Firstar Bank, N.A.

     "Subsidiary" means, with respect to any Person (a) a corporation a majority in voting power of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a Subsidiary of such Person, or by such Person and one or more Subsidiaries of such Person, without regard to whether the voting of such stock is subject to a voting agreement or similar Restriction, (b) a partnership or limited liability company in which such Person or a Subsidiary of such Person is, at the date of determination, (i) in the case of a partnership, a general partner of such partnership with the power affirmatively to direct the policies and management of such partnership or (ii) in the case of a limited liability company, the managing member or, in the absence of a managing member, a member with the power affirmatively to direct the policies and management of such limited liability company, or (c) any other Person (other than a corporation) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (i) the power to elect or direct the election of a majority of the members of the governing body of such Person (whether or not such power is subject to a voting agreement or similar Restriction) or
     (ii) in the absence of such a governing body, at least a majority ownership interest. When used with respect to any Liberty Party, the term "Subsidiary" shall not in any event include New United or any of its Subsidiaries. For purposes of this definition, shares of capital stock of United Austar, Inc. owned by United A/P will not be deemed to be directly or indirectly owned by United or any of its Subsidiaries if, at the time such determination is to be made, United A/P is not a Subsidiary of United.

     "Tax" shall mean any income, corporation, gross receipts, profits, gains, capital stock, capital duty, franchise, business, license, payroll, withholding, social security, unemployment, disability, property, wealth, welfare, stamp, environmental, transfer, excise, occupation, sales, use, value added, alternative minimum, estimated or other similar tax (including any fee, assessment or other charge in the nature of any tax) imposed by any governmental authority (whether national, federal, state, local, municipal, foreign or otherwise) or political subdivision thereof, and any interest, penalties, additions to tax or additional amounts in respect of the foregoing.

     "Tax Returns" shall mean all reports, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

     "Trading Day", with respect to any security, means a day on which the principal United States or foreign securities exchange on which such security is listed or admitted to trading, or The Nasdaq Stock Market if such security is not listed or admitted to trading on any such securities exchange, as applicable, is open for the transaction of business (unless such trading shall have been suspended for the entire day) or, if the applicable security is not listed or admitted to trading on any United States or foreign securities exchange or The Nasdaq Stock Market, any Business Day.

     "Transaction Documents" means this Agreement, the Stockholders Agreement, the Standstill Agreement, the Registration Rights Agreement, the Liberty 2009 Notes Registration Rights Agreement (if such agreement is entered into as contemplated by Section 2.3), the Founder Newco Merger Agreements, the United/New United Merger Agreement, the Voting Agreement, the No Waiver Agreement, the New United Covenant Agreement, the Founders Agreements, the Exchange Agreement, the Preferred Exchange Agreement, the United/Liberty Agreement, the New United Charter, the New United By-laws, the Surviving Entity Charter, the Surviving Entity By-laws, the Subscription Agreements, all documents, instruments and agreements executed in connection with the satisfaction of the Fee Letter Condition (including the Senior Notes Agreements) and any and all other documents, instruments and agreements to be executed and delivered in connection with the transactions contemplated hereby (including in connection with the satisfaction of each party's conditions hereunder) or thereby.

     "UIPI" means United International Properties, Inc., a Colorado corporation and wholly owned Subsidiary of United.

     "United Disclosure Schedule" means the disclosure schedule delivered herewith by United.

     "United Equity Securities" means the United Common Stock and any other voting securities issued by United, other than shares of United Preferred Stock with customary limited voting rights.

     "United Public Company" means any entity that (a) has equity securities issued by it publicly traded on any internationally recognized United States or foreign securities exchange, and (b) is a Subsidiary of United.

     "UPC" means United Pan-Europe Communications, N.V., a company organized under the laws of The Netherlands and a Subsidiary of United.

1.2 Additional Terms. As used in this Agreement, the following terms shall have the meanings set forth in the referenced sections of this Agreement:

TERM                                                          SECTION
----                                                          -------
Acceptance Notice...........................................  2.3(b)
Action......................................................  15.5(a)
Additional Liberty Shares...................................  2.2(d)
Agreement...................................................  Preamble
Basket Amount...............................................  15.6
Basket Exceptions...........................................  15.6
Belmarken Notes Value.......................................  2.2(d)
Cash Contribution...........................................  2.2(d)
Claims......................................................  15.2
Class B Options.............................................  6.1(b)
Closing.....................................................  14.1
Contracts...................................................  6.1(c)(ii)
Contributing Party..........................................  2.2(f)
DGCL........................................................  2.5(a)
Effective Time..............................................  2.5(b)
Equity Affiliate............................................  6.1(f)(i)
Exchange Agreement..........................................  7.12
Exchange Ratio..............................................  2.5(b)

TERM                                                          SECTION
----                                                          -------
Exchange Ratio Fairness Opinion.............................  7.22
Existing Liberty Notes......................................  2.3
Existing New United Common Stock............................  6.2(b)
Fairness Opinions...........................................  7.22
Fee Letter Condition........................................  11.10
Founder.....................................................  Preamble
Founder Consideration Shares................................  2.2(b)
Founder Indemnified Parties.................................  15.3
Founder Material Adverse Effect.............................  5.1
Founder Newco Merger........................................  2.2(b)
Founder Newco Merger Agreement..............................  2.2(b)
Founder Newco...............................................  2.1(a)
Founder Shares..............................................  2.1(a)
Indemnified Party...........................................  15.5(a)
Indemnifying Party..........................................  15.5(a)
Indenture Fairness Opinion..................................  7.22
Injunction..................................................  7.5(a)
Letter Agreement............................................  Recitals
Liberty 2009 Notes Registration Rights Agreement............  2.3
Liberty Argentina...........................................  Recitals
Liberty Consideration Shares................................  2.2(a)
Liberty Contribution Shares.................................  2.2(d)
Liberty Contribution Value..................................  2.2(d)
Liberty Global..............................................  Preamble
Liberty Global Consideration Shares.........................  2.2(a)
Liberty Global Shares.......................................  2.2(a)
Liberty Guaranty............................................  2.3
Liberty Material Adverse Effect.............................  4.1
Liberty Media...............................................  Preamble
Liberty Media Indemnified Parties...........................  15.2
Liberty Notice..............................................  2.3(b)
Liberty Sub.................................................  Recitals
LMI.........................................................  Preamble
Losses......................................................  15.2
Make Whole Bankers..........................................  Recitals
Make Whole Payment..........................................  Recitals
Material Adverse Change.....................................  17.12
Material Adverse Effect.....................................  17.12
Material United Subsidiaries................................  6.1(j)
Morgan Stanley..............................................  6.1(q)
New United..................................................  Preamble
New United By-laws..........................................  2.1(b)
New United Charter..........................................  2.1(b)
New United Class A Stock....................................  2.5(b)
New United Class B Stock....................................  Recitals
New United Class C Stock....................................  Recitals
New United Commission Filing................................  6.2(g)(i)
New United Covenant Agreement...............................  7.9A
New United Indemnified Parties..............................  15.4
New United Material Adverse Effect..........................  6.2(a)
New United Preferred Stock..................................  6.2(b)(i)

TERM                                                          SECTION
----                                                          -------
Note Repayment Amount.......................................  2.3
Note Shares.................................................  Recitals
No Waiver Agreement.........................................  2.2(e)
Notes Holder................................................  2.3(b)
Offered Notes...............................................  2.3(b)
Offer Notice................................................  2.3(b)
Preferred Exchange Agreement................................  7.12
Proxy Statement.............................................  7.3(a)
Purchased Notes.............................................  2.3(b)
Refinanced Indebtedness.....................................  7.1(b)
Refinancing Indebtedness....................................  7.1(b)
Registration Rights Agreement...............................  7.11
Registration Statement......................................  7.3(a)
Required Founder Consents...................................  5.2
Required Liberty Consents...................................  4.2
Required United Consents....................................  6.1(c)(ii)
Restructuring Proceeds......................................  2.2(d)
Restructuring Transaction...................................  13.9
Schneider...................................................  2.1(b)
Senior Notes Agreements.....................................  11.10
September 18 Letter Agreement...............................  17.2
Series E Certificate of Designation.........................  6.1(b)
Series E Holder.............................................  7.12
Standstill Agreement........................................  7.10
Stockholders Agreement......................................  7.7
Stock Purchase Fairness Opinion.............................  6.1(q)
Subscription Agreement......................................  2.1(c)
Surviving Entity............................................  2.5(a)
Surviving Entity By-laws....................................  2.5(e)
Surviving Entity Charter....................................  2.5(e)
Surviving Entity Class A Stock..............................  2.5(b)
Surviving Entity Class B Stock..............................  2.5(d)
Surviving Entity Class C Stock..............................  2.5(d)
Surviving Entity Class D Stock..............................  6.1(b)
Surviving Entity Series F Preferred Stock...................  2.5(b)
Surviving Entity Series G Preferred Stock...................  2.5(b)
Surviving Entity Series H Preferred Stock...................  2.5(b)
Total Liberty Shares........................................  2.2(d)
Transfer Date...............................................  2.3(b)
United......................................................  Preamble
United 2001 Commission Filings..............................  6.1(g)(i)
United A/P..................................................  6.1(f)
United Class A Stock........................................  2.1(a)
United Class B Stock........................................  Recitals
United Commission Filings...................................  6.1(g)(i)
United Common Stock.........................................  2.1(a)
United Form 10-K............................................  6.1(g)(i)
United Indemnified Parties..................................  15.4
United Investment...........................................  6.1(f)(i)
United Investment Agreements................................  6.1(f)(i)
United June 10-Q............................................  6.1(g)(i)

TERM                                                          SECTION
----                                                          -------
United/Liberty Agreement....................................  7.9
United Material Adverse Effect..............................  6.1(a)
United/New United Merger....................................  2.5(a)
United/New United Merger Agreement..........................  2.5(a)
United/New United Merger Consideration......................  2.5(b)
United/New United Merger Sub................................  Preamble
United/New United Merger Sub By-laws........................  6.2(a)
United/New United Merger Sub Charter........................  6.2(a)
United/New United Merger Sub Class B Stock..................  2.5(d)
United/New United Merger Sub Class C Stock..................  2.5(d)
United Preferred Stock......................................  6.1(b)
United Series B Preferred Stock.............................  6.1(b)
United Series C Preferred Stock.............................  6.1(b)
United Series D Preferred Stock.............................  6.1(b)
United Series E Preferred Stock.............................  6.1(b)
United Stockholders Meeting.................................  7.2
United Stock Option Plans...................................  6.1(b)
UPC Form 10-K...............................................  6.1(g)(i)
UPC June 10-Q...............................................  6.1(g)(i)
Voting Agreement............................................  7.8

                                   ARTICLE II

             CONTRIBUTIONS, REORGANIZATION AND RELATED TRANSACTIONS

2.1 Pre-Closing Restructuring Transactions. Prior to and as a condition precedent of the Closing, the parties shall effect or cause to be effected the following transactions:

     (a) Each of the Founders will contribute, convey, transfer, assign and deliver, free and clear of all Liens and Restrictions, except as set forth in Section 5.7 of the Founders Disclosure Schedule, all and not less than all of the shares of United Class B Stock held by such Founder as indicated next to such Founder's name on Schedule 2.1(a) (collectively, the "Founder Shares"), in each case together with the right to receive all unpaid dividends and distributions declared or otherwise payable with respect to such Founder Shares and associated stock purchase rights, if any, to newly-formed single-member limited liability companies organized under the laws of the State of Delaware (each a "Founder Newco"). At all times from the organization of each Founder Newco until the Closing (i) no Person other than the Founder contributing shares of United Class B Stock to such Founder Newco shall own any equity interest whatsoever in such Founder Newco, (ii) the limited liability company membership interests in such Founder Newco shall be owned by the applicable Founder free and clear of any Liens and Restrictions, and such Founder Newco shall have no assets, other than Founder Shares and shares of the Class A Common Stock, par value US $0.01 per share, of United ("United Class A Stock" and, together with the United Class B Stock, "United Common Stock") issued to such Founder Newco upon conversion of Founder Shares pursuant to the following sentence, and no liabilities or obligations, known or unknown, whether absolute, accrued, fixed, contingent or otherwise, other than its obligations under the applicable Founder Newco Merger Agreement. Each Founder will cause its applicable Founder Newco to convert an adequate number of the Founder Shares held by it into an equal number of shares of United Class A Stock in order to ensure that, after giving effect to the Founder Newco Mergers and the contribution contemplated by Section 2.2(a), New United will not own 50% or more of the voting power of United prior to the consummation of the United/New United Merger.

     (b) Gene W. Schneider ("Schneider"), as the sole stockholder of New United, will cause the Certificate of Incorporation ("New United Charter") and By-laws ("New United By-laws") of New United to be restated as set forth in Exhibits 2.1(b)-1 and 2.1(b)-2, respectively.

     (c) Immediately prior to the Closing, one or more Controlling Principals will purchase from United an aggregate of 1,500 shares of United Series E Preferred Stock for the purchase price set forth in, and otherwise pursuant to the terms of, one or more Subscription Agreements between each such Controlling Principal and United, in the form attached hereto as Exhibit 2.1(c) (each a "Subscription Agreement").

2.2 Contributions and Restructuring. At the Closing, upon the terms and subject to the conditions set forth in this Agreement and in the order set forth below (and otherwise substantially concurrently):

     (a)(i) Schneider will contribute, convey, transfer, assign and deliver to New United, free and clear of all Liens and Restrictions, one share of United Class A Stock, together with the right to receive all unpaid dividends and distributions declared or otherwise payable with respect to such share of United Class A Stock and associated stock purchase rights, if any, as a contribution to the capital of New United, and New United shall accept such share of United Class A Stock as a contribution to its capital and Schneider shall not receive any other consideration in exchange for such contribution, (ii) Liberty Global will contribute, convey, transfer, assign and deliver, or cause to be contributed, conveyed, transferred, assigned and delivered, to New United, free and clear of all Liens and Restrictions, all, but not less than all, of the shares of United Class B Stock held by Liberty Global as indicated next to Liberty Global's name on
     Schedule 2.2 hereto (the "Liberty Global Shares"), together with the right to receive all unpaid dividends and distributions declared or otherwise payable with respect to such Liberty Global Shares and associated stock purchase rights, if any, and New United shall accept all, but not less than all, the Liberty Global Shares and issue and deliver to Liberty Global, or to the applicable Contributing Party or Contributing Parties, in exchange therefor a number of shares of New United Class C Stock equal to the number of Liberty Global Shares so contributed (the "Liberty Global Consideration Shares"), (iii) Liberty will contribute, convey, transfer, assign and deliver, or cause to be contributed, conveyed, transferred, assigned and delivered, to New United, free and clear of all Liens and Restrictions, all, but not less than all, of the Note Shares, together with the right to receive all unpaid dividends and distributions declared or otherwise payable with respect to such Note Shares and associated stock purchase rights, if any, and New United shall accept all, but not less than all, the Note Shares and issue and deliver to Liberty, or to the applicable Contributing Party or Contributing Parties, in exchange therefor a number of shares of New United Class C Stock equal to the number of Note Shares so contributed (the "Liberty Consideration Shares") and (iv) New United will convert the Liberty Global Shares into an equal number of shares of United Class A Stock. Immediately prior to the contributions described in clauses
     (ii) and (iii) of the previous sentence, there shall be no outstanding shares of capital stock or other securities or ownership interests of New United other than one share of New United Class A Stock held, beneficially and of record, by Schneider.

     (b) The Founders and New United will cause each of the Founder Newcos to merge with and into New United (each, a "Founder Newco Merger") with the limited liability company membership interests of each Founder Newco being converted into an aggregate number of shares of New United Class B Stock equal to the number of shares of United Common Stock held by such Founder Newco at the time of such mergers (the "Founder Consideration Shares"). Each of these mergers will be consummated pursuant to an Agreement and Plan of Merger substantially in the form attached hereto as Exhibit 2.2(b) (each, a "Founder Newco Merger Agreement"). Prior to or simultaneous with the Founder Newco Mergers, any Liens and Restrictions on shares of United Common Stock held by each Founder Newco, including as set forth in Section
     5.7 of the Founder Disclosure Schedule, shall be fully and unconditionally released (without any liability whatsoever to New United or any of its Subsidiaries or Affiliates) in accordance with instruments and documents as are reasonably satisfactory to New United and the Liberty Parties and, from and after the Founder Newco Mergers, such shares of United Common Stock shall be free and clear of any Liens or Restrictions whatsoever. New United will be the surviving entity in each of the Founder Newco Mergers.

     (c) United, New United and United/New United Merger Sub shall effect the United/New United Merger, as described in Section 2.5 below.

     (d) Liberty Media will contribute, convey, transfer, assign and deliver, or cause to be contributed, conveyed, transferred, assigned and delivered, to New United, free and clear of all Liens and Restrictions:

        (i) all of the Belmarken Notes (or any proceeds thereof) and all of Liberty Sub's rights and obligations under the Belmarken Loan Agreements; and

        (ii) an amount of cash equal to US $200,000,000 (the "Cash Contribution"); and

        (iii) all of the Liberty UPC Bonds or, in the event of any refinancing or restructuring of, or similar transaction with respect to, any of UPC's indebtedness, the proceeds, if any, received in exchange for any of the Liberty UPC Bonds in such transaction (the "Restructuring Proceeds");

     and New United shall issue and deliver to Liberty Media or the applicable Contributing Party or Contributing Parties at the Closing, the following shares of New United Class C Stock (the "Liberty Contribution Shares"):

        (1) in exchange for, and in consideration of, the contribution of the Belmarken Notes (or any proceeds thereof) and the assignment of Liberty Sub's rights and obligations under the Belmarken Loan Agreements to New United pursuant to Section 2.2(d)(i), a number of shares of New United Class C Stock equal to the quotient of (A) US $856,800,000, plus interest accrued on such amount from and including May 29, 2001 to the Closing Date at the rate of 6% per annum, compounded quarterly, calculated in the same manner as provided in the Belmarken Loan Agreements for the accretion of interest on the Belmarken Notes (irrespective of whether any Belmarken Notes are outstanding), (the "Belmarken Notes Value") divided by (B) US $16.18; and

        (2) in exchange for, and in consideration of, the Cash Contribution, a number of shares of New United Class C Stock equal to the quotient of
        (A) the amount of the Cash Contribution divided by (B) US $16.18; and

        (3) in exchange for, and in consideration of, the Liberty UPC Bonds and/or Restructuring Proceeds contributed to New United pursuant to
        Section 2.2(d)(iii), a number of shares of New United Class C Stock equal to the quotient of (A) the Liberty UPC Bond Cost divided by (B) US $1.53;

provided that (A) if the quotient obtained by dividing the sum of the Belmarken Notes Value plus the amount of the Cash Contribution plus the Liberty UPC Bond Cost plus US $20,000,000 (such sum, the "Liberty Contribution Value"), by the sum of the total number of Liberty Contribution Shares determined in accordance with clauses (1), (2) and (3) above plus 11,976,048 (such sum, the "Total Liberty Shares"), is greater than US $5.00, New United shall issue and deliver to Liberty at the Closing a sufficient number of additional shares of New United Class C Stock (the "Additional Liberty Shares") so that the quotient obtained by dividing the Liberty Contribution Value by the sum of the Total Liberty Shares plus the Additional Liberty Shares is equal to US $5.00 and (B) if the quotient obtained by dividing the Liberty Contribution Value by the Total Liberty Shares is less than US $5.00, the number of Liberty Contribution Shares issued and delivered by New United to Liberty pursuant to this Section 2.2(d) shall be reduced by a number of shares of New United Class C Stock so that the quotient obtained by dividing the Liberty Contribution Value by the number of Liberty Contribution Shares issued and delivered to Liberty by New United is equal to US $5.00. For purposes of each provision of this Agreement other than this
Section 2.2(d) any Additional Liberty Shares issued and delivered pursuant to this Section 2.2(d) shall be deemed to be Liberty Contribution Shares.

     (e) Liberty Media, LMI and New United will enter into an agreement pursuant to which New United will acknowledge that Liberty, LMI and their respective Affiliates are intended beneficiaries of the covenants and agreements set forth in Sections 7.11 and 11.15 of the Loan Agreement, dated as of May 25, 2001, among Belmarken Holding B.V., UPC, UPC Internet Holding B.V. and Liberty Sub, and New United will agree that it will not amend, modify or waive in any respect or terminate any of such covenants or agreements without the prior written consent of Liberty and LMI (the "No Waiver Agreement").

     (f) If Liberty or Liberty Global causes any Person to make all or part of the contributions described in clauses (a) or (d) above, each such Person shall become a party to this Agreement and the applicable Transaction Documents (each such Person, a "Contributing Party").

2.3  Repayment of Indebtedness.

(a) At the Closing, immediately following the consummation of the transactions set forth in Section 2.2, Liberty shall repay, or cause to be repaid, in full the unpaid balance of the principal amount of the $310,000,000 Notes together with all accrued and unpaid interest thereon (the "Note Repayment Amount") to UIPI either by the delivery of cash or, as described below, Liberty 2009 Notes. Upon receipt of the Note Repayment Amount, United shall irrevocably release, and shall cause each beneficiary of Liberty Media's guaranty of the repayment of the indebtedness evidenced by the $310,000,000 Notes (the "Liberty Guaranty") to irrevocably release, Liberty from all of its obligations under the Liberty Guaranty. Notwithstanding anything contained in the December 7 Letter Agreement, the $310,000,000 Notes or the Liberty Guaranty, (i) the balance of the indebtedness evidenced by the $310,000,000 Notes shall not be due and payable until the Closing Date; provided, however, that if this Agreement is terminated without the occurrence of the Closing, then the balance of such indebtedness will be due and payable in cash on the date of termination of this Agreement,
(ii) prior to the Closing, Liberty Argentina may assign the $310,000,000 Notes, in whole or in part, to Liberty and (iii) Liberty may repay, or cause to be repaid, the balance of the indebtedness evidenced by the $310,000,000 Notes, in whole or in part, by the delivery of Liberty 2009 Notes to UIPI at the Closing. If Liberty repays, or causes to be repaid, the balance of the indebtedness evidenced by the $310,000,000 Notes by the delivery of Liberty 2009 Notes, (A) such Liberty 2009 Notes shall (1) except as set forth herein, be substantially identical to Liberty's Senior Notes, due 2009, that were originally issued on July 7, 1999 (the "Existing Liberty Notes"), (2) not, when delivered to UIPI at the Closing, be registered pursuant to the Securities Act, (3) be issued with an aggregate principal amount equal to the portion of the Note Repayment Amount that is being repaid by delivery of such Liberty 2009 Notes, and (4) bear interest on the principal amount thereof at a rate per annum equal to the market yield on the Existing Liberty Notes as of the Closing Date (determined in the manner set forth on Schedule 2.3), and (B) Liberty, United and UIPI shall, at the Closing, enter into a registration rights agreement with respect to the Liberty 2009 Notes in the form attached hereto as Exhibit 2.3 (the "Liberty 2009 Notes Registration Rights Agreement").

(b)(i) United shall not and shall cause each of its Subsidiaries at any time holding Liberty 2009 Notes not to, transfer any Liberty 2009 Notes to any Person other than a Person that is a wholly owned Subsidiary of United without first complying with the provisions of this Section 2.3(b). If United or a United Subsidiary holding any Liberty 2009 Notes (the "Notes Holder") desires to transfer any Liberty 2009 Notes to a Person that is not a wholly owned Subsidiary of United, such Notes Holder shall first deliver written notice to Liberty by telecopy (a "Liberty Notice") on the fifth Business Day prior to the date on which the Notes Holder intends to transfer such Liberty 2009 Notes (the "Transfer Date"), setting forth the number of Liberty 2009 Notes such Notes Holder intends to transfer on the Transfer Date (expressed as an aggregate principal amount) and setting forth a time on the Transfer Date at which the Notes Holder will deliver the Offer Notice telephonically as described in the following sentence, which time shall be after 7:00 a.m. and prior to 8:00 a.m. (in each case, Denver, Colorado time). On the Transfer Date, at the time set forth in the Liberty Notice, the Notes Holder shall telephonically offer (the "Offer Notice") to sell Liberty a number of Liberty 2009 Notes (expressed as an aggregate principal amount) equal to the number of Liberty 2009 Notes set forth in the Liberty Notice (the "Offered Notes"), free and clear of all Liens and Restrictions, for cash in an amount per Liberty 2009 Note specified by the Notes Holder (expressed as a percentage of the principal amount of each Liberty 2009 Note so offered).

(ii) If Liberty desires to purchase all, but not less than all, of the Offered Notes, Liberty may accept such Offer Notice by notifying the Notes Holder telephonically at the telephone number specified in the Offer Notice at or prior to 10:00 a.m. (Denver, Colorado time) on the Transfer Date of its intention to purchase the Offered Notes (the "Purchased Notes") for a cash purchase price per Purchased Note as set forth in the Offer

Notice (the "Acceptance Notice"). The telephonic delivery of a timely Acceptance Notice shall constitute a binding obligation of Liberty and the Notes Holder. Liberty and the Notes Holder shall, on the Transfer Date and promptly following the delivery of an Acceptance Notice, execute and deliver a customary agreement for the purchase and sale of the Purchased Notes, which agreement shall contain representations and warranties on the part of the Notes Holder that the Purchased Notes are, and shall be at the closing of the sale of the Purchased Notes to Liberty, owned by such Notes Holder, beneficially and of record, and are not, and at the time of such closing will not be, subject to any Liens or Restrictions whatsoever. The sale of the Purchased Notes to Liberty shall be consummated on the third Business Day following the Transfer Date.

(iii) If Liberty does not telephonically deliver an Acceptance Notice to the Notes Holder agreeing to purchase all of the Offered Notes, the Notes Holder may, on the Transfer Date, sell the Offered Notes for a cash purchase price per Offered Note that is no less than the purchase price per Offered Note set forth in the Offer Notice to a bona fide third party. Any sale of Offered Notes pursuant to the previous sentence shall be consummated no later than the third Business Day following the Transfer Date. If the Notes Holder does not sell such Offered Notes on the Transfer Date or does not consummate the sale thereof on or before the third Business Day following the Transfer Date, such Offered Notes may not be transferred without again complying with the procedures set forth in this Section 2.3(b).

2.4 Certain Adjustments. If United or New United effects any stock dividend, stock split, reverse stock split, recapitalization or reclassification affecting the shares of its common stock or preferred stock of any class or series, or otherwise effects any transaction that changes such shares into any other securities (including securities of another entity) or effects any other dividend or distribution (other than a normal cash dividend payable out of current or retained earnings) on such shares, then the exchange ratios (including the number and kind of shares) set forth in this Agreement for any transaction not consummated prior to such event will, as appropriate, be adjusted to reflect such event.

2.5  United/New United Merger.

(a) Simultaneously with the execution and delivery of this Agreement, United, New United and United/ New United Merger Sub have entered into an Agreement and Plan of Merger, dated the date hereof, a copy of which is attached hereto as
Exhibit 2.5(a) (the "United/New United Merger Agreement"). As described in
Section 2.2, subject to and upon the terms and conditions of the United/New United Merger Agreement, at the Closing, United/New United Merger Sub shall, and New United and United shall cause United/New United Merger Sub to, merge with and into United in accordance with the provisions of the Delaware General Corporation Law (the "DGCL") (the "United/New United Merger"), the separate corporate existence of United/New United Merger Sub shall cease and United shall continue as the surviving entity in the United/ New United Merger (the "Surviving Entity").

(b)  By virtue of the United/New United Merger:

     (i) all of the shares of United Series E Preferred Stock outstanding immediately prior to the effective time of the United/New United Merger (the "Effective Time") shall be converted into and represent the right to receive, and shall be exchangeable for, an aggregate of 1,500,000 shares of the Class A Common Stock, par value US $0.01 per share, of the Surviving Entity ("Surviving Entity Class A Stock");

     (ii) each share of United Class A Stock outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive, and shall be exchangeable for, one share (the "Exchange Ratio") of the Class A Common Stock, par value US $0.01 per share, of New United ("New United Class A Stock")and each share of United Class B Stock outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive and be exchangeable for, one share of New United Class A Stock;

     (iii) each share of United Series B Preferred Stock outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive, and shall be exchangeable for, one share of Convertible Preferred Stock, Series F, par value US $0.01 per share, of the Surviving Entity ("Surviving Entity Series F Preferred Stock");

     (iv) each share of United Series C Preferred Stock outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive, and shall be exchangeable for, one share of 7% Series G Convertible Senior Cumulative Preferred Stock, par value US $0.01 per share, of the Surviving Entity ("Surviving Entity Series G Preferred Stock"); and

     (v) each share of United Series D Preferred Stock outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive, and shall be exchangeable for, one share of 7% Series H Convertible Senior Cumulative Preferred Stock, par value US $0.01 per share, of the Surviving Entity ("Surviving Entity Series H Preferred Stock")

(such shares of New United Class A Stock, Surviving Entity Series F Preferred Stock, Surviving Entity Series G Preferred Stock and Surviving Entity Series H Preferred Stock, the "United/New United Merger Consideration"); provided, however, that each share of United Class A Stock, United Class B Stock, United Series B Preferred Stock, United Series C Preferred Stock and United Series D Preferred Stock that immediately prior to the Effective Time is held by New United or that is held by United in treasury shall be canceled and retired without payment of any consideration therefor and without any conversion thereof into United/New United Merger Consideration. The rights, privileges, powers and preferences of the New United Class A Stock, New United Class B Stock and New United Class C Stock will be as provided in the New United Charter and New United By-laws which shall continue in effect following the United/New United Merger; provided that, effective immediately upon the Effective Time, the New United Charter shall be amended to change the name of New United to "UnitedGlobalCom, Inc."

(c) At the Effective Time, all outstanding options to purchase shares of United Class A Stock or United Class B Stock (which options to purchase shares of United Class B Stock shall consist solely of Class B Options) under a United Stock Option Plan or any other contract, all of which are listed in Section 2.5(c) of the United Disclosure Schedule, shall remain outstanding, be assumed by New United and thereafter be exercisable, at the same per share exercise price and pursuant to the same terms and conditions, including vesting conditions, for a number of shares of New United Class A Stock or New United Class B Stock, as applicable, equal to the number of shares of United Class A Stock or United Class B Stock for which such option was exercisable immediately prior to the Effective Time.

(d) At the Effective Time, all of the shares of United/New United Merger Sub's Class B Common Stock, par value US $0.01 per share ("United/New United Merger Sub Class B Stock"), and Class C Common Stock, par value US $0.01 per share ("United/New United Merger Sub Class C Stock"), outstanding immediately prior to the Effective Time and held by New United shall be converted into and represent the right to receive, and shall be exchangeable for, respectively, an aggregate of 1,500,000 shares of the Class B Common Stock, par value US $0.01 per share, of the Surviving Entity ("Surviving Entity Class B Stock") and 300,000,000 shares of the Class C Common Stock, par value US $0.01 per share, of the Surviving Entity ("Surviving Entity Class C Stock").

(e) As of and following the Effective Time, the Certificate of Incorporation and By-laws of the Surviving Entity shall be as set forth on Exhibits 2.5(e)-1 and 2.5(e)-2, respectively (respectively, the "Surviving Entity Charter" and the "Surviving Entity By-laws"). The rights, privileges, powers and preferences of the Surviving Entity Class A Stock, Surviving Entity Class B Stock, Surviving Entity Class C Stock, Surviving Entity Class D Stock, Surviving Entity Series F Preferred Stock, Surviving Entity Series G Preferred Stock and Surviving Entity Series H Preferred Stock shall, from and after the Effective Time, be as provided in the Surviving Entity Charter and the Surviving Entity Bylaws.

(f) The terms of the foregoing exchanges (including the exchange rates) shall, as appropriate, be subject to adjustment as set forth in Section 2.4 for events occurring after the date hereof and prior to the Effective Time.

(g) As of and following the Effective Time, until their successors are duly elected or appointed in accordance with the New United Charter, the New United By-laws and the Voting Agreement, the directors, executive officers and certain other officers of New United will be as set forth on Schedule 2.5(g).

                                  ARTICLE III

                                   [RESERVED]

                                   ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF
                     LIBERTY MEDIA, LIBERTY GLOBAL AND LMI

Each of the Liberty Parties, severally and not jointly, as to itself and the assets, if any, being transferred by such Liberty Party pursuant hereto only, represents and warrants to the other parties hereto, as follows:

4.1 Organization, Good Standing and Authority. Such Liberty Party (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or licensed and in good standing has not had and is not reasonably likely to have
(1) a Material Adverse Effect on the assets being transferred by the Liberty Parties pursuant hereto, taken as a whole, or (2) a material adverse effect on the ability of the Liberty Parties to perform their respective obligations under, and to consummate the transactions contemplated by, this Agreement and the other Transaction Documents (each of clauses (1) and (2) above, a "Liberty Material Adverse Effect").

4.2 Power; Authorization and Validity; Consents; No Conflicts. Such Liberty Party has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and each Transaction Document to be executed and delivered by it pursuant to this Agreement. The execution and delivery by such Liberty Party of and, subject to the satisfaction of the conditions set forth in this Agreement, the performance by it of its obligations under, this Agreement and each Transaction Document to which it is or will be a party have been duly authorized by all requisite corporate action of such Liberty Party. This Agreement has been, and each of the other Transaction Documents to be executed and delivered by such Liberty Party will be at or prior to the Closing, duly executed and delivered by such Liberty Party, and assuming the due execution and delivery by each other party hereto and thereto (other than another Liberty Party), this Agreement constitutes, and when executed and delivered by such Liberty Party pursuant to this Agreement, each Transaction Document to which such Liberty Party is a party will constitute, the legal, valid and binding obligation of such Liberty Party enforceable in accordance with its terms, except as such enforceability may be affected by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally or by general equitable principles. Except for the requirements under the HSR Act and except for any required notices, Filings, consents, approvals or waivers set forth on Section 4.2 of the Liberty Disclosure Schedule (the "Required Liberty Consents"), no consent, approval or waiver of, notice to, or Filing with, any other Person is required, on behalf of such Liberty Party in connection with the execution, delivery or performance by such Liberty Party of this Agreement or by such Liberty Party of any of the other Transaction Documents to which it is a party, or the consummation of the transactions contemplated hereby and thereby, the failure of which to be obtained, given or made, individually or in the aggregate, would have a Liberty Material Adverse Effect. Except as set forth on Section 4.2 of the Liberty Disclosure Schedule, the execution and delivery by such Liberty Party of this Agreement and the other Transaction Documents to which they or any of them are parties do not, and the performance by such Liberty Party, of their respective obligations under this Agreement and the other Transaction Documents to which they or any of them are parties will not, (i) violate or conflict with any provision of the certificate of incorporation or bylaws of such Liberty Party,
(ii) assuming that the Required Liberty Consents of Governmental Authorities are obtained, violate any of the terms, conditions or provisions of any Law, License or Judgment to which such Liberty Party is subject or by which any of the foregoing or their respective assets are bound, except that no representation is made with respect to any foreign Law of any jurisdiction in which Liberty does not, directly or through a Subsidiary, own assets or engage in business, or
(iii) assuming that the

Required Liberty Consents are given, made and obtained, result in a violation or breach of, or (with or without the giving of notice or lapse of time or both) constitute a default (or give rise to any right of termination, cancellation, acceleration, repurchase, prepayment or repayment or to increased payments) under or give rise to or accelerate any material obligation (including any obligation to, or to offer to, repurchase, prepay, repay or make increased payments) or result in the loss or modification of any material benefit under, or result in a Lien or Restriction on any of the assets of such Liberty Party being contributed pursuant to this Agreement pursuant to any Contract to which such Liberty Party is a party or by which such Liberty Party or any of its assets is bound, except in the case of any Law (other than Delaware law), License or Judgment referred to in clause (ii) and any Contract referred to in clause (iii), as would not, individually or in the aggregate, have a Liberty Material Adverse Effect.

4.3 Brokers' and Finders' Fees. There is no broker, finder, investment banker or similar intermediary which has been retained by, or is authorized to act on behalf of, any Liberty Party or any of its Subsidiaries or any of their respective officers or directors who will be entitled to any fee or commission in connection with this Agreement or upon consummation of the transactions contemplated hereby.

4.4 Legal Proceedings. There is no Judgment outstanding, or any Legal Proceeding by or before any Governmental Authority or any arbitrator pending or, to such Liberty Party's knowledge, threatened in writing, against such Liberty Party that, individually or in the aggregate, could reasonably be expected to have a Liberty Material Adverse Effect. Section 4.4 of the Liberty Disclosure
Schedule identifies certain Legal Proceedings pending or threatened against the Liberty Parties and/or their respective Subsidiaries.

4.5 Ownership of United Class B Stock. Liberty Global is the record and beneficial owner of 9,859,336 shares of United Class B Stock, free and clear of all Liens and Restrictions, except as set forth in Section 4.5 of the Liberty Disclosure Schedule or as may be or have been created by this Agreement or the other Transaction Documents or by United or any of its Affiliates and except for restrictions on transfer under federal or state securities laws.

4.6  [Reserved.]

4.7 Belmarken Notes. Liberty Media, through its ownership of Liberty Sub, owns the Belmarken Notes or the proceeds of any payments thereunder and its rights under the Belmarken Loan Agreements, free and clear of all Liens and Restrictions, other than as may have been created by the Belmarken Loan Agreements, this Agreement or the other Transaction Documents, or by United or any of its Controlled Affiliates, except as may arise out of or in connection with, or result from, a Restructuring Transaction and except for restrictions on transfer under federal or state securities laws or applicable local laws.

4.8  [Reserved.]

4.9 Investment Intent. Such Liberty Party is acquiring shares of New United Class C Stock pursuant to this Agreement for investment purposes only and acknowledges that such shares may not be sold without registration under the Securities Act and applicable state securities laws, unless an exemption therefrom is available.

4.10 Registration Statement; Proxy Statement. The information supplied by such Liberty Party in writing expressly for the purpose of inclusion in the Registration Statement and the Proxy Statement shall not at the time the Registration Statement is declared effective by the Commission, on the date the Proxy Statement is first mailed to the stockholders of United, at the time of the United Stockholders Meeting or on the Closing Date contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.11 Liberty UPC Bonds. Liberty Media or one or more of its Affiliates is the record and beneficial owner of the Liberty UPC Bonds, free and clear of all Liens and Restrictions, other than as may have been created by this Agreement or the other Transaction Documents or by United or any of its Controlled Affiliates, except as may arise out of or in connection with, or result from, a Restructuring Transaction and except for restrictions on transfer under federal or state securities laws or applicable local laws. Schedule 1.1 contains a correct and complete description of the number and type of Liberty UPC Bonds held by Liberty Media and its Controlled Affiliates as of the date hereof and, as of November 30, 2001, the Liberty UPC Bond Cost.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                                OF THE FOUNDERS

Each Founder, severally and not jointly, represents and warrants to the Liberty Parties as follows:

5.1 Organization, Good Standing and Authority. If such Founder is not a natural person, such Founder is (i) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in each case where the failure to be in good standing, to have such power and authority or to be so qualified or licensed and in good standing has not had and is not reasonably likely to have (1) a Material Adverse Effect on the applicable Founder Newco or (2) a material adverse effect on the ability of such Founder or Founder Newco to perform his or its respective obligations under, and to consummate the transactions contemplated by, this Agreement and the other Transaction Documents (each of clauses (1) and (2) above, a "Founder Material Adverse Effect"). To the knowledge of such Founder there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock or ownership interests of United, other than the agreements listed in Section 5.1 of the Founder Disclosure Schedule, true and complete copies of which have been provided to the Liberty Parties.

5.2 Power; Authorization and Validity; Consents; No Conflicts. Such Founder, in the case of a natural person, has all requisite legal capacity and, in the case of a Founder that is not a natural person, has all requisite power and authority, in each case to enter into and perform his or its obligations under this Agreement and each Transaction Document to be executed and delivered by him or it pursuant to this Agreement. The execution and delivery by such Founder of, and, subject to the satisfaction of the conditions set forth in this Agreement, the performance of his or its obligations under, this Agreement and each Transaction Document to which he or it is or will be a party have been duly authorized by all requisite action of such Founder. This Agreement has been duly executed and delivered by such Founder and, assuming the due execution and delivery by each Liberty Party, as applicable, this Agreement constitutes, and when executed and delivered by such Founder pursuant to this Agreement, each Transaction Document to which such Founder is a party will constitute, the legal, valid and binding obligation of such Founder, enforceable in accordance with its terms, except as such enforceability may be affected by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally or by general equitable principles. Except for the filing of the certificate of formation for the applicable Founder Newco, and any required notices, Filings, consents, approvals or waivers set forth on Section
5.2 of the Founder Disclosure Schedule (the "Required Founder Consents"), no consent, approval or waiver of, notice to, or Filing with, any other Person is required, on behalf of such Founder or the applicable Founder Newco in connection with the execution, delivery or performance by such Founder of this Agreement or any of the other Transaction Documents to which such Founder is a party, or the consummation of the transactions contemplated hereby and thereby, the failure of which to be obtained, given or made, individually or in the aggregate, would have a Founder Material Adverse Effect or United Material Adverse Effect. Except as set forth on Section 5.2 of the Founder Disclosure Schedule, the execution and delivery by such Founder and the applicable Founder Newco, as applicable, of this Agreement and the other Transaction Documents to which such Founder or Founder Newco is a party do not, and the performance by such Founder or Founder Newco of his or its obligations under this Agreement and the other Transaction Documents to which such Founder or Founder Newco is a party will not, (i) in the case of each Founder Newco and in the case of a Founder that is not a natural person, violate such Founder Newco's or Founder's certificate or articles of incorporation or formation, bylaws, trust agreement, operating agreement, limited liability company agreement or other equivalent organizational document, (ii) violate any of the terms, conditions or provisions of any Law, License or Judgment to which such Founder or Founder Newco is subject or by which such Founder or Founder Newco or his or its assets are bound, except that no representation is made with respect to any foreign Law of any jurisdiction in which United does not, directly or through a Subsidiary, own assets or engage in business, or (iii) assuming that the Required Founder Consents are given, made and obtained, result in a violation or breach of, or (with or without the giving of notice or lapse of time or both) constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in a Lien on any of the assets of such Founder or Founder Newco pursuant to any Contract to which such Founder or Founder Newco is a party or by which such Founder or Founder Newco or any of his or its assets is bound, except in the case of any Law (other than Delaware law), License or Judgment referred to in clause (ii) and any Contract referred to in clause (iii), as would not have a Founder Material Adverse Effect or United Material Adverse Effect.

5.3 Founder Newcos. On the Closing Date, the Founder Newco to be formed by such Founder pursuant to Section 2.1(a) will (a) be a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) have all requisite power and authority to own its properties and conduct its business, (c) be the record and beneficial owner of a number of shares of United Common Stock equal to the number of Founder Shares set forth next to such Founder's name on Schedule 2.1(a) (such shares consisting of shares of United Class B Stock and shares of United Class A Stock issued upon conversion of shares of United Class B Stock pursuant to the last sentence of
Section 2.1(a)) (together with all dividends and distributions paid with respect to the Founder Shares after the date hereof and the right to receive all unpaid dividends and distributions declared or otherwise payable with respect to such shares of United Common Stock, and associated stock purchase rights, if any), free and clear of all Liens and Restrictions except as set forth on Section 5.7 of the Founder Disclosure Schedule (each of which Liens and Restrictions shall be fully and unconditionally released prior to or simultaneous with the Founder Newco Mergers, as set forth in Section 2.2(b)) or as may be or have been created by this Agreement or the other Transaction Documents or by New United, United or any of their respective Controlled Affiliates, (d) have all requisite power and authority to execute and deliver and perform its obligations under the applicable Founder Newco Merger Agreement and to consummate the transactions contemplated thereby and (e) will have duly executed and delivered the applicable Founder Newco Merger Agreement. At all times from the formation of the Founder Newco to be formed by such Founder pursuant to Section 2.1(a) until the Closing, (x) no Person other than such Founder shall own any equity interest whatsoever in such Founder Newco, (y) such Founder shall own all the limited liability company membership interests in such Founder Newco free and clear of any Liens and Restrictions, except as may be or have been created by this Agreement and except for its obligations under the applicable Founder Newco Merger Agreement, and (z) such Founder Newco shall have no assets other than the shares of United Class A Stock and United Class B Stock, dividends and distributions paid or made with respect to the Founder Shares after the date hereof, rights to receive all unpaid dividends or distributions declared or otherwise payable with respect to such shares of United Common Stock, and associated rights referred to in clause (c) of the previous sentence, and no liabilities or obligations, known or unknown, whether absolute, accrued, fixed, contingent or otherwise, except for its obligations under the applicable Founder Newco Merger Agreement.

5.4 Brokers' and Finders' Fees. There is no broker, finder, investment banker or similar intermediary that has been retained by, or is authorized to act on behalf of, any Founder or any officer, director or trustee thereof who will be entitled to any fee or commission in connection with this Agreement or upon consummation of the transactions contemplated hereby.

5.5 Information. Such Founder has been given full access to and ample opportunity to review such financial and other information concerning the transactions contemplated by this Agreement as he or it has deemed necessary to make an informed investment decision and acknowledges that each other party has afforded it the opportunity to make inquiries and obtain information from the other parties hereto and their respective representatives and advisors.

5.6 Legal Proceedings. There is no Judgment outstanding, or any Legal Proceeding by or before any Governmental Authority or any arbitrator pending, or to such Founder's knowledge, threatened in writing, against such Founder or the applicable Founder Newco that, individually or in the aggregate, could reasonably be expected to have a Founder Material Adverse Effect or a United Material Adverse Effect.

5.7 Ownership of United Class B Stock and New United Class B Stock. Such Founder is the record and beneficial owner of the number of shares of United Class B Stock set forth next to such Founder's name on Schedule 2.1(a), and after giving effect to the transactions contemplated hereby will be the record and beneficial owner of the equivalent number of shares of New United Class B Stock, in each case free and clear of all Liens and Restrictions, except as set forth in Section 5.7 of the Founder Disclosure Schedule or as may be or have been created by this Agreement or the other Transaction Documents or by United or any of its Controlled Affiliates and except for restrictions on transfer under federal or state securities laws.

5.8 Investment Intent. Such Founder is acquiring shares of New United Class B Stock pursuant to this Agreement for investment purposes only and acknowledges that such shares may not be sold without registration under the Securities Act and applicable state securities laws, unless an exemption therefrom is available.

5.9 Registration Statement; Proxy Statement. The information supplied by such Founder in writing expressly for the purpose of inclusion in the Registration Statement and the Proxy Statement shall not at the time the Registration Statement is declared effective by the Commission, on the date the Proxy Statement is first mailed to the stockholders of United, at the time of the United Stockholders Meeting or on the Closing Date contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES
                            OF UNITED AND NEW UNITED

6.1 Representations and Warranties of United. United hereby represents and warrants to the Liberty Parties and New United as follows:

     (a) Organization, Good Standing and Authority. United (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as now being conducted, and (iii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified or licensed and in good standing, individually or in the aggregate, would not have (1) a Material Adverse Effect on United and its Subsidiaries, taken as a whole (or, after giving effect to the United/New United Merger, the Surviving Entity and its Subsidiaries, taken as a whole), or (2) a material adverse effect on the ability of United or New United to perform its obligations under, and consummate the transactions contemplated by, this Agreement and the other Transaction Documents (each of clauses (1) and (2) above, a "United Material Adverse Effect"). True and complete copies of the certificate of incorporation and bylaws of United, each as amended to date, have been filed with the Commission as exhibits to the United Commission Filings. United is not in violation of any of the provisions of its certificate of incorporation, bylaws or other equivalent organizational document.

     (b)  Capitalization and Ownership.

        (i) As of the date hereof, the total authorized shares of capital stock of United consists solely of 210,000,000 shares of United Class A Stock, 30,000,000 shares of United Class B Stock and 3,000,000 shares of Preferred Stock, par value US $0.01 per share (the "United Preferred Stock") (of which 139,031 shares have been designated as Convertible Preferred Stock, Series B (the "United Series B Preferred Stock"), 425,000 shares have been designated as 7% Series C Senior Cumulative Convertible Preferred Stock (the "United Series C Preferred Stock") and 287,500 shares have been designated as 7% Series D Senior Cumulative Convertible Preferred Stock (the "United Series D Preferred Stock")). The Board of Directors of United has duly authorized the creation of a new series of United Preferred Stock, consisting of 1,500 authorized shares of United Preferred Stock designated the Series E Preferred Stock ("United Series E Preferred Stock"). A true and complete copy of the Certificate of Designation to establish the United Series E Preferred Stock is attached hereto as Exhibit 6.1(b) (the "Series E Certificate of Designation"). As of August 31, 2001, 86,030,256 shares of United Class A Stock (including 5,569,240 shares of United Class A Stock held by UPC, but not including 35,708 shares of United Class A Stock held by United as treasury shares), 19,027,134 shares of United Class B Stock, 113,983 shares of United Series B Preferred Stock, 425,000 shares of United Series C Preferred Stock and 287,500 shares of United Series D Preferred Stock were issued and outstanding. All of the outstanding shares of United Class A Stock, United Class B Stock and United Preferred Stock are duly authorized, validly issued, fully paid and nonassessable and are free and clear of any Lien or Restriction, except for Liens and Restrictions created by the holders thereof and restrictions on transfer arising under federal or state securities laws. No shares of United Series E Preferred Stock will be issued except pursuant to the Subscription Agreements as required by Section 2.1(c). Each share of United Series E Preferred Stock, when issued in accordance with the Subscription Agreements, will be duly authorized, validly issued, fully paid and nonassessable and will be free and clear of any Lien or Restriction, except pursuant to this Agreement and the other Transaction Documents and except for restrictions on transfer arising under federal or state securities laws. There are no other outstanding shares of capital stock or other securities or ownership interests of United other than shares of United Class A Stock issued after August 31, 2001 (i) upon conversion of shares of Class B Stock or United Preferred Stock outstanding at August 31, 2001, (ii) paid as dividends on shares of United Series C Preferred Stock or United Series D Preferred Stock in accordance with their terms or (iii) upon the exercise of options outstanding on such date as described in the immediately following sentence that were issued under United's Stock Option Plans for Non-Employee Directors and United's 1993 Stock Option Plan (collectively, the "United Stock Option Plans," which term in the case of the 1993 Stock Option Plan will include the proposed amendment to such plan in the form set forth in Paragraph A. of Section 6.1(b) of the United Disclosure Schedule if adopted by the stockholders of United at the United Stockholders Meeting) (provided that prior to the United Stockholders Meeting the parties may discuss the number of shares of United Class A Stock authorized to be issued pursuant to such plan as a result of the adoption of such amendment) and options issued after such date under such United Stock Option Plans in compliance with Section 7.1(h) of this Agreement. As of August 31, 2001, United had reserved (i) 5,496,651 shares of United Class A Stock for issuance upon exercise of outstanding options issued pursuant to the United Stock Option Plans and
        (ii) 1,377,886 shares of United Class A Stock for issuance upon exercise of stock options that as of such date remained available for grant under the United Stock Option Plans. Other than the options outstanding at August 31, 2001 described above or permitted to be granted thereafter as provided in Section 7.1(h) or as described in Paragraph C. of Section 6.1(b) of the United Disclosure Schedule or shares of United Class B Stock and United Preferred Stock outstanding at August 31, 2001 that may be converted into shares of United Class A Stock, there are no outstanding subscriptions, options, warrants, puts, calls, trusts (voting or otherwise), rights, exchangeable or convertible securities or other commitments or agreements of any nature relating to the capital stock or other securities or ownership interests of United (including any phantom shares, phantom equity interests or stock or equity appreciation rights) or obligating United, at any time or upon the happening of any event, to issue, transfer, deliver, sell, repurchase, redeem or otherwise acquire, or cause to be issued, transferred, delivered, sold, repurchased, redeemed or otherwise acquired, any of its capital stock or any phantom shares, phantom equity interests or stock or equity appreciation rights, or other ownership interests of United or obligating United to grant, extend or enter into any such subscription, option, warrant, put, call, trust, right, exchangeable or convertible security, commitment or agreement. Without limiting the generality of the foregoing (x) since June 25, 2000 United has not issued, granted or sold, or agreed to issue, grant or sell, any shares of United Class B Stock, any other High Vote Securities or any Rights to acquire any of the foregoing and (y) from the date of this Agreement until the Closing Date or the earlier termination of this Agreement, United shall not issue, grant or sell, or agree to issue, grant or sell, any shares of United Class B Stock, any other High Vote Securities or any Rights to acquire any of the foregoing, other than the Class B Options, as defined in Paragraph B.2. of Section 6.1(b) of the United Disclosure Schedule (the "Class B Options"), which Class B Options shall, if granted, have been granted in accordance with Section 7.1(h). Except for the agreements listed in Section 5.1 of the Founder Disclosure Schedule, to the knowledge of United, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock or ownership interests of United.

        (ii) The total authorized shares of capital stock of the Surviving Entity from and after the Closing will consist solely of 1,500,000 shares of Surviving Entity Class A Stock, 1,500,000 shares of Surviving Entity Class B Stock, 301,500,000 shares of Surviving Entity Class C Stock, 100,000,000 shares of the Class D Nonvoting Common Stock, par value US $0.01 per share, of the Surviving Entity ("Surviving Entity Class D Stock"), 139,031 shares of Convertible Preferred Stock, Series B, par value $0.01 per share, 425,000 shares of 7% Series C Senior Cumulative Convertible Preferred Stock, par value $0.01 per share, 287,500 shares of 7% Series D Senior Cumulative Convertible Preferred Stock, par value $0.01 per share, 113,983 shares of Surviving Entity Series F Preferred Stock, 425,000 shares of Surviving Entity Series G Preferred Stock and 287,500 shares of Surviving Entity Series H Preferred Stock. As of immediately following the Closing, there will be no issued and outstanding shares of capital stock or other securities or ownership interests of the Surviving Entity other than 1,500,000 shares of Surviving Entity Class A Stock, 1,500,000 shares of Surviving Entity Class B Stock, 300,000,000 shares of Surviving Entity Class C Stock, 113,983 shares of Surviving Entity Series F Preferred Stock, 425,000 shares of Surviving Entity Series G Preferred Stock and 287,500 shares of Surviving Entity Series H Preferred Stock. Pursuant to the terms of the Surviving Entity Charter, the Surviving Entity may only issue shares of Surviving Entity Class D Stock in payment of dividends on shares of Surviving Entity Series G Preferred Stock and Surviving Entity Series H Preferred Stock and may only issue shares of the Surviving Entity's preferred stock of any series if the Board of Directors of New United first approves such issuance by the vote specified in the New United Charter. The shares of Surviving Entity Class A Stock, Surviving Entity Class B Stock, Surviving Entity Class C Stock, Surviving Entity Series F Preferred Stock, Surviving Entity Series G Preferred Stock and Surviving Entity Series H Preferred Stock to be issued pursuant to this Agreement and the other Transaction Documents have been duly authorized, and, when issued, will be validly issued, fully paid, nonassessable, free of preemptive rights and free of Liens and Restrictions, other than Liens or Restrictions created by the holder thereof and restrictions on transfer under federal and state securities laws. To the knowledge of United, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock or ownership interests of the Surviving Entity (other than this Agreement and the other Transaction Documents). As of the Closing Date there will be no outstanding subscriptions, options, warrants, puts, calls, trusts (voting or otherwise), rights, exchangeable or convertible securities or other commitments or agreements (other than this Agreement and the other Transaction Documents) of any nature relating to the capital stock or other securities or ownership interests of the Surviving Entity (including any phantom shares, phantom equity interests or stock or equity appreciation rights) or obligating the Surviving Entity, at any time or upon the happening of any event, to issue, transfer, deliver, sell, repurchase, redeem or otherwise acquire, or cause to be issued, transferred, delivered, sold, repurchased, redeemed or otherwise acquired, any of its capital stock or any phantom shares, phantom equity interests or stock or equity appreciation rights, or other ownership interests of the Surviving Entity or obligating the Surviving Entity to grant, extend or enter into any such subscription, option, warrant, put, call, trust, right, exchangeable or convertible security, commitment or agreement.

     (c)  Power; Authorization and Validity; Consents; No Conflicts.

        (i) United and its applicable Subsidiaries each has all requisite power and authority to execute and deliver and perform its obligations under this Agreement and each other Transaction Document to be executed and delivered by it pursuant to this Agreement, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by United or the applicable Subsidiary thereof of this Agreement and the other Transaction Documents to which it is or will be a party and, subject to the satisfaction of the conditions set forth in this Agreement, the consummation of the transactions contemplated hereby and thereby and the performance by it of its obligations hereunder and thereunder have been duly authorized by (x) the unanimous vote of the Board of Directors of United (excluding directors designated by Liberty Media), (y) the unanimous vote of the members of the Board of Directors of United who are not Founders, Permitted Transferees of a Founder, officers or directors or designees of Liberty Media or officers or directors of United, voting separately, and (z) except for the approval of the stockholders of United, all other requisite corporate action. This Agreement has been, and each of the other Transaction Documents to be executed and delivered by United and each applicable Subsidiary thereof will be at or prior to the Closing, duly and validly executed and delivered by United or the applicable Subsidiary, as the case may be. Assuming the due execution and delivery by each Liberty Party, as applicable, this Agreement constitutes, and each of the other Transaction Documents when executed and delivered by United or the applicable Subsidiary thereof will constitute, the legal, valid and binding obligation of United or the applicable Subsidiary thereof, as the case may be, enforceable in accordance with its terms, except as such enforceability may be affected by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally or by general equitable principles.

        (ii) Except for the requirements under the HSR Act, the filing of the Certificate of Merger in connection with the United/New United Merger and any required notices, Filings, consents, approvals or waivers set forth in Paragraph A. of Section 6.1(c)(ii) of the United Disclosure Schedule that, as indicated on such Section of the United Disclosure Schedule as "Required United Consents," have not been obtained or made as of the date hereof (the "Required United Consents"), no consent, approval or waiver of, notice to, or Filing with, any other Person is required on behalf of United or any of its Subsidiaries in connection with the execution, delivery or performance by United of this Agreement or by United or its applicable Subsidiaries, as the case may be, of any of the other Transaction Documents to which it is or will be a party, or the consummation of the transactions contemplated hereby or thereby (including the United/New United Merger), the failure of which to be obtained, given or made, individually or in the aggregate, would have a United Material Adverse Effect or a New United Material Adverse Effect. The execution and delivery of this Agreement and the other Transaction Documents by United and its applicable Subsidiaries do not, and the performance by United and its applicable Subsidiaries of their respective obligations hereunder and thereunder will not, (x) assuming the approval of United's stockholders described in Section 7.2 is obtained, violate or conflict with any provision of the certificate of incorporation, bylaws, operating agreement or other organizational or governing documents of United or any of its Subsidiaries, (y) assuming that the Required United Consents of Governmental Authorities are obtained, except as described in footnote 1 to Section 6.1(c)(ii) of the United Disclosure Schedule, violate any of the terms, conditions or provisions of any Law, License or Judgment to which United or any of its Subsidiaries is subject or by which any of the foregoing or any of their respective assets are bound, except that no representation is made with respect to any foreign Law of any jurisdiction in which United does not, directly or through a Subsidiary, own assets or engage in business, or
        (z) assuming that the Required United Consents are given, made and obtained, result in a violation or breach of, or (with or without the giving of notice or lapse of time or both) constitute a default (or give rise to any right of termination, cancellation, amendment, acceleration, repurchase, prepayment or repayment or to increased payments) under, or give rise to or accelerate any material obligation (including any obligation to, or to offer to, repurchase, prepay, repay or make increased payments) or result in the loss or modification of any material benefit under, or result in a Lien or Restriction on any of the assets of United or any of its Subsidiaries pursuant to, any note, bond, indenture, debenture, security agreement, trust agreement, lien, mortgage, lease, agreement, contract, license, franchise, permit, guaranty, joint venture agreement, or other agreement, instrument, understanding, commitment or obligation, oral or written (collectively "Contracts"), to which United or any of its

        Subsidiaries is a party or by which United or any of its Subsidiaries or any of their respective assets is bound, except in the case of any Law (other than Delaware law), License or Judgment referred to in clause (y) and any Contract (other than, for purposes of Article XV only, any Contract evidencing or securing any outstanding indebtedness of United or any of its Subsidiaries or pursuant to which any such outstanding indebtedness was incurred) referred to in clause (z), as would not, individually or in the aggregate, have a United Material Adverse Effect or a New United Material Adverse Effect.

     (d)  Brokers' and Finders' Fees.  Except for the amounts disclosed in
     Section 6.1(d) of the United Disclosure Schedule for which United will have sole responsibility and liability, there is no broker, finder, investment banker or similar intermediary that has been retained by, or is authorized to act on behalf of, United or any of its Subsidiaries or any of their respective officers or directors who will be entitled to any fee or commission in connection with this Agreement or upon consummation of the transactions contemplated hereby.

     (e) Legal Proceedings. There is no Judgment outstanding or any Legal Proceeding by or before any Governmental Authority or any arbitrator pending or, to United's knowledge, threatened in writing against United or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a United Material Adverse Effect. Section 6.1(e) of the United Disclosure Schedule identifies certain Legal Proceedings pending or threatened against United and/or its Subsidiaries. United has provided to Liberty Media true and complete copies of any notices or correspondence received by United or any of its subsidiaries or by United A/P or any of its subsidiaries from any Person since June 25, 2000 relating to any default, acceleration or breach of, or potential default, acceleration or breach of, or dispute regarding, any material Contract evidencing or securing any outstanding indebtedness of United or any of its subsidiaries or United A/P or any of its subsidiaries or pursuant to which any such outstanding indebtedness was incurred.

     (f)  Subsidiaries and Affiliates; Assets.

        (i) Section 6.1(f)(i) of the United Disclosure Schedule (x) lists each direct and indirect Subsidiary of United and each Person in which United directly or indirectly through a Subsidiary owns an investment accounted for by the equity method (an "Equity Affiliate"), (y) except as set forth in the final sentence of the preambulatory language to Section 6.1(f)(i) of the United Disclosure Schedule, describes the number and kind of equity interests or securities, including interests or securities convertible into or exchangeable or exercisable for any equity interest or security, in each Subsidiary and Equity Affiliate owned directly or indirectly by United (each a "United Investment") and
        (z) lists all material agreements to which United or any of its Subsidiaries are parties evidencing such equity interests or securities, pursuant to which such interests or securities are held, evidencing Restrictions (including Partner's Purchase Rights) affecting such interests or securities or entered into in connection with the acquisition of such interests or securities (unless all liabilities, obligations and commitments thereunder have been performed in full and there are no remaining liabilities, obligations or commitments (actual, contingent or otherwise) thereunder) (the "United Investment Agreements"). True and complete copies of the United Investment Agreements have been provided to Liberty Media. With respect to each United Investment Agreement that is not in English, United has provided to Liberty Media a true and complete summary of the material terms and conditions of such United Investment Agreement insofar as such terms and conditions relate to any representation, warranty or covenant made by United in this Agreement that is qualified by reference to the United Disclosure Schedule or to the United Investment Agreements, and the Liberty Parties may rely on each such summary as the complete articulation of the terms of the applicable United Investment Agreement as such terms relate to any representation, warranty or covenant made by United in this Agreement (notwithstanding any language to the contrary contained in any such summary). United or the applicable Subsidiary thereof has good and valid title to the United Investments, free and clear of all material Liens and Restrictions, other than as set forth in
        Section 6.1(f)(i) of the United Disclosure Schedule or as may have been created by this Agreement and except for restrictions on transfer under federal or state securities laws or applicable local laws. Assuming the due execution and delivery by each of the other parties thereto, the United Investment Agreements constitute legal, valid and binding obligations of United or the applicable Subsidiary that is a party to such United Investment Agreement. Except as set forth in
        Section 6.1(f)(i) of the United Disclosure Schedule, there is no Legal Proceeding pending, or to the best of United's knowledge, threatened in writing, against United or any of its Subsidiaries specifically relating to any of such United Investments or United Investment Agreements.

        (ii) Each of United's Subsidiaries and Equity Affiliates (x) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (y) has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (z) is duly qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it, or the nature of its activities make such qualification necessary, except in each case when the failure to be in good standing, to have such power and authority or to be so duly qualified or licensed and in good standing, individually or in the aggregate, would not have a United Material Adverse Effect.

        (iii) Except as set forth in Section 6.1(f)(iii) of the United Disclosure Schedule, the assets owned or leased by United and its Subsidiaries are suitable and adequate for the conduct of their respective businesses and United or the applicable Subsidiary has good and valid title to or valid leasehold or other contractual interests in all such assets that are material to its business, taken as a whole, free and clear of all Liens other than Permitted Encumbrances and Liens the existence of which does not have and is not reasonably expected to have a United Material Adverse Effect.

        (iv) None of United or any of its Subsidiaries has guaranteed any of the liabilities of United Australia/Pacific, Inc. ("United A/P") or any of its subsidiaries, except as provided in Schedule 6.1(f)(iv). A default under or acceleration of any of the liabilities of United A/P or any of its subsidiaries, or a bankruptcy or similar event involving United A/P or any of its subsidiaries, would not (with or without the giving of notice or lapse of time or both) result in the acceleration of, or give rise to the right to accelerate, any of the debt of United or any of its Subsidiaries.

     (g)  Commission Filings; Financial Statements.

        (i) United has heretofore made available to Liberty Media the following, in the form filed with the Commission (in each case together with all exhibits and schedules filed therewith and amendments thereto filed prior to the date of this Agreement) (the "United Commission Filings"): (A) United's Annual Reports on Form 10-K for the fiscal years ended February 29, 1996, February 28, 1997, and the transition report for the ten months ended December 31, 1998, as amended by Form 10-K/A, and the Annual Reports on Form 10-K for the fiscal years ended December 31, 1999 and 2000 (the last such report being the "United Form 10-K"),
        (B) United's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2001 (the "United June 10-Q") and September 30, 2001, (C) UPC's Annual Reports on Form 10-K for the fiscal years ended December 31, 1998, 1999 and 2000 (the last such report being the "UPC Form 10-K"), (D) UPC's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2001 (the "UPC June 10-Q") and September 30, 2001, (E) all definitive proxy and information statements relating to meetings of United's and UPC's stockholders since January 1, 1997 to the date of this Agreement, and (F) all other reports, registration statements, forms and other documents filed by United and its Subsidiaries with the Commission since January 1, 1997 to the date of this Agreement (all such documents referred to in this clause (F) filed in 2001 and publicly available on or prior to April 2, 2001 (each in the form publicly available on April 2, 2001), together with the United Form 10-K and the UPC Form 10-K (each in the form publicly available on April 2, 2001), and the United June 10-Q and the UPC June 10-Q (each in the form publicly available on August 14, 2001), the "United 2001 Commission Filings"). The filings made available pursuant to the preceding sentence constitute all of the reports, registration statements, proxy or information statements, documents and forms (other than preliminary material) that United and its Subsidiaries have been required to file with the Commission since

        January 1, 1997. All such filings and all reports, registration statements, proxy or information statements and other documents filed by United and its Subsidiaries with the Commission on or after the date hereof but prior to the Closing Date (x) complied, or will comply, in all material respects with the Securities Act or the Exchange Act, as the case may be, and the rules and regulations under each such Act, and
        (y) did not at the time they were filed, and will not at the time they are filed, with the Commission contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances in which they were made, not misleading.

        (ii) Except as disclosed in Section 6.1(g) of the United Disclosure Schedule, each of the consolidated financial statements (including the notes thereto) contained in the United Commission Filings and each other report, registration statement, form and other document filed by United and its Subsidiaries with the Commission from and after the date hereof was or will be prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto) and Regulation S-X under the Exchange Act and fairly presents or will fairly present the consolidated financial position, results of operations and cash flows of the registrant and its consolidated subsidiaries as of the respective dates thereof and for the respective periods indicated therein subject in the case of unaudited interim financial statements to normal recurring year-end adjustments.

        (iii) Except (i) for liabilities and obligations imposed under or pursuant to this Agreement, the other Transaction Documents or the United Investment Agreements or (ii) as reflected in the United 2001 Commission Filings or in Section 6.1(g) of the United Disclosure Schedule, neither United nor any of its Subsidiaries has any liability, obligation or commitment of any kind or nature, whether due or to become due, whether absolute, accrued, fixed or contingent or otherwise, that in any case or in the aggregate is or may be material to the business, assets, results of operations or financial condition of United and its Subsidiaries taken as a whole, except liabilities and obligations that arose since June 30, 2001 in the ordinary course of business or that arise from changes in general business or economic conditions or from events affecting the industries in which United and its Subsidiaries operate generally (none of which has resulted or is reasonably likely to result in a United Material Adverse Effect or a New United Material Adverse Effect).

     (h) Absence of Certain Developments. Since June 30, 2001, other than as otherwise permitted, contemplated or required by this Agreement or the other Transaction Documents, (x) the business of United and each of its Subsidiaries has been operated only in the ordinary course, (y) to United's knowledge, except to the extent disclosed in Section 6.1(h) of the United Disclosure Schedule, no event has occurred and no condition exists that, individually or together with other events and conditions, has had or, insofar as United can reasonably foresee, is reasonably likely to have, a United Material Adverse Effect or a New United Material Adverse Effect, and
     (z) there has been no material change in the accounting methods, practices or policies of United or any of its Subsidiaries except as required by changes in GAAP.

     (i) Legal Compliance. Except as set forth in the United 2001 Commission Filings or in Section 6.1(i) of the United Disclosure Schedule, United and its Subsidiaries (x) are in compliance with, and have conducted their respective businesses so as to comply with, the terms of their respective Licenses and all applicable Laws, and (y) have all Licenses that are required to operate their respective businesses, except in such cases where the failure to so comply or to have such Licenses, either individually or in the aggregate, has not had and is not reasonably expected to have a United Material Adverse Effect or a New United Material Adverse Effect. Without limiting the generality of the foregoing, the operations of the businesses, assets and facilities of United and, to United's knowledge, its Subsidiaries are in compliance with all applicable Environmental and Health Laws, if any, except where the failure to comply has not had and is not reasonably expected to have a United Material Adverse Effect or a New United Material Adverse Effect.

     (j) Taxes. Except as otherwise set forth in Section 6.1(j) of the United Disclosure Schedule:

        (i) Each of United and each of United's Subsidiaries identified in Paragraph A. of Section 6.1(j) of the United Disclosure Schedule (the "Material United Subsidiaries") has timely filed all material Tax Returns that it was required to file. All such Tax Returns are true and complete in all material respects. All material Taxes owed by United and the Material United Subsidiaries (whether or not shown on any Tax Return) have been timely paid. There are no Liens for material Taxes (other than for current Taxes not yet due and payable or for items being contested in good faith and for which there are adequate reserves in accordance with GAAP on the books of the applicable entity) on any of the assets of United or the Material United Subsidiaries.

        (ii) Each of United and each of the Material United Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor or other third party.

        (iii) No material deficiencies for any Taxes have been proposed, asserted or assessed against United or any of the Material United Subsidiaries that are not adequately reserved for in accordance with GAAP in all cases applied on a consistent basis. No Tax Returns of United or any of the Material United Subsidiaries are currently the subject of an audit.

        (iv) None of United or the Material United Subsidiaries has any current non-contingent liability for the Taxes of any Person (other than United and its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by Contract, or otherwise.

        (v) If the income of United or any of the Material United Subsidiaries was required under federal, state, local, or foreign tax rules, to be included on a consolidated, unitary, combined or other such Tax Return filed by a Person other than any of United or the Material United Subsidiaries, each such group has filed all material Tax Returns that it was required to file with respect to United or any of the Material United Subsidiaries for each period during which United or any of the Material United Subsidiaries was a member of such group. All such material Tax Returns were correct and complete in all material respects insofar as they relate to United and the Material United Subsidiaries. All material Taxes owed by such group with respect to United and the Material United Subsidiaries (whether or not shown on a Tax Return) have been paid for each taxable period during which United or any of the Material United Subsidiaries was a member of its respective group.

        (vi) The normal period within which to examine and/or assess Taxes on the income of United or any of the Material United Subsidiaries has not been extended with respect to any such Person by waiver of, or agreement to extend, the applicable statute of limitations or otherwise.

        (vii) Neither United nor any of the Material United Subsidiaries has filed a consent under Section 341(f) of the Code.

        (viii) Neither United nor any of the Material United Subsidiaries has made any payments, nor are any of them obligated to make any payments, and none of them is a party to any agreement that under certain circumstances could obligate it to make any payments as a result of the transactions contemplated by this Agreement or the other Transaction Documents or otherwise to any employee, member, officer or director of, or any independent contractor or other person who performs personal services for, any of United or any of the Material United Subsidiaries who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or employee benefit plan currently in effect which would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

        (ix) United has not taken any action and has no present plan or intention to take any action that would cause the transactions contemplated hereby or by the other Transaction Documents not to qualify as a tax-free transaction pursuant to Section 351 of the Code.

        (x) Neither United nor any of the Material United Subsidiaries is a party to any tax sharing or allocation agreement with any other Person.

        (xi) Other than the Material United Subsidiaries, none of United's subsidiaries would, individually or all such subsidiaries considered in the aggregate, constitute a "significant subsidiary" of United as such term is defined in Section 1-02(w) of Regulation S-X promulgated under the Exchange Act; provided that, for such purposes the term "5 percent" shall be substituted in each instance in which the term "10 percent" appears in Section 1-02(w) of Regulation S-X.

     (k) Contracts and Commitments. Except for Contracts entered into after June 30, 2001 that are disclosed in Section 6.1(k) of the United Disclosure Schedule, all Contracts to which United or any of its Subsidiaries is a party or by which any of them or their respective businesses or assets are bound that are to be performed in whole or in part after the date hereof and that are required to be filed with the Commission as "material contracts" pursuant to Item 601 of Regulation S-K have been filed with the United 2001 Commission Filings. Except as disclosed in Section 6.1(k) of the United Disclosure Schedule, there is no material Contract or Judgment binding upon United or any of its Subsidiaries (i) that has had or could reasonably be expected to have the effect of prohibiting or materially impairing any current business practice of, or the conduct of business as currently conducted by, United or its Subsidiaries or limiting the right of United or any of its Subsidiaries to compete in any line of business, (ii) that purports to or would bind New United or any of its Subsidiaries or any of the Liberty Parties or any of their respective Affiliates after giving effect to the transactions contemplated hereby or (iii) in respect of which, whether before or after giving effect to the transactions contemplated hereby or by the other Transaction Documents, any act or omission of any of the Liberty Parties or any of their respective Affiliates would result in a violation or breach thereof, or constitute (with or without the giving of notice or lapse of time or both), or permit any Person to declare, a default or event of default thereunder, or give rise to any right of termination, cancellation, amendment, acceleration, repurchase, prepayment or repayment or to increased payments thereunder, or give rise to or accelerate any obligation (including, without limitation, any obligation to, or to offer to, repurchase, prepay, repay or make increased payments) or result in the loss or modification of any rights or benefits thereunder, or result in any Lien or Restriction on any of the assets of, or otherwise have any material adverse effect on, United or any of its Affiliates. True and complete copies of all Contracts listed in the United Commission Filings or in Section 6.1(k) of the United Disclosure Schedule have been provided to Liberty Media. Each of United and its Subsidiaries has fulfilled in all material respects, or taken all actions necessary to enable it to fulfill in all material respects when due, its obligations under each of such Contracts to which it is a party, and none of United or any or its Subsidiaries is in breach or violation of, or in default (with or without the giving of notice or lapse of time or both) under any of such Contracts, which breach, violation or default individually or in the aggregate would reasonably be expected to have a United Material Adverse Effect or a New United Material Adverse Effect.

     (l) Intangible Property. Except as set forth in the United 2001 Commission Filings or Section 6.1(l) of the United Disclosure Schedule, one or more of United and its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all Intellectual Property that is used in the business of United and its Subsidiaries as currently conducted, except to the extent that the failure to have such rights has not had and is not reasonably likely to have a United Material Adverse Effect. Except as set forth in the United 2001 Commission Filings or
     Section 6.1(l) of the United Disclosure Schedule and except, in the case of clauses (iii) and (iv), to the extent that any of the following has not had and is not reasonably likely to have a United Material Adverse Effect, (i) neither United nor any of its Subsidiaries has received notice of any claim of infringement of the rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or other Intellectual Property used or owned by United or any of its Subsidiaries, (ii) neither United nor any of its Subsidiaries has any knowledge that United or any of its Subsidiaries is infringing upon or otherwise violating, or has infringed upon or otherwise violated, the rights of any third party with respect to any patent, trademark, trade name, service mark, copyright or other Intellectual Property, (iii) no current or former employee of United or any of its Subsidiaries is or was a party to any confidentiality agreement and/or agreement not to compete that restricts or forbids such employee's performance of any activity that such employee was hired to perform, and (iv) none of United or any of its Subsidiaries is currently using or has in the past used without appropriate authorization, any confidential information or trade secrets of any third party. Since January 1, 1997, neither United nor any of its Subsidiaries has received any notice alleging such conduct.

     (m) Interested Party Transactions. Except to the extent reflected in the United 2001 Commission Filings, Section 6.1(m) of the United Disclosure Schedule lists all transactions between United or any of its Subsidiaries, on the one hand, and any director, executive officer (or immediate family member of such director or executive officer) or stockholder of United or (other than United) any of its Subsidiaries, on the other hand, in which the amount involved exceeds US $60,000 that is required to be disclosed pursuant to Item 404 of Regulation S-K under the Exchange Act, other than transactions required or permitted by this Agreement or the other Transaction Documents and transactions otherwise disclosed in the United Disclosure Schedule or pursuant to Contracts so disclosed.

     (n) Minute Books. United has made available to Liberty Media copies of the minute books of United and each of its wholly owned Subsidiaries. Such minute books contain summaries of all meetings of directors and shareholders or actions by written consent since the time of the applicable Person's incorporation or organization, and such summaries are true and complete in all material respects and reflect all transactions referred to in such minutes accurately in all material respects.

     (o) DGCL Section 203 and Similar Laws. Prior to the execution hereof, the respective Boards of Directors of United and each of its Subsidiaries approved each of the transactions contemplated by this Agreement and the other Transaction Documents to the extent necessary to render inapplicable thereto the limitations on business combinations contained in Section 203 of the Delaware General Corporation Law and any similar provision of any other Law.

     (p) Company Action. The Board of Directors of United (at a meeting duly called and held) has by (i) the unanimous vote of the Board of Directors of United (excluding directors designated by Liberty Media) and (ii) the unanimous vote of the members of the Board of Directors of United who are not Founders, Permitted Transferees of a Founder, officers or directors or designees of Liberty Media or officers or directors of United, voting separately: (A) determined and declared that this Agreement, the other Transaction Documents (including the United/New United Merger Agreement) and the transactions contemplated hereby and thereby (including the United/New United Merger) are advisable and in the best interests of United and its stockholders, (B) directed that such transactions (including the United/New United Merger) be submitted for consideration by United's stockholders at a special meeting of stockholders, and (C) adopted resolutions approving this Agreement and the other Transaction Documents and recommending approval and adoption hereof and thereof and of such transactions by United's stockholders.

     (q) Fairness Opinions. The Board of Directors of United has received the written opinion of Morgan Stanley & Co. Inc. ("Morgan Stanley"), satisfactory in form, scope and substance to United, as required pursuant to Section 4.11 of each of the Specified Indentures with respect to the transactions contemplated by the Stock Purchase Agreements, of even date herewith, between Liberty UCOMA LLC and United (the "Stock Purchase Fairness Opinion"). United has provided Liberty Media with a true and complete copy of the Stock Purchase Fairness Opinion.

     (r) Vote Required. The only vote of stockholders of United required under the DGCL, NASD requirements and the certificate of incorporation and bylaws of United in order to approve the transactions contemplated by this Agreement and the other Transaction Documents is the affirmative vote in favor of the United/New United Merger and the other transactions contemplated by this Agreement and the other Transaction Documents of a majority of the total number of votes entitled to be cast by the holders of the issued and outstanding shares of United Class A Stock and United Class B Stock voting as a single class, and no other vote or approval of or other action by the holders of any capital stock of United is required for such approval or for the consummation of any of the transactions contemplated hereby or by the other Transaction Documents.

     (s) No Investment Company. United is not an "investment company" subject to the registration requirements of, or regulation as an investment company under, the Investment Company Act of 1940.

     (t) Registration Statement; Proxy Statement. The Registration Statement and the Proxy Statement, except for any information supplied by any Liberty Party in writing expressly for purpose of inclusion therein, shall not at the time the Registration Statement is declared effective by the Commission, on the date the Proxy Statement is first mailed to the stockholders of United, at the time of the United Stockholders Meeting or on the Closing Date contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (u)  [Reserved.]

     (v) Priority Telecom. Neither United nor any of its Subsidiaries (including UPC and its Subsidiaries) has taken, or permitted to be taken, any action to satisfy a Stock Purchase Option (as defined in the Priority Telecom Shareholders Agreement) through the issuance or delivery of securities of United or UPC.

6.2 Representations and Warranties of New United. Assuming the accuracy of the representations and warranties of the Liberty Parties and the Founders contained in this Agreement and except as disclosed in the Liberty Disclosure Schedule, New United hereby represents and warrants to the Liberty Parties and the Founders as follows:

     (a) Organization, Good Standing and Authority. Each of New United and its Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to own, lease and operate its properties and carry on its business as now being conducted, and (iii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified or licensed and in good standing, individually or in the aggregate, would not have (1) a Material Adverse Effect on New United and its Subsidiaries, taken as a whole, or (2) a material adverse effect on the ability of New United to perform its obligations under, and consummate the transactions contemplated by, this Agreement and the other Transaction Documents (each of clauses (1) and (2) above, a "New United Material Adverse Effect"). True and complete copies of the New United Charter, the New United By-laws, and United/New United Merger Sub's Certificate of Incorporation (the "United/New United Merger Sub Charter") and By-laws (the "United/New United Merger Sub By-laws") are attached hereto as Exhibits 2.1(b)-1, 2.1(b)-2, 6.2(a)-1 and 6.2(a)-2, respectively. New United has heretofore provided Liberty with true and complete copies of the Certificate of Incorporation and By-laws of New United as in effect on the date hereof. Neither New United nor United/New United Merger Sub is in violation of any of the provisions of its Certificate of Incorporation or By-laws.

     (b)  Capital Stock.

        (i) The total authorized shares of capital stock of New United consists solely of one share of Common Stock, par value $0.01 per share ("Existing New United Common Stock"). As of the date hereof there are no issued or outstanding shares of Existing New United Common Stock other than one share of Existing New United Common Stock held, beneficially and of record, by Schneider. As of the date hereof there are no outstanding subscriptions, options, warrants, puts, calls, trusts (voting or otherwise), rights, exchangeable or convertible securities or other commitments or agreements of any nature (other than this Agreement and the other Transaction Documents) relating to the capital stock or other securities or ownership interests of New United (including any phantom shares, phantom equity interests or stock or equity interests or stock or equity appreciation rights) or obligating New United at any time or upon the happening of any event, to issue, transfer, deliver, sell, repurchase, redeem or otherwise acquire, or cause to be issued, transferred, delivered, sold, repurchased, redeemed or otherwise acquired, any of its capital stock or any phantom shares, phantom equity interests or stock or equity appreciation rights, or other ownership interests of New

        United or obligating New United to grant, extend or enter into any such subscription, option, warrant, put, call, trust, right, exchangeable or convertible security, commitment or agreement. As of immediately prior to the Closing, the total authorized shares of capital stock of New United will consist solely of 800,000,000 shares of New United Class A Stock, 564,075,000 shares of New United Class B Stock, 400,000,000 shares of New United Class C Stock and 10,000,000 shares of Preferred Stock, par value US $0.01 per share (the "New United Preferred Stock"). No series of New United Preferred Stock will have been designated as of immediately prior to the Closing. As of immediately prior to the Closing there will be no issued or outstanding shares of capital stock or other securities or ownership interests of New United other than one share of New United Class A Stock held, beneficially and of record, by Schneider. As of immediately prior to the Closing there will be no outstanding subscriptions, options, warrants, puts, calls, trusts (voting or otherwise), rights, exchangeable or convertible securities or other commitments or agreements of any nature (other than this Agreement and the other Transaction Documents) relating to the capital stock or other securities or ownership interests of New United (including any phantom shares, phantom equity interests or stock or equity appreciation rights) or obligating New United, at any time or upon the happening of any event, to issue, transfer, deliver, sell, repurchase, redeem or otherwise acquire, or cause to be issued, transferred, delivered, sold, repurchased, redeemed or otherwise acquired, any of its capital stock or any phantom shares, phantom equity interests or stock or equity appreciation rights, or other ownership interests of New United or obligating New United to grant, extend or enter into any such subscription, option, warrant, put, call, trust, right, exchangeable or convertible security, commitment or agreement. As of immediately prior to the Closing, the shares of New United Class A Stock, New United Class B Stock and New United Class C Stock to be issued pursuant to this Agreement and the other Transaction Documents will have been duly authorized, and, when issued, will be validly issued, fully paid, nonassessable, free of preemptive rights and free of Liens and Restrictions, other than Liens or Restrictions created by the holder thereof and restrictions on transfer under federal and state securities laws. To the knowledge of New United, except as set forth in Section 5.1 of the Founders Disclosure Schedule there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock or ownership interests of New United (other than this Agreement and the other Transaction Documents).

        (ii) The total authorized shares of capital stock of United/New United Merger Sub consists solely of 15 shares of Class A Common Stock, par value US $0.01 per share, 15 shares of United/New United Merger Sub Class B Stock and 3,000 shares of United/New United Merger Sub Class C Stock. As of the date hereof there are, and as of immediately prior to the Closing there will be, no issued or outstanding shares of capital stock or other securities or ownership interests of United/New United Merger Sub other than 15 shares of United/New United Merger Sub Class B Stock and 3,000 shares of United/New United Merger Sub Class C Stock all of which is held by New United. As of the date hereof there are,and as of the Closing Date there will be, no outstanding subscriptions, options, warrants, puts, calls, trusts (voting or otherwise), rights, exchangeable or convertible securities or other commitments or agreements (other than this Agreement and the other Transaction Documents) of any nature relating to the capital stock or other securities or ownership interests of United/New United Merger Sub (including any phantom shares, phantom equity interests or stock or equity appreciation rights) or obligating United/New United Merger Sub, at any time or upon the happening of any event, to issue, transfer, deliver, sell, repurchase, redeem or otherwise acquire, or cause to be issued, transferred, delivered, sold, repurchased, redeemed or otherwise acquired, any of its capital stock or any phantom shares, phantom equity interests or stock or equity appreciation rights, or other ownership interests of United/New United Merger Sub or obligating United/New United Merger Sub to grant, extend or enter into any such subscription, option, warrant, put, call, trust, right, exchangeable or convertible security, commitment or agreement. The outstanding shares of United/New United Merger Sub Class B Stock and United/ New United Merger Sub Class C Stock are duly authorized, validly issued, fully paid, nonassessable, free of preemptive rights and free of Liens and Restrictions, other than as may have been created by this Agreement or the other Transaction Documents and except for restrictions on transfer under federal or state securities laws.

     (c)  Power; Authorization and Validity; Consents; No Conflicts.

        (i) Each of New United and United/New United Merger Sub has all requisite power and authority to execute and deliver and perform its obligations under this Agreement and each other Transaction Document to be executed and delivered by it pursuant to this Agreement, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by such party of this Agreement and the other Transaction Documents to which it is or will be a party, and, subject to the satisfaction of the conditions set forth in this Agreement, the consummation of the transactions contemplated hereby and thereby (including the United/New United Merger) and the performance by it of its obligations hereunder and thereunder have been duly authorized by the respective Boards of Directors of each of New United and United/New United Merger Sub and by all other requisite corporate action on the part of such parties. This Agreement has been, and each of the other Transaction Documents to be executed and delivered by New United or United/New United Merger Sub will be at or prior to the Closing, duly and validly executed and delivered by such party. Assuming the due execution and delivery by the other parties hereto or thereto, this Agreement constitutes, and each of the other Transaction Documents when executed and delivered by the applicable of New United or United/New United Merger Sub will constitute, the legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as such enforceability may be affected by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally or by general equitable principles.

        (ii) Except for the requirements under the HSR Act, the filing of the Certificate of Merger in connection with the United/New United Merger, the filing of the certificates or articles of merger, as applicable, in connection with the Founder Newco Mergers, and the Required United Consents, no consent, approval or waiver of, notice to, or Filing with, any other Person is required on behalf of New United or any of its Subsidiaries in connection with the execution, delivery or performance by New United or United/New United Merger Sub of this Agreement or any of the other Transaction Documents to which any of them is or will be a party, or the consummation of the transactions contemplated hereby or thereby (including the United/New United Merger and the Founder Newco Mergers), the failure of which to be obtained, given or made, individually or in the aggregate, would have a New United Material Adverse Effect. The execution and delivery of this Agreement and the other Transaction Documents by New United and United/New United Merger Sub do not, and the performance by them of their respective obligations hereunder and thereunder will not, (x) violate or conflict with any provision of the certificate of incorporation, bylaws, operating agreement or other organizational or governing documents of New United or any of its Subsidiaries, (y) assuming that the Required United Consents of Governmental Authorities are obtained, violate any of the terms, conditions or provisions of any Law, License or Judgment to which New United or any of its Subsidiaries is subject or by which any of the foregoing or any of their respective assets are bound, except that no representation is made with respect to any foreign Law of any jurisdiction in which neither New United nor United, directly or through a Subsidiary, owns assets or engages in business, or (z) result in a violation or breach of, or (with or without the giving of notice or lapse of time or both) constitute a default (or give rise to any right of termination, cancellation, amendment, acceleration, repurchase, prepayment or repayment or to increased payments) under or give rise to or accelerate any material obligation (including any obligation to, or to offer to, repurchase, prepay, repay or make increased payments) or result in the loss or modification of any material benefit under, or result in a Lien or Restriction on any of the assets of New United or any of its Subsidiaries pursuant to, any Contract to which New United or any of its Subsidiaries is a party or by which New United or any of its Subsidiaries or any of their respective assets is bound, except, in the case of any Law (other than Delaware law), License or Judgment referred to in clause (y), as would not have a New United Material Adverse Effect.

     (d) Brokers' and Finders' Fees. There is no broker, finder, investment banker or similar intermediary that has been retained by, or is authorized to act on behalf of, New United or any of its Subsidiaries or any of their respective officers or directors who will be entitled to any fee or commission in connection with this Agreement or upon consummation of the transactions contemplated hereby.

     (e) Legal Proceedings. There is no Judgment outstanding or any Legal Proceeding by or before any Governmental Authority or any arbitrator pending or, to New United's knowledge, threatened in writing, against New United or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a New United Material Adverse Effect.

     (f) Assets. The assets owned or leased by New United and its Subsidiaries are suitable and adequate for the conduct of their respective businesses and New United or the applicable Subsidiary has good and valid title to or valid leasehold or other contractual interests in all such assets that are material to its business, taken as a whole, free and clear of all Liens and Restrictions other than Permitted Encumbrances and Liens the existence of which does not have and is not reasonably expected to have a New United Material Adverse Effect. As of the date hereof and as of immediately prior to the Closing, New United and United/New United Merger Sub have no material assets other than their rights under this Agreement and the other Transaction Documents and other than, in the case of New United, the stock of United/New United Merger Sub, and have not conducted or engaged in any business other than executing, delivering and performing their respective obligations under this Agreement and the other Transaction Documents.

     (g)  Commission Filings; Financial Statements; Liabilities.

        (i) All reports, registration statements, proxy or information statements and other documents filed by New United and its Subsidiaries with the Commission after the date hereof (each a "New United Commission Filing") (x) will comply with the Securities Act or the Exchange Act, as the case may be, and the rules and regulations under each such Act, and
        (y) will not at the time they are filed with the Commission contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances in which they were made, not misleading.

        (ii) Each of the consolidated financial statements (including the notes thereto) contained in the New United Commission Filings will be prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto) and Regulation S-X under the Exchange Act and fairly present the consolidated financial position, results of operations and cash flows of the registrant and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein, subject in the case of unaudited interim financial statements to normal recurring year-end adjustments.

        (iii) As of the date hereof and as of immediately prior to the Closing, except for their respective obligations expressly provided for in (A) this Agreement and the other Transaction Documents to which they are party, and (B) the agreements described on Schedule 6.2(g)(iii), New United and United/New United Merger Sub have no, and following the United/New United Merger, New United and its Subsidiaries will have no, liability, commitment or obligation of any kind or nature, whether due or to become due, whether absolute, accrued, fixed or contingent or otherwise. As of immediately following the Closing, New United and its Subsidiaries will have no liability, commitment or obligation of any kind or nature, whether due or to become due, whether absolute, accrued, fixed or contingent or otherwise, other than (i) in the case of Subsidiaries of New United, liabilities, commitments and obligations of Liberty Sub, which liabilities, commitments and obligations were in existence immediately prior to the Closing and (ii) liabilities, obligations and commitments of New United expressly provided for in this Agreement and the other Transaction Documents to which it is a party.

     (h) Absence of Certain Developments. Since the date of the most recent balance sheet included in the Available New United Commission Filings, other than as otherwise permitted, contemplated or required by this Agreement or the other Transaction Documents, (i) the business of New United and each of its Subsidiaries has been operated only in the ordinary course, (ii) no event has occurred and no condition exists that, individually or together with other events and conditions, has had or, insofar as New United can reasonably foresee, is reasonably likely to have, a New United Material Adverse Effect, and (iii) there has been no change in the accounting methods, practices or policies of New United or any of its Subsidiaries.

     (i) Legal Compliance. New United and its Subsidiaries (x) are in compliance with, and have conducted their respective businesses so as to comply with, the terms of their respective Licenses and all applicable Laws, and (y) have all Licenses that are required to operate their respective businesses, except in such cases where the failure to so comply or to have such Licenses, either individually or in the aggregate, has not had and is not reasonably expected to have a New United Material Adverse Effect. Without limiting the generality of the foregoing, the operations of the businesses, assets and facilities of New United and its Subsidiaries are in compliance with all applicable Environmental and Health Laws, if any, except where the failure to comply has not had and is not reasonably expected to have a New United Material Adverse Effect.

     (j) Contracts; No Breach. Each of New United and its Subsidiaries has fulfilled in all material respects, or taken all actions necessary to enable it to fulfill in all material respects when due, its obligations under each Contract to which it is a party or by which it or any of its assets are bound and none of New United or any of its Subsidiaries is in breach or violation of, or in default (with or without the giving of notice or lapse of time or both) under, and no circumstance or condition exists that could give rise to, or permit any other Person to, declare a default under, any of the Contracts to which it is a party or by which it or its assets are bound, which breach, violation or default individually or in the aggregate would reasonably be expected to have a New United Material Adverse Effect.

     (k) Section 203 and Similar Laws. Pursuant to the New United Charter and the certificate of incorporation of United/New United Merger Sub, neither
     Section 203 of the Delaware General Corporation Law nor any similar provision of any other Law is applicable to business combinations involving New United or any of its Subsidiaries.

     (l) No Investment Company. New United is not, and immediately following the consummation of the transactions contemplated hereby and by the other Transaction Documents New United shall not be, an "investment company" subject to the registration requirements of, or regulation as an investment company under, the Investment Company Act of 1940.

     (m) Registration Statement; Proxy Statement. The Registration Statement and the Proxy Statement, except for any information supplied by any Liberty Party in writing expressly for purpose of inclusion therein, shall not at the time the Registration Statement is declared effective by the Commission, on the date the Proxy Statement is first mailed to the stockholders of United, at the time of the United Stockholders Meeting or on the Closing Date contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                  ARTICLE VII

                        CERTAIN COVENANTS OF THE PARTIES

7.1 Conduct of Business in Ordinary Course Pending Closing. From the date hereof until the Closing or earlier termination of this Agreement:

     (a) Except (1) for taking such actions or engaging in such transactions as may be required or permitted by this Agreement, (2) as otherwise disclosed herein, and (3) with the prior written consent of United (which consent shall not be unreasonably withheld, except in the case of any action described in clause (i) below (with respect to which United may choose to grant or withhold its consent in its sole discretion)), Liberty shall: (i) not take or omit to take any action that would or could reasonably be expected to result in the failure of the conditions precedent set forth in this Agreement to the parties' obligations to consummate the transactions contemplated hereby and by the other Transaction Documents to be satisfied; and (ii) not knowingly take any other action that would cause any of the representations and warranties of the Liberty Parties set forth in this Agreement to be untrue in any material respect if then made. Liberty Media shall promptly after obtaining knowledge thereof notify United of the occurrence of any event that has had or is reasonably likely to have a Liberty Material Adverse Effect.

     (b) Except (1) for taking such actions or engaging in such transactions as may be required or permitted by this Agreement, (2) as described in Section 7.1(b) of the United Disclosure Schedule or as contemplated by Section 7.1(f) of this Agreement, and (3) with the prior written consent of Liberty (which consent shall not be unreasonably withheld, except for any of the following matters (with respect to which Liberty may choose to grant or withhold its consent in its sole discretion): (A) any action by or involving New United or any of its Subsidiaries and (B) any action described in clause (v), (ix), (x) or (xiii) below), United shall, and shall use all commercially reasonable efforts to cause those of its Subsidiaries that are Controlled Affiliates to, and New United shall, and shall cause its Subsidiaries to: (i) carry on their respective businesses in the ordinary course consistent with past practice, (ii) except, in the case of United and its Controlled Affiliates, pursuant to Partner's Purchase Rights and except, in the case of United and its Controlled Affiliates, for transfers among Controlled Affiliates of United or in the ordinary course of business consistent with past practice, not sell, lease, transfer or dispose of (including by way of dividend or distribution), or create any Lien (other than, in the case of United and its Controlled Affiliates, (A) the creation of any Lien on the assets of Subsidiaries of United if United or any wholly owned Subsidiary of United is the sole beneficiary of such Lien, (B) the creation of Permitted Encumbrances, (C) the imposition of a Lien on any asset acquired after the date hereof by United or any of its Subsidiaries, but only to the extent that the imposition of such Lien on such asset is required by the terms of any Contract evidencing secured indebtedness of United or its Subsidiaries and disclosed in the United 2001 Commission Filings, as such terms were disclosed in the United 2001 Commission Filings and (D) in the case of any United Public Company and its Subsidiaries, Liens permitted by clause
     (xi)(A)(5) below) on, any of their assets of substantial value, either individually or in the aggregate; (iii) notify Liberty promptly of any inquiry or proposal concerning any sale, lease, transfer or other disposition referred to in clause (ii) above; (iv) not amend or modify in any material respect any material United Investment Agreement (except for amendments or modifications disclosed in Section 6.1(f)(i) of the United Disclosure Schedule) or, except in the ordinary course of business consistent with past practice, if any, any other material Contract; (v) not
     (A) amend, modify or waive any provision of the United/New United Merger Agreement, (B) amend or modify United's certificate of incorporation or bylaws (except (1) pursuant to the United/New United Merger as contemplated by the United/ New United Merger Agreement and (2) for the filing of the Series E Certificate of Designation in the form attached hereto as Exhibit 6.1(b)), (C) amend or modify the New United Charter or New United By-laws,
     (D) amend or modify the United/New United Merger Sub Charter or the United/New United Merger Sub By-laws, (E) amend, modify or waive any provision of any Subscription Agreement (and United shall not issue, or agree to issue, any shares of United Series E Preferred Stock other than pursuant to the Subscription Agreements as required by Section 2.1(c) of this Agreement), any Founder Newco Merger Agreement or any other Transaction Document, or (F) authorize or approve any of the foregoing;
     (vi) except in the case of United and its Controlled Affiliates, for acquisitions in existing or related lines of business of the Person making such acquisition and for transactions permitted by clause (ii) above, not acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, limited liability company, association or other business organization or division thereof; (vii) except, (A) in the case of United, for the declaration, setting aside or payment of regular dividends as provided by the terms of the United Preferred Stock outstanding on the date hereof and, (B) in the case of a Subsidiary of United, for the declaration, setting aside or payment of dividends to United or a wholly owned Subsidiary thereof or pro rata to the stockholders of the Subsidiary declaring, setting aside or paying such dividend or distribution, not declare, set aside or pay any dividend or other distribution, not effect or authorize any recapitalization or similar transaction and not directly or indirectly redeem, retire, purchase or otherwise acquire any of its capital stock or other equity securities or options, warrants or rights to acquire any of its capital stock or other equity securities; (viii) not effect or authorize any stock split (other than stock splits by wholly owned Subsidiaries of United or by wholly owned Subsidiaries of UPC), reverse split (other than reverse splits by wholly owned Subsidiaries of United or by UPC or Priority Telecom, but in the case of UPC or Priority Telecom only to the extent necessary for the equity securities of either such Person to remain listed for trading on The NASDAQ National Market or the Amsterdam Stock Exchange, and only to the extent such reverse split by UPC or Priority Telecom may be and is effected in compliance with any requirements of applicable Law and any applicable Contracts evidencing or securing any outstanding indebtedness or pursuant to which any such outstanding indebtedness was incurred), stock dividend or combination involving any of its capital stock or other equity securities (except for such transactions among United and its wholly owned Subsidiaries and among UPC and its wholly owned Subsidiaries) or issue or sell or agree to issue or sell any of its capital stock or other equity securities or issue, sell, grant or agree to issue, sell or grant any options, warrants or rights to acquire any of its capital stock or other equity securities (except for such transactions among United and its wholly owned Subsidiaries and among UPC and its wholly owned Subsidiaries), or any phantom shares, phantom equity interests or stock or equity appreciation rights, that would cause (A) any of United's representations in Section 6.1(b) to be untrue in any material respect if then made, (B) any of United's representations in Section 6.1(f)(i) to be untrue in any material respect if then made, except in each case in this clause (B) for (1) such issuances or sales by immaterial Subsidiaries and
     (2) such issuances or sales that will not result in any material dilution of United's direct or indirect interest in such Subsidiary or any loss of material rights or any imposition of material penalties relating to such interest or (C) any of New United's representations in Section 6.2(b) to be untrue in any respect if then made; (ix) not engage in any material transaction with any Founder or any family member or Affiliate of a Founder, any director or officer of United or any of its Subsidiaries, or any family member or Affiliate of such director or officer, or any other Affiliate of United, but excluding employee matters in the ordinary course of business and not in violation of any other covenant made in this Agreement and the other Transaction Documents (for purposes of this clause
     (ix) only, an "Affiliate" of a Founder or of a director or officer of United or of United shall not include United, New United or any of their respective Controlled Affiliates); (x) (A) in the case of United and its Controlled Affiliates, not engage in any material transaction with New United or any of its Controlled Affiliates and (B) in the case of New United and its Controlled Affiliates, not engage in any material transaction with United or any of its Controlled Affiliates, (xi) (A) in the case of United and its Subsidiaries that are Controlled Affiliates, not incur any indebtedness for borrowed money (including any Refinancing Indebtedness that does not satisfy the proviso set forth in clause (5) below) if the principal amount or accreted value of such indebtedness, taken together with the aggregate principal amount or accreted value of all other indebtedness incurred after the date hereof by United or any of its Subsidiaries that are Controlled Affiliates, exceeds US $50,000,000 other than (1) drawings under existing fixed or revolving credit facilities, (2) the accretion of indebtedness under bonds, notes and other instruments outstanding on the date hereof, (3) net obligations under interest rate or currency swap arrangements, (4) intercompany indebtedness to United or between United's Subsidiaries and (5) in the case of a United Public Company and its Subsidiaries, indebtedness ("Refinancing Indebtedness") incurred to refinance outstanding indebtedness ("Refinanced Indebtedness") (provided that (a) the Refinancing Indebtedness has an average life and final maturity no shorter than the average life and final maturity of the applicable Refinanced Indebtedness, (b) the principal amount or accreted value of the Refinancing Indebtedness is no greater than the principal amount, plus accrued interest, or accreted value of the applicable Refinanced Indebtedness, (c) the Refinancing Indebtedness is incurred by the same Person that is the obligor of the applicable Refinanced Indebtedness and is not guaranteed by any Person other than the guarantor, if any, of the Refinanced Indebtedness and (d) the repayment of the Refinancing Indebtedness is not secured by Liens on any assets other than assets securing the repayment of the applicable Refinanced Indebtedness) and (B) in the case of New United and its Subsidiaries, not incur any liability, obligation or commitment of any kind or nature, whether due or to become due, whether absolute, accrued, fixed or contingent or otherwise;
     (xii) not take any action that would violate, conflict with or constitute a breach of Section 3(b) of the Stockholders Agreement, Section 2(a) of the

     New United Covenant Agreement or Sections 2(a) or (b) of the United/Liberty Agreement, in each case to the same extent as though the applicable agreement had been executed and delivered by the parties thereto on the date hereof; (xiii) not take or omit to take any action that would or could reasonably be expected to result in the failure of the conditions precedent set forth in this Agreement and the other Transaction Documents to the parties' obligations to consummate the transactions contemplated hereby and by the other Transaction Documents to be satisfied; and (xiv) not knowingly take any other action that would result in the representations and warranties of United or New United set forth in this Agreement to be untrue in any material respect if then made. Nothing contained in the foregoing shall preclude United or any of its Subsidiaries or Controlled Affiliates from disposing of immaterial (both individually and in the aggregate) assets in the ordinary course of business consistent with past practice. Notwithstanding anything in the foregoing to the contrary, nothing contained in this Section 7.1(b) shall be deemed to (1) restrict United, UPC, United A/P, UPC Polska, Inc. or Poland Communications, Inc. or any of their respective "Subsidiaries" and "Restricted Affiliates" (as such terms are defined in the indentures to which these Persons are party) from taking any action if and to the extent that such a restriction would violate the indentures binding on such Persons or (2) restrict UPC or any of its Subsidiaries from taking any action if and to the extent that such a restriction would violate the Belmarken Loan Agreements or UPC's Senior Secured Credit Facility dated as of October 26, 2000. United shall promptly after obtaining knowledge thereof notify Liberty of the occurrence of any event that individually or together with any other event has had or is reasonably likely to have a United Material Adverse Effect or New United Material Adverse Effect.

     (c) Except as expressly contemplated by Section 2.1(a) hereof and except with the prior written consent of each of United and the Liberty Parties, no Founder or Founder Newco shall sell, transfer or otherwise dispose of or create any Lien or Restriction on any limited liability company membership interest in any Founder Newco or any of the shares of United Class B Stock or, in the case of a Founder Newco, United Class A Stock owned by it or any interest therein, or take or omit to take any action that would or could reasonably be expected to result in the failure of the conditions precedent set forth in this Agreement to the parties' obligations to consummate the transactions contemplated hereby and by the other Transaction Documents to be satisfied. Each Founder shall promptly after obtaining knowledge thereof notify each of United and the Liberty Parties of the occurrence of any event that has had or is reasonably likely to have a Founder Material Adverse Effect with respect to such Founder.

     (d) Each party hereto shall promptly give written notice to the others upon becoming aware of the occurrence or, to its knowledge, impending or threatened occurrence, of any event that is reasonably likely to cause or constitute a breach of any of its representations, warranties or covenants hereunder as if its representations or warranties were then being made.

     (e) United shall not, and shall not permit any of its Subsidiaries to, take any action to satisfy a UPC Stock Purchase Option (as defined in the Priority Telecom Shareholders Agreement) through the issuance or delivery of securities of United or any of its Subsidiaries (including UPC but excluding Priority Telecom) without the prior written consent of Liberty.

     (f) United shall take or cause to be taken such action as may be necessary to ensure that any default under or acceleration of any of the liabilities of United A/P or any of its Subsidiaries, or a bankruptcy or similar event involving United A/P or any of its Subsidiaries, at any time (whether before or at any time after the Closing) would not (with or without the giving of notice or lapse of time or both) result in the acceleration of, or give rise to the right to accelerate, any of the indebtedness of United or any of its Subsidiaries. Without limiting the generality of the foregoing, the parties acknowledge that the covenant set forth in this
     Section 7.1(f) shall not be satisfied if any Contract (including any Contract evidencing or relating to indebtedness) to which United A/P or any of its Subsidiaries is or becomes a party or pursuant to which any of their respective assets are or become bound restricts in any manner the actions of, or imposes any obligation, liability or commitment on, New United or any of its Subsidiaries or United or any of its Subsidiaries except, in the case of United and its Subsidiaries, as disclosed on Schedule 7.1(f). For purposes of this Section 7.1(f), the Subsidiaries of United A/P shall include Austar United Communications Limited and its Subsidiaries.

     (g) United shall take or cause to be taken such action as may be necessary to exempt the Liberty Parties and their respective Affiliates from the effect of any Contract among only United and one or more of its Controlled Affiliates or among only Controlled Affiliates of United (i) that purports to or would bind any of the Liberty Parties or any of their respective Affiliates after giving effect to the transactions contemplated hereby or
     (ii) in respect of which, whether before or after giving effect to the transactions contemplated hereby, any act or omission of any of the Liberty Parties or any of their respective Affiliates would result in a violation or breach thereof, or constitute (with or without due notice or lapse of time or both), or permit any Person to declare, a default or event of default thereunder, or give rise to any right of termination, cancellation, amendment, acceleration, repurchase, prepayment or repayment or to increased payments thereunder, or give rise to or accelerate any obligation (including, without limitation, any obligation to, or to offer to, repurchase, prepay, repay or make increased payments) or result in the loss or modification of any rights or benefits thereunder, or result in any Lien or Restriction on any of the assets of, or otherwise have any adverse effect on, United or any of its Affiliates.

     (h) Options to purchase not more than 17,500,000 shares of United Common Stock ((1) which number (A) includes, and is not in addition to, the options granted subject to stockholder approval as described in paragraph
     B.1. of Section 6.1(b) of the United Disclosure Schedule, except to the extent any such options are cancelled, and the Class B Options described in paragraph B.2. of Section 6.1(b) of the United Disclosure Schedule and (B) shall be reduced by the number of shares of United Class A Stock underlying any options granted after August 31, 2001 to the date of this Agreement, all of which options United represents and warrants comply with the provisions of this Section 7.1(h) (including with respect to the exercise prices thereof) and (2) which, except for any Class B Options described in paragraph B.2. of Section 6.1(b) of the United Disclosure Schedule, may only be options to purchase shares of United Class A Stock) (and no stock appreciation rights, restricted stock awards or any other grants under United's 1993 Stock Option Plan or otherwise other than such options to purchase shares of Common Stock) may be granted, provided that any such option shall have a per share exercise price equal to or greater than either (x) the per share average of the Closing Prices for New United Class A Stock for the 30 consecutive Trading Days beginning on and including the first Trading Day following the Closing Date or (y) $5.00 per share (unless a higher price is required pursuant to the terms of the relevant United Stock Option Plan). Any such option shall specify (which specification shall not be subject to change for any reason whatsoever), at the time of the grant thereof, whether the exercise price thereof shall be as set forth in clause (x) or (y) of the previous sentence.

     (i) United shall promptly provide and shall use commercially reasonable efforts to cause United A/P to promptly provide, Liberty with true and complete copies of any notices or correspondence received by United or any of its subsidiaries or by United A/P or any of its subsidiaries relating to any default, acceleration or breach of, or potential default, acceleration or breach of, or dispute regarding, any material Contract evidencing or securing any outstanding indebtedness of United or any of its subsidiaries or United A/P or any of its subsidiaries or pursuant to which any such outstanding indebtedness was incurred.

7.2 Stockholders Meeting. United shall call a meeting of its stockholders (the "United Stockholders Meeting") to be held as promptly as practicable for the purpose of considering and voting upon the United/ New United Merger and each other matter required to be approved by such stockholders in connection with the transactions contemplated hereby or by the other Transaction Documents, and shall submit the same to its stockholders for their approval. United will, through its Board of Directors, recommend to its stockholders the approval of the United/New United Merger and each such other matter and United will use its best commercially reasonable efforts to solicit proxies in favor of the United/New United Merger and each such other matter and otherwise to secure the required vote of its stockholders. Each of the Founders and Liberty Global will vote all shares of United's capital stock owned by them for the approval of the United/New United Merger and each such other matter. Liberty Global will not transfer record or beneficial ownership of any United Class B Stock prior to the Closing except to a Controlled Affiliate of Liberty and unless the transferee, simultaneous with such transfer, executes a counterpart to this Agreement and thereupon becomes bound hereby to the same extent as Liberty Global (including the obligation, subject to the satisfaction or waiver of the terms and conditions of this Agreement, to take any actions that Liberty Global is required to take at the Closing). No amendment to or modification or waiver of any of the provisions of any of the Transaction Documents shall be authorized, recommended or approved without the prior written consent of the Liberty Parties.

7.3  Proxy Statement; Registration Statement; Other Commission Filings.

(a) As soon as reasonably practicable after the execution of this Agreement, New United shall file with the Commission an amended registration statement on Form S-4 (the "Registration Statement"), containing a form of prospectus that includes the definitive proxy statement for the United Stockholders Meeting (together with any amendments thereof or supplements thereto, the "Proxy Statement"), registering under the Securities Act the shares of New United Class A Stock issuable pursuant to the United/New United Merger and the shares of New United Class A Stock issuable upon conversion of shares of New United Class B Stock and New United Class C Stock issuable in connection with the transactions contemplated by this Agreement and the other Transaction Documents (including upon conversion of shares of New United Class B Stock issuable upon conversion of shares of New United Class C Stock). The Registration Statement shall be in form and substance reasonably satisfactory to the parties and shall include a reasonable description of the Senior Notes Agreements and the actions taken in order to satisfy the Fee Letter Condition. United and New United shall respond promptly to any comments of the Commission and shall use all commercially reasonable efforts to cause the Proxy Statement to be cleared by the Commission and the Registration Statement to be declared effective as promptly as practicable after such filing. Following the effectiveness of the Registration Statement, United shall promptly mail the definitive Proxy Statement to its stockholders. Each of United and New United will notify the Liberty Parties promptly of the receipt of any comments from the Commission or its staff or any other government officials and of any request by the Commission or its staff or such other government officials for amendments or supplements to the Registration Statement, the Proxy Statement or any filing incorporated therein or for additional information, and will supply the Liberty Parties with copies of all correspondence between it and any of its representatives, on the one hand, and the Commission or its staff or any other government officials on the other hand, with respect to the Registration Statement, the Proxy Statement, the transactions contemplated by this Agreement and the other Transaction Documents or any filing with the Commission relating thereto. Whenever any party hereto becomes aware of any event that is required to be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement or any other filing with the Commission in connection with this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby, such party shall promptly inform the other parties of such occurrence. United and New United shall promptly prepare and file with the Commission any such amendment or supplement and, following clearance thereof, if applicable, mail such amendment or supplement to United's stockholders. United and New United shall cause the Proxy Statement, the Registration Statement and all other of their respective filings with the Commission with respect to this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby to comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act. To the extent information regarding any Liberty Party or any of their respective Subsidiaries is required for the preparation of the Proxy Statement or Registration Statement, the Liberty Parties shall promptly provide such information to United and New United upon request.

(b) Until consummation of the transactions contemplated by this Agreement and the other Transaction Documents or earlier termination of this Agreement, United and New United, as applicable, shall each timely file all reports, registration statements, proxy or information statements and other documents required to be filed by it with the Commission after the date hereof, each of which filings shall comply with all applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission under each such Act. United and New United shall each promptly provide Liberty Media and its counsel with copies of all filings with the Commission made by such party after the date hereof and prior to the consummation of the transactions contemplated by this Agreement and the other Transaction Documents or earlier termination of this Agreement.

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

7.4  No Solicitation; Acquisition Proposals.

(a)  [Reserved]

(b) Prior to consummation of the transactions contemplated by this Agreement and the other Transaction Documents or earlier termination of this Agreement, United and the Founders will not, and United will use its commercially reasonable efforts to cause each of its Subsidiaries not to, directly or indirectly, through any officer, director, employee, representative, agent, or financial advisor, solicit, initiate or encourage inquiries or submission of proposals or offers from any Person relating to any sale of all or any substantial portion of the assets of or any equity interest in United, New United or any of their respective Subsidiaries or any business combination with United, New United or any of their respective Subsidiaries whether by merger, purchase of assets, tender offer or otherwise or participate in any negotiation regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, or assist in, facilitate or encourage, any effort or attempt by any other Person to do or seek to do any of the foregoing, in each case except as permitted by or disclosed pursuant to this Agreement (including Section 7.1(b) of the United Disclosure Schedule) or with the prior written consent of the Liberty Parties (which consent, in the case of any United Public Company, shall not be unreasonably withheld). Each Founder will vote all shares of voting stock in United beneficially owned by it, and United will vote or cause to be voted all shares of its Subsidiaries beneficially owned by it, against any transaction of the nature described above that is presented to it. Each Founder and United or New United, as applicable, will notify the Liberty Parties immediately if any inquiries or proposals are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with any Founder, United or New United, as applicable, or any of their respective Subsidiaries, in each case in connection with any of the foregoing. Each of the Founders and United shall use its best efforts to cause all confidential materials previously furnished by it or on its behalf to any third parties in connection with any of the foregoing to be promptly returned to it and shall cease, or cause United and its Subsidiaries to cease, any negotiations conducted in connection therewith.

7.5  Consents and Approvals.

(a) Subject to the terms and conditions of this Agreement and applicable law, each of the parties hereto shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the other Transaction Documents as soon as reasonably practicable, including such actions or things as any other party hereto may reasonably request in order to cause any of the conditions to such party's obligation to consummate such transactions specified in this Agreement to be fully satisfied. Without limiting the generality of the foregoing, each of the parties hereto shall (and each shall cause its directors, officers and Subsidiaries, and use its reasonable efforts to cause its Affiliates, employees, agents, attorneys, accountants and representatives, to) consult and fully cooperate with and provide reasonable assistance to each other in (i) the preparation and filing with the Commission of the Registration Statement, the Proxy Statement and any necessary amendments or supplements to any of the foregoing; (ii) seeking to have such Proxy Statement cleared by the Commission and such Registration Statement declared effective by the Commission, in each case as soon as reasonably practicable after filing thereof; (iii) taking such actions as may reasonably be required under applicable state securities or blue sky laws in connection with the transactions contemplated by this Agreement and the other Transaction Documents;
(iv) using its best commercially reasonable efforts to obtain all required consents, approvals, waivers, licenses, permits, authorizations, registrations, qualifications, or other permissions or actions by, and to give all required notices to and to make all required Filings with and applications and submissions to, any Governmental Authority or other Person, in each case required in order to cause any of the conditions to each other party's obligation to consummate such transactions to be fully satisfied; (v) filing all pre-merger notification and report forms required under the HSR Act and responding to any requests for additional information made by any Governmental Authority pursuant to the HSR Act and cooperating with each other party in complying with the requirements of the HSR Act; (vi) using commercially reasonable efforts to cause the lifting of any permanent or preliminary injunction or restraining order or other similar order issued or entered by any court or other Governmental Authority (an "Injunction") preventing the consummation of the transactions contemplated hereby or by the other Transaction Documents; (vii) providing all such information about such party, its Subsidiaries and its officers, directors, partners and Affiliates, and making all applications and filings, as may be necessary or reasonably requested in connection with any of the foregoing; (viii) using commercially reasonable efforts to obtain the tax opinions referred to in Sections 10.1(b),
11.6 and 12.5; and (ix) in general, using commercially reasonable efforts to consummate and make effective the transactions contemplated hereby. Notwithstanding the foregoing, in making any such Filing and in order to obtain any consent, approval, waiver, license, permit, authorization, registration, qualification, or other permission or action or the lifting of any Injunction referred to in the preceding sentence, (A) the parties and their respective Affiliates shall not be required to (i) pay any consideration, except filing fees; (ii) surrender, modify or amend in any respect any License or Contract (including this Agreement), (iii) hold separately (in trust or otherwise), divest itself of, or otherwise rearrange the composition of, any of its assets,
(iv) agree to any limitations on any such Person's freedom of action with respect to future acquisitions of assets or with respect to any existing or future business or activities or on the enjoyment of the full rights of ownership, possession and use of any asset now owned or hereafter acquired by any such Person, or (v) agree to any of the foregoing or any other conditions or requirements of any Governmental Authority or other Person, in each case to the extent that doing so would be adverse or burdensome to such Person in any material respect. Prior to making any application to or filing with any Governmental Authority or other Person in connection with this Agreement, each party shall provide the other parties with drafts thereof and afford the other parties a reasonable opportunity to comment on such drafts.

(b) The parties will cooperate with and assist one another in any challenge by any party of the applicability to the transactions contemplated hereby (or by the other Transaction Documents) of any state takeover law (or similar Laws of any other jurisdiction) and, if any additional steps are necessary, will take all reasonable steps to exempt the transactions contemplated hereby or by the other Transaction Documents from any applicable state takeover law or similar Law of any other jurisdiction.

(c) Without limiting the generality of Section 7.5(a), United and New United shall cooperate with Liberty and its Affiliates to, at any time before or after the Closing, at Liberty or LMI's request, obtain the approvals described in footnote 1 to Section 6.1(c)(ii) of the United Disclosure Schedule.

7.6 Tax-Free Exchange. Each of the parties (a) shall use all reasonable efforts to cause each of the transactions contemplated by Sections 2.2 and 2.5 of this Agreement to qualify as a tax-free exchange under Section 351 of the Code, (b) will cooperate with the other parties to modify the structure of such transactions if and to the extent necessary for each of such transactions to constitute a tax-free exchange or a tax-free reorganization, (c) will not take any action, and will not permit any of its Controlled Affiliates to take any action, that would cause any of the transactions contemplated by Sections 2.2 and 2.5 of this Agreement not to qualify as a tax-free exchange under Section 351 of the Code, and (d) will cooperate with the accounting or law firms that are to render the opinions referred to in Sections 10.1(b), 11.6 and 12.5 by providing appropriate certifications as to factual matters. Following the Closing, each party will report (or cause to be reported) each of the transactions contemplated by Sections 2.2 and 2.5 of this Agreement as a tax-free exchange under Section 351 of the Code on all tax returns and other tax filings. Further, from and after the Closing the parties will continue to take such actions as may be necessary to preserve the tax-free nature of each of the transactions contemplated by Sections 2.2 and 2.5 of this Agreement and will not take any action or permit any of its Controlled Affiliates to take any action that would have the effect of disqualifying any of the transactions contemplated by Sections 2.2 and 2.5 of this Agreement as a tax-free exchange under Section 351.

7.7 Stockholders Agreement. At the Closing, New United, each Founder, Liberty and Liberty Global shall execute and deliver a Stockholders Agreement substantially in the form attached hereto as Exhibit 7.7 (the "Stockholders Agreement").

7.8 Voting Agreement. At the Closing, New United and each Founder shall execute and deliver a Voting Agreement substantially in the form attached hereto as Exhibit 7.8 (the "Voting Agreement").

7.9 United/Liberty Agreement. At the Closing, United, Liberty and Liberty Global shall execute and deliver an agreement substantially in the form attached hereto as Exhibit 7.9 (the "United/Liberty Agreement").

7.9A New United Covenant Agreement. At the Closing, New United, Liberty and Liberty Global will execute and deliver the Agreement Regarding Additional Covenants substantially in the form attached hereto as Exhibit 7.9A (the "New United Covenant Agreement").

7.9B. No Waiver Agreement. At the Closing, New United, Liberty and LMI will execute and deliver the No Waiver Agreement.

7.10 Standstill Agreement. At the Closing, New United, Liberty and Liberty Global shall execute and deliver a Standstill Agreement substantially in the form attached hereto as Exhibit 7.10 (the "Standstill Agreement").

7.11 Registration Rights Agreement. At the Closing, New United, Liberty and Liberty Global shall execute and deliver a Registration Rights Agreement substantially in the form attached hereto as Exhibit 7.11 (the "Registration Rights Agreement").

7.12 Exchange Agreement; Preferred Exchange Agreement. At the Closing, (a) United and each Founder that is a Controlling Principal and that purchased shares of United Series E Preferred Stock as contemplated by Section 2.1(c) (any such Person, a "Series E Holder") shall execute and deliver an Exchange Agreement substantially in the form attached hereto as Exhibit 7.12(a) (the "Exchange Agreement") and (b) United and New United shall execute and deliver a Preferred Exchange Agreement having terms substantially as set forth on Exhibit 7.12(b) hereto (the "Preferred Exchange Agreement") and otherwise reasonably acceptable to United, New United and Liberty.

7.13 Listing Application. New United shall apply to list for trading on the National Market tier of The Nasdaq Stock Market the shares of New United Class A Stock issuable in the United/New United Merger and upon conversion of the shares of New United Class B Stock and New United Class C Stock issuable in connection with the transactions contemplated by this Agreement and the other Transaction Documents (including upon conversion of shares of New United Class B Stock issuable upon conversion of shares of New United Class C Stock), and will use all commercially reasonable efforts to cause such listing to be effective as of the Closing.

7.14  Investigation; Confidentiality.

(a) From the date hereof until the Closing or earlier termination of this Agreement, upon reasonable notice and subject to the waiver of confidentiality obligations to third parties, each party hereto will, and will cause its Controlled Affiliates to, (i) permit the other parties hereto and their respective financial advisors and accounting and legal representatives to conduct an investigation and evaluation of (x) in the case of United, Liberty Sub and its business, and (y) in the case of the Liberty Parties, United, New United and their respective Subsidiaries and their respective businesses, (ii) provide such assistance as is reasonably requested and (iii) give access at reasonable times to the properties, books, Contracts, commitments, records and other information of, related to or concerning the businesses, assets, operations and personnel of such Persons. Such access and any information obtained by a party in connection with such investigation shall not affect or in any way limit the effectiveness of any representation, warranty, covenant or agreement made by any other party pursuant to this Agreement or any of the other Transaction Documents.

(b) Each of United and New United agrees that pending consummation in full of the transactions contemplated by this Agreement and the other Transaction Documents, it and its Controlled Affiliates shall, and shall use commercially reasonable efforts to cause their respective directors, officers, employees and authorized representatives to, (i) hold in strict confidence all data and information obtained by any of them pursuant hereto or in connection herewith or in connection with the matters contemplated by the Letter Agreement from the Liberty Parties, any of their respective Affiliates or their respective authorized representatives (unless such information is or otherwise becomes (through no breach of this covenant) public or readily ascertainable from public or published information) and (ii) use all such data and information solely for the purpose of consummating the transactions contemplated hereby and, except as required by applicable Law or legal process or by the rules, regulations or policies of The New York Stock Exchange, The Nasdaq Stock Market, the Stock Market of Euronext Amsterdam or the Australian Stock Exchange shall not, and shall use its diligent efforts to ensure that such directors, officers, employees and authorized representatives do not, disclose such information to others without the prior written consent of Liberty.

(c) Each Liberty Party agrees that pending consummation in full of the transactions contemplated by this Agreement and the other Transaction Documents and at all times thereafter, it and its Controlled Affiliates shall, and shall use commercially reasonable efforts to cause their respective directors, officers, employees and authorized representatives to, (i) hold in strict confidence all data and information obtained by any of them pursuant hereto or in connection herewith from United, any of its Affiliates or its authorized representatives (unless such information is or otherwise becomes (through no breach of this covenant) public or readily ascertainable from public or published information) and (ii) use all such data and information solely for the purpose of consummating the transactions contemplated hereby and, except as required by applicable law or legal process or by the rules of The New York Stock Exchange or The Nasdaq Stock Market, shall not, and shall use its diligent efforts to ensure that such directors, officers, employees and authorized representatives do not, disclose such information to others without the prior written consent of United.

(d) If this Agreement is terminated, each of the Liberty Parties, on the one hand, and United and New United, on the other, agree to (i) return or destroy promptly, as and if so requested by the other parties, each and every document furnished to it by the other parties or any Affiliate of such other parties, in connection with the transactions contemplated hereby or by the other Transaction Documents and any copies thereof that may have been made and to cause its representatives and any representatives of others to whom such documents were furnished promptly to return or destroy, as applicable, such documents and any copies thereof any of them may have made, other than documents that are publicly available, and (ii) refrain, and to use diligent efforts to cause its directors, officers, employees and representatives to refrain, from using any of the data or information referred to in subsection (b) or (c), as the case may be, for any purpose.

7.15  [Reserved].

7.16  [Reserved.]

7.17  [Reserved.]

7.18  [Reserved.]

7.19  [Reserved.]

7.20 UPC Bonds. Except with the prior written consent of United (prior to Closing) or New United (after the Closing) (which shall not, either in the case of United or New United, be unreasonably withheld), from the date hereof until the earlier of the termination of this Agreement and the first anniversary of the Closing, Liberty will not, and will use commercially reasonable efforts to cause each of its Controlled Affiliates not to, directly or indirectly purchase or offer or agree to purchase any additional debt securities issued by UPC and outstanding as of the date hereof. Except with the prior written consent of Liberty (which shall not be unreasonably withheld) from the date hereof until the earlier of the termination of this Agreement and the first anniversary of the Closing, each of United and New United will not, and will use commercially reasonable efforts to cause each of its Controlled Affiliates not to, directly or indirectly purchase or offer or agree to purchase any debt securities issued by UPC and outstanding on the date hereof.

7.21 Senior Secured Notes. Except with the prior written consent of Liberty (which shall not be unreasonably withheld) and except, in the case of United, as expressly required by the Senior Secured Indenture, from the date hereof until the earlier of the termination of this Agreement and the first anniversary of the Closing, each of United and New United will not, and will use commercially reasonable efforts to cause each of its Controlled Affiliates not to, directly or indirectly purchase or offer or agree to purchase any of the Senior Secured Notes. Except with the prior written consent of United (prior to the Closing) or New United (after the Closing) (which shall not, either in the case of United or New United, be unreasonably withheld), from the date hereof until the earlier of the termination of this Agreement and the first anniversary of the Closing, Liberty will not, and will use commercially reasonable efforts to cause each of its Controlled Affiliates not to, directly or indirectly purchase or offer or agree to purchase any of the Senior Secured Notes.

7.22 Fairness Opinions. United shall use commercially reasonable efforts to promptly obtain (a) the written opinion of Morgan Stanley satisfactory in form, scope and substance to United to the effect that as of the date thereof the Exchange Ratio pursuant to this Agreement is fair, from a financial point of view, to the holders of United Class A Stock (other than Liberty, New United, the Founders and their respective Affiliates) (the "Exchange Ratio Fairness Opinion") and (b) the written opinion of Morgan Stanley, satisfactory in form, scope and substance to United, as required pursuant to Section 4.11 of the Senior Secured Indenture with respect to the transactions contemplated hereby and by the other Transaction Documents (the "Indenture Fairness Opinion" and, together with the Exchange Ratio Fairness Opinion and the Stock Purchase Fairness Opinion, the "Fairness Opinions"), and has taken or will take such other actions as are required to comply with such sections of the Specified Indentures. United will provide Liberty with true and complete copies of the Exchange Ratio Fairness Opinion and the Indenture Fairness Opinion promptly following its receipt thereof and will include an executed copy of the Exchange Ratio Fairness Opinion in the Proxy Statement and the Registration Statement.

7.23 Interim Stockholder Arrangements. From the date hereof until the Closing or the earlier termination of this Agreement, United, Liberty and the Founders shall comply with the terms of the Stockholders Agreement and the Standstill Agreement, in each case in the forms attached as exhibits hereto and, solely for purposes of this covenant, as if (a) all references to "United" therein were references to United, (b) all references to "United Class C Stock" therein were references to United Class B Stock, (c) the "Maximum Percentage" were limited to the percentage determined in accordance with clause (a) of the definition thereof in the Standstill Agreement; provided that, (i) in clause (a)(i) of such definition, the phrase "immediately after the closing of each of the transactions contemplated by the Merger Agreement" shall be deemed to be replaced with the phrase "immediately after the execution and delivery of the Merger Agreement (including the purchase of the Note Shares (as defined in the Merger Agreement) and the other shares of United Class A Stock purchased from United on December 3, 2001 as contemplated by the third recital of the Merger Agreement)" and (ii) in clause (a)(iii) of such definition, the phrase "25 million shares of Common Stock" shall be deemed to be replaced with the phrase "20 million shares of Common Stock," and the proviso clause at the end thereof shall be deemed deleted, and (d) the Note Shares and any shares of United Class A Stock acquired by Liberty and its Controlled Affiliates in reliance on clause
(a)(iii) of the definition of "Maximum Percentage" were not exchangeable into shares of United Class B Stock pursuant to Section 10(a) of the Stockholders Agreement. Further, until the Closing or the earlier termination of this Agreement, the Liberty Parties will be entitled to vote in their sole discretion with respect to any action or transaction that would have required the approval of the Class C Directors or the Liberty Directors if taken by New United or that would be inconsistent with the provisions of this Agreement.

                                  ARTICLE VIII

                          CONDITIONS PRECEDENT TO THE
                       OBLIGATIONS OF EACH PARTY TO CLOSE

The respective obligations of each party to consummate the transactions contemplated by this Agreement and the other Transaction Documents are subject to the satisfaction or the waiver by it of each of the following conditions on or prior to the Closing Date:

8.1 United Stockholder Approval. The stockholders of United shall have approved the United/New United Merger and each other matter submitted to the vote of such stockholders pursuant to Section 7.2 by the requisite vote.

8.2 HSR Act. All applicable waiting periods under the HSR Act shall have expired or been terminated, without any litigation having arisen therefrom that remains outstanding or other action having been taken by the DOJ or the FTC that remains unresolved.

8.3  Consents and Approvals.

(a) The parties hereto shall have obtained all consents, approvals and waivers of, given all notices to, and made all Filings with (i) each Governmental Authority identified on the Liberty Disclosure Schedule or the United Disclosure Schedule or otherwise required in connection with the consummation of the transactions contemplated hereby and by the other Transaction Documents, the failure of which to be obtained, given or made would reasonably be expected to have a Liberty Material Adverse Effect, a Material Adverse Effect on Liberty, a United Material Adverse Effect or a New United Material Adverse Effect, and (ii) the European Union, and all such consents, approvals, waivers, notices and Filings referred to in clauses (i) and (ii) shall be in full force and effect.

(b) The parties hereto shall have obtained all consents, approvals and waivers of, and given all notices to, each Person other than a Governmental Authority identified on the Liberty Disclosure Schedule, the United Disclosure Schedule as "Required United Consents," the Founders Disclosure Schedule or otherwise required in connection with the consummation of the transactions contemplated hereby and by the other Transaction Documents and all such consents, approvals, waivers and notices shall be in full force and effect, in each case other than those that if not obtained, in force or effect, made or given (as the case may be) would not, either individually or in the aggregate, have a Liberty Material Adverse Effect, a United Material Adverse Effect, a New United Material Adverse Effect or a Founder Material Adverse Effect.

8.4 Absence of Injunctions. No permanent, preliminary or temporary injunction, restraining order or similar order issued or entered by any court or other Governmental Authority of competent jurisdiction, or other legal restraint or prohibition, preventing consummation of the transactions contemplated hereby or by the other Transaction Documents as provided herein and therein shall be in effect.

8.5 Fairness Opinions. United shall have obtained the Exchange Ratio Fairness Opinion and the Indenture Fairness Opinion and none of the Fairness Opinions shall have been withdrawn.

8.6 Transaction Documents. Each of the Transaction Documents shall have been executed and delivered, where applicable, effective as of the Closing, by the parties thereto.

                                   ARTICLE IX

                          CONDITIONS PRECEDENT TO THE
                       OBLIGATIONS OF NEW UNITED TO CLOSE

The obligation of New United to consummate the transactions contemplated by this Agreement and the other Transaction Documents is subject to the fulfillment on or prior to the Closing Date, of the following conditions, any one or more of which may be waived by New United, provided that such waiver as it relates to conditions to be satisfied by the Liberty Parties and Liberty Sub shall have been consented to by United and such waiver as it relates to conditions to be satisfied by the Founders or Founder Newcos shall have been consented to by United and Liberty:

9.1  Representations and Warranties True as of the Closing Date.

(a) The representations and warranties of the Liberty Parties set forth in Sections 4.1, 4.2, 4.5, 4.7, 4.10 and 4.11 shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

(b) The representations and warranties of each Founder set forth in Sections 5.1, 5.2, 5.3, 5.7 and 5.9 shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

9.2 Compliance with this Agreement. The Liberty Parties, each Founder and each Founder Newco shall have performed and complied in all material respects with all agreements and covenants contained in this Agreement and the other Transaction Documents that are required to be performed or complied with by them on or prior to the Closing Date.

9.3 Certificates. Each Liberty Party, each Founder and each Founder Newco shall have delivered to New United a certificate, dated the Closing Date and signed by such party, in the case of each party that is a natural person, or by an appropriate and duly authorized officer or representative of such party, in the case of each party that is not a natural person, certifying that the conditions specified in Sections 9.1 and 9.2 have been fulfilled.

9.4 Opinion of Counsel to the Liberty Parties. New United shall have received the opinion of one or more counsel to the Liberty Parties and an opinion of one or more counsel to the Founders and each Founder Newco, each dated the Closing Date, in the form set forth on Exhibit 9.4 hereto.

                                   ARTICLE X

                          CONDITIONS PRECEDENT TO THE
           OBLIGATIONS OF THE PARTIES TO THE UNITED/NEW UNITED MERGER

10.1 United's Obligation. The obligation of United to consummate the United/New United Merger is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by United:

     (a)  [Reserved.]

     (b) United shall have received the opinion of Andersen LLP, dated the Closing Date, to the effect that, for United States federal income tax purposes, (i) the formation and merger of each Founder Newco with and into New United, and the merger of United/New United Merger Sub with and into United should be disregarded, and the acquisitions contemplated by this Agreement, including the direct or indirect contribution of assets by Liberty and Liberty Global to New United, when viewed as a collective whole, will be treated as a transfer by the various parties hereto of property to New United pursuant to Section 351 of the Code, and (ii) no gain or loss will be recognized by the stockholders of United upon the receipt of stock in New United upon the merger of the Founder Newcos with and into New United or upon the United/New United Merger. In rendering such opinion, Andersen LLP may require and rely upon (and may incorporate by reference) representations and covenants made in certificates provided by the parties hereto and upon such other documents and data as Andersen LLP deems appropriate as a basis for such opinion.

10.2 New United's Obligation. The obligations of New United and United/New United Merger Sub to consummate the United/New United Merger are subject to the fulfillment on or prior to the Closing Date of the following further conditions, any one or more of which may be waived by New United for itself and on behalf of United/New United Merger Sub, provided that in the case of clause (d) below such waiver has been consented to by Liberty:

     (a)  [Reserved.]

     (b)  [Reserved.]

     (c)  [Reserved.]

     (d) Opinion of Counsel to United. New United and United/New United Merger Sub shall have received the opinion of Holme Roberts & Owen LLP, counsel to United, dated the Closing Date, in the form set forth on Exhibit 11.4(b) hereto.

     (e) Other Transactions. The transactions to be consummated prior to the United/New United Merger as set forth in Sections 2.1, 2.2(a) and 2.2(b) shall have been consummated in accordance with this Agreement.

                                   ARTICLE XI

                   CONDITIONS PRECEDENT TO THE OBLIGATION OF
                          THE LIBERTY PARTIES TO CLOSE

The obligations of the Liberty Parties to consummate the transactions contemplated by this Agreement and the other Transaction Documents are subject to the fulfillment on or prior to the Closing Date, of the following conditions, any one or more of which may be waived by the Liberty Parties:

11.1  Representations and Warranties True as of the Closing Date.

(a) The representations and warranties of United set forth in Sections 6.1(a), 6.1(c), 6.1(f)(iv), 6.1(o), 6.1(p) and 6.1(t) shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

(b) The representations and warranties of New United set forth in Sections 6.2(a), 6.2(b)(i), 6.2(c), 6.2(k) and 6.2(m) shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

(c) The representations and warranties of each Founder set forth in Sections 5.1, 5.2, 5.3, 5.7 and 5.9 of this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

11.2  Compliance with this Agreement.

(a) Except as set forth in (b) and (c) below, United, New United, each Founder and each Founder Newco shall have performed and complied in all material respects with all material agreements and material covenants contained in this Agreement and the other Transaction Documents that are required to be performed or complied with by them on or prior to the Closing Date.

(b) United shall have performed and complied in all respects with the agreements and covenants contained in Sections 7.1(b)(v) and 7.1(f).

(c) New United shall have performed and complied in all respects with the agreements and covenants contained in Sections 7.1(b)(v), 7.1(b)(xi)(B) and 7.1(b)(xii).

11.3 Certificates. Each of United, New United, each Founder and each Founder Newco shall have delivered to the Liberty Parties a certificate, dated the Closing Date and signed by such party, in the case of each party that is a natural person, or by an appropriate and duly authorized officer or representative of such party, in the case of each party that is not a natural person, certifying that the conditions specified in Sections 11.1, 11.2, 11.9 and 11.10 have been fulfilled (insofar as each such Section relates to such Person).

11.4 Opinion of Counsel to United. The Liberty Parties shall have received the following opinions, each dated the Closing Date: (a) the opinion of Prickett, Jones & Elliott, in the form set forth on Exhibit 11.4(a) hereto, (b) the opinion of Holme Roberts & Owen LLP, in the form set forth on Exhibit 11.4(b) hereto, (c) the opinion of Holme Roberts & Owen LLP, in the form set forth on
Exhibit 11.4(c) hereto and (d) the opinion of Holme Roberts & Owen LLP, in the form set forth in Exhibit 11.4(d) hereto.

11.5  [Reserved.]

11.6 Tax Opinion. Liberty shall have received the opinion of Baker Botts L.L.P., dated the Closing Date, to the effect that, for United States federal income tax purposes, the transfers to New United in exchange for stock of New United that are contemplated by this Agreement to be consummated on the Closing Date, including the direct or indirect contribution of assets by Liberty and Liberty Global to New United, when viewed as a collective whole, will be treated as transfers of property to New United pursuant to Section 351 of the Code. In rendering such opinion, Baker Botts L.L.P. may require and rely upon (and may incorporate by reference) representations and covenants made in certificates provided by the parties hereto and upon such other documents and data as such counsel deems appropriate as a basis for such opinions.

11.7  [Reserved.]

11.8  [Reserved.]

11.9 Senior Secured Indenture. No "Event of Default" within the meaning of Sections 6.1(a), 6.1(b), 6.1(e), 6.1(g) or 6.1(h) of the Senior Secured Indenture shall have occurred and, in the case of any such "Event of Default" within the meaning of Sections 6.1(a), 6.1(b) or 6.1(e) of the Senior Secured Indenture, be continuing and no "Acceleration Notice" shall have been properly given (and not rescinded) pursuant to Section 6.2 of the Senior Secured Indenture.

11.10 Fee Letter. All liabilities, obligations and commitments of any kind or nature, whether due or to become due, whether absolute, accrued, fixed or contingent or otherwise of New United under the Fee Letter shall have been terminated by the execution, delivery and performance of the instruments attached as Schedule 11.10 (the "Senior Notes Agreements") and no action taken in connection with such termination of New United's liabilities, obligations and commitments, contingent or otherwise, shall result in or give rise to any material obligations or result in the loss or modification of any material benefit of, or result in a Lien or Restriction on, any of the assets of New United or any of its Subsidiaries (the "Fee Letter Condition").

11.11  [Reserved.]

11.12  [Reserved.]

11.13  [Reserved.]

                                  ARTICLE XII

                   CONDITIONS PRECEDENT TO THE OBLIGATION OF
                             THE FOUNDERS TO CLOSE

The obligation of each of the Founders to consummate the transactions contemplated by this Agreement and the other Transaction Documents is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by such Founder:

12.1 Representations and Warranties True as of the Closing Date. The representations and warranties of the Liberty Parties set forth in Sections 4.1, 4.2, 4.5, 4.7, 4.10 and 4.11 of this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

12.2 Compliance with this Agreement. The Liberty Parties shall have performed and complied in all material respects with all agreements and covenants contained in this Agreement and the other Transaction Documents that are required to be performed or complied with by them on or prior to the Closing Date.

12.3 Certificates. Each Liberty Party shall have delivered to Founders a certificate, dated the Closing Date and signed by an appropriate and duly authorized officer or representative of such Liberty Party, certifying that the conditions specified in Sections 12.1 and 12.2 have been fulfilled.

12.4  [Reserved.]

12.5 Tax Opinion. The Founders shall have received the opinion of Andersen LLP, dated the Closing Date, to the effect that, for United States federal income tax purposes, (i) the formation and merger of each Founder Newco with and into New United, and the merger of United/New United Merger Sub with and into United should be disregarded, and the acquisitions contemplated by this Agreement, including the direct or indirect contribution of assets by Liberty and Liberty Global to New United, when viewed as a collective whole, will be treated as a transfer by the various parties hereto of property to New United pursuant to Section 351 of the Code, and (ii) no gain or loss will be recognized by the stockholders of United upon the receipt of stock in New United upon the merger of the Founder Newcos with and into New United or the
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merger of United/New United Merger Sub with and into United. In rendering such opinion, Andersen LLP may require and rely upon (and may incorporate by reference) representations and covenants made in certificates provided by the parties hereto and upon such other documents and data as Andersen LLP deems appropriate as a basis for such opinions.

                                  ARTICLE XIII

                                  TAX MATTERS

13.1  [Reserved.]

13.2  [Reserved.]

13.3  [Reserved.]

13.4 Transfer Taxes. All sales, use, transfer, stamp, value added, duty, excise, stock transfer, real property transfer, real property recording, real property gains and other similar taxes and fees arising out of or in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be paid by New United.

13.5  [Reserved.]

13.6  [Reserved.]

13.7  [Reserved.]

13.8  [Reserved.]

13.9 Restructuring Transaction Indemnity. If on or before the Closing Date, UPC or Belmarken Holding B.V. refinances, restructures, reorganizes, or engages in any similar transaction (a "Restructuring Transaction") with respect to or affecting any of the Liberty UPC Bonds or the Belmarken Notes, and such Restructuring Transaction causes Liberty or any of its Affiliates, successors or assigns to recognize income or gain or otherwise incur any Tax, then New United shall indemnify and hold harmless Liberty and its Affiliates, successors and assigns, on an After-Tax Basis, from and against the amount of any Adjustments that arise from such Restructuring Transaction. New United shall pay such amounts within ten calendar days after the later of (1) the filing of any Tax Return which includes such income or gain recognized, or which is otherwise filed with respect to any Tax incurred, by Liberty, or any of its Affiliates, successors or assigns in connection with such Restructuring Transaction, and (2) the date New United receives notice from Liberty demanding payment of such indemnity, and to the extent not paid within such ten-day period, the amount due shall thereafter include interest thereon at a rate per annum equal to the prime rate as publicly announced from time to time by The Bank of New York, adjusted as and when changes to such rate shall occur, compounded semi-annually. New United shall pay such indemnification amount, at its election, either (a) in cash or (b) in shares of New United Class C Stock equal to the quotient of (x) the amount of such indemnification payment, divided by (y) $5.00 (subject to adjustment in the same manner as set forth in Section 2.4).

13.10 Treatment of Indemnity Payments. To the extent permitted by law, the parties agree to treat indemnity payments under this Article XIII as adjustments to the consideration paid for the assets being contributed by Liberty and Liberty Global pursuant to this Agreement.

13.11 Survival. The covenants and agreements set forth in this Article XIII and in Section 7.6 shall survive until the expiration of the statutes of limitations applicable to liability to the relevant taxing authority for payment of the Tax.

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                                  ARTICLE XIV

                             CLOSING; CLOSING DATE

14.1 Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by Sections 2.2, 2.3 and 2.5 (the "Closing") shall take place at the executive offices of Liberty in Englewood, Colorado, or at such other place as the parties may agree, beginning at 10:00 a.m., local time, on a Business Day selected by the parties that is on or prior to the fifth Business Day following the day on which the last of the conditions to the Closing set forth in Articles VIII, IX, X, XI and XII is satisfied or waived, or on such later date as may be agreed to by the parties.

14.2  Closing Deliveries.  At the Closing:

     (a)  each Founder shall deliver or cause to be delivered:

        (i) to New United, such documents or instruments as may be necessary or that New United may reasonably request in order to effect the merger of each of the Founder Newcos into New United, in accordance with the Founder Newco Merger Agreements and this Agreement, including (if applicable) (A) delivery of certificates representing all of the issued and outstanding limited liability company membership interests of the applicable Founder Newco for cancellation against delivery of the applicable Founder Consideration Shares and (B) evidence of the full and unconditional release of any Liens and Restrictions on the shares of United Common Stock held by each of the Founder Newcos, as set forth in
        Section 2.2(b);

        (ii) to Liberty, Liberty Global, New United and each other Founder, duly executed counterparts of the Stockholders Agreement;

        (iii) to New United and each other Founder, duly executed counterparts of the Voting Agreement; and

        (iv) if such Founder is a Series E Holder, (A) to United, the stock certificate or stock certificates representing all shares of United Series E Preferred Stock held by such Series E Holder for cancellation against delivery of the appropriate number of shares of Surviving Entity Class A Stock, as contemplated by the United/New United Merger Agreement, and (B) to New United and each other Series E Holder, duly executed counterparts of the Exchange Agreement.

     (b)  Liberty Global shall deliver or cause to be delivered:

        (i) to New United, the stock certificate or stock certificates representing the Liberty Global Shares, all duly endorsed in blank or with separate notarized stock powers attached thereto duly executed in blank and otherwise in proper form for transfer with all necessary documentary or transfer tax stamps affixed;

        (ii) to New United, Liberty and each Founder, duly executed counterparts of the Stockholders Agreement;

        (iii) to New United and Liberty, duly executed counterparts of the Standstill Agreement and the Registration Rights Agreement; and

        (iv) to New United and Liberty, duly executed counterparts of the New United Covenant Agreement.

     (c) Schneider shall deliver to New United a stock certificate representing one share of United Class A Stock, duly endorsed in blank or with a separate notarized stock power attached thereto duly executed in blank and otherwise in proper form for transfer with all necessary documents or transfer tax stamps affixed.

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

     (d)  Liberty shall deliver or cause to be delivered:

        (i) to New United, (A) the Belmarken Notes or the proceeds thereof, in each case in proper form for transfer, (B) appropriate instruments, duly executed by Liberty Sub, assigning all of Liberty Sub's rights and obligations under the Belmarken Loan Agreements, (C) payment of the Cash Contribution, (D) the Note Shares and (E) the Liberty UPC Bonds and/or the Restructuring Proceeds, in each case in proper form for transfer;

        (ii) to New United and LMI, duly executed counterparts of the No Waiver Agreement;

        (iii)  [Reserved.]

        (iv) to New United, Liberty Global and each Founder, duly executed counterparts of the Stockholders' Agreement;

        (v) to New United and Liberty Global, duly executed counterparts of the Standstill Agreement and the Registration Rights Agreement;

        (vi) to United and Liberty Global, duly executed counterparts of the United/Liberty Agreement;

        (vii) to Liberty Global and New United, duly executed counterparts of the New United Covenant Agreement; and

        (viii) to UIPI (A) payment of the Note Repayment Amount by delivery of cash, Liberty 2009 Notes or a combination thereof, as provided in
        Section 2.3 and (B) if applicable, a duly executed counterpart of the Liberty 2009 Notes Registration Rights Agreement.

     (e)  New United shall deliver or cause to be delivered:

        (i) to Liberty Global or the appropriate 4 Contributing Party or Contributing Parties, newly issued stock certificates representing the Liberty Global Consideration Shares;

        (ii) to each Founder, newly issued stock certificates representing the Founder Consideration Shares to be issued to such Founder pursuant to
        Section 2.2(b), registered in the name of such Founder;

        (iii) to Liberty or the appropriate Contributing Party or Contributing Parties, newly issued stock certificates representing the Liberty Consideration Shares and the Liberty Contribution Shares;

        (iv) to Liberty, appropriate instruments, duly executed by New United, assuming all of Liberty Sub's obligations under the Belmarken Loan Agreements;

        (v) to Liberty and LMI, duly executed counterparts of the No Waiver Agreement;

        (vi) to Liberty Global, Liberty and each Founder, duly executed counterparts of the Stockholders Agreement;

        (vii)  to each Founder, duly executed counterparts of the Voting
        Agreement;

        (viii) to Liberty Global and Liberty, duly executed counterparts of the Standstill Agreement and the Registration Rights Agreement;

        (ix) to United, duly executed counterparts 4 of the Certificate of Merger and the Preferred Exchange Agreement;

        (x) to each Series E Holder, duly executed counterparts of the Exchange Agreement; and

        (xi) to Liberty and Liberty Global, duly executed counterparts of the New United Covenant Agreement.

     (f)  United shall deliver or cause to be delivered:

        (i) to New United, duly executed counterparts of the Certificate of Merger and the Preferred Exchange Agreement;

        (ii) to Liberty, (A) the $310,000,000 Notes for cancellation against payment of the Note Repayment Amount by delivery of cash, Liberty 2009 Notes or a combination thereof, as provided in Section 2.3, (B) if applicable, a counterpart of the Liberty 2009 Notes Registration Rights Agreement, duly executed by UIPI and United and (C) an appropriate instrument, duly executed by United and by each beneficiary of the Liberty Guaranty, irrevocably releasing Liberty from all of its obligations under the Liberty Guaranty; and

        (iii) to Liberty and Liberty Global, duly executed counterparts of the United/Liberty Agreement; and

        (iv) to each Series E Holder, newly issued stock certificates representing the shares of Surviving Entity Class A Stock to be issued to such Series E Holder, as contemplated by the United/New United Merger Agreement, registered in the name of such Series E Holder.

     (g) LMI shall deliver or cause to be delivered to New United and Liberty, duly executed counterparts of the No Waiver Agreement.

     (h) Each of the parties shall also deliver or cause to be delivered the certificates, opinions and other documents required by Articles VIII, IX, X, XI and XII.

     (i) All shares of New United Class C Stock required to be delivered to a Liberty Party shall be represented by newly issued stock certificates registered in the name of the applicable Liberty Party or, at its direction, an Affiliate thereof. All payments of cash to be made to a party or an Affiliate thereof shall be made by wire transfer of immediately available funds to an account or accounts at a domestic bank identified by the applicable party by written notice to the party making or causing to be made such payment at least three Business Days prior to the applicable Closing.

                                   ARTICLE XV

                    SURVIVAL OF REPRESENTATIONS, WARRANTIES
                         AND COVENANTS; INDEMNIFICATION

15.1 Survival of Representations, Warranties and Covenants. All representations and warranties contained in this Agreement shall survive the execution and delivery hereof and the Closing hereunder, and, except as otherwise specifically provided in this Agreement, shall thereafter terminate and expire on the first anniversary of the Closing Date; provided, however, that the representations and warranties set forth in Sections 4.2 (fourth and fifth sentences only), 4.3, 4.4, 4.5, 4.7, 4.11, 5.3(c), 5.4, 5.7, 6.1(c)(ii), 6.1(d),
6.1(e), 6.1(f)(i) (second, third and fourth sentences only), 6.1(f)(iv), 6.1(g)(iii), 6.1(j), 6.1(k) (last sentence only), 6.1(o), 6.2(b)(i) (eighth sentence only), 6.2(c)(ii), 6.2(d), 6.2(e), 6.2(g)(iii), 6.2.(j), and 6.2(k)
shall survive until the expiration of the applicable statute of limitations. The covenants and agreements made by each party in this Agreement and the other Transaction Documents will survive the Closing without limitation (except pursuant to their terms). Any representation, warranty or covenant that is the subject of a claim or dispute asserted in writing prior to the expiration of the applicable of the above-stated periods shall survive with respect to such claim or dispute until the final resolution thereof.

15.2 Indemnification by Liberty Party. Subject to written notice of such claim for indemnification being given to the applicable Liberty Party within the appropriate survival period referred to in Section 15.1, such Liberty Party, severally and not jointly, hereby agrees to indemnify and hold New United and its directors, officers, employees, Affiliates, agents, successors and assigns (collectively, the "Liberty Media Indemnified Parties") harmless from and against any and all losses, liabilities, damages, deficiencies, and obligations ("Losses") resulting from, based upon, arising out of or otherwise in respect of, and all claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including amounts reasonably paid in settlement and reasonable legal, accounting, experts and other fees, costs and expenses) ("Claims") incident or relating to or resulting from, (a) any inaccuracy in or any breach of any representation or warranty of such Liberty Party contained in this Agreement or in any certificate delivered by or on behalf of such Liberty Party pursuant to this Agreement, (b) any nonperformance or breach of any
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

covenant or agreement of such Liberty Party contained in this Agreement or (c) any Claim brought by a third party against a Liberty Media Indemnified Party in respect of any untrue statement of a material fact in the Proxy Statement or Registration Statement, or omission to state any material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading to the extent that such untrue statement or omission was based upon information provided by or on behalf of such Liberty Party in writing expressly for purposes of inclusion in the Proxy Statement or Registration Statement.

15.3 Indemnification by Founders. Subject to written notice of such claim for indemnification being given to the applicable Founder within the appropriate survival period referred to in Section 15.1, such Founder, severally and not jointly, hereby agrees to indemnify and hold New United and its directors, officers, employees, Affiliates, agents, successors and assigns (collectively, the "Founder Indemnified Parties") harmless from and against any and all Losses resulting from, based upon, arising out of or otherwise in respect of, and all Claims incident or relating to or resulting from (a) any inaccuracy in or any breach of any representation or warranty of such Founder contained in this Agreement or in any certificate delivered by or on behalf of such Founder or its Founder Newco pursuant to this Agreement or the applicable Founder Newco Merger Agreement, (b) any nonperformance or breach of any covenant or agreement of such Founder contained in this Agreement, and (c) any Claim brought by a third party against a Founder Indemnified Party in respect of any untrue statement of a material fact in the Proxy Statement or Registration Statement, or omission to state any material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading to the extent that such untrue statement or omission was based upon information provided by or on behalf of such Founder in writing expressly for purposes of inclusion in the Proxy Statement or Registration Statement.

15.4 Indemnification by New United and United. Subject to written notice of such claim for indemnification being given to New United within the appropriate survival period referred to in Section 15.1, New United hereby agrees to indemnify and hold each Liberty Party and their respective directors, officers, employees, Affiliates, agents, successors and assigns (collectively, the "New United Indemnified Parties") harmless from and against any and all Losses resulting from, based upon, arising out of or otherwise in respect of, and all Claims incident or relating to or resulting from (a) any inaccuracy in or any breach of any representation or warranty of United or New United contained in this Agreement or in any certificate delivered by or on behalf of United or New United pursuant to this Agreement, (b) any nonperformance or breach of any covenant or agreement of United or New United contained in this Agreement or any other Transaction Document, (c) any Claim brought by a third party against a New United Indemnified Party in respect of any untrue statement of a material fact in the Proxy Statement or Registration Statement, or omission to state any material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that such untrue statement or omission was based upon information provided by or on behalf of a Liberty Party in writing expressly for purposes of inclusion in the Proxy Statement or Registration Statement, and (d) all obligations and liabilities of whatever kind and nature, primary or secondary, direct or indirect, absolute or contingent, known or unknown, whether arising before, on or after the Closing Date arising out of or relating to the Belmarken Loan Agreements or any Restructuring Transaction, other than to the extent such obligation or liability arises out of a breach of a representation, warranty, covenant or agreement of the Liberty Parties contained in this Agreement. Subject to written notice of such claim for indemnification being given to United within the appropriate survival period referred to in Section 15.1, United hereby agrees to indemnify and hold New United and its directors, officers, employees, Controlled Affiliates, agents, successors and assigns (collectively, the "United Indemnified Parties") harmless from and against any and all Losses resulting from, based upon, arising out of or otherwise in respect of, and all Claims incident or relating to or resulting from (a) any inaccuracy in or any breach of any representation or warranty of United contained in this Agreement or in any certificate delivered by or on behalf of United pursuant to this Agreement, (b) any nonperformance or breach of any covenant or agreement of United contained in this Agreement or any other Transaction Document and (c) any Claim brought by a third party against a United Indemnified Party in respect of any untrue statement of a material fact in the Proxy Statement or Registration Statement, or omission to state any material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that such untrue statement or omission was based upon information provided by or on behalf of a Liberty Party in writing expressly for purposes of inclusion in the Proxy Statement or Registration Statement.

15.5  Defense of Action.

(a) Any Person seeking indemnification under Section 15.2, 15.3 or 15.4 (the "Indemnified Party") with respect to any third party claim, investigation, action, suit or proceeding (collectively, an "Action") shall promptly give notice of such Action to the party from which such indemnification is sought (the "Indemnifying Party"). The Indemnified Party's failure to so notify the Indemnifying Party of any Action shall not release the Indemnifying Party, in whole or in part, from its obligations to indemnify under this Article, except to the extent that the Indemnified Party's failure to so notify actually prejudices the Indemnifying Party's ability to defend against such Action. The Indemnified Party shall be entitled, at the sole expense and liability of the Indemnifying Party, to exercise full control of the defense, compromise or settlement of any such Action unless the Indemnifying Party, within a reasonable time after the giving of such notice by the Indemnified Party, shall (i) deliver a written confirmation to such Indemnified Party that the indemnification provisions of Section 15.2, 15.3 or 15.4 (as the case may be) are applicable to such Action and that, subject to the remaining provisions of this Article XV, the Indemnifying Party will indemnify such Indemnified Party in respect of such Action pursuant to the terms of Section 15.2, 15.3 or 15.4 (as the case may be),
(ii) notify such Indemnified Party in writing of the Indemnifying Party's intention to assume the defense thereof, and (iii) retain legal counsel reasonably satisfactory to such Indemnified Party to conduct the defense of such Action.

(b) The Indemnified Party and the Indemnifying Party shall cooperate with the party assuming the defense, compromise or settlement of any such Action in accordance herewith in any manner that such party reasonably may request. If the Indemnifying Party so assumes the defense of any such Action, the Indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel shall be the expense of such Indemnified Party unless
(i) the Indemnifying Party has specifically agreed to pay such fees and expenses, (ii) any relief other than the payment of money damages is sought against the Indemnified Party or (iii) the Indemnified Party shall have been advised by its counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Indemnifying Party or that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in the conduct of the defense of such Action (in either of which cases the Indemnifying Party shall not have the right to direct the defense, compromise or settlement of such Action on behalf of the Indemnified Party), and in any such case the reasonable fees and expenses of such separate counsel shall be borne by the Indemnifying Party, it being understood and agreed, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Party together with its Affiliates, unless there shall be a conflict of interest between the Indemnified Party and an Affiliate thereof, in which case the Indemnifying Party shall not be liable for the fees and expenses of more than an aggregate of two separate firms of attorneys at any time for the Indemnified Party and its Affiliates. No Indemnified Party shall settle or compromise or consent to entry of any judgment with respect to any such Action for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, unless the Indemnifying Party shall have failed, after reasonable notice thereof, to undertake control of such Action in the manner provided above in this Section 15.5. The Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise or consent to entry of any judgment with respect to any such Action
(x) in which any relief other than the payment of money damages is or may be sought against any Indemnified Party, or (y) that does not include as an unconditional term thereof the giving by the claimant, party conducting such investigation, plaintiff or petitioner to such Indemnified Party of a release from all liability with respect to such Action.

(c) If the indemnification provisions contained in this Article XV and the indemnification provisions contained in Article XIII are both applicable with respect to any particular matter, then the indemnification provisions contained in Article XIII shall be controlling and shall apply for all purposes as to such matter.

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

15.6 Limitations on Indemnification for Breach of Representations and Warranties. No indemnification by a Liberty Party or New United under Section
15.2 or 15.4 hereof in respect of an inaccuracy in or breach of any representation or warranty in this Agreement or in any certificate delivered pursuant hereto (other than, in each case, the Basket Exceptions, as defined below), shall be due and payable (a) in respect of any individual claim unless such claim equals or exceeds US $1,000,000, and (b) unless the aggregate amount of such claims equal to or in excess of US $1,000,000 exceeds US $150,000,000 (the "Basket Amount"), whereupon the applicable Liberty Party or New United, as the case may be, shall be obligated to pay only the excess of the aggregate amount of such claims for indemnification over the Basket Amount. The indemnification obligations under Sections 15.2 and 15.4 in respect of an inaccuracy in or breach of any of the following representations or warranties (collectively, the "Basket Exceptions") will not be subject to the limitations of the preceding sentence: the representations and warranties in Sections 4.3, 6.1(d) and 6.2(d) ("Brokers' and Finders' Fees"); the representations and warranties in Sections 4.5 ("Ownership of United Class B Stock"); the representations and warranties in Sections 4.2 (fifth sentence only and only as such sentence relates to (1) the certificates or articles of incorporation and bylaws of the Liberty Parties and (2) Delaware Law), 6.1(c)(ii) (second sentence only and only as such sentence relates to (1) the certificate of incorporation and bylaws of United, (2) Delaware law and (3) any Contract evidencing or securing any outstanding indebtedness of United or any of its Subsidiaries or pursuant to which any such outstanding indebtedness was incurred) and 6.2(c)(ii) ("Consents and No Conflicts"); the representations and warranties in Sections 4.4, 6.1(e) and 6.2(e) ("Legal Proceedings"); the representations and warranties in Sections 6.1(k) ("Contracts and Commitments") (last sentence only) and 6.2(j) ("Contracts; No Breach"); the representations and warranties in Section 6.1(f)(iv) ("United A/P"); the representations and warranties in Sections 6.1(o) and 6.2(k) ("Section 203 and Similar Laws"); the representations and warranties in the eighth sentence of Section 6.2(b)(i), that the shares of New United stock to be issued pursuant to this Agreement and the other Transaction Documents have been duly authorized and when issued will be validly issued, fully paid, nonassessable and free of preemptive rights and Liens and Restrictions; the representations and warranties in Section 6.1(j)(ix) ("Taxes"); the representations and warranties in Section 4.7 ("Belmarken Notes"); the representations and warranties in Section 4.11 ("Liberty UPC Bonds"); and the representations and warranties in Sections 6.2(g)(iii) with respect to the absence of New United liabilities. In the event of any inaccuracy in or any breach of any representation or warranty in this Agreement or in any certificate delivered pursuant hereto, if such representation or warranty contains a materiality qualifier (including without limitation a reference to a Material Adverse Effect, a Material Adverse Change, a Liberty Material Adverse Effect, a New United Material Adverse Effect or a United Material Adverse Effect) then such materiality qualifier shall be considered for purposes of determining whether there has been any inaccuracy or breach subject to indemnification under this Article XV, but such materiality qualifier shall not be considered for purposes of determining whether any claim pursuant to this Article XV equals or exceeds the monetary thresholds set forth in clauses (a) and (b) above.

15.7 Insurance Proceeds. The amount that any party may be required to pay to another party pursuant to this Article XV shall be reduced (retroactively, if necessary) by any insurance proceeds or refunds actually recovered by or on behalf of the applicable Indemnified Party in reduction of the related Losses and Claims. If an Indemnified Party shall have received the payment required by this Article XV from the Indemnifying Party in respect of Losses and Claims and shall subsequently receive insurance proceeds in respect of such Losses and Claims, then the Indemnified Party shall promptly repay to the Indemnifying Party a sum equal to the amount of such insurance proceeds or refunds actually received, net of costs and expenses, but not exceeding the amount paid by the Indemnifying Party in respect of such Losses and Claims.

15.8 Exclusive Monetary Remedy; No Consequential Damages. The parties hereto hereby acknowledge and agree that their sole and exclusive remedy for monetary damages with respect to any and all claims relating to the subject matter of this Agreement (except damages resulting from the commission of fraud with respect to the subject matter of this Agreement) shall be pursuant to the indemnification provisions set forth in Articles XIII and XV; provided, however, that nothing in this Section 15.8 shall limit in any way the availability of specific performance, injunctive relief or other equitable remedies to which a party may otherwise be entitled. In no event shall any party hereto be liable to another party hereto for such other party's lost profits, lost revenues or other indirect or consequential damages.
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                                  ARTICLE XVI

                            TERMINATION OF AGREEMENT

16.1 Termination. This Agreement may be terminated and the transactions contemplated hereby and by the other Transaction Documents abandoned at any time prior to the Closing (i) by the mutual written consent of United and Liberty,
(ii) by Liberty if United shall not have obtained the Exchange Ratio Fairness Opinion and the Indenture Fairness Opinion on or before December 15, 2001, or
(iii) by either United or Liberty by giving written notice of termination to the other if the Closing shall not have occurred on or before February 28, 2002; provided, however, that (A) if the United Stockholders Meeting has not been held on or before February 28, 2002, but (1) the United Stockholders Meeting is scheduled to occur on or before March 29, 2002 and (2) the Proxy Statement was mailed to United's Stockholders on or before February 14, 2002, then such date shall be extended to March 29, 2002, (B) if the Closing has not occurred solely because a "Default" or "Event of Default" within the meaning of the Senior Secured Indenture shall have occurred and be continuing (other than any "Event of Default" within the meaning of Sections 6.1(a), 6.1(b), 6.1(e) or 6.1(h) of the Senior Secured Indenture) and, as a result of the continuance of such "Default" or "Event of Default," the condition to closing set forth in Section
11.1 (insofar as it relates to Section 6.1(c)(ii)(z)) shall not have been satisfied, such "Default" or "Event of Default" is of a type that is amenable to cure without violation of the terms of this Agreement and United is, and has been since becoming aware of such "Default" or "Event of Default," vigorously pursuing the cure of such "Default" or "Event of Default," such date shall be extended once to the earliest of (1) April 13, 2002 and (2) 14 days from the date that, but for the occurrence or continuance of such "Default" or "Event of Default," all of the conditions to Closing (except for the delivery of consideration, instruments, certificates and opinions to be delivered at the Closing) were or could have been satisfied, and (C) if the Closing shall not have occurred on or before February 28, 2002 solely because an "Acceleration Notice" has been given (and not rescinded) pursuant to Section 6.2 of the Senior Secured Indenture, and as a result the condition to Closing set forth in Section
11.9 has not been satisfied, but United is vigorously contesting such Acceleration Notice in an appropriate legal forum in good faith, then such date shall be extended to the earliest of (1) April 29, 2002, (2) such date that United is no longer vigorously contesting such Acceleration Notice in an appropriate legal forum in good faith and (3) such date that such Acceleration Notice is rescinded; provided further, however, that the right to terminate this Agreement under clause (iii) shall not be available to United, on the one hand, or Liberty, on the other hand, if the failure of the Closing to occur prior to such date was a result of, in the case of United, any breach by United or any of its Affiliates or, in the case of Liberty, any breach by any Liberty Party or any of its Affiliates, of any of the representations, warranties, covenants or agreements of such Person contained herein or in the other Transaction Documents.

16.2 Limitation of Liabilities in the Event of Termination. In the event of any termination of this Agreement pursuant to Section 16.1, this Agreement shall forthwith become wholly void and of no further force and effect and there shall be no liability on the part of any of the parties hereto or their respective Affiliates, officers or directors by reason hereof except (i) that the provisions of Sections 2.3(a)(i) (proviso only), 7.14(b), 7.14(c), 7.14(d), this
Section 16.2, Section 16.3 and Article XVII shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party hereto from liability for any breach by it or any of its Affiliates of any of its or their representations, warranties, covenants or agreements made herein or in the other Transaction Documents.

16.3 Stockholder Arrangements. In the event of any termination of this Agreement pursuant to Section 16.1, Liberty, United and the Founders will in good faith negotiate agreements providing for stockholder and standstill obligations and containing terms substantially similar to those provided for in the forms of Stockholders Agreement and Standstill Agreement included as exhibits to this Agreement, provided that (a) the "Maximum Percentage" or similar provision in such agreements shall be computed in a manner consistent with the methodology set forth in Section 7.23(c) hereof, (b) the Note Shares and any shares of United Class A Stock acquired by Liberty and its Controlled Affiliates in reliance on clause (a)(iii) of the definition of "Maximum Percentage" shall not, pursuant to such agreements, be exchangeable into shares of United Class B Stock as provided in Section 10(a) of the Stockholders Agreement.

                                  ARTICLE XVII

                                 MISCELLANEOUS

17.1 Expenses. Except as set forth specifically herein, each party hereto shall pay its own expenses (including fees and expenses of legal counsel, investment bankers, brokers or other representatives or consultants) in connection with the transactions contemplated hereby (whether or not such transactions are consummated). United shall pay, or cause to be paid, (a) all filing fees in connection with any filings under the HSR Act required to be made by Schneider or by Liberty Media or any of its subsidiaries and (b) all filing fees and other costs and expenses of any kind whatsoever (including fees and expenses of counsel) in connection with obtaining or making any consents, approvals or waivers of, notices to or filings with any third parties or Governmental Authorities that are required to be obtained or made as a result of the Closing occurring on any date after November 30, 2001. In the event of any proceeding to enforce this Agreement, the prevailing party shall be entitled to receive from the losing party all reasonable costs and expenses, including the reasonable fees of attorneys, accountants and other experts, incurred by the prevailing party in investigating and prosecuting (or defending) such action at trial or upon any appeal.

17.2 Entire Agreement; Release. This Agreement (together with the Schedules and Exhibits annexed hereto) and the other Transaction Documents contain, and are intended as, a complete statement of all of the terms of the agreements among the parties and their respective Affiliates with respect to the matters provided for herein and therein, and, whether or not the Closing occurs, supersede and discharge any previous agreements and understandings between the parties with respect to those matters, including, the Letter Agreement and the August 1999 Agreement; provided, however, that the letter agreement, dated September 18, 2000, between United and Liberty Media (the "September 18 Letter Agreement") shall survive the execution hereof in accordance with its terms, except that (a) references therein to the "June 2000 Agreement" shall be deemed to refer to the Letter Agreement and the reference in the third paragraph thereof to the "Sum of the Parts" method set forth in paragraph 5 of Exhibit A to the "June 2000 Agreement" shall instead be deemed to refer to the Sum-of-the-Parts method described in paragraph 5 of the Letter Agreement, and
(b) the September 18 Letter Agreement shall terminate immediately upon the occurrence of the Closing. Each of United, on the one hand, and Liberty and LMI, on the other hand, furthermore, hereby releases and forever discharges each other party and their respective Affiliates of and from any and all claims, causes of action and liabilities of any kind whatsoever, now existing or hereafter arising, whether known or unknown, that arise out of or in any way relate to the Letter Agreement, its inducement, its negotiation, the negotiation of definitive documents to consummate the transactions contemplated by it or its alleged non-performance, including, without limitation, claims for fraud, misrepresentation, non-disclosure, promissory estoppel, equitable estoppel, breach of express contract, breach of implied contract or breach of the covenant of good faith and fair dealing.

17.3 Governing Law; Waiver of Jury Trial, Etc. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado applied to contracts made and wholly performed in such State, without regard to principles governing conflicts of law, except to the extent that the United/New United Merger and the Founder Newco Mergers are necessarily governed by the laws of the State of Delaware. Each of the parties (a) will submit itself to the non-exclusive jurisdiction of any federal court located in the State of Colorado or any Colorado state court having subject matter jurisdiction in the event any dispute arises out of this Agreement, (b) agrees that venue will be proper as to any proceeding brought in any such court with respect to such a dispute, (c) will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court and (d) WAIVES ANY RIGHT TO A TRIAL BY JURY in any proceeding brought with respect to this Agreement or the transactions contemplated hereby.

17.4 Headings. The table of contents and article and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

17.5 Notices. All notices and other communications hereunder shall be in writing and shall be delivered personally, telecopied (if receipt of which is confirmed by the person to whom sent), sent by nationally recognized overnight delivery service or mailed by registered or certified mail (if return receipt is requested) to the parties at the following addresses (or to such other Person or address for a party as shall be specified by such party by like notice) (notice shall be deemed given upon receipt, if delivered personally, by overnight delivery service or by telecopy, or on the third Business Day following mailing, if mailed, except that notice of a change of address shall not be deemed given until actually received):

     (a)  If to any Liberty Party, to it at:

           12300 Liberty Boulevard
           Englewood, Colorado 80112
           Attention: Elizabeth M. Markowski
           Telephone: (720) 875-6209
           Telecopier: (720) 875-5858

        with copies to:

           Baker Botts L.L.P.
           599 Lexington Avenue
           New York, New York 10022
           Attention: Robert W. Murray Jr.
           Telephone: (212) 705-5000
           Telecopier: (212) 705-5125

           and

           Sherman & Howard
           633 17th Street, Suite 3000
           Denver, Colorado 80202
           Attention: Amy L. Hirter
           Telephone: (303) 297-2900
           Telecopier: (303) 298-0940

     (b)  If to the Founders, to:

           Gene Schneider
           c/o UnitedGlobalCom, Inc.
           4643 South Ulster Street, #1300
           Denver, Colorado 80237
           Attention: General Counsel
           Telephone: (303) 770-4001
           Telecopier: (303) 220-3117

     (c) If to any of United, New United or United/New United Merger Sub, to such party at:

           4643 South Ulster Street, #1300
           Denver, Colorado 80237
           Attention: General Counsel
           Telephone: (303) 770-4001
           Telecopier: (303) 220-3117

        with a copy to:

           Holme Roberts & Owen LLP
           1700 Lincoln Street
           Suite 4100
           Denver, Colorado 80203
           Attention: W. Dean Salter
           Telephone: (303) 861-7000
           Telecopier: (303) 861-0200

17.6 Separability. If at any time any of the covenants or provisions contained herein shall be deemed invalid or unenforceable by the laws of the jurisdiction wherein it is to be enforced, such covenants or provisions shall be considered divisible as to such portion and such covenants or provisions shall become and be immediately amended and reformed to include only such covenants or provisions as are enforceable by the court or other body having jurisdiction of this Agreement; and the parties agree that such covenants or provisions, as so amended and reformed, shall be valid and binding as though the invalid or unenforceable portion had not been included herein.

17.7 Amendment; Waiver. No provision of this Agreement may be amended or modified except by an instrument or instruments in writing signed by the parties hereto. Any party may waive compliance by another with any of the provisions of this Agreement. No waiver of any provision hereof shall be construed as a waiver of any other provision. Any waiver must be in writing.

17.8 Publicity. Except as required by law or regulation or the requirements of The Nasdaq Stock Market or The New York Stock Exchange, no public disclosure or publicity concerning the subject matter hereof or the transactions contemplated hereby or by the other Transaction Documents will be made without the prior approval of Liberty and United.

17.9 Assignment and Binding Effect. Except as contemplated by Sections 2.2(f) and 7.2, none of the parties hereto may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of (i) United or, following the United/New United Merger, New United, in the case of any Liberty Party, and (ii) Liberty, in the case of any Founder, United or New United. All of the terms and provisions of this Agreement shall be binding on, and shall inure to the benefit of, the respective successors and permitted assigns of the parties.

17.10 No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto, their respective Affiliates, and the respective successors and assigns of the parties hereto and their respective Affiliates, and they shall not be construed as conferring and are not intended to confer any rights on any other Persons.

17.11 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

17.12 Interpretation. As used herein, except as otherwise indicated herein or as the context may otherwise require, the words "include," "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; the words "hereof," "herein," "hereunder" and comparable terms refer to the entirety of this Agreement, including the Exhibits, Disclosure Schedules and other Schedules hereto, and not to any particular article, section or other subdivision hereof or Exhibit, Disclosure Schedule or Schedule hereto; the phrase "made available" means that the information referred to has been made available if requested by the party hereto to whom such information is to be made available; any pronoun shall include the corresponding masculine, feminine and neuter forms; the singular includes the plural and vice versa; references to any agreement or other document are to such agreement or document as amended and supplemented from time to time; references to any statute or regulation are to it as amended and supplemented from time to time, and to any corresponding provisions of successor statutes or regulations; references to "Article," "Section" or another subdivision or to an "Exhibit" or "Schedule" are to an article, section or subdivision hereof or an "Exhibit" or "Schedule" hereto; and all references to "the date hereof," "the date of this Agreement" or similar terms (but excluding references to the date of execution hereof) refer to the date first above written, notwithstanding that the parties may have executed this Agreement on a later date. In this Agreement, except as otherwise specifically provided, any reference to any event, change, condition or effect being "material" with respect to any Person or group of Persons means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of such Person or group of Persons. In this Agreement, any reference to a "Material Adverse Change" or "Material Adverse Effect" with respect to any Person or group of Persons means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects of such Person and its Subsidiaries, taken as a whole, except to the extent that such change, event or effect is attributable to or results from (i) changes affecting the securities or capital markets or economic conditions generally in the country or countries in which such Person or group of Persons conduct their businesses, (ii) changes affecting the industries in which such Person or group of Persons operate generally (as opposed to changes affecting any such Person or group of Persons specifically or predominantly), (iii) the effect of the public announcement of this Agreement or the pendency of the transactions contemplated hereby and by the other Transaction Documents, or (iv) changes in GAAP. In this Agreement, any reference to a party's "knowledge" means such party's actual knowledge after due inquiry of officers, directors and other key employees of such party reasonably believed to have knowledge of such matters. Any reference herein to a "day" or number of "days" (without the explicit qualification of "Business") shall be deemed to refer to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice may be taken or given on the next succeeding Business Day.

17.13 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                          UNITEDGLOBALCOM, INC.

                                          By:     /s/ MICHAEL T. FRIES
                                            ------------------------------------
                                          Name: Michael T. Fries
                                          Title:   President

                                          NEW UNITEDGLOBALCOM, INC.

                                          By:     /s/ MICHAEL T. FRIES
                                            ------------------------------------
                                          Name: Michael T. Fries
                                          Title:   President

                                          UNITED/NEW UNITED MERGER SUB, INC.

                                          By:     /s/ MICHAEL T. FRIES
                                            ------------------------------------
                                          Name: Michael T. Fries
                                          Title:   President

                                          LIBERTY MEDIA CORPORATION

                                          By:   /s/ ELIZABETH M. MARKOWSKI
                                              ----------------------------------
                                          Name: Elizabeth M. Markowski
                                          Title:   Sr. Vice President

                                          LIBERTY MEDIA INTERNATIONAL, INC.

                                          By:  /s/ ELIZABETH M. MARKOWSKI
                                            ------------------------------------
                                          Name: Elizabeth M. Markowski
                                          Title:   Sr. Vice President

                                          LIBERTY GLOBAL, INC.

                                          By:  /s/ ELIZABETH M. MARKOWSKI
                                            ------------------------------------
                                          Name: Elizabeth M. Markowski
                                          Title:   Sr. Vice President

                                          FOUNDERS:

                                                 /s/ GENE W. SCHNEIDER
                                          --------------------------------------
                                          Gene W. Schneider

                                          G. SCHNEIDER HOLDINGS, CO.

                                          By:     /s/ GENE W. SCHNEIDER
                                            ------------------------------------
                                            Gene W. Schneider
                                            General Partner

                                          THE GENE W. SCHNEIDER FAMILY TRUST

                                          By:      /s/ GENE W. SCHNEIDER
                                              ----------------------------------
                                            Tina M. Schneider Wildes, Trustee
                                            By Gene W. Schneider,
                                              Attorney-in-Fact

                                          By:     /s/ GENE W. SCHNEIDER
                                            ------------------------------------
                                            Carla G. Shankle, Trustee
                                            By Gene W. Schneider,
                                              Attorney-in-Fact

                                          By:     /s/ GENE W. SCHNEIDER
                                            ------------------------------------
                                            W. Dean Salter, Trustee
                                            By Gene W. Schneider,
                                              Attorney-in-Fact

                                          THE MLS FAMILY PARTNERSHIP LLLP

                                          By: THE NICOLE SCHNEIDER TRUST
                                            General Partner

                                          By:     /s/ GENE W. SCHNEIDER
                                            ------------------------------------
                                            Gene W. Schneider
                                            Trustee

                                          By:     /s/ GENE W. SCHNEIDER
                                            ------------------------------------
                                            John F. Riordan, Trustee
                                            By Gene W. Schneider,
                                              Attorney-in-Fact

                                                 /s/ MARK L. SCHNEIDER
                                          --------------------------------------
                                          Mark L. Schneider

                                          ROCHELLE LIMITED PARTNERSHIP

                                          By: CURTIS ROCHELLE TRUST
                                            GENERAL PARTNER

                                          By:    /s/ CURTIS W. ROCHELLE
                                            ------------------------------------
                                            Curtis W. Rochelle
                                            Trustee

                                          MARIAN H. ROCHELLE REVOCABLE TRUST

                                          By:    /s/ CURTIS W. ROCHELLE
                                            ------------------------------------
                                            Marian H. Rochelle, Trustee
                                            By Curtis W. Rochelle,
                                              Attorney-in-Fact

                                                /s/ CURTIS W. ROCHELLE
                                          --------------------------------------
                                          Curtis W. Rochelle

                                                /s/ CURTIS W. ROCHELLE
                                          --------------------------------------
                                          Marian H. Rochelle
                                          By Curtis W. Rochelle,
                                          Attorney-in-Fact

                                                /s/ CURTIS W. ROCHELLE
                                          --------------------------------------
                                          Jim Rochelle
                                          By Curtis W. Rochelle,
                                          Attorney-in-Fact

                                                /s/ CURTIS W. ROCHELLE
                                          --------------------------------------
                                          April Brimmer Kunz
                                          By Curtis W. Rochelle,
                                          Attorney-in-Fact

                                                /s/ CURTIS W. ROCHELLE
                                          --------------------------------------
                                          Kathleen Jaure
                                          By Curtis W. Rochelle,
                                          Attorney-in-Fact

                                                 /s/ ALBERT M. CAROLLO
                                          --------------------------------------
                                          Albert M. Carollo

                                          CAROLLO COMPANY

                                          By:     /s/ ALBERT M. CAROLLO
                                            ------------------------------------
                                            Albert M. Carollo
                                            General Partner

                                          ALBERT & CAROLYN COMPANY

                                          By:     /s/ ALBERT M. CAROLLO
                                            ------------------------------------
                                            Albert M. Carollo, Jr., Trustee
                                            By Albert M. Carollo,
                                              Attorney-in-Fact

                                          JAMES R. CAROLLO LIVING TRUST

                                          BY:     /s/ ALBERT M. CAROLLO
                                            ------------------------------------
                                            James R. Carollo, Trustee
                                            By Albert M. Carollo,
                                              Attorney-in-Fact

                                          JOHN B. CAROLLO LIVING TRUST

                                          By:     /s/ ALBERT M. CAROLLO
                                            ------------------------------------
                                            John B. Carollo, Trustee
                                            By Albert M. Carollo,
                                              Attorney-in-Fact

                                          THE FRIES FAMILY PARTNERSHIP LLLP

                                          By: THE AMBER L. FRIES TRUST
                                            GENERAL PARTNER

                                          By:     /s/ MICHAEL T. FRIES
                                            ------------------------------------
                                            William H. Hunscher, Jr., Trustee
                                            By Michael T. Fries,
                                              Attorney-in-Fact

                                                 /s/ MICHAEL T. FRIES
                                          --------------------------------------
                                          Michael T. Fries

                                                  /s/ TINA M. WILDES
                                          --------------------------------------
                                          Tina M. Wildes

                                                                EXHIBIT 2.1(b)-1

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            NEW UNITEDGLOBALCOM, INC.

         New UnitedGlobalCom, Inc., a Delaware corporation, hereby certifies as follows:

         1. The name of the corporation is New UnitedGlobalCom, Inc. (the "Corporation"). The Corporation was incorporated under the name "New UnitedGlobalCom, Inc.," and the original Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on February 5, 2001.

         2. This Restated Certificate of Incorporation amends and restates the provisions of the Certificate of Incorporation of the Corporation in its entirety, and has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

         3. The text of the Certificate of Incorporation of the Corporation is amended and restated to read in its entirety as follows:

         FIRST: The name of the corporation (the "Corporation") is:

                            New UnitedGlobalCom, Inc.

         SECOND: The address of the Corporation's current registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at that address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

         FOURTH:

         (a)      Authorized Shares.

                  The total number of shares of capital stock that the Corporation shall have authority to issue is 1,868,000,000, which shall be divided into the following classes:

                  (i) 800,000,000 shares shall be of a class designated Class A Common Stock, par value $.01 per share ("Class A Common Stock");

                  (ii) 564,075,000 shares shall be of a class designated Class B Common Stock, par value $.01 per share ("Class B Common Stock");

                  (iii) 400,000,000 shares shall be of a class designated Class C Common Stock, par value $.01 per share ("Class C Common Stock" and, together with the Class A Common Stock and the Class B Common Stock, the "Common Stock"); and

                  (iv) 10,000,000 shares shall be of a class designated Preferred Stock, par value $.01 per share ("Preferred Stock").

                  Each share of Class A Common Stock, Class B Common Stock and Class C Common Stock shall be identical in all respects except as otherwise set forth in this Restated Certificate of Incorporation (as it may from time to time hereafter be amended or restated, this "Certificate"). The number of authorized shares of Class A Common Stock or Class B Common Stock may be increased or decreased (but not below the number of shares thereof outstanding and the number reserved for issuance upon the exercise, conversion or exchange of outstanding options, warrants and convertible securities (including, without limitation, the Class C Common Stock)) by an amendment to this Certificate approved by the affirmative vote of the holders of a majority of the combined voting power of the Class A Common Stock, the Class B Common Stock and the Class C Common Stock, voting together as a single class and without separate class votes. The number of authorized shares of Class C Common Stock may be increased or decreased (but not below the number of shares thereof outstanding and the number reserved for issuance upon the exercise, conversion or exchange of outstanding options, warrants and convertible securities) by an amendment to this Certificate approved by the affirmative vote of (a) the holders of a majority of the combined voting power of the Class A Common Stock, the Class B Common Stock and the Class C Common Stock, voting together as a single class, and (b) the holders of a majority of the Class C Common Stock, voting as a separate class.

         (b)      Reclassification.

                  Effective upon the filing of this Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, each share of the Common Stock, par value $0.01 per share, of the Corporation that is issued and outstanding shall thereupon be reclassified and changed, ipso facto and without any other action on the part of the holder thereof, into one share of Class A Common Stock.

         (c)      Voting Power of Common Stock.

                  Holders of Class A Common Stock shall be entitled to one vote for each share of such stock held, holders of Class B Common Stock shall be entitled to ten votes for each share of such stock held and holders of Class C Common Stock shall be entitled to ten votes for each share of such stock held. Except as may otherwise be required by the laws of the State of Delaware, by the provisions of this Certificate or with respect to any Preferred Stock Designation, the holders of outstanding shares of Class A Common Stock, the holders of outstanding shares of Class B Common Stock, the holders of outstanding shares of Class C Common Stock and the holders of outstanding shares of each series of Preferred Stock entitled to vote thereon, if any, shall vote as one class with respect to all matters to be voted on by the stockholders of the Corporation, and no separate vote or consent of the holders of shares of Class A Common Stock, the holders of shares of Class B Common Stock, the holders of shares of Class C Common Stock or the holders of shares of any such series of Preferred Stock shall be required for the approval of any such matter. With respect to the election or removal of Regular Directors, (i) prior to the occurrence of a Class B Event, the holders of shares of Class A Common Stock, the holders of shares of Class B Common Stock and the holders of any series of Preferred Stock entitled to vote thereon shall vote together as a single class and no vote of the holders of Class C Common Stock shall be required with respect thereto and (ii) from and after the occurrence of a Class B Event, the holders of shares of Class A Common Stock, the holders of shares of Class B Common Stock, the holders of shares of Class C Common Stock and the holders of any series of Preferred Stock entitled to vote thereon shall vote together as a single class with respect thereto. With respect to the election or removal of Class C Directors, the holders of the Class C Common Stock, for so long as any such shares are outstanding, shall vote as a separate class and no vote of the holders of Class A Common Stock, Class B Common Stock or any series of Preferred Stock shall be required with respect thereto.

         (d)      Conversion Rights

                  (i) Each share of Class B Common Stock shall be convertible, at the option of the holder thereof, into one share of Class A Common Stock at any time.

                  (ii) Subject to the following two sentences, each share of Class C Common Stock shall be convertible, at the option of the holder thereof, into one share of Class A Common Stock at any time or, at any time following the occurrence of a Conversion Event, one share of Class B Common Stock. If a Conversion Event shall not have occurred by June 25, 2010, then from and after such date each share of Class C Common Stock shall be convertible, at the option of the holder thereof, into (A) 1.645 shares of Class A Common Stock at any time or (B) 1.645 shares of Class B Common Stock at any time following the occurrence of a Class B Event. Shares of Class C Common Stock held by a Founder, or Permitted Transferee of a Founder who is also a Principal or a Related Party, may be converted into Class B Common Stock at any time.

                  (iii) A holder wishing to convert shares of Class B Common Stock or Class C Common Stock into shares of Class A Common Stock, or shares of Class C Common Stock into shares of Class B Common Stock, shall surrender the certificate or certificates representing the shares of Class B Common Stock or Class C Common Stock to be converted, duly endorsed, to the Secretary of the Corporation or to any transfer agent for the Class B Common Stock or the Class C Common Stock, as applicable, and shall notify the Secretary or transfer agent in writing of the holder's desire to so convert all or a specified portion of the shares represented by such stock certificate or certificates. If so required by the Corporation, any certificate for shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such shares or the duly authorized representative of such holder. Upon receipt by the Secretary or transfer agent of the foregoing certificate or certificates, notice and, if required, instruments of transfer, the Corporation shall cause to be issued to the holder who surrendered the certificate or certificates representing shares of Class B Common Stock or Class C Common Stock, or such holder's nominee or nominees, either (A) one share (or 1.645 shares if required by paragraph (d)(ii) above) of Class A Common Stock for each share of Class B Common Stock or Class C Common Stock surrendered for conversion into Class A Common Stock, and (B) one share (or 1.645 shares if required by paragraph (d)(ii) above) of Class B Common Stock for each share of Class C Common Stock surrendered for conversion into Class B Common Stock, and shall issue and deliver to such holder, or such holder's nominee or nominees, a certificate or certificates representing such shares as well as a certificate or certificates representing shares of Class B Common Stock or Class C Common Stock represented by any surrendered certificate that were not converted. Such conversion shall be deemed to have been made at the close of business on the date of receipt by the Corporation or any such transfer agent of the certificate or certificates, notice and, if required, instruments of transfer referred to above, and the Person or Persons entitled to receive the shares of Class A Common Stock or Class B Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock or Class B Common Stock on that date. A number of shares of Class A Common Stock equal to the number of shares of Class B Common Stock and Class C Common Stock outstanding from time to time shall be set aside and reserved for issuance upon conversion of shares of Class B Common Stock or Class C Common Stock into Class A Common Stock, and a number of shares of Class B Common Stock equal to the number of shares of Class C Common Stock outstanding from time to time shall be set aside and reserved for issuance upon conversion of shares of Class C Common Stock into Class B Common Stock. Shares of Class B Common Stock and Class C Common Stock that have been so converted shall become treasury shares that may be issued (subject to paragraph (b) of Article Fifth) or retired by resolution of the Board of Directors of the Corporation on the terms set forth in this Certificate. Shares of Class A Common Stock shall not be convertible into shares of Class B Common Stock or Class C Common Stock. Shares of Class B Common Stock shall not be convertible into shares of Class C Common Stock.

         (e)      Dividends.

                  Subject to paragraph (f) of this Article Fourth, (i) whenever a dividend is paid to the holders of Class A Common Stock, the Corporation also shall pay to the holders of Class B Common Stock and Class C Common Stock a dividend per share equal to the dividend per share paid to the holders of the Class A Common Stock, (ii) whenever a dividend is paid to the holders of Class B Common Stock, the Corporation also shall pay to the holders of the Class A Common Stock and the Class C Common Stock a dividend per share equal to the dividend per share paid to the holders of the Class B Common Stock and (iii) whenever a dividend is paid to the holders of Class C Common Stock, the Corporation also shall pay to the holders of the Class A Common Stock and the Class B Common Stock a dividend per share equal to the dividend per share paid to the holders of the Class C Common Stock. Dividends shall be payable only as and when declared by the Board of Directors of the Corporation out of assets of the Corporation legally available therefor.

         (f)      Share Distributions.

                  If at any time a distribution made or paid in Class A Common Stock, Class B Common Stock, Class C Common Stock or any other securities of the Corporation or of any other Person (hereinafter sometimes called a "share distribution") is to be made with respect to the Class A Common Stock, Class B Common Stock or Class C Common Stock, such share distribution may be declared and paid only as follows:

                  (i) Share distributions may be made or paid in shares of Class A Common Stock, Class B Common Stock or Class C Common Stock (or Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase shares of any such class of Common Stock), provided that (A) share distributions of Class A Common Stock (or Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase shares of Class A Common Stock) may only be made to holders of Class A Common Stock, (B) share distributions of Class B Common Stock (or Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase shares of Class B Common Stock) may only be made to holders of Class B Common Stock and (C) share distributions of Class C Common Stock (or Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase shares of Class C Common Stock) may only be made to holders of Class C Common Stock. If a share distribution is made of any class of Common Stock (or Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase shares of such class of Common Stock) to holders of shares of such class of Common Stock, the Corporation shall simultaneously effect a share distribution, on an equal per share basis, of shares of each other class of Common Stock (or Convertible Securities that have the same characteristics, but are convertible into, exchangeable for or evidence the right to purchase shares of the appropriate class of Common Stock) to holders of shares of such other class of Common Stock.

                  (ii) A share distribution consisting of shares of any class or series of securities of the Corporation or any other Person other than Common Stock (or Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase shares of Common Stock) may be made, either on the basis of a distribution of identical securities, on an equal per share basis, to holders of Class A Common Stock, Class B Common Stock and Class C Common Stock or on the basis of a distribution of one class or series of securities to holders of Class A Common Stock and another class or series of securities to holders of Class B Common Stock and Class C Common Stock, provided that the securities so distributed (and, if applicable, the securities into which the distributed securities are convertible, or for which they are exchangeable, or which the distributed securities evidence the right to purchase) do not differ in any respect other than their relative voting rights and related differences in designation, conversion and share distribution provisions, with holders of shares of Class B Common Stock and Class C Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights and related differences in designation, conversion and share distribution provisions between the Class A Common Stock, the Class B Common Stock and the Class C Common Stock), provided that if the securities so distributed constitute capital stock of a Subsidiary of the Corporation, such rights shall not differ to a greater extent than the corresponding differences in voting rights, designation, conversion and share distribution provisions between the Class A Common Stock, the Class B Common Stock and the Class C Common Stock, and provided in each case that such distribution is otherwise made on an equal per share basis.

         (g)      Reclassifications, Subdivisions and Combinations.

                  The Corporation shall not reclassify, subdivide or combine any class of Common Stock without also reclassifying, subdividing or combining each other class of Common Stock on an equal per share basis.

         (h)      Class C Common Stock Proportional Purchase Right.

                  (i) If at any time prior to the occurrence of a Conversion Event, and other than in connection with the transactions to be effected pursuant to Section
                           2.2 of the Merger Agreement, the Corporation issues shares of Class B Common Stock and after giving effect to such issuance, together with any prior issuances of Class B Common Stock with respect to which the holders of Class C Common Stock did not have any rights pursuant to this paragraph (h), the Class C Voting Power is equal to or less than 90% of the Class C Voting Power immediately prior to either such issuance or the first of such issuances of Class B Common Stock, each holder of shares of Class C Common Stock shall have the right, exercisable as set forth below, to acquire from the Corporation additional shares of Class C Common Stock up to and including such holder's pro rata share (based on the number of shares of Class C Common Stock held by such holder) of the aggregate number of shares of Class C Common Stock that if issued in full will restore the Class C Voting Power to 100% of the Class C Voting Power immediately prior to either such issuance or the first of such issuances of shares of Class B Common Stock (whichever is greater, in the case of multiple issuances). A holder of Class C Common Stock that exercises its proportional purchase right pursuant to this paragraph (h) may acquire such additional shares of Class C Common Stock by, at such holder's election, (A) surrendering shares of Class A Common Stock in exchange for shares of Class C Common Stock, on a one-for-one basis, (B) paying the Corporation, in cash or such other form of consideration as may be acceptable to the Corporation, an amount per share of Class C Common Stock equal to (x) the issue price per share of the Class B Common Stock so issued (which, if paid in a form of consideration other than cash or shares of Class A Common Stock, shall be the fair market value of the consideration so paid) or (y) with respect to any shares of Class B Common Stock that were issued in exchange for shares of Class A Common Stock, the average of the Closing Prices per share of Class A Common Stock for the period of ten Trading Days ending on and including the last Trading Day prior to such issuance of Class B Common Stock, in each case appropriately adjusted to reflect the effect of any stock splits, reverse stock splits, combinations, stock dividends or other events affecting the Class B Common Stock (the "Class C Proportional Purchase Price"), or (C) any combination of the foregoing.

                  (ii) Notwithstanding the foregoing, the holders of Class C Common Stock shall not have proportional purchase rights pursuant to this paragraph (h) with respect to an issuance of Class B Common Stock if the holders of the Voting Stock outstanding immediately prior to such issuance of shares of Class B Common Stock would hold in the aggregate immediately following such issuance outstanding shares of Voting Stock representing less than 30% of the then Total Voting Power of the Corporation.

                  (iii) The Corporation will provide prompt written notice (the "Corporation Notice") to each holder of Class C Common Stock, at the address set forth on the stock transfer books of the Corporation, of any issuance or issuances of shares of Class B Common Stock that entitles such holders to acquire additional shares of Class C Common Stock pursuant to this paragraph (h). The Corporation Notice shall set forth: (A) a reasonable description of the issuance or issuances giving rise to such right, (B) the number of shares of Class C Common Stock that such holder is entitled to acquire, (C) the Class C Proportional Purchase Price(s) and (D) a reasonable description of the calculation of the matters set forth in (B) and (C) above. Any holder of Class C Common Stock desiring to acquire additional shares of Class C Common Stock pursuant to this paragraph (h) shall deliver written notice to the Corporation, within ten days following such holder's receipt of the Corporation Notice, setting forth the number of shares of Class C Common Stock such holder desires to acquire pursuant to this paragraph (h). The closing of such acquisition of additional shares of Class C Common Stock shall occur within 30 days following the holder's receipt of the Corporation Notice, provided that such 30-day period will be extended for up to an additional 60 days if any required consents, approvals or waivers of Governmental Authorities have not been obtained, or applicable waiting periods have not expired or terminated without litigation having been commenced that remains outstanding, within the 30-day period.

         (i)      Preferred Stock.

                  The Board of Directors is authorized, subject to any limitations prescribed by applicable law and further subject to any approval rights of stockholders or the Class C Directors, to provide from time to time for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (a "Preferred Stock Designation"), to establish the rights, powers and preferences of each such series of Preferred Stock, including the following:

                  (i) the number of shares of that series, which may subsequently be increased or decreased (but not below the number of shares of that series then outstanding) by resolution of the Board of Directors, and the distinctive serial designation thereof;

                  (ii) the voting powers, full or limited, if any, of the shares of that series and the number of votes per share;

                  (iii) the rights in respect of dividends on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on shares of that series and any limitations, restrictions or conditions on the payment of dividends;

                  (iv) the relative amounts, and the relative rights or priority, if any, of payment in respect of shares of that series, which the holders of the shares of that series shall be entitled to receive upon any liquidation, dissolution or winding up of the Corporation;

                  (v) the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption or purchase dates), if any, upon which all or any part of the shares of that series may be redeemed or purchased by the Corporation, and any limitations, restrictions or conditions on such redemption or purchase;

                  (vi) the terms, if any, of any purchase, retirement or sinking fund to be provided for the shares of that series;

                  (vii) the terms, if any, upon which the shares of that series shall be convertible into or exchangeable for shares of any other class, classes or series, or other securities, whether or not issued by the Corporation;

                  (viii) the restrictions, limitations and conditions, if any, upon issuance of indebtedness of the Corporation so long as any shares of that series are outstanding; and

                  (ix) any other preferences and relative, participating, optional or other rights and limitations not inconsistent with law, this Article Fourth or any resolution of the Board of Directors pursuant to this Article Fourth.

                  All shares of any one series of the Preferred Stock shall be alike in all respects. Except to the extent otherwise expressly provided in the Preferred Stock Designation for a series of Preferred Stock, the holders of shares of such series shall have no voting rights except as may be required by the laws of the State of Delaware. Further, unless otherwise expressly provided in the Preferred Stock Designation for a series of Preferred Stock, no consent or vote of the holders of shares of Preferred Stock or any series thereof shall be required for any amendment to this Certificate that would increase the number of authorized shares of Preferred Stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of Preferred Stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of Preferred Stock of such series, as the case may be, then outstanding). Except as may be provided by the Board of Directors in a Preferred Stock Designation or by applicable law, shares of any series of Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or series shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock.

         (k)      Liquidation, Dissolution or Winding Up.

                  In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and liabilities of the Corporation and subject to the prior payment in full of the preferential amounts to which any series of Preferred Stock is entitled, the holders of shares of Common Stock of all classes shall share equally, on a share for share basis, in the assets of the Corporation remaining for distribution to its common stockholders. Neither the consolidation or merger of the Corporation with or into any other Person or Persons nor the sale, transfer or lease of all or substantially all of the assets of the Corporation shall itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph (k).

         FIFTH:

         (a)      Classification and Election of Directors

                  (i) The business and affairs of the Corporation shall be managed by a Board of Directors. The number of directors shall be fixed by the Bylaws, but shall not be fewer than nine nor more than twelve. Until the first meeting of the stockholders of the Corporation at which directors are elected following the occurrence of a Class B Event, four directors (or such greater number as represents not less than one-third of the total number of directors then authorized, rounded upwards to the nearest whole number) shall be designated as "Class C Directors" and will be elected by the holders of a majority of the outstanding Class C Common Stock voting as a separate class. Any directors that are not designated as Class C Directors shall be designated as "Regular Directors" and will be elected (A) prior to the occurrence of a Class B Event, by the holders of a plurality of the combined voting power of the outstanding Class A Common Stock and Class B Common Stock, voting together as a single class and (B) from and after the occurrence of a Class B Event, by the holders of a plurality of the combined voting power of the outstanding Class A Common Stock, Class B Common Stock and Class C Common Stock, voting together as a single class. All directors will be designated as Regular Directors immediately prior to the election of directors at the first meeting of stockholders of the Corporation at which directors are elected following the occurrence of a Class B Event.

                  (ii) The Regular Directors and the Class C Directors shall be divided as evenly as possible into three classes, designated Class I, Class II and Class III, and each such class shall include at least one Class C Director at all times that directors are designated as Class C Directors. If the number of directors is not evenly divisible by three, the remainder positions shall be allocated first to Class III and then to Class II. The terms of the Class I Directors shall expire at the annual meeting of stockholders in 2003; the terms of the Class II Directors shall expire at the annual meeting of stockholders in 2004; and the terms of the Class III Directors shall expire at the annual meeting of stockholders in 2005. At each annual meeting of stockholders of the Corporation, the successors of that class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders of the Corporation held in the third year following the year of their election.

         (b)      Approval Rights of Class C Directors

                  Until the first meeting of the stockholders of the Corporation at which directors are elected following the occurrence of a Class B Event, the approval of a majority of the Class C Directors then in office will be required in connection with any of the following:

                  (i) the acquisition or disposition of assets, or issuance of equity or debt securities by the Corporation or any Controlled Affiliate in a single transaction or in two or more transactions (related or unrelated) in any consecutive twelve-month period with an aggregate Value exceeding 30% of the Corporation's Market Capitalization at the time of such transaction (excluding a sale of the Corporation by merger or otherwise, sale of all or substantially all of the assets of the Corporation or a reorganization among entities affiliated with the Corporation, provided that the holders of the Class C Common Stock are treated equally with the holders of the Class B Common Stock and all holders of Class B Common Stock are treated equally in such transaction or, in the case of a sale of assets, in any distribution of the proceeds thereof, on an as-converted basis assuming the conversion of the Class C Common Stock into Class B Common Stock whether or not a Conversion Event has occurred);

                  (ii) (A) the issuance of shares of Class C Common Stock (other than in connection with the exercise of the proportional purchase rights described in paragraph
                           (h) of Article Fourth or as contemplated by the Stockholders Agreement or the Merger Agreement) or
                           (B) the issuance, grant or sale of any options exercisable for Class B Common Stock (other than the Permitted Options);

                  (iii) the removal and replacement of the Chief Executive Officer of the Corporation; provided that approval of the Class C Directors will not be required so long as any of the following four individuals is the replacement Chief Executive Officer: Michael T. Fries, John F. Riordan, Gene W. Schneider, or Mark L. Schneider;

                  (iv) any amendment, alteration or repeal of any provision of this Certificate or the Corporation's Bylaws (including, without limitation, by merger, consolidation, binding share exchange or otherwise) that would be adverse to or would affect adversely the rights of the holders of the Class B Common Stock or Class C Common Stock or any of their respective affiliates (including, without limitation, any change in the number of members of the Corporation's Board of Directors);

                  (v) any material transaction between the Corporation (or any Controlled Affiliate), on the one hand, and (A) any director or officer of the Corporation (or of any Controlled Affiliate), (B) any Founder or (C) any family member or affiliate of any Person referred to in clauses (A) or (B), on the other hand, excluding
                           (X) transactions between the Corporation and any Controlled Affiliate, and (Y) employment agreements, grants to employees of options to purchase Class A Common Stock and other employment related matters, in any such case entered into in the ordinary course of business;

                  (vi) any amendment, alteration or repeal of any provision of the certificate of incorporation of Old United then in effect (including, without limitation, by merger, consolidation, binding share exchange or otherwise) that would be adverse to or would affect adversely the rights of the Corporation or the holders of the Class C Common Stock or any of their respective affiliates, prior to the exchange of all of the outstanding shares of Class A common stock of Old United for shares of Class A Common Stock pursuant to the terms of the Exchange Agreement to be entered into among the Corporation and the Principal or Principals purchasing shares of the Series E Preferred Stock, par value $0.01 per share, of Old United, as contemplated by the Merger Agreement (the "Exchange Agreement");

                  (vii) any issuance of any shares of preferred stock by Old United other than any issuance of preferred stock by Old United in the Merger, as specifically contemplated by the Merger Agreement;

                  (viii) any sale, assignment, transfer, exchange, contribution, pledge, encumbrance, grant of any option with respect to, or other disposition, directly or indirectly (a "Disposition"), by the Corporation or any Subsidiary of the Corporation of, or any action taken by the Corporation or any Subsidiary of the Corporation in exercise (or forbearance from exercise), waiver or amendment of any rights to which any such Person may be entitled with respect to, any debt securities issued or indebtedness incurred by United Pan-Europe Communications, N.V., a company organized in The Netherlands ("UPC"), or any of its Subsidiaries, which debt securities are held by, or which indebtedness is owed to, the Corporation or any of its Subsidiaries, including without limitation any such Disposition, exercise or forbearance in connection with any restructuring of the indebtedness of UPC or any of its Subsidiaries; and

                  (ix) any change in the principal independent accounting firm responsible for auditing the financial statements of New United.

         (c)      Term of Office; Vacancies.

                  A director shall hold office until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement or removal from office. Subject to the rights of holders of any series of Preferred Stock, any newly created directorship resulting from an increase in the number of Regular Directors or any other vacancy with respect to the office of a Regular Director, however caused, shall be filled by a majority of the Regular Directors then in office or by a sole remaining Regular Director. Any newly created directorship resulting from an increase in the number of Class C Directors or any other vacancy with respect to the office of a Class C Director, however caused, shall be filled by a majority of the Class C Directors then in office or by a sole remaining Class C Director. Any director elected by one or more directors to fill a newly created directorship or other vacancy shall, without regard to the class in which the vacancy occurred, hold office until the next succeeding annual meeting of stockholders and until his or her successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director, except as may be provided in a Preferred Stock Designation with respect to any additional director elected by the holders of the applicable series of Preferred Stock.

         (d)      Removal.

                  Subject to the rights of the holders of any series of Preferred Stock, any or all of the Regular Directors (including any individuals who are serving as Class C Directors at the time that the Class C Common Stock ceases to be outstanding) may be removed from the Board of Directors with or without cause only (i) prior to the occurrence of a Class B Event, upon the affirmative vote of the holders of at least 66-2/3 percent of the combined voting power of the Class A Common Stock and the Class B Common Stock, voting together as a single class, and (ii) from and after the occurrence of a Class B Event, upon the affirmative vote of holders of at least 66-2/3 percent of the combined voting power of the Class A Common Stock, Class B Common Stock and Class C Common Stock, voting together as a single class, in each case at a meeting of stockholders for which proper notice of the proposed removal has been given. Any or all of the Class C Directors may be removed, with or without cause, upon the affirmative vote of the holders of a majority of the Class C Common Stock, voting as a separate class, either at a meeting of stockholders for which proper notice of the proposed removal has been given or pursuant to a consent in writing signed by holders of a majority of the Class C Common Stock.

         (e)      Notice of Nominations.

                  Advance notice of nominations for the election of directors, other than nominations by the Board of Directors or a committee thereof and other than nominations of Class C Directors, shall be given to the Corporation in the manner provided in the Bylaws.

         SIXTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware, as now existing or hereafter amended, a director of the Corporation shall not be liable to the Corporation or any of its stockholders for monetary damages for breach of his fiduciary duty as a director. Any amendment or repeal of this Article Sixth shall be prospective only and shall not adversely affect any limitation, right or protection of a director of the Corporation existing under this Article Sixth immediately before the amendment or repeal.

         SEVENTH:

         (a)      Right to Indemnification.

                  The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any Person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a Person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Person. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article Seventh. The Corporation shall be required to indemnify or make advances to a Person in connection with a proceeding (or part thereof) initiated by such Person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

         (b)      Prepayment of Expenses.

                  The Corporation shall pay the expenses (including attorneys' fees) incurred by a director or officer in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article Seventh or otherwise.

         (c)      Claims.

                  If a claim for indemnification or payment of expenses under this Article Seventh is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

         (d)      Non-Exclusivity of Rights.

                  The rights conferred on any Person by this Article Seventh shall not be exclusive of any other rights that such Person may have or hereafter acquire under any statute, provision of this Certificate, the Bylaws, agreement, vote of stockholders or resolution of disinterested directors or otherwise.

         (e) Other Indemnification. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

         EIGHTH: Except as provided in any Preferred Stock Designation and except for any action permitted or required to be taken by the holders of the Class C Common Stock, after the Corporation first has a class of securities registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, or its equivalent and prior to the occurrence of a Conversion Event any action required or permitted to be taken by the stockholders of the Corporation must be taken at a duly called annual or special meeting of the stockholders and may not be taken by consent in writing or otherwise.

         NINTH: Except as otherwise required by law or provided in the Bylaws of the Corporation, and subject to the rights of the holders of any class or series of shares issued by the Corporation having a preference over the Common Stock as to dividends or upon liquidation to elect directors in certain circumstances, special meetings of the stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office or at the request of holders of Common Stock representing a majority of the Total Voting Power of the Corporation.

         TENTH: Subject to paragraph (b) of Article Fifth and to the provisions of the Standstill Agreement, the Board of Directors shall have the power to adopt, alter, amend or repeal the Bylaws of the Corporation by vote of not less than a majority of the directors then in office. The holders of shares of Voting Stock shall, to the extent such power is at the time conferred on them by applicable law, also have the power to adopt, alter, amend or repeal the Bylaws of the Corporation, but only if such action receives at least 66-2/3 percent of the voting power of the outstanding Common Stock, voting together as a single class.

         ELEVENTH: Election of directors need not be by written ballot.

         TWELFTH: Notwithstanding anything to the contrary in this Restated Certificate of Incorporation, the affirmative vote of the holders of at least 66-2/3 percent of the voting power of the outstanding Common Stock, voting together as a single class and, in the case of Article Fifth, a majority of the voting power of the outstanding Class C Common Stock, if any, voting as a separate class, shall be required to amend, alter, repeal or adopt any provision inconsistent with any of Articles Fifth, Eighth, Ninth, Tenth, Eleventh and Twelfth of this Certificate or to provide for any cumulative voting by stockholders (in any such case including, without limitation, by merger, consolidation, binding share exchange or otherwise). Except as permitted or required by the Merger Agreement, the Corporation shall not amend, alter or repeal, or permit to be amended, altered or repealed, any provision of the Certificate of Incorporation of Old United (other than the provisions of Articles First and Second thereof and except as provided in the proviso set forth at the end of paragraph (a) of Article Fourth thereof) (including, without limitation, by merger, consolidation, binding share exchange or otherwise) prior to the exchange of all of the outstanding shares of Class A common stock of Old United for shares of Class A Common Stock pursuant to the terms of the Exchange Agreement, unless such amendment, alteration or repeal has been approved by the affirmative vote of the holders of at least 66-2/3 percent of the voting power of the outstanding Common Stock, voting together as a single class.

         THIRTEENTH: The term of the existence of the Corporation shall be perpetual.

         FOURTEENTH: The capital stock of the Corporation shall not be assessable. It shall be issued as fully paid, and the private property of the stockholders shall not be liable for the debts, obligations or liabilities of this Corporation. This Certificate shall not be subject to amendment in this respect.

         FIFTEENTH: The Corporation hereby elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

         SIXTEENTH: The following terms shall have the indicated meanings for purposes of this Certificate.

         "Business Day" means any day other than Saturday, Sunday and a day on which banks are required or permitted to close in Denver, Colorado or New York, New York.

         "Change of Control," with respect to each Current Indenture, has the meaning ascribed to such term in such Current Indenture.

         "Certificate" has the meaning set forth in paragraph (a) of Article Fourth.

         "Class A Common Stock" has the meaning set forth in paragraph (a) of Article Fourth.

         "Class B Common Stock" has the meaning set forth in paragraph (a) of Article Fourth.

         "Class B Event" means the occurrence of any of the following events:
(a) the redemption in full of the Current Bonds, (b) the defeasance of the applicable provisions of the Current Indentures in accordance with the terms thereof so that neither Old United nor any of its subsidiaries would be required in accordance with the terms of the Current Indentures to offer to repurchase any of the Current Bonds (a "Change of Control Offer") if the Class C Common Stock were to be converted in full into shares of Class B Common Stock, (c) a waiver or amendment of the applicable provisions of the Current Indentures shall have been effected so that neither Old United nor any of its subsidiaries would be required to make a Change of Control Offer if the Class C Common Stock were to be converted in full into shares of Class B Common Stock, or (d) a Change of Control within the meaning of any of the Current Indentures (as to which an event described in (a) (with respect to Current Bonds issued pursuant to such Current Indenture), (b) or (c) has not occurred) otherwise occurs (other than as a result of a breach of the Standstill Agreement by Liberty (as defined in the Standstill Agreement)), provided that an occurrence described in this clause (d) will not constitute a Class B Event if at such time Current Bonds with an aggregate principal amount or accreted value, as applicable, in excess of $200,000,000 that were issued under the Specified Indentures (as to which no event described in clauses (b) or (c) has occurred) remain outstanding and no Change of Control within the meaning of the Specified Indentures has occurred.

         "Class C Common Stock" has the meaning set forth in paragraph (a) of Article Fourth.

         "Class C Director" has the meaning set forth in paragraph (a) of Article Fifth.

         "Class C Proportional Purchase Right" has the meaning set forth in paragraph (h) of Article Fourth.

         "Class C Voting Power" means the quotient, expressed as a percentage, obtained by dividing (a) the number of votes in the election of directors represented by the outstanding shares of Class C Common Stock as of the date of determination, assuming the conversion in full of all such shares of Class C Common Stock into shares of Class B Common Stock, by (b) the Total Voting Power of the Corporation as of such date of determination.

         "Closing Price" of a share or other unit of any security on any Trading Day is (i) the last reported sale price for a share or other unit of such security on such Trading Day as reported on the principal United States or foreign securities exchange on which such security is listed or admitted for trading or (ii) if such security is not listed or admitted for trading on any such securities exchange, the last reported sale price for a share or other unit of such security on such Trading Day as reported on The Nasdaq Stock Market or (iii) if such security is not listed or admitted to trading on any United States or foreign securities exchange or The Nasdaq Stock Market, the average of the highest bid and lowest asked prices for a share or other unit of such security on such Trading Day in the over-the-counter market as reported by The National Quotation Bureau Incorporated, or any similar organization.

         "Common Stock" has the meaning set forth in paragraph (a) of Article Fourth.

         "Controlled Affiliate" means any Person Controlled, directly or indirectly, by the Corporation. "Control" for this purpose means the power to direct or influence the direction of the management or policies of another Person, whether by the ownership of voting securities, by contract or otherwise. Without limiting the generality of the foregoing, any Person in which the Corporation, directly or indirectly, beneficially owns 50% or more of the equity securities (without regard to voting power in the election of directors) shall be deemed to be a Controlled Affiliate.

         "Conversion Event" means the occurrence of any of the following events:
(a) the Stockholders Agreement shall have terminated in accordance with its terms for reasons other than the passage of time, or (ii) a Class B Event shall have occurred.

         "Convertible Securities" means any securities of the Corporation (other than any class of Common Stock) that are convertible into, exchangeable for or evidence the right to purchase any shares of any class of Common Stock, whether upon conversion, exercise, exchange, pursuant to anti-dilution provisions of such securities or otherwise.

         "Corporation" has the meaning set forth in Article First.

         "Corporation Notice" has the meaning set forth in paragraph (h) of Article Fourth.

         "Current Bonds" means the debt securities outstanding as of May 25, 2001 that were issued pursuant to the Current Indentures.

         "Current Indentures" means (a) the Indenture dated as of February 5, 1998, between Old United and Firstar Bank, N.A. (f/k/a Firstar Bank of Minnesota, N.A.), (b) the Indenture dated as of April 29, 1999, between Old United and Firstar Bank, N.A., (c) the Indenture dated as of July 14, 1998, between UPC Polska, Inc. (f/k/a @Entertainment, Inc.) ("Polska") and Bankers Trust Company ("BTC"), (d) the Indenture dated January 20, 1999, between Polska and BTC, (e) the Indenture dated January 27, 1999, between Polska and BTC, and
(f) the Indenture dated as of October 31, 1996, between Poland Communications, Inc. and State Street Bank and Trust Company, in each case as were in effect on May 1, 2001.

         "Exchange Agreement" has the meaning set forth in paragraph (b)(vi) of Article Fifth.

         "Founder" has the meaning set forth in the Stockholders Agreement.

         "Governmental Authority" means any U.S. federal, state or local or any foreign court, governmental department, commission, authority, board, bureau, agency or other instrumentality.

         "Market Capitalization," with respect to the Corporation as of any date, means the product of (a) the Market Value of one share of Class A Common Stock as of such date multiplied by (b) the sum of (i) the total number of shares of Common Stock then outstanding, plus (ii) the number of shares issuable upon conversion of any outstanding shares of Preferred Stock that are convertible into shares of Common Stock and have an effective per share conversion price as of such date that is below the Market Value of the Class A Common Stock as of such date.

         "Market Value" means, with respect to any publicly traded security as of any date, the average of the Closing Prices of such security for the five consecutive Trading Days ending on such date.

         "Merger" means the merger of United/New United Merger Sub, Inc. with and into Old United as contemplated by the Merger Agreement.

         "Merger Agreement" means the Agreement and Plan of Restructuring and Merger, dated December 3, 2001, among Old United, the Corporation, United/New United Merger Sub, Inc., Liberty Media Corporation, Liberty Media International, Inc., Liberty Global, Inc. and the Founders.

         "Old United" means, prior to the effective time of the Merger, UnitedGlobalCom, Inc., a Delaware corporation, and, at and following the Effective Time of the Merger, UGC Holdings, Inc., a Delaware corporation and any successor to UGC, Inc.

         "Permitted Options" means options to purchase an aggregate of not more than three million shares of Class B Common Stock, minus any options to purchase shares of Class B Common Stock outstanding by reason of the assumption of options by the Corporation in the Merger.

         "Permitted Transferee" has the meaning set forth in the Stockholders Agreement.

         "Person" means any individual, corporation, partnership, limited partnership, limited liability company, trust or other legal entity.

         "Preferred Stock" has the meaning set forth in paragraph (i) of Article Fourth.

         "Preferred Stock Designation" has the meaning set forth in paragraph
(j) of Article Fourth.

         "Principal" means any of Albert M. Carollo, Curtis Rochelle, Marian Rochelle, Rochelle Investments, Ltd (so long as it is controlled by Curtis or Marian Rochelle), Gene W. Schneider, G. Schneider Holdings, Co. and Gene W. Schneider Family Trust (so long as each is controlled by Gene W. Schneider or trustees appointed by him), Janet S. Schneider and Mark L. Schneider.

         "Regular Directors" has the meaning set forth in paragraph (a) of Article Fifth.

         "Specified Indentures" means (a) the Indenture dated as of February 5, 1998, between Old United and Firstar Bank, N.A. (f/k/a Firstar Bank of Minnesota, N.A.) and (b) the Indenture dated as of April 29, 1999, between Old United and Firstar Bank, N.A., in each case as were in effect on May 1, 2001.

         "Standstill Agreement" means the Standstill Agreement to be entered into among the Corporation, Liberty Media Corporation, Liberty Media International, Inc., et al., as contemplated by the Merger Agreement.

         "Stockholders Agreement" means the Stockholders Agreement to be entered into among the Corporation, Liberty Media Corporation, Liberty Media International, Inc., the individuals designated as Founders therein, et al., as contemplated by the Merger Agreement.

         "Subsidiary" means, when used with respect to any Person, (i) a corporation in which such Person and/or one or more Subsidiaries of such Person, directly or indirectly, owns capital stock having a majority of the voting power of such corporation's capital stock to elect directors under ordinary circumstances, and (ii) any other Person (other than a corporation) in which such Person and/or one or more Subsidiaries of such Person, directly or indirectly, has (x) a majority ownership interest or (y) the power to elect or direct the election of a majority of the members of the governing body of such first-named Person.

         "Total Voting Power of the Corporation" means, as of any date of determination, the aggregate number of votes in the election of directors represented by all outstanding shares of Voting Stock, assuming for such purposes the conversion in full of all shares of Class C Common Stock into shares of Class B Common Stock (without regard to any restrictions on the conversion of such shares of Class C Common Stock into shares of Class B Common Stock imposed by this Certificate, by contract or otherwise).

         "Trading Day", with respect to any security, means a day on which the principal United States or foreign securities exchange on which such security is listed or admitted to trading, or The Nasdaq Stock Market if such security is not listed or admitted to trading on any such securities exchange, as applicable, is open for the transaction of business (unless such trading shall have been suspended for the entire day) or, if the applicable security is not listed or admitted to trading on any United States or foreign securities exchange or The Nasdaq Stock Market, any Business Day.

         "Value" means, with respect to an asset, debt security or equity security, the greater of (a) its fair market value, (b) the consideration to be paid therefor, (c) its face amount, accreted value, redemption price or liquidation preference and (d) in the case of a security convertible into or exercisable or exchangeable for capital stock, the product of the number of shares of capital stock for which such security may be exercised or exchanged or into which such security may be converted and the Market Value of such capital stock (or if such capital stock is not publicly traded capital stock but is convertible into, or exercisable or exchangeable for, publicly traded capital stock, the Market Value of such publicly traded capital stock multiplied by the number of shares of such publicly traded capital stock into or for which such capital stock is convertible, exercisable or exchangeable). For purposes of this definition, "capital stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, limited liability company membership interests or partnership interests, whether common or preferred.

         "Voting Stock" means outstanding equity securities of the Corporation generally entitled to vote in the election of directors.

         IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed this __ day of _______, 200_.


                                            NEW UNITEDGLOBALCOM, INC.


                                            ------------------------------------
                                            Gene W. Schneider
                                            Chief Executive Officer

                                                                EXHIBIT 2.1(b)-2








                                     BYLAWS

                                       OF

                            NEW UNITEDGLOBALCOM, INC.



                           Adopted ____________, 2002

                                 INDEX TO BYLAWS
                                       OF
                            NEW UNITEDGLOBALCOM, INC.


Section                                                                     Page
-------                                                                     ----

ARTICLE I          Offices...................................................1
    Section 1.01   Business Offices..........................................1
    Section 1.02   Registered Office.........................................1

ARTICLE II         Stockholders..............................................1
    Section 2.01   Annual Meeting............................................1
    Section 2.02   Special Meetings..........................................1
    Section 2.03   Place of Meeting..........................................2
    Section 2.04   Notice of Meetings........................................2
    Section 2.05   Fixing Date for Determination of Stockholders of Record...2
    Section 2.06   Voting List...............................................3
    Section 2.07   Proxies...................................................3
    Section 2.08   Quorum and Manner of Acting...............................3
    Section 2.09   Nominations for the Election of Directors.................3
    Section 2.10   Other Stockholder Proposals...............................4

ARTICLE III        Board of Directors........................................5
    Section 3.01   General Powers............................................5
    Section 3.02   Number, Tenure and Qualifications.........................5
    Section 3.03   Resignation...............................................5
    Section 3.04   Regular Meetings..........................................5
    Section 3.05   Special Meetings..........................................6
    Section 3.06   Meetings by Telephone.....................................6
    Section 3.07   Notice of Meetings........................................6
    Section 3.08   Quorum and Manner of Acting...............................6
    Section 3.09   Action Without a Meeting..................................6
    Section 3.10   Executive and Other Committees............................7
    Section 3.11   Compensation..............................................7
    Section 3.12   Certain Actions...........................................7

ARTICLE IV         Officers..................................................8
    Section 4.01   Number and Qualifications.................................8
    Section 4.02   Election and Term of Office...............................8
    Section 4.03   Compensation..............................................8
    Section 4.04   Resignation...............................................8
    Section 4.05   Removal...................................................8
    Section 4.06   Vacancies.................................................9
    Section 4.07   Authority and Duties......................................9
    Section 4.08   Surety Bonds.............................................10

ARTICLE V          Stock....................................................11
    Section 5.01   Issuance of Shares.......................................11
    Section 5.02   Transfer of Shares.......................................11
    Section 5.03   Registered Holders.......................................11
    Section 5.04   Transfer Agents, Registrars and Paying Agents............11

ARTICLE VI         Indemnification..........................................11
    Section 6.01   Directors and Officers...................................11
    Section 6.02   Employees and Other Agents...............................12
    Section 6.03   Expenses.................................................12
    Section 6.04   Enforcement..............................................12
    Section 6.05   Non-Exclusivity of Rights................................13
    Section 6.06   Survival of Rights.......................................13
    Section 6.07   Insurance................................................13
    Section 6.08   Amendments...............................................13
    Section 6.09   Severability.............................................13
    Section 6.10   Certain Definitions......................................14

ARTICLE VII        Miscellaneous............................................15
    Section 7.01   Waivers of Notice........................................15
    Section 7.02   Presumption of Assent....................................15
    Section 7.03   Voting of Securities by the Corporation..................15
    Section 7.04   Seal.....................................................15
    Section 7.05   Fiscal Year..............................................16
    Section 7.06   Amendments...............................................16

                                     BYLAWS

                                       OF

                            NEW UNITEDGLOBALCOM, INC.



                                    ARTICLE I

                                     Offices

         Section 1.01 Business Offices. The corporation may have such offices, either within or outside Delaware, as the board of directors may from time to time determine or as the business of the corporation may require.

         Section 1.02 Registered Office. The registered office of the corporation required by the Delaware General Corporation Law to be maintained in Delaware shall be as set forth in the certificate of incorporation, unless changed as provided by law.


                                   ARTICLE II

                                  Stockholders

         Section 2.01 Annual Meeting. An annual meeting of the stockholders shall be held on such date as may be determined by the board of directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the stockholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a meeting of the stockholders as soon thereafter as conveniently may be. Failure to hold an annual meeting as required by these bylaws shall not invalidate any action taken by the board of directors or officers of the corporation.

         Section 2.02 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or the certificate of incorporation, may be called only by the board of directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office, by the chairman of the board of directors or at the request of holders of Common Stock (as defined in the certificate of incorporation) representing a majority of the Total Voting Power (as defined in the certificate of incorporation) of the corporation. Such resolution of the board of directors or request by the holders of Common Stock shall state the purpose or purposes of the proposed meeting.

         Section 2.03 Place of Meeting. Each meeting of the stockholders shall be held at such place, either within or outside Delaware, as may be designated in the notice of meeting, or, if no place is designated in the notice, at the principal office of the corporation.

         Section 2.04 Notice of Meetings. Except as otherwise required by law, notice in writing or by electronic transmission of each meeting of the stockholders stating the place, day and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given, either personally (including delivery by private courier) or by first class, certified or registered mail, or by electronic transmission, to each stockholder of record entitled to notice of such meeting, not less than ten nor more than 60 days before the date of the meeting. Such notice shall be deemed to be given, if personally delivered, when delivered to the stockholder, and, if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation, and if by electronic transmission, when posted on an electronic network or directed to the stockholder at an electronic mail address at which the stockholder has consented to receive notice. If notice of two consecutive annual meetings and all notices of meetings to any stockholder during the period between such two consecutive annual meetings, or all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a 12-month period, have been mailed or directed addressed to such person at his address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required until another address for such person is delivered to the corporation. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting in accordance with the foregoing provisions of this Section 2.04.

         Section 2.05 Fixing Date for Determination of Stockholders of Record. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for any other lawful action, the board of directors may fix, in advance, a date as the record date for any such determination of stockholders, which date shall be not more than 60 nor less than ten days before the date of such meeting, and not more than 60 days prior to any other action. If no record date is fixed then the record date shall be, for determining stockholders entitled to notice of or to vote at a meeting of stockholders, the close of business on the day next preceding the day on which notice is given, or, if notice is waived, the close of business on the day next preceding the day on which the meeting is held, or, for determining stockholders for any other purpose, the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

         Section 2.06 Voting List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section 2.06 shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, either (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

         Section 2.07 Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

         Section 2.08 Quorum and Manner of Acting. At all meetings of stockholders, a majority of the combined voting power of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum. If a quorum is present, the affirmative vote of a majority of the votes held by shares represented at a meeting at which a quorum is present and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater proportion or number or voting by classes is otherwise required by law, the certificate of incorporation or these bylaws. In the absence of a quorum, a majority of the shares so represented may adjourn the meeting from time to time in accordance with Section 2.04, until a quorum shall be present or represented.

         Section 2.09 Nominations for the Election of Directors. Except as otherwise provided in the certificate of incorporation with respect to Class C Directors (as defined in certificate of incorporation), nominations for election to the board of directors must be made by the board of directors or by a committee appointed by the board of directors for such purpose or by any stockholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Except as otherwise provided in the certificate of incorporation with respect to Class C Directors (as defined in certificate of incorporation), nominations by stockholders must be preceded by timely notification in writing to the secretary of the corporation. To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Such notification shall contain the written consent of each proposed nominee to serve as a director if so elected and the following information as to each proposed nominee and as to each person, acting alone or in conjunction with one or more other persons as a partnership, limited partnership, syndicate or other group, who participates or is expected to participate in making such nomination or in organizing, directing or financing such nomination or solicitation of proxies to vote for the nominee:

                  (a) the name, age, residence address, and business address of each proposed nominee and of each such person;

                  (b) the principal occupation or employment, the name, type of business and address of the corporation or other organization in which such employment is carried on of each proposed nominee and of each such person;

                  (c) the amount of stock of the corporation owned beneficially, either directly or indirectly, by each proposed nominee and each such person; and

                  (d) a description of any arrangement or understanding of each proposed nominee and of each such person with each other or any other person regarding future employment or any future transaction to which the corporation will or may be a party.

         The presiding officer of the meeting shall have the authority to determine and declare to the meeting that a nomination not preceded by notification made in accordance with the foregoing procedure shall be disregarded.

         Section 2.10 Other Stockholder Proposals. For business other than the nomination for election of directors to be properly brought before any meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the meeting:

                  (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;

                  (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made;

                  (c) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf of the proposal is made; and

                  (d) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business.


                                   ARTICLE III

                               Board of Directors

         Section 3.01 General Powers. The business and affairs of the corporation shall be managed by or under the direction of its board of directors, except as otherwise provided in the Delaware General Corporation Law or the certificate of incorporation.

         Section 3.02 Number, Tenure and Qualifications. The number of directors of the corporation shall be as set forth in the certificate of incorporation. The board of directors shall be divided as evenly as possible into three classes as provided in the certificate of incorporation. At each annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Each director shall hold office until his successor shall have been elected and qualified or until his earlier death, resignation or removal. Directors need not be residents of Delaware or stockholders of the corporation.

         Section 3.03 Resignation. Any director may resign at any time by giving notice to the corporation in writing or by electronic transmission. A director's resignation shall take effect upon receipt or, if a different time of effectiveness is specified therein, at the time specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 3.04 Regular Meetings. A regular meeting of the board of directors shall be held immediately after and at the same place as the annual meeting of stockholders, or as soon thereafter as conveniently may be, at the time and place, either within or without Delaware, determined by the board, for the purpose of electing officers and for the transaction of such other business as may come before the meeting. Failure to hold such a meeting, however, shall not invalidate any action taken by any officer then or thereafter in office. The board of directors may provide by resolution the time and place, either within or outside Delaware, for the holding of additional regular meetings without other notice than such resolution.

         Section 3.05 Special Meetings. Special meetings of the board of directors may be called only by the chief executive officer or any member of the board of directors. Any such special meeting may take place at any convenient place, either within or outside Delaware.

         Section 3.06 Meetings by Telephone. Unless otherwise restricted by the certificate of incorporation, members of the board of directors may participate in a meeting of such board by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting in such manner shall constitute presence in person at the meeting.

         Section 3.07 Notice of Meetings. Notice of each meeting of the board of directors (except those regular meetings for which notice is not required) stating the place, day and hour of the meeting shall be given to each director at least five days prior thereto by the mailing of written notice by first class, certified or registered mail, or at least two days prior thereto by personal delivery (including delivery by private courier) of written notice or by telephone, telegram, telex, cablegram or other similar method, except that in the case of a meeting to be held pursuant to Section 3.06 notice may be given by telephone one day prior thereto. The method of notice need not be the same to each director. Notice shall be deemed to be given when deposited in the United States mail, with postage thereon prepaid, addressed to the director at his business or residence address, when delivered or communicated to the director or when the telegram, telex, cablegram or other form of notice is personally delivered to the director or delivered to the last address of the director furnished by him to the corporation for such purpose. Neither the business to be transacted at nor the purpose of any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

         Section 3.08 Quorum and Manner of Acting. Except as otherwise may be required by law, the certificate of incorporation (including, without limitation, paragraph (b) of Article Fifth thereof) or these bylaws, a majority of the number of directors fixed in accordance with these bylaws, present in person, shall constitute a quorum for the transaction of business at any meeting of the board of directors, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors. If less than a quorum is present at a meeting, the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present. No director may vote or act by proxy or power of attorney at any meeting of the board of directors.

         Section 3.09 Action Without a Meeting. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the board or committee, as the case may be.

         Section 3.10 Executive and Other Committees.

                  (a) The board of directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (b) adopting, amending or repealing any bylaw of the corporation. The delegation of authority to any committee shall not operate to relieve the board of directors or any member of the board from any responsibility imposed by law. Subject to the foregoing, the board of directors may provide such powers, limitations and procedures for such committees as the board deems advisable. To the extent the board of directors does not establish other procedures, each committee shall be governed by the procedures set forth in Sections 3.04 (except as they relate to an annual meeting), 3.05 through 3.09 and 7.01 and 7.02 as if the committee were the board of directors. Each committee shall keep regular minutes of its meetings, which shall be reported to the board of directors when required and submitted to the secretary of the corporation for inclusion in the corporate records.

         Section 3.11 Compensation. Unless otherwise restricted by the certificate of incorporation, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and each meeting of any committee of the board of which he is a member and may be paid a fixed sum for attendance at each such meeting or a stated salary or both a fixed sum and a stated salary. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

         Section 3.12 Certain Actions. The corporation shall not, and shall not agree or commit to, and shall not permit any of its direct or indirect subsidiaries to or agree or commit to, effect any transaction, or series of related transactions, that involves (a) the issuance, delivery or payment of any consideration (whether through the payment of cash, the issuance or delivery of any securities, the transfer of assets or otherwise) by the corporation and any of its direct or indirect subsidiaries having an aggregate fair market value in excess of $10 million or (b) the incurrence, guarantee or assumption by the corporation or any of its direct or indirect subsidiaries of any liabilities, commitments or obligations, whether absolute, accrued, fixed, contingent or otherwise, in an aggregate amount in excess of $10 million unless such transaction, or series of related transactions, has first been reviewed and approved by (x) the board of directors or (y) a committee of the board of directors to which the board of directors has specifically delegated authority with respect to such transaction or series of related transactions.


                                   ARTICLE IV

                                    Officers

         Section 4.01 Number and Qualifications. The officers of the corporation shall consist of a chairman of the board, chief executive officer, a president, a chief operating officer, a chief financial officer, a secretary and such other officers, including a vice-chairman or vice-chairmen of the board, one or more vice-presidents, a treasurer and a controller, as may from time to time be elected or appointed by the board. In addition, the board of directors or the chief executive officer may elect or appoint such assistant and other subordinate officers, including assistant vice-presidents, assistant secretaries and assistant treasurers, as it or he shall deem necessary or appropriate. Any number of offices may be held by the same person, except that no person may simultaneously hold the offices of president and secretary.

         Section 4.02 Election and Term of Office. Except as provided in the certificate of incorporation and Sections 4.01 and 4.06 of these bylaws, the officers of the corporation shall be elected by the board of directors annually at the first meeting of the board held after each annual meeting of the stockholders as provided in Section 3.04. If the election of officers shall not be held as provided herein, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until the expiration of his term in office if elected or appointed for a specified period of time or until his earlier death, resignation or removal.

         Section 4.03 Compensation. Officers shall receive such compensation for their services as may be authorized or ratified by the board of directors and no officer shall be prevented from receiving compensation by reason of the fact that he is also a director of the corporation. Election or appointment as an officer shall not of itself create a contract or other right to compensation for services performed by such officer.

         Section 4.04 Resignation. Any officer may resign at any time, subject to any rights or obligations under any existing contracts between the officer and the corporation, by giving notice to the corporation in writing or by electronic transmission. An officer's resignation shall take effect upon receipt or, if a different time of effectiveness is specified therein, at the time stated therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 4.05 Removal. Unless otherwise provided in the certificate of incorporation, any officer may be removed at any time by the board of directors, or, in the case of assistant and other subordinate officers, by the chief executive officer, whenever in its or his judgment, as the case may be, the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not in itself create contract rights.

         Section 4.06 Vacancies. Except as otherwise provided in the certificate of incorporation, a vacancy occurring in any office by death, resignation, removal or otherwise may be filled by the board of directors or the chief executive officer.

         Section 4.07 Authority and Duties. The officers of the corporation shall have the authority and shall exercise the powers and perform the duties specified below and as may be additionally specified by the chief executive officer, the board of directors or these bylaws (and in all cases where the duties of any officer are not prescribed by the bylaws or the board of directors, such officer shall follow the orders and instructions of the chief executive officer), except that in any event each officer shall exercise such powers and perform such duties as may be required by law:

                  (a) Chairman of the Board. The chairman of the board, who shall be elected from among the directors, shall preside at all meetings of the corporation's stockholders and board of directors and perform such other duties as may be assigned to him from time to time by the board of directors.

                  (b) Chief Executive Officer. The chief executive officer shall, subject to the direction and supervision of the board of directors, (i) have general and active control of the affairs of the corporation and general supervision of its officers, agents and employees; (ii) in the absence of the chairman of the board, preside at all meetings of the stockholders and the board of directors; (iii) see that all orders and resolutions of the board of directors are carried into effect; and (iv) perform all other duties incident to the office of chief executive officer and as from time to time may be assigned to him by the board if directors.

                  (c) President. The president shall, subject to the direction and supervision of the board of directors, perform all duties incident to the office of president and as from time to time may be assigned to him by the board of directors. At the request of the chief executive officer or in his absence or in the event of his inability or refusal to act, the president shall perform the duties of the chief executive officer, and when so acting shall have all the powers and be subject to all the restrictions of the chief executive officer.

                  (d) Chief Operating Officer. The chief operating officer shall, subject to the direction and supervision of the board of directors, supervise the day to day operations of the corporation and perform all other duties incident to the office of chief operating officer as from time to time may be assigned to him by the chairman of the board, the board of directors or the chief executive officer. At the request of the president, or in his absence or inability or refusal to act, the chief operating officer shall perform the duties of the president, and when so acting shall have all the power of and be subject to all the restrictions upon the president.

                  (e) Chief Financial Officer. The chief financial officer shall: (i) be the principal financial officer and treasurer of the corporation and have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the corporation and deposit the same in accordance with the instructions of the board of directors;
(ii) receive and give receipts and acquittances for moneys paid in on account of the corporation, and pay out of the funds on hand all bills, payrolls and other just debts of the corporation of whatever nature upon maturity; (iii) unless there is a controller, be the principal accounting officer of the corporation and as such prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit and prepare and furnish to the chief executive officer and the board of directors statements of account showing the financial position of the corporation and the results of its operations; (iv) upon request of the board, make such reports to it as may be required at any time; and (v) perform all other duties incident to the office of chief financial officer and treasurer and such other duties as from time to time may be assigned to him by the board of directors or by the chief executive officer. Assistant treasurers, if any, shall have the same powers and duties, subject to the supervision by the chief financial officer. If there is no chief financial officer, these duties shall be performed by the secretary or chief executive officer or other person appointed by the board of directors.

                  (f) Vice-Presidents. The vice-president, if any (or if there is more than one then each vice-president), shall assist the chief executive officer and shall perform such duties as may be assigned to him by the chief executive officer or the board of directors. Assistant vice presidents, if any, shall have such powers and perform such duties as may be assigned to them by the chief executive officer or by the board of directors.

                  (g) Secretary. The secretary shall: (i) keep the minutes of the proceedings of the stockholders, the board of directors and any committees of the board; (ii) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (iii) be custodian of the corporate records and of the seal of the corporation; (iv) keep at the corporation's registered office or principal place of business within or outside Delaware a record containing the names and addresses of all stockholders and the number and class of shares held by each, unless such a record shall be kept at the office of the corporation's transfer agent or registrar; (v) have general charge of the stock books of the corporation, unless the corporation has a transfer agent; and (vi) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by chief executive officer or the board of directors. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the secretary.

         Section 4.08 Surety Bonds. The board of directors may require any officer or agent of the corporation to execute to the corporation a bond in such sums and with such sureties as shall be satisfactory to the board, conditioned upon the faithful performance of his duties and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

                                    ARTICLE V

                                      Stock

         Section 5.01 Issuance of Shares. The issuance or sale by the corporation of any shares of its authorized capital stock of any class, including treasury shares, shall be made only upon authorization by the board of directors, except as otherwise may be provided by law. Every issuance of shares shall be recorded on the books of the corporation maintained for such purpose by or on behalf of the corporation.

         Section 5.02 Transfer of Shares. Upon presentation and surrender to the corporation or to a transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, payment of all transfer taxes, if any, and the satisfaction of any other requirements of law, including inquiry into and discharge of any adverse claims of which the corporation has notice, the corporation or the transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction on the books maintained for such purpose by or on behalf of the corporation. No transfer of shares shall be effective until it has been entered on such books. The corporation or a transfer agent of the corporation may require a signature guaranty or other reasonable evidence that any signature is genuine and effective before making any transfer. Transfers of uncertificated shares shall be made in accordance with applicable provisions of law.

         Section 5.03 Registered Holders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

         Section 5.04 Transfer Agents, Registrars and Paying Agents. The board of directors may at its discretion appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the corporation. Such agents and registrars may be located either within or outside Delaware. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.


                                   ARTICLE VI

                                 Indemnification

         Section 6.01 Directors and Officers. The corporation shall indemnify its directors and officers to the fullest extent not prohibited by the Delaware General Corporation Law or any other applicable law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless
(i) such indemnification is expressly
required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Delaware General Corporation Law or any other applicable law or (iv) such indemnification is required to be made under Section 6.04.

         Section 6.02 Employees and Other Agents. The corporation shall have power to indemnify its employees and other agents as set forth in the Delaware General Corporation Law or any other applicable law. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person to such officers or other persons as the Board of Directors shall determine.

         Section 6.03 Expenses.

                  (a) The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Article VI or otherwise.

                  (b) Notwithstanding the foregoing, unless otherwise determined pursuant to Section 6.05, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation, in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

         Section 6.04 Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this Article VI shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or officer. Any right to indemnification or advances granted by this Article VI to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law or any other applicable law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law or any other applicable law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this
Article VI or otherwise shall be on the corporation.

         Section 6.05 Non-Exclusivity of Rights. The rights conferred on any person by this Article VI shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Delaware General Corporation Law or any other applicable law.

         Section 6.06 Survival of Rights. The rights conferred on any person by this Article VI shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 6.07 Insurance. To the fullest extent permitted by the Delaware General Corporation Law, or any other applicable law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Article VI.

         Section 6.08 Amendments. Any repeal or modification of this Article VI shall only be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

         Section 6.09 Severability. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this Article VI that shall not have been invalidated, or by any other applicable law. If this Article VI shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation shall indemnify each director and officer to the full extent under applicable law.

         Section 6.10 Certain Definitions. For the purposes of this Article VI, the following definitions shall apply:

                  (a) The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

                  (b) The term "expenses" shall be broadly construed and shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

                  (c) The term "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                  (d) References to a "director," "executive officer," "officer," "employee," or "agent" of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

                  (e) References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article VI.

                                   ARTICLE VII

                                  Miscellaneous

         Section 7.01 Waivers of Notice. Whenever notice is required to be given by law, by the certificate of incorporation or by these bylaws, a written waiver thereof, signed by the person entitled to said notice or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting or (in the case of a stockholder) by proxy shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in any written waiver of notice or waiver of notice by electronic transmission unless required by these bylaws to be included in the notice of such meeting.

         Section 7.02 Presumption of Assent. A director or stockholder of the corporation who is present at a meeting of the board of directors or stockholders at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director or stockholder who voted in favor of such action.

         Section 7.03 Voting of Securities by the Corporation. Unless otherwise provided by resolution of the board of directors, on behalf of the corporation the chairman of the board, chief executive officer, chief operating officer, chief financial officer, president, secretary, treasurer or any vice-president shall attend in person or by substitute appointed by him, or shall execute written instruments appointing a proxy or proxies to represent the corporation at, all meetings of the stockholders of any other corporation, association or other entity in which the corporation holds any stock or other securities, and may execute written waivers of notice with respect to any such meetings. At all such meetings and otherwise, the chairman of the board, chief executive officer, chief operating officer, chief financial officer, president, secretary, treasurer or any vice-president, in person or by substitute or proxy as aforesaid, may vote the stock or other securities so held by the corporation and may execute written consents and any other instruments with respect to such stock or securities and may exercise any and all rights and powers incident to the ownership of said stock or securities, subject, however, to the instructions, if any, of the board of directors.

         Section 7.04 Seal. The corporate seal of the corporation shall be in such form as adopted by the board of directors, and any officer of the corporation may, when and as required, affix or impress the seal, or a facsimile thereof, to or on any instrument or document of the corporation.

         Section 7.05 Fiscal Year. The fiscal year of the corporation shall be as established by the board of directors.

         Section 7.06 Amendments. These bylaws may be amended or repealed only in the manner set forth in the certificate of incorporation.

                                                                  EXHIBIT 2.1(c)

                             UNITEDGLOBALCOM, INC.
                      SERIES E CONVERTIBLE PREFERRED STOCK
                             SUBSCRIPTION AGREEMENT

UnitedGlobalCom, Inc.
4643 South Ulster Street, Suite 1300
Denver, Colorado 80237

Ladies and Gentlemen:

1.  Subscription.  The undersigned, [          ] (the "Purchaser"), intending to
be legally bound, hereby purchases from UnitedGlobalCom, Inc. (the "Company"),
and the Company hereby sells to the Purchaser, [          ] shares of the Series
E Convertible Preferred Stock, par value $0.01 per share, of the Company (the
"Preferred Stock") for an aggregate purchase price of [          ](1) (the
"Purchase Price") payable (i) in cash or (ii) in cash at least to the extent of the aggregate par value of the Preferred Stock, and the remainder by delivery of a promissory note made by the Purchaser payable to the Company with a principal amount equal to the Purchase Price less the aggregate par value of the Preferred Stock (a "Promissory Note"). Any Promissory Note delivered in payment of any portion of the Purchase Price shall provide for full recourse to the Purchaser in the event of the nonpayment thereof, shall provide for the accrual of interest at a fair market rate and contain other terms and conditions consistent with an arm's-length, fair market transaction, all of which terms shall be reasonably acceptable to Liberty Media Corporation ("Liberty Media").

The Preferred Stock is convertible into shares of Class A Common Stock, par value $0.01 per share (the "Class A Stock" and, together with the Preferred Stock, the "Securities"), of the Company on the terms and conditions set forth in the Certificate of Designation establishing the Preferred Stock (the "Certificate of Designation").

2. Deliveries. Concurrently with the execution and delivery hereof, (a) the Purchaser is delivering the Purchase Price to the Company by wire transfer of immediately available funds in accordance with instructions from the Company and, if applicable, by delivery of a Promissory Note and (b) the Company is delivering to the Purchaser a certificate, in the name of the Purchaser and duly executed by appropriate officers of the Company, representing the Preferred Stock purchased hereby.

3. Representations and Warranties of the Purchaser. The Purchaser hereby acknowledges, represents, warrants and agrees as follows:

     (a) None of the Securities have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws. The Purchaser understands that the offering and sale of the Securities is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) thereof, and analogous provisions of state securities laws, based, in part, upon the representations, warranties and agreements contained in this Subscription Agreement.

     (b) The Purchaser has received copies of the Certificate of Designation, the SEC Filings (as defined below) and all other documents requested by the Purchaser, has carefully reviewed such documents in

------------

(1) The per share purchase price of the Series E Preferred Stock will be equal to 1/1,500th of the product (rounded up to the nearest cent) of (a) the lesser of (1) $5.00 and (2) the Average Market Price of the United Class A Stock as of the Closing Date, multiplied by (b) a number equal to (1) the quotient of X divided by Y minus (2) X. For purposes of the foregoing, "X" shall be equal to the aggregate number of shares of United Class A Stock and United Class B Stock issued and outstanding immediately prior to the Closing and "Y" shall be equal to 0.995049505.

     their entirety and understands the information contained therein. For purposes of this Subscription Agreement, "SEC Filings" shall mean the
     Company's: (i) preliminary proxy statement filed with the Securities and Exchange Commission ("SEC") on January 25, 2001; (ii) registration
     statement filed with the SEC on [          ], (iv) Form 10-K for the year
     ended December 31, 2000; (iv) Forms 10-Q filed with the SEC for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001; and
     (v) Form 8-K filed with the SEC on June 1, 2001.

     (c) Neither the SEC nor any state securities commission has passed upon or endorsed the merits of this offering of Securities or made any findings or determination as to the fairness of the terms of this offering for investment.

     (d) In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representation or other information (oral or written) by or from the Company other than as stated in the Certificate of Designation and the SEC Filings.

     (e) The Purchaser has taken no action that would give rise to any claim by any person for brokerage commissions, finders' fees or the like relating to this Subscription Agreement or the transactions contemplated hereby.

     (f) The Purchaser, together with his attorneys, accountants, purchaser representatives and tax advisors (collectively, the "Advisors"), has such knowledge and experience in financial, tax, and business matters so as to enable him to utilize the information made available to him in connection with the offering of the Securities to evaluate the merits and risks of an investment in the Securities and to make an informed investment decision with respect thereto.

     (g) The Purchaser is not relying on information provided by the Company with respect to the financial, tax and other economic considerations of an investment in the Securities, and in such regard the Purchaser has relied on the advice of, and has consulted with, only his own Advisors.

     (h) The Purchaser is acquiring the Securities solely for his own account for investment and not with a view to resale or distribution thereof.

     (i) The Purchaser acknowledges that he must bear the economic risk of an investment in the Securities indefinitely because none of the Securities may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from registration is available. In addition, Section 8 of this Subscription Agreement imposes certain further restrictions on the transfer of the Preferred Stock. Legends shall be placed on the certificates evidencing the Securities to the effect that such Securities have not been registered under the Securities Act or applicable state securities laws and that such Securities are subject to certain restrictions on transfer imposed by this Subscription Agreement, and appropriate notations to such effect will be made in the Company's stock transfer books.

     (j) The Purchaser has adequate means of providing for his current needs and foreseeable personal contingencies and has no need for his investment in the Securities to be liquid.

     (k) The Purchaser is aware that an investment in the Securities involves significant risks.

     (l) The Purchaser is an "accredited investor," within the meaning of Rule 501(a) of Regulation D under the Securities Act ("Regulation D"), because
     (i) he is a natural person who has a net worth or joint net worth with his spouse in excess of $1,000,000 as of the date hereof; (ii) he is a natural person who had an individual income in excess of $200,000 in each of the two most recent calendar years [or a joint income with his spouse in excess of $300,000 in each of those years] and has a reasonable expectation of reaching the same income level in the current year; and (iii) he is a director and an executive officer of the Company. As used in this Subscription Agreement, the term "net worth" means the excess of total assets over total liabilities.(2)

     (m) The Purchaser has had the opportunity to obtain any additional information necessary to verify the accuracy of the SEC Filings and all other documents received or reviewed by him in connection with the purchase of the Securities and has had the opportunity to meet with representatives of the Company and to have them answer any questions and provide additional information regarding the terms and conditions of this particular investment and the finances, operations, business and prospects of the Company deemed relevant by the Purchaser and all such questions have been answered and requested information provided to his full satisfaction.

     (n) The Purchaser represents to the Company that the information contained herein is complete and accurate and understands that such information is being relied upon by the Company in determining the availability of an exemption from registration under Federal and State securities laws in connection with the offering and sale of the Securities. The Purchaser further represents and warrants that he will notify the Company immediately upon the occurrence of any material change therein occurring prior to the Company's issuance of any Securities.

     (o) The Purchaser has significant prior investment experience, including investment in non-listed and non-registered securities. The Purchaser has a sufficient net worth to sustain a loss of his entire investment in the Securities if such a loss should occur. The Purchaser's overall commitment to investments that are not readily marketable is not excessive in view of his net worth and financial circumstances and the purchase of the Securities will not cause such commitment to become excessive. The investment is a suitable one for the Purchaser.

     (p) If the Purchaser is paying a portion of the Purchase Price by delivery of a Promissory Note, the Purchaser has, and shall maintain at all times until such time that the Purchaser's obligations under the Promissory Note are satisfied in full, unencumbered assets (other than the Securities) having an aggregate value sufficient for the repayment of the Purchaser's obligations under the Promissory Note

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows:

     (a) The Company is duly incorporated, validly existing and in good standing under the laws of its state of incorporation.

     (b) The Company has duly authorized by all requisite corporate action the issuance and sale of the Preferred Stock in accordance with the terms of this Subscription Agreement and the issuance of the Class A Stock upon conversion of the Preferred Stock in accordance with the Certificate of Designation.

5. Indemnification. The Purchaser agrees to indemnify and hold harmless the Company, its officers, directors, employees, agents, control persons and affiliates against all losses, liabilities, claims, damages, and expenses (including, but not limited to, any and all expenses incurred in investigating, preparing, or defending against any litigation commenced or threatened) by reason of or arising out of any actual or alleged false representation or misrepresentation or warranty or breach or omission to state a material fact by the Purchaser of any agreement herein or in any other document delivered in connection with this Subscription Agreement.

6. Binding Effect. The Purchaser hereby acknowledges and agrees that this Subscription Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns.

7. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or personally delivered to the party to whom it is to be given (a) if to Company, at the address set forth above, or (b) if to the Purchaser, at the

------------

(2) This representation is subject to change depending upon whether the Purchaser is a natural person or a business entity and, with respect to the bracketed portion, the state of the Purchaser's residence.

address set forth on the signature page hereof (or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 7). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice or other communication personally delivered shall be deemed given at the time of such personal delivery.

8. Assignability; Transfer Restrictions. This Subscription Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser. The Purchaser further agrees that he shall not, (a) offer, transfer, pledge, encumber, contract to do any of the foregoing or otherwise transfer or dispose of, whether or not for or without consideration ("Transfer"), directly or indirectly, any of the Securities to any person or other entity whatsoever except in accordance with all applicable laws, including Federal and State securities laws, or (b) Transfer, directly or indirectly, any shares of Preferred Stock to any person or other entity whatsoever without the prior written consent of Liberty Media, and that any purported Transfer in violation of (a) or (b) shall be null and void.

9. Applicable Law. This Subscription Agreement shall be governed by and construed in accordance with the internal laws of the State of Colorado without regard to its conflicts of law principles. The Purchaser hereby irrevocably submits to the jurisdiction of any Colorado State or United States Federal court sitting in the City and County of Denver over any action or proceeding arising out of or relating to this Subscription Agreement or any agreement contemplated hereby, and the Purchaser hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Colorado State or Federal court. The Purchaser further waives any objection to venue in such State and any objection to any action or proceeding in such State on the basis of a non-convenient forum. The Purchaser further agrees that any action or proceeding brought against the Company shall be brought only in Colorado State or United States Federal courts sitting in the City and County of Denver. THE PURCHASER AGREES TO WAIVE HIS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS SUBSCRIPTION AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.

10.  Miscellaneous.

(a) This Subscription Agreement constitutes the entire agreement between the Purchaser and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. The terms and provisions of this Subscription Agreement may be modified or waived, or consent for the departure therefrom granted, only by a written document executed by the party against whom enforcement of such modification, waiver or consent is sought.

(b) The Purchaser's representations and warranties made in this Subscription Agreement shall survive the execution and delivery hereof and he delivery of the Securities.

(c) Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or other engaged by such party) in connection with this Subscription Agreement and the transactions contemplated hereby.

(d) This Subscription Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

(e) Each provision of this Subscription Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity shall not impair the operation of or affect the remaining portions of this Subscription Agreement.

(f) Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Subscription Agreement as set forth in the text.

(g) Liberty Media is an intended beneficiary of the final sentence of paragraph 1, clause (p) of paragraph 3 and clause (b) of paragraph 8, and Purchaser acknowledges and agrees that Liberty Media would be irreparably harmed by any breach of the final sentence of paragraph 1, clause (p) of paragraph 3 or any direct or indirect Transfer of the Preferred Stock in violation of clause (b) of paragraph 8, and could not be made whole by monetary damages. Accordingly, Liberty Media, in addition to any other remedy to which it may be entitled at law or in equity as an intended beneficiary of such provisions, shall be entitled to compel specific performance of such provisions.

IN WITNESS WHEREOF, the undersigned have executed this Subscription Agreement
this   day of           , 2002.

                                          --------------------------------------
                                          Name:
                                          Address:

SUBSCRIPTION ACCEPTED AND AGREED
this   day of           , 2002

UNITEDGLOBALCOM, INC., a Delaware corporation

By:
--------------------------------------
Name:
---------------------------------------------
Title:
---------------------------------------------

                                                                  EXHIBIT 2.2(b)


                              FORM OF FOUNDER NEWCO
                          AGREEMENT AND PLAN OF MERGER


         This AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of the ____ day of ________, 2002 by and between ____________, a Delaware limited liability company ("Newco") and New UnitedGlobalCom, Inc., a Delaware corporation ("United" and, together with Newco, the "Constituent Entities"), pursuant to Section 264 of the General Corporation Law of the State of Delaware and Section 18-209 of the Limited Liability Company Act of the State of Delaware.

                                   WITNESSETH

         WHEREAS, each of the Constituent Entities desires that Newco merge with and into United, with United as the surviving entity in such merger,

         NOW, THEREFORE, the Constituent Entities, in consideration of the mutual covenants, agreements and provisions set forth herein, do hereby prescribe the terms and conditions of said merger and mode of carrying the same into effect as follows:

         FIRST: At the Effective Time (as defined below), Newco shall merge with and into United (the "Merger"), with United being the surviving entity in the Merger (the "Surviving Entity").

         SECOND: The Certificate of Incorporation and By-laws of United as in effect at the Effective Time, shall continue in full force and effect as the Certificate of Incorporation and By-laws of the Surviving Entity, until such time as they may be altered, amended, restated or repealed in accordance with their respective terms.

         THIRD: The manner of converting the outstanding shares of the capital stock and the outstanding limited liability company interests of each of the Constituent Entities into shares or other securities of the Surviving Entity shall be as follows:

         (a) Each share of capital stock of United that is issued and outstanding at the Effective Time shall remain issued and outstanding following the Merger and shall be unchanged as a result of the Merger.

         (b) The entire limited liability company interest of Newco held by the sole member of Newco shall automatically be converted at the Effective Time into ___ shares of the Class B Common Stock, par value $0.01 per share, of the Surviving Entity.

         FOURTH: The other terms and conditions of the Merger are as follows:

         (a) The directors and officers of United shall be the directors and officers of the

Surviving Entity and shall continue in office until the next annual meeting of the stockholders of the Surviving Entity and until their respective successors shall have been elected and qualified.

         (b) The Merger shall become effective upon the filing of a duly executed Certificate of Merger with the Secretary of State of the State of Delaware (the "Effective Time"), in the form attached hereto as Exhibit A (the "Certificate of Merger").

         (c) From and after the Effective Time, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of Newco shall be transferred to, vested in and devolve upon the Surviving Entity without further act or deed and all property, rights, and every other interest of the Surviving Entity and the Newco shall be the property of the Surviving Entity to the same extent as they were of the Surviving Entity and Newco, respectively, prior to the Merger. Newco and the sole member of Newco hereby agree from time to time, as and when requested by the Surviving Entity or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds, stock powers, assignments and other instruments and to take or cause to be taken such further or other actions as the Surviving Entity may deem to be necessary or desirable in order to vest in and confirm to the Surviving Entity title to and possession of any property or assets of Newco acquired by reason of or as a result of the Merger and otherwise to carry out the intent and purposes hereof, and the proper officers and members of Newco and the proper officers and directors of the Surviving Entity are fully authorized, in the name of Newco or otherwise, to take any and all such action.

         FIFTH: Prior to filing the Certificate of Merger, this Agreement shall be approved and adopted by the sole member of Newco and the sole stockholder of United.

         SIXTH: Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned by the Board of Directors or sole member, as applicable, of the Constituent Entities at any time prior to the Effective Time. This Agreement may be amended by the Board of Directors or sole member, as applicable, of the Constituent Entities at any time prior to the Effective Time, provided that an amendment made subsequent to the adoption of this Agreement by the sole stockholder or sole member, as applicable, of any Constituent Entity shall not (1) alter or change the amount or kind of shares to be received in exchange for the limited liability company interests of Newco or
(2) alter or change any of the terms and conditions of the Agreement if such alteration or change would adversely affect the holders of any of the shares of any class or series or any of the limited liability company interests of such Constituent Entity.

         IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the day and year first written above.


                                      NEW UNITEDGLOBALCOM, INC.,
                                      a Delaware corporation


                                      By:
                                         --------------------------------------
                                      Name:
                                           ------------------------------------
                                      Its:
                                          -------------------------------------


                                      [FOUNDER NEWCO],
                                      a Delaware limited liability company


                                      By:
                                         --------------------------------------
                                      Name:
                                           ------------------------------------
                                      Its:
                                          -------------------------------------




                                      -----------------------------------------
                                      [Founder]
                                      (solely for purposes of paragraph (c) of Article Fourth)

                                                                       EXHIBIT A

                                     FORM OF
                              CERTIFICATE OF MERGER
                                     MERGING
              [FOUNDER NEWCO], A DELAWARE LIMITED LIABILITY COMPANY
                                  WITH AND INTO
                NEW UNITEDGLOBALCOM, INC., A DELAWARE CORPORATION


         THIS CERTIFICATE OF MERGER is hereby submitted pursuant to Section 264 of the General Corporation Law of the State of Delaware and Section 18-209 of the Limited Liability Company Act of the State of Delaware.

         1. The name and state of incorporation of the constituent entities (the "Constituent Entities") are [Founder Newco], a Delaware limited liability company ("Newco"), and New UnitedGlobalCom, Inc., a Delaware corporation ("United").

         2. An Agreement and Plan of Merger (the "Agreement") has been approved, adopted, certified, executed and acknowledged by each of the Constituent Entities in accordance with the provisions of Section 264 of the General Corporation Law of the State of Delaware and Section 18-209 of the Limited Liability Company Act of the State of Delaware.

         3. The name of the surviving entity is New UnitedGlobalCom, Inc. (the "Surviving Entity").

         4. The merger will become effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware (the "Effective Time").

         5. At the Effective Time, the Certificate of Incorporation of United as heretofore amended and as in effect on the date of the merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Entity.

         6. The executed Agreement is on file at the principal place of business of the Surviving Entity. Such address is 4643 South Ulster Street, Suite 1300, Denver, Colorado 80237.

         7. A copy of the Agreement will be furnished by the Surviving Entity, on request and without cost, to any stockholder or member of any Constituent Entity.

         IN WITNESS WHEREOF, this Certificate of Merger has been executed this ____ day of ________, 2002.


                                      SURVIVING ENTITY:

                                      NEW UNITEDGLOBALCOM, INC.,
                                      a Delaware corporation



                                      By:
                                         ------------------------------------
                                      Name:
                                           ----------------------------------
                                      Title:
                                            ---------------------------------

            CERTIFICATE OF THE SECRETARY OF NEW UNITEDGLOBALCOM, INC.


         I, Ellen P. Spangler, the Secretary of New UnitedGlobalCom, Inc., a Delaware corporation (the "Surviving Entity"), hereby certify, as such Secretary, that the Agreement and Plan of Merger to which this Certificate is attached, has been (a) duly adopted pursuant to Section 141 of the General Corporation Law of the State of Delaware by the Board of Directors of the Surviving Entity by the written consent of all of the directors of the Surviving Entity, (b) duly executed on behalf of the Surviving Entity and [Newco], a Delaware limited liability company, and (c) duly adopted pursuant to Section 228 of the General Corporation Law of the State of Delaware by the written consent of the sole stockholder holding 100% of the issued and outstanding shares of the Surviving Entity's capital stock, which Agreement and Plan of Merger was thereby adopted as the act of the stockholders of the Surviving Entity, and the duly adopted agreement and act of the Surviving Entity.

         Witness my hand this ____ day of __________, 2002.



                                         ------------------------------------
                                         Ellen P. Spangler
                                         Vice President of Business and Legal
                                         Affairs and Secretary

                                                                     EXHIBIT 2.3

                         REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this "Agreement") is made and entered into
this           day of           , 2002, between Liberty Media Corporation, a
Delaware corporation (the "Company"), UnitedGlobalCom, Inc., a Delaware corporation ("UGC"), and United International Properties, Inc., a Colorado corporation and wholly owned subsidiary of UGC ("UIPI", and together with UGC, the "Purchasers").

This Agreement is made pursuant to the Merger Agreement, dated December 3, 2001, among UGC, New UnitedGlobalCom, Inc., a Delaware corporation, United/New United Merger Sub, Inc., a Delaware corporation, the Company, Liberty Media International, Inc., a Delaware corporation, Liberty Global, Inc., a Delaware corporation, and each Person indicated as a "Founder" on the signature pages thereto (the "Merger Agreement"), which provides, in part, for the sale by the
Company to the Purchasers of an aggregate of $          original principal
amount of the Company's   % Senior Notes due 2009 (the "Notes"). Pursuant to
Section 2.3 of the Merger Agreement, the Company has agreed to provide to the Purchasers the registration rights set forth in this Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1. Definitions.

As used in this Agreement, the following capitalized defined terms shall have the following meanings:

     "1933 Act" shall mean the Securities Act of 1933, as amended from time to time.

     "1934 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     "Agreement" shall have the meaning set forth in the preamble.

     "Business Day" shall mean a day that is not a Saturday, a Sunday, or a day on which banking institutions in New York, New York are authorized or required to be closed.

     "Closing Date" shall mean the Closing Date as defined in the Merger Agreement.

     "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

     "Indenture" shall mean the Indenture relating to the Notes, dated as of July 7, 1999, between the Company and The Bank of New York, as trustee, as
     supplemented by the Ninth Supplemental Indenture, dated as of           ,
     2002, between the Company and The Bank of New York, as trustee, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.

     "Merger Agreement" shall have the meaning set forth in the second paragraph of this Agreement.

     "Named Purchasers" shall mean those Purchasers who are named as selling security holders in the Shelf Registration Statement.

     "Notes" shall have the meaning set forth in the second paragraph of this Agreement.

     "Person" shall mean an individual, partnership (general or limited), corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

     "Prospectus" shall mean the prospectus included in the Shelf Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of the Registrable Notes covered by the Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

     "Purchasers" shall have the meaning set forth in the preamble and shall also include any Permitted Assignees.

     "Registrable Notes" shall mean the Notes; provided, however, that a particular Note shall cease to be a Registrable Note for purposes of this
     Agreement: (i) when a Shelf Registration Statement covering such Note shall have been declared effective under the 1933 Act and such Note shall have been disposed of pursuant to such Shelf Registration Statement; (ii) when such Note has been sold to the public pursuant to Rule 144 under the 1933 Act; (iii) when such Note shall have ceased to be outstanding; (iv) when such Note shall have become saleable pursuant to Rule 144(k) under the 1933 Act; or (v) when such Note is sold, transferred or disposed of to any Person other than a Subsidiary of the Purchaser selling, transferring or disposing of such Note.

     "Registration Expenses" shall mean any and all expenses incident to the performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws, (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Shelf Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any "cold comfort" letters required by or incident to such performance and compliance, (vi) the fees and expenses of the Trustee, and any escrow agent or custodian, (vii) the fees of The Depositary Trust Company ("DTC"), as depositary for the Registrable Notes; and (viii) the reasonable fees and disbursements of a single counsel representing the Purchasers in connection with preparing and filing the initial Shelf Registration Statement or any amendments or supplements thereto.

     "SEC" shall mean the Securities and Exchange Commission or any successor agency or government body performing the functions currently performed by the United States Securities and Exchange Commission.

     "Shelf Registration" shall mean a registration effected pursuant to Section
     2.1 hereof.

     "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 2.1 hereof, which covers the resale of all of the Registrable Notes, and all amendments to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     "Subsidiary," when used with respect to any Person, shall mean any corporation or other organization, whether incorporated or unincorporated, of which such Person or any other Subsidiary of such Person is a general partner or more than 50% of the securities or other interests having by their terms ordinary voting power to elect more than 50% of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person, by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

     "Trustee" shall mean the trustee with respect to the Notes under the Indenture.

2. Registration Under the 1933 Act.

2.1 Shelf Registration. At any time following the Closing Date, upon the Company's receipt of a written request (the "Request") from all Purchasers holding Registrable Notes that the Company effect the registration under the Securities Act of all such Registrable Notes (the date of such receipt being the "Request Date"), the Company will use commercially reasonable efforts to (a) prepare and, as soon as practicable but not later than 60 days following the Request Date, file with the SEC a Shelf Registration Statement on an appropriate form under the 1933 Act covering resales of the Registrable Notes, which shall include a plan of distribution requested by the Purchasers holding all of the Registrable Notes that complies with the transaction requirements of the appropriate form under the 1933 Act to be filed by the Company with respect to Registrable Notes, (b) cause the Shelf Registration Statement to be declared effective under the

1933 Act as soon as practicable but not later than 180 days of the Request Date,
(c) keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by the Named Purchasers for a period of 180 days following the date on which the Shelf Registration Statement becomes effective, or for such shorter period that will terminate when all Registrable Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement, exchanged or redeemed in accordance with their terms or otherwise cease to be outstanding or become saleable pursuant to Rule 144(k) under the 1933 Act (the "Effectiveness Period"), and (d) notwithstanding any other provisions hereof, ensure that (i) the Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) the Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of the Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, if during the Effectiveness Period, the Company is unable to file with the SEC, or have reviewed or declared effective, a Shelf Registration Statement due to the application of Rule 3-01(c) of Regulation S-X (a "Blackout Period"), then the applicable Effectiveness Period shall be extended (A) in the case of the Company being unable to file (or the SEC advising the Company that it will not review the Shelf Registration Statement until financial statements for the most recent fiscal year of the Company are included in the filing), for a period equal to the Blackout Period plus 45 calendar days and (B) in the case of the Company's having filed a Shelf Registration Statement (and not having been informed by the SEC to the effect set forth in the preceding parenthetical) but being unable to have it declared effective, for a period equal to the Blackout Period plus ten calendar days. Notwithstanding the foregoing, in no event shall an Effectiveness Period exceed a period of 270 calendar days.

The Company shall not permit any securities other than Registrable Notes to be included in the Shelf Registration Statement. The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement and the Prospectus, as required by Section 3(b) below, and to furnish to the Named Purchasers copies of any such supplement or amendment as promptly as reasonably practicable after filing with the SEC.

2.2 Expenses. The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2.1 hereof. In addition to such Registration Expenses, if a Named Purchaser incurs any underwriting expenses, discounts, commissions, transfer taxes or other selling costs, if any, relating to the sale or disposition of such Named Purchaser's Registrable Notes pursuant to the Shelf Registration Statement, the Company shall reimburse such Named Purchaser for any such expenses incurred in an amount not to exceed 0.50% of the aggregate principal amount of the Registrable Notes sold or disposed of in such transaction.

2.3 Effectiveness. (a) The Company will be deemed not to have used commercially reasonable efforts to cause the Shelf Registration Statement to become, or to remain, effective during the requisite period if the Company voluntarily takes any action that would, or omits to take any action which omission would, result in any Shelf Registration Statement not being declared effective or in the Named Purchasers covered thereby not being able to offer and sell their Registrable Notes during that period as and to the extent contemplated hereby, unless (i) such action is required by applicable law, or
(ii) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 3(j) hereof, if applicable.

Notwithstanding anything to the contrary contained herein, if at any time after the filing or effectiveness of a Shelf Registration Statement the Company determines, in its reasonable business judgment, that such registration and the offering of Registrable Notes pursuant thereto could interfere with or otherwise adversely affect any financing, acquisition, corporate reorganization, or other material transaction or development involving the Company, or require the Company to disclose matters that otherwise would not be required to be disclosed at such time, then the Company may require the suspension by Named Purchasers, for a period of up to 45 calendar days (during which time the Effectiveness Period, if applicable, will be suspended and which time the Effectiveness Period will resume and will be extended for a period equal to such suspension period), of the distribution of any of the Registrable Notes pursuant to such Shelf Registration Statement by giving written notice to the Named Purchasers. Any such notice need not specify the reasons for such suspension if the Company determines, in its reasonable business judgment, that doing so would interfere with or adversely affect such transaction or development or would result in the disclosure of material non-public information to such Named Purchasers. Any such suspension shall continue until the earlier to occur of the expiration of such 45-calendar-day period and the determination of the Company, notice of which is given to the Named Purchasers, that such registration and offering would no longer have an effect described in the first sentence of this paragraph. The Company may not require the suspension by Named Purchasers of the distribution of Registrable Notes pursuant to this paragraph more than twice.

(b) A Shelf Registration Statement will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Notes pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, the Shelf Registration Statement will be deemed not to have become effective during the period of such interference, until the offering of Registrable Notes pursuant to the Shelf Registration Statement may legally resume.

3. Registration Procedures.

In connection with the obligations of the Company with respect to the Shelf Registration Statement, the Company shall:

     (a) prepare and file with the SEC a Shelf Registration Statement, within the relevant time period specified in Section 2 hereof, on the appropriate form under the 1933 Act, which form (i) shall be selected by the Company,
     (ii) shall be available for the sale of the Registrable Notes by the Named Purchasers, (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein, and (iv) shall comply in all respects with the requirements of Regulation S-T under the 1933 Act;

     (b) prepare and file with the SEC such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary under applicable law to keep the Shelf Registration Statement effective for the Effectiveness Period; and cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the 1933 Act and comply with the provisions of the 1933 Act, the 1934 Act and the rules and regulations thereunder applicable to them with respect to the disposition of all Registrable Notes covered by the Shelf Registration Statement during the Effectiveness Period in accordance with the plan of distribution included in the Prospectus;

     (c) (i) notify the Named Purchasers, at least ten Business Days prior to filing, that a Shelf Registration Statement with respect to the Registrable Notes is being filed and advising the Named Purchasers that the distribution of Registrable Notes may only be made under the Shelf Registration in accordance with one of the methods prescribed in the plan of distribution included in the Shelf Registration Statement; (ii) furnish to each Named Purchaser and to each underwriter of an underwritten offering of Registrable Notes, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Named Purchaser or underwriter may reasonably request, including financial statements and schedules and, if the Named Purchaser so requests, all exhibits in order to facilitate the public sale or other disposition of the Registrable Notes; and (iii) hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the Named Purchasers in connection with the offering and sale of the Registrable Notes covered by the Prospectus or any amendment or supplement thereto;

     (d) use commercially reasonable efforts to register or qualify the Registrable Notes under all applicable state securities or "blue sky" laws of such jurisdictions as any Named Purchaser and each underwriter of an underwritten offering of Registrable Notes shall reasonably request by the time the Shelf Registration Statement is declared effective by the SEC, and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Named Purchaser and underwriter to consummate the disposition in each such jurisdiction of the Registrable Notes owned by such Named Purchaser; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject, or (iii) conform its capitalization or the composition of its assets at the time to the securities or blue sky laws of such jurisdiction;

     (e) notify promptly each Named Purchaser (i) when the Shelf Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to the Shelf Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of the Shelf Registration Statement and the closing of any sale of Registrable Notes covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects, (v) of the happening of any event or the discovery of any facts during the period the Shelf Registration Statement is effective which makes any statement made in the Shelf Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in the Shelf Registration Statement or Prospectus in order to make the statements therein not misleading, (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (vii) of any determination by the Company that a post-effective amendment to the Shelf Registration Statement would be appropriate;

     (f) furnish to a single counsel for the Named Purchasers copies of any comment letters received from the SEC or any other request by the SEC or any state securities authority for amendments or supplements to a Shelf Registration Statement and Prospectus or for additional information;

     (g) make every commercially reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement at the earliest possible moment;

     (h) furnish to each Named Purchaser, and each underwriter, if any, without charge, at least one conformed copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference and all exhibits thereto, unless requested);

     (i) facilitate the timely preparation, and delivery to DTC (if permissible under DTC's rules) of, a global certificate representing the Registrable Notes that are available for sell under the Shelf Registration Statement, which certificate shall not bear any restrictive legends, and simultaneously with the delivery of such certificate, cause the cancellation of the certificates representing Registrable Notes delivered to the Purchasers on the Closing Date;

     (j) upon the occurrence of any event or the discovery of any facts, such as contemplated by Sections 3(e)(v) and 3(e)(vii) hereof, as promptly as practicable after the occurrence of such an event, use commercially reasonable efforts to prepare a supplement or post-effective amendment to the Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Named Purchaser of such determination and to furnish each Named Purchaser such number of copies of the Prospectus as amended or supplemented, as such Named Purchaser may reasonably request;

     (k) obtain a CUSIP number for the global certificate referred to in Section 3(i) above, not later than the effective date of the Shelf Registration Statement;

     (l) (i) cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, (the "TIA") in connection with the registration of the Registrable Notes, (ii) cooperate with the Trustee and the Named Purchasers to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA, and
     (iii) execute, and use commercially reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

     (m) enter into agreements (including underwriting agreements containing usual and customary terms) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Notes and in such connection whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

        (i) make such representations and warranties to the Named Purchasers and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings or as may be reasonably requested by them;

        (ii) obtain opinions of counsel to the Company (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any) addressed to the Named Purchasers and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such underwriters or the Named Purchasers;

        (iii) in the case of an underwritten offering, obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in the Shelf Registration Statement) addressed to the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with similar underwritten offerings;

        (iv) enter into a securities sales agreement with the Named Purchasers and an agent of the Named Purchasers providing for, among other things, the appointment of such agent for Named Purchasers for the purpose of soliciting purchases of Registrable Notes, which agreement shall be in form, substance and scope customary for similar offerings;

        (v) if an underwriting agreement is entered into, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 4 hereof with respect to the underwriters and all other parties to be indemnified pursuant to said Section or, at the request of any underwriters, in the form customarily provided to such underwriters in similar types of transactions; and

        (vi) deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the Named Purchasers and the managing underwriters, if any.

     The above shall be done at (i) the effectiveness of the Shelf Registration Statement (and each post-effective amendment thereto) and (ii) each closing under any underwriting or similar agreement as and to the extent required thereunder;

     (n) at least ten Business Days prior to filing the Shelf Registration Statement or any amendment to the Shelf Registration Statement or the Prospectus or any supplement to the Prospectus, provide copies of such document to the Named Purchasers and their counsel and to the underwriter or underwriters of an underwritten offering of Registrable Notes, if any, make such changes in any such document prior to the filing thereof as the Named Purchasers or their counsel or the underwriter or underwriters reasonably request and not file any such document in a form to which the Named Purchasers or their counsel or any underwriter shall not have previously been advised and furnished a copy of or to which the Named Purchasers or their counsel or any underwriter shall reasonably object, and make the representatives of the Company available for discussion of such document as shall be reasonably requested by the Named Purchasers or their counsel or any underwriter; provided, however, that the rights of each Named Purchaser pursuant to this Section 3(n) shall survive only for so long as such Named Purchaser holds any principal amount of Registrable Notes;

     (o) otherwise comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder; and

     (p) cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc. and in the performance of any customary due diligence investigation by any underwriter and its counsel.

The Company may (as a condition to any Purchaser's participation in the Shelf Registration) require each Purchaser to furnish to the Company such information regarding itself and the proposed distribution by it of its Registrable Notes as the Company may from time to time reasonably request in writing for use in connection with the Shelf Registration Statement or Prospectus included therein, including without limitation, information specified in Item 507 of Regulation S-K under the 1933 Act.

Each Named Purchaser agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(v) hereof, such Named Purchaser will forthwith discontinue disposition of Registrable Notes pursuant to the Shelf Registration Statement until such Named Purchaser's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(j) hereof, and, if so directed by the Company, such Named Purchaser will deliver to the Company (at its expense) all copies in such Named Purchaser's possession, other than permanent file copies then in such Named Purchaser's possession, of the Prospectus covering such Registrable Notes current at the time of receipt of such notice.

If any of the Registrable Notes covered by any Shelf Registration Statement are to be sold in an underwritten offering, the underwriter or underwriters and manager or managers that will manage such offering will be selected by the Named Purchasers, provided such selection is reasonably acceptable to the Company. No Named Purchaser may participate in any underwritten registration hereunder unless such Named Purchaser (a) agrees to sell its Registrable Notes on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

4. Indemnification; Contribution.

(a) The Company agrees to indemnify and hold harmless each Named Purchaser, each Person who participates as an underwriter (any such Person being an "Underwriter"), each of the respective directors and officers of each of the foregoing, and each Person, if any, who controls any Named Purchaser or Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

     (i) against any and all loss, liability, claim, damage and expense, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement (or any amendment or supplement thereto) pursuant to which Registrable Notes were registered under the 1933 Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

     (ii) against any and all loss, liability, claim, damage and expense, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 4(d) below) any such settlement is effected with the written consent of the Company; and

     (iii) against any and all expense, as incurred (including the fees and disbursements of counsel chosen by any indemnified party as provided herein), reasonably incurred in investigating or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of a Named Purchaser or Underwriter expressly for use in the Shelf Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto), and provided further, that the Company shall not indemnify any Underwriter or any Person who controls such Underwriter from any loss, liability, claim or damage (or expense incurred in connection therewith) alleged by any Person who purchased Registrable Notes from such Underwriter if the untrue statement, omission or allegation thereof upon which such loss, liability, claim or damage is based was made in (i) any preliminary prospectus, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such Person at or prior to the written confirmation of the sale of Registrable Notes to such Person, and if the Prospectus (as so amended or supplemented) corrected the untrue statement or omission giving rise to such loss, claim, damage or liability; (ii) any Prospectus used by such Underwriter or any Person who controls such Underwriter, after such time as the Company advised the Underwriters that the filing of a post-effective amendment or supplement thereto was required, except the Prospectus as so amended or supplemented, if the Prospectus as amended or supplemented by such post-effective amendment or supplement would not have given rise to such loss, liability, claim or damage; or (iii) any Prospectus used after such time as the obligation of the Company to keep the same current and effective has expired.

(b) Each Named Purchaser severally, but not jointly, agrees to indemnify and hold harmless the Company, any other Named Purchaser, each Underwriter, if any, and each of their respective directors and officers, and each Person, if any, who controls the Company, such other Named Purchaser or Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 4(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or any Prospectus included therein (or any amendment or supplement thereto) in reliance upon and in conformity with written information with respect to such Named Purchaser furnished to the Company by or on behalf of such Named Purchaser expressly for use in the Shelf Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto); provided, however, that no such Named Purchaser shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Named Purchaser from the sale of Registrable Notes pursuant to the Shelf Registration Statement.

(c) Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, and the indemnifying party shall assume the defense thereof, including the employment of counsel satisfactory to the indemnified party, and the payment of all expenses. Any omission to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Any such indemnified party shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, but the fees and expenses of such separate counsel shall be paid by such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses or (ii) the indemnifying party shall have failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to the indemnified party in any such action or proceeding or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such indemnified party and indemnifying party, and the indemnified party shall have been advised by its counsel that there may be a conflict of interest between such indemnified party and indemnifying party in the conduct of the defense of such action (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of such indemnified party), it being understood, however, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (unless the members of such firm are not admitted to practice in a jurisdiction where an action is pending, in which case the indemnifying party shall pay the reasonable fees and expenses of one additional firm of attorneys to act as local counsel in such jurisdiction, provided the services of such counsel are substantially limited to that of appearing as attorneys of record) at any time for all indemnified parties, which firm shall be designated in writing by the indemnified party. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 4(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) If the indemnification provided for in this Section 4 is for any reason unavailable to hold harmless an indemnified party (other than by reason of the first sentence of Section 4(c) hereof) in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Named Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative fault of the Company on the one hand and the Named Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by or on behalf of the Company or the Named Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 4, each Person, if any, who controls a Named Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Named Purchaser, and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

5. Miscellaneous.

5.1 Rule 144 and Rule 144A. For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the 1934 Act, the Company covenants that it will file the reports required to be filed by it under the 1933 Act and Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder. If the Company ceases to be so required to file such reports, the Company covenants that it will upon the request of any Purchaser deliver to a prospective purchaser such information as is necessary to permit sales pursuant to Rule 144A under the 1933 Act to the extent required from time to time to enable such Purchaser to sell its Notes without registration under the 1933 Act within the limitation of the exemptions provided by (i) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (ii) Rule 144A under the 1933 Act, as such Rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Purchaser, the Company will deliver to such Purchaser a written statement as to whether it has complied with such requirements. The Company's obligations under this Section 5.1 shall terminate upon the consummation of the Effectiveness Period.

5.2 Regulation M. Each Purchaser covenants with the Company that, with respect to any Notes owned or held by such Purchaser that such Purchaser continues to own or hold at any time on or after the 90th day following the effective date of the Shelf Registration Statement, such Purchaser will, upon receipt of written notice from the Company of the Company's intention to bid for or purchase any Note or any security of the same class and series as the Notes (within the meaning of Regulation M promulgated by the SEC (or any successor or equivalent rule or regulation, "Regulation M")) or to take any other action, directly or indirectly, the taking of which would be proscribed by Regulation M during a distribution of the Notes, such Purchaser will, and will cause its "affiliated purchasers" (as defined in Rule 100 of Regulation M) to, cease distributing the Notes for such period of time as the Company may reasonably deem necessary so that the action or actions proposed to be taken, directly or indirectly, by it may be taken in full compliance with Regulation M.

5.3 No Inconsistent Agreements. The Company has not entered into and the Company will not after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Purchasers under this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Purchasers hereunder do not and will not for the term of this Agreement in any way conflict with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

5.4 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Purchasers.

5.5 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telecopier, or any courier guaranteeing overnight delivery (a) if to a Purchaser, at the most current address given by such Purchaser to the Company by means of a notice given in accordance with the provisions of this Section 5.5, which address initially is the address set forth in the Merger Agreement with respect to UGC; and (b) if to the Company, initially at the Company's address set forth in the Merger Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this Section 5.5.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; two Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee under the Indenture, at the address specified in such Indenture.

5.6 Assignment; Successor and Assigns. Each Purchaser may assign its rights and obligations under this Agreement only to a Subsidiary of such Purchaser (any such Subsidiary, a "Permitted Assignee") to whom such Purchaser has transferred its Notes. This Agreement shall inure to the benefit of and be binding upon (a) the successors and assigns of the Company and (b) the Permitted Assignees of the Purchasers; provided that nothing in this Section 5.6 shall be deemed to permit any assignment, transfer or other disposition of Notes in violation of the terms of this Agreement, the Merger Agreement or the Indenture. If any Permitted Assignee shall acquire Notes, in any manner, whether by operation of law or otherwise, such Notes shall be held subject to all of the terms of this Agreement, and by taking and holding such Notes such Permitted Assignee shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Merger Agreement, and such Permitted Assignee shall be entitled to receive the benefits hereof, in each case as if such Permitted Assignee were a "Purchaser" hereunder. Any transferee of Notes that is not a Subsidiary of a Purchaser shall not be entitled to the benefits of this Agreement.

5.7 Specific Enforcement. Without limiting the remedies available to the Purchasers, the Company acknowledges that any failure by the Company to comply with its obligations under Sections 2.1 through 2.3 hereof may result in material irreparable injury to the Purchasers for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Purchasers may obtain such relief as may be required to specifically enforce the Company's obligations under Sections 2.1 through 2.3 hereof.

5.8 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

5.9 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

5.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

5.11 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                          LIBERTY MEDIA CORPORATION

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

Confirmed and accepted as of
the date first above written:

UNITEDGLOBALCOM, INC.

By:
    ----------------------------------
    Name:
    Title:

UNITED INTERNATIONAL PROPERTIES, INC.

By:
    ----------------------------------
    Name:
    Title:

                                                                  EXHIBIT 2.5(a)

                               UNITED/NEW UNITED
                          AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of the 3rd day of December, 2001, by and among New UnitedGlobalCom, Inc., a Delaware corporation ("New United"), UnitedGlobalCom, Inc., a Delaware corporation ("United"), and United/New United Merger Sub, Inc., a Delaware corporation ("Merger Sub"), pursuant to Section 251 of the General Corporation Law of the State of Delaware (the "DGCL").

WITNESSETH that:

WHEREAS, each of the parties to this Agreement intends for Merger Sub to merge with and into United, with United as the surviving entity in such merger,

NOW, THEREFORE, the parties to this Agreement, in consideration of the mutual covenants, agreements and provisions hereinafter contained, do hereby prescribe the terms and conditions of said merger and the mode of carrying the same into effect as follows:

FIRST: At the Effective Time, as hereinafter defined, Merger Sub shall be merged with and into United (the "Merger"), with United being the surviving entity in the Merger (the "Surviving Entity") and changing its name to "UGC, Inc."

SECOND: At the Effective Time, the manner of converting the outstanding shares of the capital stock of United and Merger Sub shall be as follows:

     (a) All of the shares of United's Series E Convertible Preferred Stock, par value $0.01 per share, that are issued and outstanding immediately prior to the Effective Time shall be automatically converted into an aggregate of 1,500,000 shares of Class A Common Stock, par value $0.01 per share, of the Surviving Entity.

     (b) Each share of United's Class A Common Stock, par value $0.01 per share ("United Class A Stock"), that is issued and outstanding immediately prior to the Effective Time shall be automatically converted into and become one share of Class A Common Stock, par value $0.01 per share, of New United ("New United Class A Stock").

     (c) Each share of United's Class B Common Stock, par value $0.01 per share ("United Class B Stock"), that is issued and outstanding immediately prior to the Effective Time shall be automatically converted into and become one share of New United Class A Stock.

     (d) Each share of United's Convertible Preferred Stock, Series B, par value $0.01 per share ("United Series B Preferred Stock"), that is issued and outstanding immediately prior to the Effective Time (except as provided in paragraph (g) below and excluding Dissenting Shares) shall be automatically converted into and become one share of Convertible Preferred Stock, Series F, par value $0.01 per share, of the Surviving Entity.

     (e) Each share of United's 7% Series C Senior Cumulative Convertible Preferred Stock, par value $0.01 per share ("United Series C Preferred Stock"), that is issued and outstanding immediately prior to the Effective Time (except as provided in paragraph (g) below and excluding Dissenting Shares) shall be automatically converted into and become one share of 7% Series G Convertible Senior Cumulative Preferred Stock, par value $0.01 per share, of the Surviving Entity.

     (f) Each share of United's 7% Series D Senior Cumulative Convertible Preferred Stock, par value $0.01 per share ("United Series D Preferred Stock"), that is issued and outstanding immediately prior to the Effective Time (except as provided in paragraph (g) below and excluding Dissenting Shares) shall be automatically converted into and become one share of 7% Series H Convertible Senior Cumulative Preferred Stock, par value $0.01 per share, of the Surviving Entity.

     (g) Each share of United Class A Stock, United Class B Stock, United Series B Preferred Stock, United Series C Preferred Stock or United Series D Preferred Stock that immediately prior to the Effective Time is held by New United or that is held by United in treasury shall be cancelled and retired without payment of any consideration therefor and without any conversion thereof into any other securities or the right to receive any other securities.

     (h) All outstanding options to purchase shares of United Class A Stock listed in Section 2.5(c) of the United Disclosure Schedule ("United Stock Options") to that certain Agreement and Plan of Restructuring and Merger,
     dated as of November   , 2001, by and among United, New United, Merger Sub,
     Liberty Media Corporation, Liberty Media International, Inc., Liberty Global, Inc. and each Founder (as therein defined) (the "Restructuring Agreement"), shall remain outstanding, be assumed by New United and thereafter be exercisable, at the same per share exercise price and pursuant to the same terms and conditions, including vesting conditions, for a number of shares of New United Class A Stock equal to the number of shares of United Class A Stock for which such stock option was exercisable immediately prior to the Effective Time.

     (i) All of the shares of Merger Sub's Class B Common Stock, par value $0.01 per share, and Class C Common Stock, par value $0.01 per share, outstanding immediately prior to the Effective Time and held by New United shall be converted into and become, respectively, an aggregate of 1,500,000 shares of Class B Common Stock, par value $0.01 per share, of the Surviving Entity, and an aggregate of 300,000,000 shares of Class C Common Stock, par value $0.01 per share, of the Surviving Entity.

     (j) If, after the date of this Agreement but prior to the Effective Time, either of United or New United effects any stock dividend, stock split, reverse stock split, recapitalization or reclassification affecting the shares of its common stock or preferred stock of any class or series, or otherwise effects any transaction that changes such shares into any other securities (including securities of another entity) or effects any other dividend or distribution (other than a normal cash dividend payable out of current or retained earnings) on such shares, then the terms of the foregoing exchanges (including the exchange rates and the terms of the conversion of the United Stock Options) shall, as appropriate, be adjusted to reflect such event.

     (k) As of and following the Effective Time, (x) the Certificate of Incorporation and Bylaws of the Surviving Entity shall be as set forth on Exhibit A and Exhibit B hereto, respectively, and (y) until their successors are duly elected or appointed in accordance with the Certificate of Incorporation and the Bylaws of the Surviving Entity and the terms of the United/Liberty Agreement (as defined in the Restructuring Agreement), the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Entity.

     (l) Notwithstanding any other provisions in this Agreement to the contrary, shares of United Class B Stock, United Series B Preferred Stock, United Series C Preferred Stock and United Series D Preferred Stock that are outstanding immediately prior to the Effective Time and that are held by stockholders who have not voted in favor of the Merger or consented thereto in writing and who have properly demanded appraisal for such shares in accordance with Section 262 of the DGCL (collectively, the "Dissenting Shares"), shall not be converted into or represent the right to receive, or be exchangeable for, any securities of New United or the Surviving Entity as provided herein. Such stockholders instead shall be entitled to receive payment of the appraisal value of such shares held by them in accordance with Section 262 of the DGCL, except that all Dissenting Shares of stockholders who have failed to perfect or who have effectively withdrawn or otherwise lost their rights to appraisal under Section 262 of the DGCL, shall thereupon be deemed to have been converted into and become, as of the Effective Time, securities of New United as provided herein.

     (m) At the Effective Time, New United shall execute and file with the Secretary of State of the State of Delaware a Certificate of Amendment, in the form attached hereto as Exhibit C, changing the name of New United to "UnitedGlobalCom, Inc."

THIRD: The terms and conditions of the Merger are as follows:

     (a) This Merger shall become effective at the time set forth in a Certificate of Merger, in the form attached hereto as Exhibit D (the "Certificate of Merger"), duly executed and filed with the Secretary of State of the State of Delaware (the "Effective Time").

     (b) At the Effective Time, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of Merger Sub shall be transferred to, vested in and devolve upon the Surviving Entity without further act or deed and all property, rights, and every other interest of the Surviving Entity and Merger Sub shall be as effectively the property of the Surviving Entity as they were of the Surviving Entity and Merger Sub respectively.

FOURTH: Prior to the filing of the Certificate of Merger, this Agreement shall be approved and adopted by the sole stockholder of Merger Sub, the sole stockholder of New United, and the stockholders of United as provided in the Restructuring Agreement.

FIFTH: Anything herein or elsewhere to the contrary notwithstanding, and subject to the terms of the Restructuring Agreement, this Agreement may be terminated and abandoned by the Board of Directors of any constituent entity at any time prior to the Effective Time. This Agreement may be amended by the Board of Directors of the constituent entities at any time prior to the Effective Time, subject to the terms of the Restructuring Agreement, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of any constituent entity shall not (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for, or on conversion of, all or any of the shares of any class or series or any such constituent entity, (2) alter or change any term of the Certificate of Incorporation of the Surviving Entity of the Merger, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any of the shares of any class or series of such constituent entity.

SIXTH: Surrender and payment for securities of United shall occur as follows:

     (a) At and after the Effective Time, certificates representing shares of United Class A Stock shall represent an equal number of shares of New United Class A Stock.

     (b) Prior to the Effective Time, United shall appoint an agent, which may be an affiliate of United or New United (the "Exchange Agent") for the purpose of exchanging (i) certificates representing shares of United Class B Stock for certificates representing an equal number of shares of New United Class A Stock (the "Class B Consideration"), (ii) certificates representing shares of United Series B Preferred Stock for certificates representing an equal number of shares of Surviving Entity Series F Preferred Stock (the "Series B Consideration"), (iii) certificates representing shares of United Series C Preferred Stock for certificates representing an equal number of shares of Surviving Entity Series G Preferred Stock (the "Series C Consideration"), and (iv) certificates representing shares of United Series D Preferred Stock for certificates representing an equal number of shares of Surviving Entity Series H Preferred Stock (the "Series D Consideration"). At the Effective Time, New United shall deposit with the Exchange Agent (i) the Class B Consideration to be paid in respect of shares of United Class B Stock, (ii) the Series B Consideration to be paid in respect of shares of United Series B Preferred Stock, (iii) the Series C Consideration to be paid in respect of shares of United Series C Preferred Stock, and (iv) the Series D Consideration to be paid in respect of shares of United Series D Preferred Stock. The certificates representing the United Class B Stock, the United Series B Preferred Stock, the United Series C Preferred Stock and the United Series D Preferred Stock are referred to herein as the "Certificates," and the Class B Consideration, the Series B Consideration, the Series C Consideration and the Series D Consideration are referred to herein as the "Merger Consideration." Promptly after the Effective Time, United will send, or will cause the Exchange Agent to send, to each holder of United Class B Stock, United Series B Preferred Stock, United Series C Preferred Stock and United Series D Preferred Stock at the Effective Time, a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Exchange Agent) for use in such exchange.

     (c) Upon surrender to the Exchange Agent of its Certificate, together with a properly completed letter of transmittal, and receipt by the Exchange Agent thereof, (i) each holder of shares of United Class B Stock will be entitled to receive promptly the Class B Consideration in respect of the shares of United Class B Stock represented by its Certificate, (ii) each holder of United Series B Preferred Stock will be entitled to receive promptly the Series B Consideration in respect of the shares of United Series B Preferred Stock represented by its Certificate, (iii) each holder of United Series C Preferred Stock will be entitled to receive promptly the Series C Consideration in respect of the shares of United Series C Preferred Stock represented by its Certificate, and (iv) each holder of United Series D Preferred Stock will be entitled to receive promptly the Series D Consideration in respect of the shares of United Series D Preferred Stock represented by its Certificate. In addition, each holder of United Class B Stock, United Series B Preferred Stock, United Series C Preferred Stock and United Series D Preferred Stock shall be entitled to receive any dividends and distributions payable but not yet paid with respect to stock that is so held. Until so surrendered and received by the Exchange Agent, each such Certificate shall represent after the Effective Time, for all purposes, only the right to receive the Class B Consideration, the Series B Consideration, the Series C Consideration and the Series D Consideration, as the case may be.

     (d) If any portion of the Merger Consideration is to be paid to an entity other than the entity in whose name the Certificate so surrendered is registered, it shall be a condition to such payment that such Certificate shall be properly endorsed or otherwise be in proper form for transfer and that the entity requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to an entity other than the registered holder of such Certificate, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     (e) After the Effective Time, there shall be no further registration of transfers of shares of United Class A Stock, United Class B Stock, United Series B Preferred Stock, United Series C Preferred Stock or United Series D Preferred Stock. If, after the Effective Time, Certificates are presented to the Surviving Entity, they shall be canceled and exchanged for the Class B Consideration, the Series B Consideration, the Series C Consideration or the Series D Consideration provided for, and in accordance with the procedures set forth, in this Article Sixth.

     (f) Any portion of the Merger Consideration that remains unclaimed by the holders of United Class B Stock, United Series B Preferred Stock, United Series C Preferred Stock and United Series D Preferred Stock one year after the Effective Time shall be returned to United, upon demand, and any such holder who has not exchanged its shares for the applicable Merger Consideration in accordance with this Article Sixth prior to that time shall thereafter look only to United for payment of such consideration and any dividends and distributions in respect of such shares, in each case without any interest thereon. Notwithstanding the foregoing, neither United, New United nor any affiliate thereof will be liable to any such holder for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (g) No dividends or other distributions with respect to the Merger Consideration shall be paid to the holder of any Certificates until such Certificates are surrendered and received by the Exchange Agent as provided in this Article Sixth. Following such surrender and receipt by the Exchange Agent, there shall be paid, without interest, to the entity in whose name such Merger Consideration has been registered, (i) the amount of dividends or other distributions with a record date after the Effective Time previously paid or payable with respect to such Merger Consideration as of the date of such surrender, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender, payable with respect to such Merger Consideration.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the day and year first written above.

                                          NEW UNITEDGLOBALCOM, INC.,
                                          a Delaware corporation

                                          By:     /s/ MICHAEL T. FRIES
                                            ------------------------------------
                                            Name: Michael T. Fries
                                            Its:     President

                                          UNITEDGLOBALCOM, INC.,
                                          a Delaware corporation

                                          By:     /s/ MICHAEL T. FRIES
                                            ------------------------------------
                                            Name: Michael T. Fries
                                            Its:     President

                                          UNITED/NEW UNITED MERGER SUB, INC.,
                                          a Delaware corporation

                                          By:     /s/ MICHAEL T. FRIES
                                            ------------------------------------
                                            Name: Michael T. Fries
                                            Its:     President

                                   EXHIBIT A

                CERTIFICATE OF INCORPORATION OF SURVIVING ENTITY

                                   EXHIBIT B

                           BYLAWS OF SURVIVING ENTITY

                                   EXHIBIT C

                        FORM OF CERTIFICATE OF AMENDMENT

                                   EXHIBIT D

                         FORM OF CERTIFICATE OF MERGER

                                                                EXHIBIT 2.5(e)-1

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              UNITEDGLOBALCOM, INC.

         UnitedGlobalCom, Inc., a Delaware corporation, hereby certifies as follows:

         1. The name of the corporation is UnitedGlobalCom, Inc. (the "Corporation"). The Corporation was incorporated under the name "United Development Group, Inc.," and the original Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on May 30, 1989. The name of the Corporation was subsequently changed to "United International Holdings, Inc." by the filing of a Restated Certificate of Incorporation with the Delaware Secretary of State on April 14, 1993. The Corporation filed a Second Restated Certificate of Incorporation with the Delaware Secretary of State on June 4, 1993. The name of the Corporation was subsequently changed to "UnitedGlobalCom, Inc." by the filing of a Certificate of Amendment with the Delaware Secretary of State on July 23, 1999.

         2. This Restated Certificate of Incorporation amends and restates the provisions of the Second Restated Certificate of Incorporation of the Corporation, as amended, in its entirety and has been duly adopted in accordance with Section 251 of the General Corporation Law of the State of Delaware.

         3. The text of the Certificate of Incorporation of the Corporation is amended and restated to read in its entirety as follows:

         FIRST: The name of the corporation (the "Corporation") is:

                               UGC Holdings, Inc.

         SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at that address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: (a) Authorized Shares.

                  The total number of shares of capital stock that the Corporation shall have authority to issue is 404,652,966, which shall be divided into the following classes:

                  (i) 1,500,000 shares shall be of a class designated Class A Common Stock, par value $0.01 per share ("Class A Common Stock");

                  (ii) 1,500,000 shares shall be of a class designated Class B Common Stock, par value $0.01 per share ("Class B Common Stock");

                  (iii) 300,000,000 shares shall be of a class designated Class C Common Stock, par value $0.01 per share ("Class C Common Stock");

                  (iv) 100,000,000 shares shall be of a class designated Class D Nonvoting Common Stock, par value $0.01 per share ("Class D Common Stock" and, together with the Class A Common Stock, the Class B Common Stock and the Class C Common Stock, the "Common Stock"); and

                  (v) 1,652,966 shall be of a class designated Preferred Stock, par value $0.01 per share ("Preferred Stock").

                  Each share of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock shall be identical in all respects except as otherwise set forth in this Certificate of Incorporation (as it may from time to time hereafter be amended or restated, this "Certificate"). The number of authorized shares of Class A Common Stock, Class B Common Stock, Class C Common Stock or Class D Common Stock may be increased or decreased (but not below the number of shares thereof outstanding and, in the case of the Class C Common Stock, the number reserved for issuance upon conversion of the Class A Common Stock) by an amendment to this Certificate approved by the affirmative vote of the holders of a majority of the combined voting power of the Class A Common Stock, Class B Common Stock and Class C Common Stock, voting together as a single class and without separate class votes (subject to paragraph (h) of this Article Fourth); provided that, promptly following the conversion of any shares of Class A Common Stock into shares of Class C Common Stock pursuant to paragraph (c) of this Article Fourth, the Corporation shall thereupon cause to be executed, acknowledged and filed with the Delaware Secretary of State a certificate identifying such shares of Class A Common Stock, stating that the reissuance of such shares of Class A Common Stock is prohibited and reciting their retirement, all in accordance with Section 243(b) of the General Corporation Law of the State of Delaware.

         (b)      Voting Power of Common Stock.

                  Other than as set forth in this paragraph (b) or in Article Fifth, holders of Common Stock of each class shall be entitled to one vote for each share of such stock held on any matter to be voted upon by the stockholders of the Corporation. Except as may otherwise be required by the laws of the State of Delaware or by the provisions of this Certificate, the holders of outstanding shares of Class A Common Stock, the holders of outstanding shares of Class B Common Stock and the holders of outstanding shares of Class C Common Stock shall vote together as one class with the holders of outstanding shares of each other class of Common Stock with respect to all matters to be voted on by the stockholders of the Corporation, and no separate vote or consent of the holders of shares of Class A Common Stock, the holders of shares of Class B Common Stock or the holders of shares of Class C Common Stock shall be required for the approval of any such matter. With respect to the election or removal of Class A Directors, the holders of shares of Class A Common Stock shall vote as a separate class and no vote of the holders of shares of Class B Common Stock or Class C Common Stock shall be required with respect thereto. With respect to the election or removal of Class B Directors, the holders of shares of Class B Common Stock shall vote as a separate class and no vote of the holders of Class A Common Stock or Class C Common Stock shall be required with respect thereto. Except as may otherwise be required by the laws of the State of Delaware, the holders of shares of Class D Common Stock shall have no right to any vote of such shares on any matter whatsoever to be voted upon by the stockholders of the Corporation.

         (c)      Conversion.

                  (i) Each outstanding share of Class A Common Stock shall automatically convert into one share of Class C Common Stock immediately upon (A) the transfer thereof to any Person other than a Permitted Transferee who is also a Principal or a Related Party or (B) the occurrence of a Class B Event, in either case with no further action on the part of any holder thereof.

                  (ii) Upon the conversion of any shares of Class A Common Stock pursuant to clause (i) above, the holder thereof shall promptly surrender the certificate or certificates representing the shares of Class A Common Stock so converted, duly endorsed, to the Secretary of the Corporation or to any transfer agent for the Class A Common Stock. If so required by the Corporation, any certificate for shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such shares or the duly authorized representative of such holder. Upon receipt by the Secretary or transfer agent of the foregoing certificate or certificates and, if required, instruments of transfer, the Corporation shall cause to be issued to the holder who surrendered the certificate or certificates representing shares of Class A Common Stock or such holder's nominee or nominees, a certificate or certificates representing either (A) the appropriate number of shares of Class C Common Stock (in the case of a conversion pursuant to clause (i)(A) above) or (B) one share of Class C Common Stock for each share of Class A Common Stock represented by such surrendered certificate (in the case of a conversion pursuant to clause (i)(B) above), and shall issue and deliver to such holder, or such holder's nominee or nominees, such certificate or certificates as well as, in the case of a conversion pursuant to clause (i)(A) above, a certificate or certificates representing any shares of Class A Common Stock represented by such surrendered certificate that were not transferred in a manner that effected a conversion thereof into shares of Class C Common Stock. Such conversion shall be deemed to have been effected at the close of business on the date of the occurrence of the event giving rise to such conversion, and the Person or Persons entitled to receive the shares of Class C Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class C Common Stock on that date.

                  (iii) A number of shares of Class C Common Stock equal to the number of shares of Class A Common Stock outstanding from time to time shall be set aside and reserved for issuance upon conversion of shares of Class A Common Stock into Class C Common Stock. Shares of Class A Common Stock that have been converted pursuant to clause (i) shall be retired and may not be reissued. Shares of Class A Common Stock shall not be convertible into shares of Class B Common Stock. Shares of Class B Common Stock shall not be convertible into shares of any other class of Common Stock. Shares of Class C Common Stock shall not be convertible into shares of any other class of Common Stock. Shares of Class D Common Stock shall not be convertible into shares of any other class of Common Stock.

         (d)      Dividends.

                  Subject to paragraph (e) of this Article Fourth, (i) whenever a dividend is paid to the holders of Class A Common Stock, the Corporation also shall pay to the holders of Class B Common Stock, Class C Common Stock and Class D Common Stock a dividend per share equal to the dividend per share paid to the holders of the Class A Common Stock, (ii) whenever a dividend is paid to the holders of Class B Common Stock, the Corporation also shall pay to the holders of Class A Common Stock, Class C Common Stock and Class D Common Stock a dividend per share equal to the dividend per share paid to the holders of Class B Common Stock, (iii) whenever a dividend is paid to the holders of Class C Common Stock, the Corporation also shall pay to the holders of Class A Common Stock, Class B Common Stock and Class D Common Stock a dividend per share equal to the dividend per share paid to the holders of the Class C Common Stock and (iv) whenever a dividend is paid to the holders of Class D Common Stock, the Corporation also shall pay to the holders of Class A Common Stock, Class B Common Stock and Class C Common Stock a dividend per share equal to the dividend per share paid to the holders of Class D Common Stock. Dividends shall be payable only as and when declared by the Board of Directors of the Corporation out of assets of the Corporation legally available therefor.

         (e) No Share Distributions, Dividends, Subdivisions, Combinations or Reclassifications.

                  The Corporation may not make or pay any distribution or dividend in shares of its capital stock of any class, and may not effect any subdivision, combination or reclassification of shares of its capital stock of any class.

         (f)      Issuance of Class D Common Stock.

                  The Corporation shall not issue any shares of Class D Common Stock except as payment of dividends on shares of Series G Preferred Stock or Series H Preferred Stock in accordance with the terms of the respective Certificates of Designation of the Series G Preferred Stock and the Series H Preferred Stock.

         (g)      Redemption of Class D Common Stock.

                  (i) The Class D Common Stock may be redeemed, at the option of the Corporation by the action of the Board of Directors from time to time, in whole or in part, at the Redemption Price on any date designated for such redemption by the Board of Directors (a "Redemption Date"). The Redemption Price shall be payable in cash, by delivery of fully paid nonassessable shares of New United Class A Stock or any combination thereof. If all or a part of the Redemption Price is paid by delivery of shares of New United Class A Stock, the number of such shares to be delivered as payment of the Redemption Price or such portion thereof shall be equal to the quotient obtained (rounded to the nearest 1/10,000th of a share) by dividing (A) the Redemption Price, or the portion thereof to be paid by the delivery of shares of New United Class A Stock, by (B) the Average Market Price of one share of New United Class A Stock on the Redemption Date. If less than all of the outstanding shares of Class D Common Stock are to be redeemed on any Redemption Date, the shares of Class D Common Stock to be redeemed shall be chosen pro rata among all holders of Class D Common Stock. The Corporation shall not be required to register a transfer of (x) any shares of Class D Common

                           Stock for a period of 15 days next preceding any selection of shares of Class D Common Stock to be redeemed or (y) any shares of Class D Common Stock selected or called for redemption.

                  (ii) Notice of redemption shall be given by or on behalf of the Corporation, not more than 30 days nor less than 10 days prior to the Redemption Date, to the holders of record of the shares of Class D Common Stock to be redeemed, but no defect in such notice or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Class D Common Stock. In addition to any information required by law, such notice shall set forth the Redemption Price, the Redemption Date, the number of shares to be redeemed, the portion of the Redemption Price, if any, that the Corporation has elected to pay through the delivery of shares of New United Class A Stock and the place at which the shares of Class D Common Stock called for redemption will, upon presentation and surrender of the stock certificates evidencing such shares, be redeemed. If fewer than the total number of shares of Class D Common Stock represented by a certificate are redeemed, a new certificate representing the number of unredeemed shares will be issued to the holder thereof without cost to such holder.

                  (iii) No fractional shares of New United Class A Stock or scrip shall be delivered upon redemption of Class D Common Stock. As to any final fraction of a share of New United Class A Stock that would otherwise be issuable to a holder upon redemption of his shares of Class D Common Stock (determined on the basis of the total number of such holder's shares of Class D Common Stock in respect of which shares of New United Class A Stock are deliverable upon redemption), the Corporation shall pay an amount in cash or by its check equal to the same fraction of the Average Market Price of one share of New United Class A Stock on the Redemption Date.

                  (iv) The Corporation's right to pay the Redemption Price of the shares of Class D Common Stock through the delivery of shares of New United Class A Stock shall be conditioned upon: (A) the Corporation's having timely given a notice of redemption setting forth such election as provided in clause (ii) of this paragraph (g), (B) the Corporation's having obtained and filed, on or before the Redemption Date, at the office of the redemption agent for the Class D Common Stock (or with the books of the Corporation if there is no redemption agent) an opinion of counsel to the effect that (1) the shares of New United Class A Stock to be issued upon such redemption have been duly authorized and, when issued and delivered in payment of the Redemption Price of the shares of Class D Common Stock to be redeemed, will be validly issued, fully paid and non-assessable and free from preemptive rights, (2) that the delivery of such shares of New United Class A Stock upon such redemption of shares of Class D Common Stock will not violate the laws of the State of Delaware, and (3) that the delivery of the shares of New United Class A Stock upon such redemption of shares of Class D Common Stock is exempt from the registration or qualification requirements of the 1933 Act and applicable state securities laws or, if no such exemption is available, that the shares of New United Class A Stock to be issued have been duly registered or qualified under the 1933 Act and such applicable state securities laws, and (C) the Corporation's having filed, on or before the Redemption Date, at the office of such redemption agent (or with the books of the Corporation if there is no redemption agent), a Certificate duly executed by an appropriate officer of the Corporation setting forth the number of shares of New United Class A Stock to be delivered in payment of the Redemption Price of each share of Class D Common Stock and the method of determining the same (consistent with the provisions hereof). If the foregoing conditions have not been satisfied prior to or on the Redemption Date, the Corporation shall pay the Redemption Price for the shares of Class D Common Stock to be redeemed in cash.

                  (v) If notice of any redemption by the Corporation pursuant to this paragraph (g) of Article Fourth shall have been given as provided in clause (ii) of this paragraph (g), and if on or before the Redemption Date specified in such notice the Corporation shall have deposited with the redemption agent for the Class D Common Stock (or if there is no redemption agent, shall have set apart so as to be available for such purpose and only such purpose) cash, shares of New United Class A Stock, or a combination thereof, sufficient to redeem in full on the Redemption Date at the Redemption Price the number of shares of Class D Common Stock called for redemption and, provided that the conditions set forth in clause (iv) of this paragraph (g) have been satisfied, then effective as of the close of business on the Redemption Date, the shares of Class D Common Stock called for redemption, notwithstanding that any certificate therefor shall not have been surrendered for cancellation, shall no longer be deemed outstanding, and the holders thereof shall cease to be stockholders with respect to such shares, and all rights with respect to such shares shall forthwith cease and terminate, except the right of the holders thereof to receive cash, shares of New United Class A Stock, or a combination thereof, as applicable, in payment of the Redemption

                           Price of such shares, without interest, upon the surrender of certificates representing the same.

                  (vi) Any shares of Class D Common Stock that are exchanged, redeemed or for any other reason cease to be outstanding shall be retired and may not be reissued by the Corporation.

         (h)      New United Approvals.

                  Except (i) as set forth in the proviso at the end of paragraph
                  (a) of Article Fourth and (ii) for amendments or alterations to Article First or Second of this Certificate, from and after the effective time of the Merger and prior to such time as all of the outstanding shares of Class A Common Stock have been converted into shares of Class C Common Stock pursuant to paragraph (c) of this Article Fourth and the shares of Class C Common Stock received upon such conversion have been exchanged for shares of New United Class A Common Stock pursuant to the terms of the Exchange Agreement, any amendment, alteration or repeal of any provision of this Certificate (including, without limitation, by merger, consolidation, binding share exchange or otherwise) may only be effected upon the approval by the affirmative vote of the holders of at least 66-2/3 percent of the voting power of the outstanding common stock of New United, voting together as a single class, as provided in the certificate of incorporation of New United, in addition to any required vote of the directors and stockholders of the Corporation.

         (i)      Preferred Stock

                  The number of authorized shares, voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of the following series of Preferred Stock are as stated and expressed in the exhibit with respect to such series attached hereto as specified below and incorporated herein by reference (each a "Preferred Designation")(1):

                           Exhibit A ....... Series B Preferred Stock
                           Exhibit B ....... Series C Preferred Stock
                           Exhibit C ....... Series D Preferred Stock
                           Exhibit D ....... Series F Preferred Stock
                           Exhibit E ....... Series G Preferred Stock
                           Exhibit F ....... Series H Preferred Stock

--------
(1) The Preferred Designations for the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock will be identical to the existing Certificates of Designation for the corresponding series of United's existing Preferred Stock. The Preferred Designations for the Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock will have terms reasonably satisfactory to United and Liberty Media, substantially as set forth on Schedule A to this Exhibit 2.5(e)-1.

                  Except for the issuance of shares of Preferred Stock in the Merger, as contemplated by the Merger Agreement, the Corporation may not issue any shares of Preferred Stock without the prior approval of the Board of Directors of New United by the vote, or action by written consent, of such Board of Directors of New United as required by the United Charter. The Corporation shall not authorize any additional series of Preferred Stock. Any shares of Preferred Stock that are converted, exchanged, redeemed or for any other reason cease to be outstanding shall be retired and may not be reissued by the Corporation.

         FIFTH:   (a) Classification and Election of Directors.

                  The business and affairs of the Corporation shall be managed by a Board of Directors. The number of directors shall be fixed by the Bylaws, except that, as long as any shares of Class A Common Stock are outstanding, (i) the number of directors constituting the Corporation's entire board of directors shall be equal to eight (except as required by any Preferred Designation), (ii) four directors will be elected by the holders of a plurality of the Class A Common Stock (the "Class A Directors"), (iii) four directors will be elected by the holders of a plurality of the Class B Common Stock (the "Class B Directors") and (iv) any additional directors required by the terms of any Preferred Designation will be elected as provided in such Preferred Designation ("Preferred Directors"). The Class C Common Stock and the Class D Common Stock will not vote in the election of directors. From and after such time as no Class A Common Stock is outstanding, the directors shall no longer be classified as "Class A Directors" and "Class B Directors," and all of the directors (other than any Preferred Directors) shall be elected by the holders of a majority of the Class B Common Stock.

         (b)      Term of Office; Vacancies.

                  A director shall hold office until his or her successor shall be elected and shall qualify, subject, however, to his or her prior death, resignation, retirement or removal from office. Any vacancy with respect to the office of a Class A Director, however caused, shall be filled by a majority of the Class A Directors then in office or by a sole remaining Class A Director. Any vacancy with respect to the office of a Class B Director, however caused, shall be filled by a majority of the Class B Directors then in office or by a sole remaining Class B Director. From and after such time as no shares of Class A Common Stock are outstanding, and except as provided in any Preferred Designation, any newly created directorship resulting from an increase in the number of directors or any other vacancy with respect to the office of a director, however caused, shall be filled by a majority of the directors (other than Preferred Directors) then in office or by a sole remaining director. Any director elected as provided above by one or more directors to fill a newly created directorship or other vacancy shall, without regard to the class in which the vacancy occurred, hold office until the next succeeding annual meeting of stockholders and until his or her successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director, except as may be provided in any Preferred Designation.

         (c)      Removal.

                  Any or all of the Class A Directors may be removed from the Board of Directors with or without cause only upon the affirmative vote of the holders of at least 66-2/3 percent of the combined voting power of the Class A Common Stock, voting as a separate class. Any or all of the Class B Directors may be removed from the Board of Directors, with or without cause, upon the affirmative vote of the holders of a majority of the combined voting power of the Class B Common Stock, voting as a separate class. From and after such time as no Class A Common Stock is outstanding, any or all of the directors (except for any Preferred Director) may be removed from the Board of Directors, with or without cause, upon the affirmative vote of the holders of a majority of the Class B Common Stock, voting as a separate class. Removal of any Preferred Director may only be effected as specified in the applicable Preferred Designation.

         (d)      Required Vote.

                  So long as any shares of Class A Stock are outstanding, any action to be taken by the Board of Directors may be taken only upon the affirmative vote or consent in writing of (i) a majority of all directors then in office, (ii) a majority of the Class A Directors then in office and (iii) a majority of the Class B Directors then in office. From and after such time as no Class A Common Stock is outstanding, any action to be taken by the Board of Directors may be taken only upon the affirmative vote of a majority of the directors then in office.

         SIXTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware, as now existing or hereafter amended, a director of the Corporation shall not be liable to the Corporation or any of its stockholders for monetary damages for breach of his fiduciary duty as a director. Any amendment or repeal of this Article Sixth shall be prospective only and shall not adversely affect any limitation, right or protection of a director of the Corporation existing under this Article Sixth immediately before the amendment or repeal.

         SEVENTH:

         (a)      Right to Indemnification.

                  The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any Person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a Person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Person. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article Seventh. The Corporation shall be required to indemnify or make advances to a Person in connection with a proceeding (or part thereof) initiated by such Person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

         (b)      Prepayment of Expenses.

                  The Corporation shall pay the expenses (including attorneys' fees) incurred by a director or officer in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article Seventh or otherwise.

         (c)      Claims.

                  If a claim for indemnification or payment of expenses under this Article Seventh is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

         (d)      Non-Exclusivity of Rights.

                  The rights conferred on any Person by this Article Seventh shall not be exclusive of any other rights that such Person may have or hereafter acquire under any statute, provision of this Certificate, the Bylaws, agreement, vote of stockholders or resolution of disinterested directors or otherwise.

         (e)      Other Indemnification.

                  The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

         EIGHTH: Any action that may be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Secretary of the Corporation.

         NINTH: Except as otherwise required by law or provided in the Bylaws of the Corporation, and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office, by the Chairman of the Board of Directors or at the request of holders of a majority of the Class A Common Stock, Class B Common Stock and Class C Common Stock, voting together as a single class.

         TENTH: The Board of Directors shall have the power to adopt, alter, amend or repeal the Bylaws of the Corporation by a vote of the directors as provided in paragraph (d) of Article Fifth. The holders of shares of Class A Common Stock, Class B Common Stock and Class C Common Stock shall, to the extent such power is at the time conferred on them by applicable law, also have the power to adopt, alter, amend or repeal the Bylaws of the Corporation, but only if such action receives at least a majority of the voting power of the outstanding Class A Common Stock, Class B Common Stock and Class C Common Stock, voting together as a single class.

         ELEVENTH: Election of directors need not be by written ballot.

         TWELFTH: The Corporation hereby elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

         THIRTEENTH: The following terms shall have the indicated meanings for purposes of this Certificate.

         "Average Market Price" means, with respect to any publicly traded security as of any relevant date of determination, the average of the Closing Prices per share or other unit of such security for the period of ten consecutive Trading Days ending on and including the third Trading Day prior to such relevant date of determination.

         "Business Day" means any day other than Saturday, Sunday and a day on which banks are required or permitted to close in Denver, Colorado or New York, New York.

         "Certificate" has the meaning set forth in paragraph (a) of Article Fourth.

         "Change of Control," with respect to each Current Indenture, has the meaning ascribed to such term in such Current Indenture.

         "Class A Common Stock" has the meaning set forth in paragraph (a) of Article Fourth.

         "Class A Director" has the meaning set forth in paragraph (a) of Article Fifth.

         "Class B Common Stock" has the meaning set forth in paragraph (a) of Article Fourth.

         "Class B Director" has the meaning set forth in paragraph (a) of Article Fifth.

         "Class B Event" means the occurrence of any of the following events:
(a) the redemption in full of the Current Bonds, (b) the defeasance of the applicable provisions of the Current Indentures in accordance with the terms thereof so that neither the Corporation nor any of its subsidiaries would be required in accordance with the terms of the Current Indentures to offer to repurchase any of the Current Bonds (a "Change of Control Offer") if the Class C Common Stock, par value $0.01 per share ("New United Class C Common Stock"), of New United were to be converted in full into shares of Class B Common Stock, par value $0.01 per share, of New United ("New United Class B Common Stock"), (c) a waiver or amendment of the applicable provisions of the Current Indentures shall have been effected so that neither the Corporation nor any of its subsidiaries would be required to make a Change of Control Offer if the New United Class C Common Stock were to be converted in full into shares of New United Class B Common Stock, or (d) a Change of Control within the meaning of any of the Current Indentures (as to which an event described in (a) (with respect to Current Bonds issued pursuant to such Current Indenture), (b) or (c) has not occurred) otherwise occurs (other than as a result of a breach of the Standstill Agreement by Liberty (as defined in the Standstill Agreement)), provided that an occurrence described in this clause (d) will not constitute a Class B Event if at such time Current Bonds with an aggregate principal amount or accreted value, as applicable, in excess of $200,000,000 that were issued under the Specified Indentures (as to which no event described in clauses (b) or (c) has occurred) remain outstanding and no Change of Control within the meaning of the Specified Indentures has occurred.

         "Class C Common Stock" has the meaning set forth in paragraph (a) of Article Fourth.

         "Class D Common Stock" has the meaning set forth in paragraph (a) of Article Fourth.

         "Closing Price" of a share or other unit of any security on any Trading Day means (i) the last reported sale price for a share or other unit of such security on such Trading Day as reported on the principal United States or foreign securities exchange on which such security is listed or admitted for trading, or (ii) if such security is not listed or admitted for trading on any such securities exchange, the last reported sale price for a share or other unit of such security on such Trading Day as reported on The Nasdaq Stock Market, or
(iii) if such security is not listed or admitted to trading on any United States or foreign securities exchange or The Nasdaq Stock Market, the average of the highest bid and lowest asked prices for a share or other unit of such security on such Trading Day in the over-the-counter market as reported by The National Quotation Bureau Incorporated, or any similar organization.

         "Common Stock" has the meaning set forth in paragraph (a) of Article Fourth.

         "Current Bonds" means the debt securities outstanding as of May 25, 2001 that were issued pursuant to the Current Indentures.

         "Current Indentures" means (a) the Indenture dated as of February 5, 1998, between the Corporation and Firstar Bank, N.A. (f/k/a Firstar Bank of Minnesota, N.A.), (b) the Indenture dated as of April 29, 1999, between the Corporation and Firstar Bank, N.A., (c) the Indenture dated as of July 14, 1998, between UPC Polska, Inc. (f/k/a @Entertainment, Inc.) ("Polska") and Bankers Trust Company ("BTC"), (d) the Indenture dated January 20, 1999, between Polska and BTC, (e) the Indenture dated January 27, 1999, between Polska and BTC, and
(f) the Indenture dated as of October 31, 1996, between Poland Communications, Inc. and State Street Bank and Trust Company, in each case as were in effect on May 1, 2001.

         "Exchange Agreement" means the Exchange Agreement, dated as of ________, 2002, among New United and [_____________________].

         "Merger" means the merger of Merger Sub with and into the Corporation as contemplated by the Merger Agreement.

         "Merger Agreement" means the Agreement and Plan of Restructuring and Merger, dated as of December 3, 2001 among the Corporation, New United, Merger Sub, Liberty Media Corporation, Liberty Media International, Inc., Liberty Global, Inc. and each Person indicated as a Founder on the signature pages thereto.

         "Merger Sub" means United/New United Merger Sub, Inc., a Delaware corporation.

         "New United" means UnitedGlobalCom, Inc., a Delaware corporation that was formerly known as New UnitedGlobalCom, Inc.

         "New United Class A Stock" means the Class A Common Stock, par value $0.01 per share, of New United.

         "Permitted Transferee" has the meaning set forth in the Stockholders Agreement.

         "Person" means any individual, corporation, partnership, limited partnership, limited liability company, trust or other legal entity.

         "Preferred Designation" has the meaning set forth in paragraph (g) of Article Fourth.

         "Preferred Stock" has the meaning set forth in paragraph (a) of Article Fourth.

         "Principal" means any of Albert M. Carollo, Curtis Rochelle, Marian Rochelle, Rochelle Investments, Ltd (so long as it is controlled by Curtis or Marian Rochelle), Gene W. Schneider, G. Schneider Holdings, Co. and Gene W. Schneider Family Trust (so long as each is controlled by Gene W. Schneider or trustees appointed by him), Janet S. Schneider and Mark L. Schneider.

         The "Redemption Price" of any share of Class D Common Stock called for redemption shall be equal to the product of (a) the Underlying Shares of New United Class A Stock of such share of Class D Common Stock on the Redemption Date multiplied by (b) the Average Market Price of one share of New United Class A Common Stock on the Redemption Date.

         "Related Party" has the meaning set forth in the Specified Indentures.

         "Specified Indentures" means (a) the Indenture dated as of February 5, 1998, between the Corporation and Firstar Bank, N.A. (f/k/a Firstar Bank of Minnesota, N.A.) and (b) the Indenture dated as of April 29, 1999, between the Corporation and Firstar Bank, N.A., in each case as in effect on May 1, 2001.

         "Standstill Agreement" means the Standstill Agreement, dated as of _______, 2002, among New United, Liberty Media Corporation and Liberty Global, Inc.

         "Stockholders Agreement" means the Stockholders Agreement, dated as of ________, 2002, among New United, Liberty Media Corporation, Liberty Global, Inc. and the individuals designated as Founders on the signature pages thereto.

         "Trading Day", with respect to any security, means a day on which the principal United States or foreign securities exchange on which such security is listed or admitted to trading, or The Nasdaq Stock Market if such security is not listed or admitted to trading on any such securities exchange, as applicable, is open for the transaction of business (unless such trading shall have been suspended for the entire day) or, if the applicable security is not listed or admitted to trading on any United States or foreign securities exchange or The Nasdaq Stock Market, any Business Day.

         The "Underlying Shares of New United Class A Stock" per share of Class D Common Stock shall mean, initially, one share of New United Class A Stock (subject to appropriate adjustment to reflect the effect of any stock dividend, stock split, reverse stock split, recapitalization or reclassification affecting the shares of New United Class A Stock).

         "United Charter" has the meaning set forth in the Stockholders
Agreement.

         IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed this __ day of _______, 2002.



                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                                                                     SCHEDULE A
                                                            TO EXHIBIT 2.5(e)-1


                  SUMMARY OF TERMS OF PREFERRED DESIGNATIONS -
                         SERIES F, SERIES G AND SERIES H


Number Authorized:         Series F Preferred Stock  139,031 shares
                           Series G Preferred Stock  425,000 shares
                           Series H Preferred Stock  287,500 shares

Terms Generally:           Except as described herein or as reasonably agreed
                           upon by United and Liberty, the Series F Preferred
                           Stock, Series G Preferred Stock and Series H
                           Preferred Stock will generally have the same material terms as, respectively, United's Series B Preferred
                           Stock, Series C Preferred Stock and Series D
                           Preferred Stock except as described below.

Dividends:                 In the case of the Series G Preferred Stock and the
                           Series H Preferred Stock, dividends will be payable in (a) cash, (b) shares of New United Class A Stock or (c) shares of Surviving Entity Class D Common
                           Stock. The number of shares of New United Class A
                           Common Stock or Surviving Entity Class D Common Stock issued in lieu of any cash dividend will be calculated by dividing the dividend payment amount by the Market Value Amount (as defined in the relevant
                           Certificate of Designation) of New United Class A
                           Common Stock, with appropriate adjustment to reflect any splits, reverse splits, combinations or the like affecting the New United Class A Stock. The Surviving
                           Entity's Class D Common Stock will be redeemable as set forth in the Surviving Entity Charter.

Exchange Offer:            New United will agree with the Surviving Entity that,
                           concurrently with each dividend payment date for the Surviving Entity's Preferred Stock, New United will make an offer to exchange all of the outstanding shares of Class D Stock for an equal number of shares of New United Class A Stock, with appropriate adjustment to reflect any splits, reverse splits, combinations or the like affecting the New United
                           Class A Stock.

Exchange Rights:           The Series F Preferred Stock, Series G Preferred
                           Stock and Series H Preferred Stock will not be convertible into stock of the Surviving Entity, but will instead be exchangeable into New United Class A
                           Stock (pursuant to an agreement between New United and the Surviving Entity, which agreement may be contained in the United/New United Merger Agreement) on substantially the same basis that each such series of Preferred Stock is currently convertible into shares of United Class A Stock.

Redemption:                The Series G Preferred Stock and Series H Preferred
                           Stock will be redeemable (on substantially the same terms as United's Series C Preferred Stock and Series
                           D Preferred Stock are currently redeemable) in cash or in shares of New United Class A Stock, determined by dividing the redemption price by the Market Value
                           Amount of the New United Class A Stock.

                                                                EXHIBIT 2.5(e)-2


                                     BYLAWS

                                       OF

                               UGC HOLDINGS, INC.



                           Adopted ____________, 2002

                                 INDEX TO BYLAWS
                                       OF
                               UGC HOLDINGS, INC.

SECTION                                                                                PAGE
-------                                                                                ----
ARTICLE I             Offices.............................................................1
   Section 1.01       Business Offices....................................................1
   Section 1.02       Registered Office...................................................1

ARTICLE II            Stockholders........................................................1
   Section 2.01       Annual Meeting......................................................1
   Section 2.02       Special Meetings....................................................1
   Section 2.03       Place of Meeting....................................................2
   Section 2.04       Notice of Meetings..................................................2
   Section 2.05       Fixing Date for Determination of Stockholders of Record.............2
   Section 2.06       Voting List.........................................................3
   Section 2.07       Proxies.............................................................3
   Section 2.08       Quorum and Manner of Acting.........................................3
   Section 2.09       Action Without a Meeting............................................3

ARTICLE III           Board of Directors..................................................4
   Section 3.01       General Powers......................................................4
   Section 3.02       Number, Tenure and Qualifications...................................4
   Section 3.03       Resignation.........................................................5
   Section 3.04       Regular Meetings....................................................5
   Section 3.05       Special Meetings....................................................5
   Section 3.06       Meetings by Telephone...............................................5
   Section 3.07       Notice of Meetings..................................................5
   Section 3.08       Quorum and Manner of Acting.........................................5
   Section 3.09       Action Without a Meeting............................................6
   Section 3.10       Executive and Other Committees......................................6
   Section 3.11       Compensation........................................................6

ARTICLE IV            Officers............................................................7
   Section 4.01       Number and Qualifications...........................................7
   Section 4.02       Election and Term of Office.........................................7
   Section 4.03       Compensation........................................................7
   Section 4.04       Resignation.........................................................7
   Section 4.05       Removal.............................................................7
   Section 4.06       Vacancies...........................................................7
   Section 4.07       Authority and Duties................................................8
   Section 4.08       Surety Bonds........................................................9

SECTION                                                                                PAGE
-------                                                                                ----
ARTICLE V             Stock ..............................................................9
   Section 5.01       Issuance of Shares..................................................9
   Section 5.02       Transfer of Shares.................................................10
   Section 5.03       Registered Holders.................................................10
   Section 5.04       Transfer Agents, Registrars and Paying Agents......................10

ARTICLE VI            Indemnification....................................................10
   Section 6.01       Directors and Officers.............................................10
   Section 6.02       Employees and Other Agents.........................................10
   Section 6.03       Expenses...........................................................11
   Section 6.04       Enforcement........................................................11
   Section 6.05       Non-Exclusivity of Rights..........................................12
   Section 6.06       Survival of Rights.................................................12
   Section 6.07       Insurance..........................................................12
   Section 6.08       Amendments.........................................................12
   Section 6.09       Severability.......................................................12
   Section 6.10       Certain Definitions................................................13

ARTICLE VII           Miscellaneous......................................................14
   Section 7.01       Waivers of Notice..................................................14
   Section 7.02       Presumption of Assent..............................................14
   Section 7.03       Voting of Securities by the Corporation............................14
   Section 7.04       Seal...............................................................14
   Section 7.05       Fiscal Year........................................................14
   Section 7.06       Amendments.........................................................15

                                     BYLAWS

                                       OF

                               UGC HOLDINGS, INC.



                                    ARTICLE I

                                     Offices

         Section 1.01 Business Offices. The corporation may have such offices, either within or outside Delaware, as the board of directors may from time to time determine or as the business of the corporation may require.

         Section 1.02 Registered Office. The registered office of the corporation required by the Delaware General Corporation Law to be maintained in Delaware shall be as set forth in the certificate of incorporation, unless changed as provided by law.


                                   ARTICLE II

                                  Stockholders

         Section 2.01 Annual Meeting. An annual meeting of the stockholders shall be held on such date as may be determined by the board of directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the stockholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a meeting of the stockholders as soon thereafter as conveniently may be. Failure to hold an annual meeting as required by these bylaws shall not invalidate any action taken by the board of directors or officers of the corporation.

         Section 2.02 Special Meetings. Except as otherwise required by law or in the certificate of incorporation, special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called only by the board of directors pursuant to a resolution approved by the affirmative vote of a majority of directors then in office, by the chairman of the board of directors, or at the request of holders of a majority of the Class A Common Stock, Class B Common Stock and Class C Common Stock (as each such term is defined in the certificate of incorporation), voting together as a single class. Such request shall state the purpose or purposes of the proposed meeting.

         Section 2.03 Place of Meeting. Each meeting of the stockholders shall be held at such place, either within or outside Delaware, as may be designated in the notice of meeting, or, if no place is designated in the notice, at the principal office of the corporation.

         Section 2.04 Notice of Meetings. Except as otherwise required by law, notice in writing or by electronic transmission of each meeting of the stockholders stating the place, day and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given, either personally (including delivery by private courier) or by first class, certified or registered mail, or by electronic transmission, to each stockholder of record entitled to notice of such meeting, not less than ten nor more than 60 days before the date of the meeting. Such notice shall be deemed to be given, if personally delivered, when delivered to the stockholder, and, if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation, and if by electronic transmission, when posted on an electronic network or directed to the stockholder at an electronic mail address at which the stockholder has consented to receive notice. If notice of two consecutive annual meetings and all notices of meetings or the taking of action by written consent without a meeting to any stockholder during the period between such two consecutive annual meetings, or all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a 12-month period, have been mailed or directed addressed to such person at his address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required until another address for such person is delivered to the corporation. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting in accordance with the foregoing provisions of this Section 2.04.

         Section 2.05 Fixing Date for Determination of Stockholders of Record. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for any other lawful action, the board of directors may fix, in advance, a date as the record date for any such determination of stockholders, which date shall be not more than 60 nor less than ten days before the date of such meeting, and not more than 60 days prior to any other action. If no record date is fixed then the record date shall be, for determining stockholders entitled to notice of or to vote at a meeting of stockholders, the close of business on the day next preceding the day on which notice is given, or, if notice is waived, the close of business on the day next preceding the day on which the meeting is held, or, for determining stockholders for any other purpose, the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting. Notwithstanding the foregoing provisions of this Section 2.05, the record date for determining stockholders entitled to take, or receive notice of, corporate action in writing without a meeting as provided in Section
2.11 shall be determined as provided in such Section.

         Section 2.06 Voting List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section 2.06 shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, either (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

         Section 2.07 Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

         Section 2.08 Quorum and Manner of Acting. At all meetings of stockholders, a majority of the combined voting power of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum. If a quorum is present, the affirmative vote of a majority of the shares represented at a meeting at which a quorum is present and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater proportion or number or voting by classes is otherwise required by law, the certificate of incorporation or these bylaws. In the absence of a quorum, a majority of the shares so represented may adjourn the meeting from time to time in accordance with Section 2.04, until a quorum shall be present or represented.

         Section 2.09 Action Without a Meeting.

                  (a) Written Consent. Unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted (which consent may be signed in counterparts). Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered to the corporation in the manner required by the Delaware General Corporation Law, written consents signed by a sufficient number of stockholders to take the action are delivered to the corporation in the manner required by the Delaware General Corporation Law.

                  (b) Determination of Stockholders Entitled to Act By Consent. For purposes of determining stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix, in advance, a date as the record date for any such determination of stockholders, which date shall be not more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by the Delaware General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in the manner required by the Delaware General Corporation Law. If no record date has been fixed by the board of directors and prior action by the board of directors is required by the Delaware General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be the close of business on the day on which the board of directors adopts the resolution taking such prior action.

                  (c) Notice to Non-Consenting Stockholders. Prompt written notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Such notice shall be given in accordance with the applicable provisions of Section 2.04.


                                   ARTICLE III

                               Board of Directors

         Section 3.01 General Powers. The business and affairs of the corporation shall be managed by or under the direction of its board of directors, except as otherwise provided in the Delaware General Corporation Law or the certificate of incorporation.

         Section 3.02 Number, Tenure and Qualifications. Except as otherwise provided in the certificate of incorporation, the number of directors of the corporation and the manner of electing such directors shall be as set forth from time to time in a resolution of the board of directors. Directors shall be elected at each annual meeting of stockholders. Each director shall hold office until his successor shall have been elected and qualified or until his earlier death, resignation or removal. Directors need not be residents of Delaware or stockholders of the corporation.

         Section 3.03 Resignation. Any director may resign at any time by giving notice to the corporation in writing or by electronic transmission. A director's resignation shall take effect upon receipt or, if a different time of effectiveness is specified therein, at the time specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 3.04 Regular Meetings. A regular meeting of the board of directors shall be held immediately after and at the same place as the annual meeting of stockholders, or as soon thereafter as conveniently may be, at the time and place, either within or without Delaware, determined by the board, for the purpose of electing officers and for the transaction of such other business as may come before the meeting. Failure to hold such a meeting, however, shall not invalidate any action taken by any officer then or thereafter in office. The board of directors may provide by resolution the time and place, either within or outside Delaware, for the holding of additional regular meetings without other notice than such resolution.

         Section 3.05 Special Meetings. Special meetings of the board of directors may be called only by the board of directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office. The resolution calling the special meeting of the board of directors may fix any convenient place, either within or outside Delaware, as the place for holding any special meeting of the board of directors.

         Section 3.06 Meetings by Telephone. Unless otherwise restricted by the certificate of incorporation, members of the board of directors may participate in a meeting of such board by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting in such manner shall constitute presence in person at the meeting.

         Section 3.07 Notice of Meetings. Notice of each meeting of the board of directors (except those regular meetings for which notice is not required) stating the place, day and hour of the meeting shall be given to each director at least five days prior thereto by the mailing of written notice by first class, certified or registered mail, or at least two days prior thereto by personal delivery (including delivery by private courier) of written notice or by telephone, telegram, telex, cablegram or other similar method, except that in the case of a meeting to be held pursuant to Section 3.07 notice may be given by telephone one day prior thereto. The method of notice need not be the same to each director. Notice shall be deemed to be given when deposited in the United States mail, with postage thereon prepaid, addressed to the director at his business or residence address, when delivered or communicated to the director or when the telegram, telex, cablegram or other form of notice is personally delivered to the director or delivered to the last address of the director furnished by him to the corporation for such purpose. The business to be transacted at, or the purpose of, any meeting of the board of directors shall be specified in the notice or waiver of notice of such meeting.

         Section 3.08 Quorum and Manner of Acting. Except as otherwise may be required by law, the certificate of incorporation (including, without limitation, paragraph (d) of Article Fifth thereof) or these bylaws, a majority of the number of directors fixed in accordance with these bylaws, present in person, shall constitute a quorum for the transaction of business at any meeting of the board of directors, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors. If less than a quorum is present at a meeting, the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present. No director may vote or act by proxy or power of attorney at any meeting of the board of directors.

         Section 3.09 Action Without a Meeting. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the board or committee, as the case may be.

         Section 3.10 Executive and Other Committees. The board of directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (b) adopting, amending or repealing any bylaw of the corporation. The delegation of authority to any committee shall not operate to relieve the board of directors or any member of the board from any responsibility imposed by law. Subject to the foregoing, the board of directors may provide such powers, limitations and procedures for such committees as the board deems advisable. To the extent the board of directors does not establish other procedures, each committee shall be governed by the procedures set forth in Sections 3.04 (except as they relate to an annual meeting), 3.05 through 3.09 and 7.01 and 7.02 as if the committee were the board of directors. Each committee shall keep regular minutes of its meetings, which shall be reported to the board of directors when required and submitted to the secretary of the corporation for inclusion in the corporate records.

         Section 3.11 Compensation. Unless otherwise restricted by the certificate of incorporation, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and each meeting of any committee of the board of which he is a member and may be paid a fixed sum for attendance at each such meeting or a stated salary or both a fixed sum and a stated salary. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                                    Officers

         Section 4.01 Number and Qualifications. The officers of the corporation shall consist of a chairman of the board, chief executive officer, a president, a secretary and such other officers, including a vice-chairman or vice-chairmen of the board, one or more vice-presidents, a treasurer and a controller, as may from time to time be elected or appointed by the board. In addition, the board of directors or the chairman of the board may elect or appoint such assistant and other subordinate officers, including assistant vice-presidents, assistant secretaries and assistant treasurers, as it or he shall deem necessary or appropriate. Any number of offices may be held by the same person, except that no person may simultaneously hold the offices of president and secretary.

         Section 4.02 Election and Term of Office. Except as provided in Sections 4.01 and 4.06, the officers of the corporation shall be elected by the board of directors annually at the first meeting of the board held after each annual meeting of the stockholders as provided in Section 3.06. If the election of officers shall not be held as provided herein, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until the expiration of his term in office if elected or appointed for a specified period of time or until his earlier death, resignation or removal.

         Section 4.03 Compensation. Officers shall receive such compensation for their services as may be authorized or ratified by the board of directors and no officer shall be prevented from receiving compensation by reason of the fact that he is also a director of the corporation. Election or appointment as an officer shall not of itself create a contract or other right to compensation for services performed by such officer.

         Section 4.04 Resignation. Any officer may resign at any time, subject to any rights or obligations under any existing contracts between the officer and the corporation, by giving notice to the corporation in writing or by electronic transmission. An officer's resignation shall take effect upon receipt or, if a different time of effectiveness is specified therein, at the time stated therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 4.05 Removal. Any officer may be removed at any time by the board of directors, or, in the case of assistant and other subordinate officers, by the president (whether or not such officer was appointed by the chief executive officer), whenever in its or his judgment, as the case may be, the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not in itself create contract rights.

         Section 4.06 Vacancies. A vacancy occurring in any office by death, resignation, removal or otherwise may be filled by the board of directors, or, if such office may be filled by the chairman of the board as provided in Section 4.01, by the chairman of the board, for the unexpired portion of the term.

         Section 4.07 Authority and Duties. The officers of the corporation shall have the authority and shall exercise the powers and perform the duties specified below and as may be additionally specified by the chairman of the board, the board of directors or these bylaws (and in all cases where the duties of any officer are not prescribed by the bylaws or the board of directors, such officer shall follow the orders and instructions of the chairman of the board), except that in any event each officer shall exercise such powers and perform such duties as may be required by law:

                           (a) Chairman of the Board. The chairman of the board,
who shall be elected from among the directors, shall preside at all meetings of the corporation's stockholders and board of directors and perform such other duties as may be assigned to him from time to time by the board of directors.

                           (b) Chief Executive Officer. The chief executive
officer shall, subject to the direction and supervision of the board of directors, (i) have general and active control of the affairs of the corporation and general supervision of its officers, agents and employees; (ii) in the absence of the chairman of the board, preside at all meetings of the stockholders and the board of directors; (iii) see that all orders and resolutions of the board of directors are carried into effect; and (iv) perform all other duties incident to the office of chief executive officer and as from time to time may be assigned to him by the board if directors.

                           (c) President. The president shall, subject to the
direction and supervision of the board of directors, supervise the day to day operations of the company and perform all duties incident to the office of president and as from time to time may be assigned to him by the board of directors. At the request of the chief executive officer or in his absence or in the event of his inability or refusal to act, the president shall perform the duties of the chief executive officer, and when so acting shall have all the powers and be subject to all the restrictions of the chief executive officer.

                           (d) Chief Operating Officer. The chief operating
officer shall, subject to the direction and supervision of the board of directors, supervise the day to day operations of the corporation and perform all other duties incident to the office of chief operating officer as from time to time may be assigned to him by the chairman of the board, the board of directors or the chief executive officer. At the request of the president, or in his absence or inability or refusal to act, the chief operating officer shall perform the duties of the president, and when so acting shall have all the power of and be subject to all the restrictions upon the president.

                           (e) Chief Financial Officer. The chief financial
officer shall: (i) be the principal financial officer and treasurer of the corporation and have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the corporation and deposit the same in accordance with the instructions of the board of directors; (ii) receive and give receipts and acquittances for moneys paid in on account of the corporation, and pay out of the funds on hand all bills, payrolls and other just debts of the corporation of whatever nature upon maturity; (iii) unless there is a controller, be the principal accounting officer of the corporation and as such prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit and prepare and furnish to the chairman of the board and the board of directors statements of account showing the financial position of the corporation and the results of its operations;
(iv) upon request of the board, make such reports to it as may be required at any time; and (v) perform all other duties incident to the office of chief financial officer and treasurer and such other duties as from time to time may be assigned to him by the board of directors or by the chief executive officer. Assistant treasurers, if any, shall have the same powers and duties, subject to the supervision by the chief financial officer. If there is no chief financial officer, these duties shall be performed by the secretary or chief executive officer or other person appointed by the board of directors.

         (f) Vice-Presidents. The vice-president, if any (or if there is more than one then each vice-president), shall assist the president and shall perform such duties as may be assigned to him by the president, the chairman of the board or the board of directors. Assistant vice presidents, if any, shall have such powers and perform such duties as may be assigned to them by the chairman of the board or by the board of directors.

         (g) Secretary. The secretary shall: (i) keep the minutes of the proceedings of the stockholders, the board of directors and any committees of the board; (ii) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (iii) be custodian of the corporate records and of the seal of the corporation; (iv) keep at the corporation's registered office or principal place of business within or outside Delaware a record containing the names and addresses of all stockholders and the number and class of shares held by each, unless such a record shall be kept at the office of the corporation's transfer agent or registrar; (v) have general charge of the stock books of the corporation, unless the corporation has a transfer agent; and (vi) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president, the chairman of the board or the board of directors. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the secretary.

         Section 4.08 Surety Bonds. The board of directors may require any officer or agent of the corporation to execute to the corporation a bond in such sums and with such sureties as shall be satisfactory to the board, conditioned upon the faithful performance of his duties and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.


                                    ARTICLE V

                                      Stock

         Section 5.01 Issuance of Shares. The issuance or sale by the corporation of any shares of its authorized capital stock of any class, including treasury shares, shall be made only upon authorization by the board of directors, except as otherwise may be provided by law or the certificate of incorporation. Every issuance of shares shall be recorded on the books of the corporation maintained for such purpose by or on behalf of the corporation.

         Section 5.02 Transfer of Shares. Upon presentation and surrender to the corporation or to a transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, payment of all transfer taxes, if any, and the satisfaction of any other requirements of law, including inquiry into and discharge of any adverse claims of which the corporation has notice, the corporation or the transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction on the books maintained for such purpose by or on behalf of the corporation. No transfer of shares shall be effective until it has been entered on such books. The corporation or a transfer agent of the corporation may require a signature guaranty or other reasonable evidence that any signature is genuine and effective before making any transfer. Transfers of uncertificated shares shall be made in accordance with applicable provisions of law.

         Section 5.03 Registered Holders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

         Section 5.04 Transfer Agents, Registrars and Paying Agents. The board of directors may at its discretion appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the corporation. Such agents and registrars may be located either within or outside Delaware. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.


                                   ARTICLE VI

                                 Indemnification

         Section 6.01 Directors and Officers. The corporation shall indemnify its directors and officers to the fullest extent not prohibited by the Delaware General Corporation Law or any other applicable law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless
(i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Delaware General Corporation Law or any other applicable law or (iv) such indemnification is required to be made under Section 6.04.

         Section 6.02 Employees and Other Agents. The corporation shall have power to indemnify its employees and other agents as set forth in the Delaware General Corporation Law or any other applicable law. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person to such officers or other persons as the Board of Directors shall determine.

         Section 6.03 Expenses.

         (a) The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Article VI or otherwise.

         (b) Notwithstanding the foregoing, unless otherwise determined pursuant to Section 6.05, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation, in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

         Section 6.04 Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this Article VI shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or officer. Any right to indemnification or advances granted by this Article VI to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law or any other applicable law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law or any other applicable law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this
Article VI or otherwise shall be on the corporation.

         Section 6.05 Non-Exclusivity of Rights. The rights conferred on any person by this Article VI shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Delaware General Corporation Law or any other applicable law.

         Section 6.06 Survival of Rights. The rights conferred on any person by this Article VI shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 6.07 Insurance. To the fullest extent permitted by the Delaware General Corporation Law, or any other applicable law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Article VI.

         Section 6.08 Amendments. Any repeal or modification of this Article VI shall only be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

         Section 6.09 Severability. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this Article VI that shall not have been invalidated, or by any other applicable law. If this Article VI shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation shall indemnify each director and officer to the full extent under applicable law.

         Section 6.10 Certain Definitions. For the purposes of this Article VI, the following definitions shall apply:

                  (a) The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

                  (b) The term "expenses" shall be broadly construed and shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

                  (c) The term "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                  (d) References to a "director," "executive officer," "officer," "employee," or "agent" of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

                  (e) References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article VI.

                                   ARTICLE VII

                                  Miscellaneous

         Section 7.01 Waivers of Notice. Whenever notice is required to be given by law, by the certificate of incorporation or by these bylaws, a written waiver thereof, signed by the person entitled to said notice or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting or (in the case of a stockholder) by proxy shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in any written waiver of notice or waiver of notice by electronic transmission unless required by these bylaws to be included in the notice of such meeting.

         Section 7.02 Presumption of Assent. A director or stockholder of the corporation who is present at a meeting of the board of directors or stockholders at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director or stockholder who voted in favor of such action.

         Section 7.03 Voting of Securities by the Corporation. Unless otherwise provided by resolution of the board of directors, on behalf of the corporation the chairman of the board, chief executive officer, president, secretary, treasurer or any vice-president shall attend in person or by substitute appointed by him, or shall execute written instruments appointing a proxy or proxies to represent the corporation at, all meetings of the stockholders of any other corporation, association or other entity in which the corporation holds any stock or other securities, and may execute written waivers of notice with respect to any such meetings. At all such meetings and otherwise, the chairman of the board, chief executive officer, president, secretary, treasurer or any vice-president, in person or by substitute or proxy as aforesaid, may vote the stock or other securities so held by the corporation and may execute written consents and any other instruments with respect to such stock or securities and may exercise any and all rights and powers incident to the ownership of said stock or securities, subject, however, to the instructions, if any, of the board of directors.

         Section 7.04 Seal. The corporate seal of the corporation shall be in such form as adopted by the board of directors, and any officer of the corporation may, when and as required, affix or impress the seal, or a facsimile thereof, to or on any instrument or document of the corporation.

         Section 7.05 Fiscal Year. The fiscal year of the corporation shall be as established by the board of directors.

         Section 7.06 Amendments. These bylaws may be amended or repealed only in the manner set forth in the certificate of incorporation.

                                                                  EXHIBIT 6.1(b)

                              UNITEDGLOBALCOM, INC.
                           CERTIFICATE OF DESIGNATION

                                ESTABLISHING THE

             VOTING POWERS, DESIGNATIONS, PREFERENCES, LIMITATIONS,
                      RESTRICTIONS, AND RELATIVE RIGHTS OF

                      SERIES E CONVERTIBLE PREFERRED STOCK

                    -----------------------------------------


                         PURSUANT TO SECTION 151 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                    -----------------------------------------


                  UNITEDGLOBALCOM, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Issuer"), does hereby certify that (i) pursuant to authority conferred upon the Board of Directors of the Issuer by its Second Restated Certificate of Incorporation, as amended to date, and pursuant to the provisions of Section 151 of the Delaware General Corporation Law (the "DGCL"), the Board of Directors of the Issuer has authorized the creation and issuance of shares of the Issuer's Series E Convertible Preferred Stock (the "Series E Preferred Stock") and appointed a committee to fix the designations, preferences and rights of such Series E Preferred Stock and (ii) the following resolution fixing the designations, preferences and rights of such Series E Preferred Stock was duly adopted by such committee of the Board of Directors of the Issuer on ____________, 2002, which resolution remains in full force and effect. Certain capitalized terms used herein are defined in Section 7.

                  RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Issuer by the provisions of its Second Restated Certificate of Incorporation as amended from time to time (the "Certificate of Incorporation"), and pursuant to Section 151(g) of the General Corporation Laws of the State of

                  Delaware, from the 3,000,000 shares of Preferred Stock, $0.01 par value per share, of the Issuer authorized to be issued pursuant to the Certificate of Incorporation (the "Preferred Stock"), there shall be a series of Preferred Stock designated the Series E Convertible Preferred Stock, having the number of shares and, to the extent that the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of such Preferred Stock are not stated and expressed in the Certificate of Incorporation, the powers, preferences and relative and other special rights and the qualifications, limitations and restrictions thereof, as follows:

1.       Designation and Number of Shares

                  1.1 The series of Preferred Stock will be known as the Series E Convertible Preferred Stock.

                  1.2 The Series E Preferred Stock will consist of 1,500 shares of the authorized but unissued shares of Preferred Stock of the Issuer.

2.       Dividends, Distributions, Subdivisions, Combinations and
         Reclassifications

                  2.1 Holders of Series E Preferred Stock will not be entitled to receive any dividends or distributions with respect to shares of Series E Preferred Stock except as set forth in Section 5 hereof.

                  2.2 The Issuer may not make or pay any distribution or dividend in shares of Series E Preferred Stock, and may not effect any subdivision, combination or reclassification of shares of Series E Preferred Stock.

3.       Ranking

                  3.1 The Series E Preferred Stock will, with respect to distributions upon the liquidation, winding up or dissolution of the Issuer, rank:

                           (a) senior to (i) all classes of Common Stock and
(ii) each series of Preferred Stock that is established after the date of this Certificate of Designation, the terms of which do not expressly provide that such series will rank senior to or on a parity with the Series E Preferred Stock as to distributions upon the liquidation, winding up or dissolution of the Issuer (collectively, with the Common Stock, referred to as the "Junior Securities");

                           (b) on a parity with each series of Preferred Stock
issued that is established after the date of this Certificate of Designation, the terms of which expressly provide that such series will rank on a parity with the Series E Preferred Stock as to distributions upon the liquidation, winding up or dissolution of the Issuer (collectively referred to as "Parity Securities"); and

                           (c) junior to (i) each series of Preferred Stock that
is authorized as of the date hereof and (ii) each series of Preferred Stock that is established after the date of this Certificate of Designation, the terms of which expressly provide that such series will rank senior to the Series E Preferred Stock as to distributions upon liquidation, winding up or dissolution of the Issuer (collectively referred to as "Senior Securities").

4.       Conversion

                  4.1 If the Merger Agreement is terminated, then, following such termination, each share of Series E Preferred Stock shall automatically convert into [__________] shares of Class A Stock (as adjusted from time to time to appropriately reflect the effect of any stock splits, reverse splits, stock dividends, combinations and other similar events affecting the shares of Class A Stock and occurring after the date of issuance of the Series E Preferred Stock).(1)

                  4.2 On the effective date of the conversion of the Series E Preferred Stock pursuant to Section 4.1, all rights with respect to the shares of Series E Preferred Stock so converted, including the rights, if any, to receive notices, will terminate, except the rights of Holders thereof to (1) receive certificates for the number of shares of Class A Stock into which such shares of Series E Preferred Stock have been converted; and (2) exercise the rights to which they are entitled as Holders of Class A Stock.

                  4.3 The Issuer shall at all times reserve and keep available for issuance upon the conversion of the Series E Preferred Stock, free from preemptive rights, such number of its authorized but unissued shares of Class A Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series E Preferred Stock, and shall take all action required to increase the authorized number of shares of each class of Class A Stock if at any time there shall be insufficient authorized unissued shares of Class A Stock to permit such reservation or to permit the conversion of all outstanding shares of Series E Preferred Stock.

                  4.4 If any shares of Class A Stock that would be issuable upon conversion pursuant to this Section 4 require registration with or approval of any Governmental Authority before such shares may be issued upon conversion, the Issuer will as expeditiously as possible cause such shares to be duly registered or approved, as the case may be. The Issuer will use commercially reasonable efforts to list the shares of Class A Stock required to be delivered upon conversion of shares of Series E Preferred Stock prior to such delivery upon the principal national securities exchange or association, if any, upon which the outstanding Class A Stock is listed at the time of such delivery.

---------
(1) Each share of Series E Preferred Stock will convert pursuant to this provision into a number of shares of United Class A Stock equal to 1/1,500th of the result (rounded down to the nearest share) of (A) the quotient of X divided by Y minus (B) X. For purposes of the foregoing, "X" shall be equal to the aggregate number of shares of United Class A Stock and United Class B Stock outstanding immediately prior to the Closing and "Y" shall be equal to 0.995049505.

                  4.5 The issuance or delivery of certificates evidencing shares of Class A Stock upon the conversion of shares of Series E Preferred Stock shall be made without charge to the Holder of shares of Series E Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of the Holders of the shares of Series E Preferred Stock so converted. Certificates for shares of Series E Preferred Stock shall bear such legends as the Issuer shall from time to time reasonably deem appropriate.

                  4.6 No fractional shares of Class A Stock or securities representing fractional shares of Class A Stock will be issued upon conversion of the Series E Preferred Stock. If more than one share of Series E Preferred Stock is held by a particular Holder at the time of such conversion, the number of full shares of Class A Stock that shall be issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series E Preferred Stock held by such Holder. Any fractional shares of Class A Stock shall instead be rounded down to the nearest whole share if such fraction is less than 0.5 and rounded up to the nearest whole share if such fraction is equal to or greater than 0.5 and the Issuer shall issue upon such conversion the appropriate number of full shares of Class A Stock.

                  4.7 Each share of Class A Stock delivered to a Holder as a result of the conversion of any shares of Series E Preferred Stock pursuant to this Section 4 shall be accompanied by any rights associated generally with each other share of Class A Stock outstanding as of the effective date of the conversion.

5.       Liquidation Preference

                  5.1 Upon any voluntary or involuntary liquidation, dissolution or winding up of the Issuer, a Holder of a share of Series E Preferred Stock will be entitled to be paid, out of assets of the Issuer available for distribution, the Liquidation Preference of such share, and no other amount with respect to such share, before any distribution is made on any Junior Securities.

                  5.2 If, upon any voluntary liquidation, dissolution or winding up of the Issuer, the amounts payable with respect to the Liquidation Preference of the Series E Preferred Stock and the liquidation preferences of all other Parity Securities are not paid in full, the Holders of the Series E Preferred Stock and the Parity Securities will share pro rata in proportion to the full distribution to which each would otherwise be entitled in such liquidation, dissolution or winding up.

                  5.3 Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or business of the Issuer (other than in connection with the winding up of its business), nor the merger (including without limitation the New United/Old United Merger) or consolidation of the Issuer with or into any other Person, will be deemed to be a dissolution, liquidation, or winding up, voluntary or involuntary, of the Issuer.

6.       No Voting Rights

                  6.1 Holders of the Series E Preferred Stock have no voting rights except as required by law.

                  6.2 To the fullest extent permitted by law and the Certificate of Incorporation of the Issuer, any action that may be taken by a vote of the Series E Preferred Stock voting as a separate class may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the Holders of outstanding shares of Series E Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Series E Preferred Stock entitled to vote thereon were present and voted and shall be delivered to the Issuer by delivery to its registered office in the State of Delaware, the Issuer's principal place of business, or an officer or agent of the Issuer having custody of the books in which proceedings of meetings of stockholders are recorded.

7.       Certain Definitions

         Set forth below are certain defined terms used in this Certificate of Designation.

                  7.1 "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement of or otherwise.

                  7.2 "Business Day" means any day other than a Legal Holiday.

                  7.3 "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock or partnership or membership interests, whether common or preferred.

                  7.4 "Class A Stock" means the Class A Common Stock, par value $.01 per share, of the Issuer and any securities, cash or property into which the Class A Common Stock may be changed or for which the Class A Common Stock may be exchanged.

                  7.5 "Class B Stock" means the Class B Common Stock, par value $.01 per share, of the Issuer and any securities, cash or property into which the Class B Common Stock may be changed or for which the Class B Common Stock may be exchanged.

                  7.6 "Common Stock" means the Class A Stock and Class B Stock and each such class.

                  7.7 "Control" and derivative terms mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another Person, whether through the ownership of voting securities, by contract or otherwise.

                  7.8 "Holder" means a Person in whose name shares of Capital Stock are registered.

                  7.9 "Issuer" means UnitedGlobalCom, Inc., a Delaware corporation and any successor thereto by merger, consolidation, transfer of all or substantially all its assets or otherwise.

                  7.10 "Junior Securities" is as defined in Section 3.1.

                  7.11 "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in New York, New York, Denver, Colorado or at a place payment is to be received or shares delivered on conversion are authorized by law, regulation or executive order to remain closed.

                  7.12 "Liquidation Preference" means [$10,000] per share of Series E Preferred Stock.

                  7.13 "Merger Agreement" means the Agreement and Plan of Restructuring and Merger, dated as of _________, 2002, among the Issuer, New UnitedGlobalCom, Inc., United/New United Merger Sub, Inc., Liberty Media Corporation, Liberty Media International, Inc., Liberty Global, Inc., and the Persons indicated as "Founders" on the signature pages thereto.

                  7.14 "New United/Old United Merger" means the merger of United/New United Merger Sub, Inc. with and into the Issuer, with the Issuer as the surviving entity in such merger, as contemplated by the Merger Agreement.

                  7.15 "Parity Securities" is as defined in Section 3.1.

                  7.16 "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock issuer, interest, trust or unincorporated organization (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

                  7.17 "Preferred Stock" means the Preferred Stock, par value $.01 per share, of the Issuer.

                  7.18 The "Registrar" shall be as established pursuant to
Section 8 hereof.

                  7.19 "Senior Securities" is as defined in Section 3.1.

                  7.20 "Series E Preferred Stock" means the Series E Preferred Stock authorized by this Certificate of Designation.

                  7.21 "Subscription Agreements" means the UnitedGlobalCom, Inc. Series E Convertible Preferred Stock Subscription Agreements, dated as of [________], 2002, among the Issuer, on the one hand, and [________________], on the other hand, relating to the purchase and sale of an aggregate of 1,500 shares of Series E Preferred Stock.

8.       Registrar

                  8.1 The Issuer shall maintain an office or agency where shares of Series E Preferred Stock may be presented for transfer (the "Registrar"). The Issuer may appoint the Registrar in such location as it shall determine. Notwithstanding the foregoing, the Issuer may act as the Registrar. The initial Registrar for the Series E Preferred Stock shall be the Issuer.

9.       Transfer of Shares; Replacement of Shares

                  9.1 No transfer of shares of Series E Preferred Stock shall be effected unless such transfer complies with the terms of the Subscription Agreement. Any transfer of shares of Series E Preferred Stock shall be effected by delivery to the Registrar (or, if no Registrar is appointed, the Issuer) of the certificate or certificates evidencing such shares of Series E Preferred Stock (or an affidavit as to the loss, theft or destruction thereof) and a duly executed assignment substantially in the form attached hereto as Exhibit A.

                  9.2 The Issuer shall issue a new certificate representing shares of Series E Preferred Stock in place of any such certificate theretofore issued by it that has been lost, stolen or destroyed upon the delivery of an affidavit executed by the Holder of the shares of Series E Preferred Stock represented by such lost, stolen or destroyed certificate, or such Holder's legal representative, to such effect. The Issuer shall not require the posting of any bond in connection with the issuance of such replacement certificate.

10.      Other Provisions

                  10.1 All notices, requests or demands under this Certificate of Designation will be in writing and will be deemed to have been duly given or delivered (a) when personally delivered, (b) when delivered by facsimile transmission upon telephone confirmation of the receipt thereof, or (c) one Business Day after being given to an express courier with a reliable system for tracking delivery, postage prepaid, and addressed (x) if to the Issuer, to:
UnitedGlobalCom, Inc., 4643 South Ulster Street, Suite 1300, Denver, Colorado 80237, Attn: General Counsel, or to such other address provided by the Issuer by notice to each Holder of Series E Preferred Stock, (y) if to the Registrar, to the Issuer at the address indicated above and (z) if to a Holder of Series E Preferred Stock, to such address indicated for such Holder on the stock transfer books of the Issuer at the time such notice is sent. With respect to any notice to a Holder of shares of the Series E Preferred Stock required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other Holders of Series E Preferred Stock or affect the legality or validity of any distribution, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any such action.

                  10.2 If the date upon which any share delivery, payment, notice or other action is, by the terms of this Certificate of Designation, required to be made or taken is not a Business Day, such share delivery, payment or other action shall instead be made or taken on the next succeeding Business Day.

                  10.3 Shares of Series E Preferred Stock issued and reacquired will be retired and canceled promptly after reacquisition thereof and, upon compliance with the applicable requirements of Delaware law, have the status of authorized but unissued shares of Preferred Stock of the Issuer undesignated as to series and may with any and all other authorized but unissued shares of Preferred Stock of the Issuer be designated or redesignated and issued or reissued, as the case may be, as part of any series of Preferred Stock of the Issuer other than Series E Preferred Stock.

                  10.4 Fractional shares of Series E Preferred Stock may not be issued.

                  10.5 Any Holder of shares of Series E Preferred Stock may proceed to protect and enforce its rights by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Certificate of Designation or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

                  10.6 The shares of Series E Preferred Stock shall not be subject to redemption.

                  IN WITNESS WHEREOF, UnitedGlobalCom, Inc. caused this Certificate of Designation to be signed this ____ day of ________, 2002.


                                            UNITEDGLOBALCOM, INC.


                                            By:
                                                -------------------------------
                                            Name:
                                            Title:

                                                                      EXHIBIT A

                               FORM OF ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned assigns and transfers [__________] shares of the Series E Convertible Preferred Stock, $.01 par value per share ("Series E Preferred Stock"), of UnitedGlobalCom, Inc., evidenced by the attached certificate or certificates (or evidenced by a certificate or certificates that have been lost, stolen or destroyed, as stated in the attached affidavit) and standing in the undersigned's name on the stock transfer books of the Issuer, to:

                                [Assignee's Name]

            [Assignee's social security or tax identification number]

                        [Assignee's address and zip code]

and irrevocably appoints [__________________] as agent to transfer such shares of Series E Preferred Stock on the stock transfer books of the Issuer. Such agent may appoint another to act on his or her behalf.


Date:                               Signature*:
     --------------------------                 -------------------------------

*Sign exactly as the shares of Series E Preferred Stock are registered on the stock transfer books of the Issuer.

Signature Guarantee**:
                      -----------------------------------

**Signature must be guaranteed by an "eligible guarantee institution" (i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Registrar (as defined in the Certificate of Designation designating the Series E Preferred Stock), which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                EXHIBIT 6.2(a)-1

                          CERTIFICATE OF INCORPORATION

                                       OF

                       UNITED/NEW UNITED MERGER SUB, INC.

     The undersigned hereby establishes a corporation pursuant to the Delaware General Corporation Law, and for such purpose hereby certifies as follows:

     FIRST. The name of the corporation is United/New United Merger Sub, Inc.

     SECOND. The address of its registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activities for which corporations may be organized under the Delaware General Corporation Law.

     FOURTH. (a) The aggregate number of shares that the corporation shall have authority to issue is 3,030 shares of common stock, each having a par value of $.01, divided into 15 shares of Class A common stock, 15 shares of Class B common stock and 3,000 shares of Class C common stock. The rights and privileges of each class of common stock shall be identical in all respects.

        (b) Cumulative voting shall not be allowed in the election of directors or for any other purpose.

        (c) No stockholder of the corporation shall have any preemptive or similar right to subscribe for any additional shares of stock, or for other securities of any class, or for rights, warrants or options to purchase stock or for scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges.

     FIFTH. The name and mailing address of the incorporator is:

          Stephen E. Brilz
          1700 Lincoln, Suite 4100
          Denver, Colorado 80203

     SIXTH. The name and mailing address of the person who is to serve as the initial director until the first annual meeting of stockholders or until his successor is elected and has qualified is:

      NAME                   MAILING ADDRESS
      ----                   ---------------
Gene W. Schneider  4643 South Ulster Street, Suite 1300
                   Denver, Colorado 80237

     SEVENTH. To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only and shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

     EIGHTH. Elections of directors need not be by written ballot unless the bylaws of the corporation so provide.

     NINTH. The board of directors of the corporation is expressly authorized to make, alter or repeal the bylaws of the corporation.

     TENTH. The Corporation hereby elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

     Dated this 29th day of November, 2001.

                                                 /s/ STEPHEN E. BRILZ
                                          --------------------------------------
                                             Stephen E. Brilz -- Incorporator
                                                 Holme Roberts & Owen LLP
                                             1700 Lincoln Street, Suite 4100
                                               Denver, Colorado 80203-4541
                                                       303-861-7000

                   [NO NOTARIZATION OR VERIFICATION REQUIRED]

                                                                EXHIBIT 6.2(a)-2


                                     BYLAWS

                                       OF

                       UNITED/NEW UNITED MERGER SUB, INC.



                           Adopted ____________, 2001

                                 INDEX TO BYLAWS
                                       OF
                       UNITED/NEW UNITED MERGER SUB, INC.


SECTION                                                                                    PAGE
-------                                                                                    ----
ARTICLE I        Offices

Section 1.01     Business Offices............................................................1
Section 1.02     Registered Office...........................................................1

ARTICLE II       Stockholders

Section 2.01     Annual Meeting..............................................................1
Section 2.02     Special Meetings............................................................1
Section 2.03     Place of Meeting............................................................1
Section 2.04     Notice of Meetings..........................................................1
Section 2.05     Fixing Date for Determination of Stockholders of Record.....................2
Section 2.06     Voting List.................................................................2
Section 2.07     Proxies.....................................................................3
Section 2.08     Quorum and Manner of Acting.................................................3
Section 2.09     Action Without a Meeting....................................................3

ARTICLE III      Board of Directors

Section 3.01     General Powers..............................................................4
Section 3.02     Number, Tenure and Qualifications...........................................4
Section 3.03     Resignation.................................................................4
Section 3.04     Regular Meetings............................................................4
Section 3.05     Special Meetings............................................................4
Section 3.06     Meetings by Telephone.......................................................5
Section 3.07     Notice of Meetings..........................................................5
Section 3.08     Quorum and Manner of Acting.................................................5
Section 3.09     Action Without a Meeting....................................................5
Section 3.10     Executive and Other Committees..............................................5
Section 3.11     Compensation................................................................6

ARTICLE IV       Officers

Section 4.01     Number and Qualifications...................................................6
Section 4.02     Election and Term of Office.................................................6
Section 4.03     Compensation................................................................6
Section 4.04     Resignation.................................................................7
Section 4.05     Removal.....................................................................7
Section 4.06     Vacancies...................................................................7

SECTION                                                                                    PAGE
-------                                                                                    ----
Section 4.07     Authority and Duties........................................................7
Section 4.08     Surety Bonds................................................................8

ARTICLE V        Stock

Section 5.01     Issuance of Shares..........................................................9
Section 5.02     Transfer of Shares..........................................................9
Section 5.03     Registered Holders..........................................................9
Section 5.04     Transfer Agents, Registrars and Paying Agents...............................9

ARTICLE VI       Indemnification

Section 6.01     Directors and Officers......................................................9
Section 6.02     Employees and Other Agents.................................................10
Section 6.03     Expenses...................................................................10
Section 6.04     Enforcement................................................................10
Section 6.05     Non-Exclusivity of Rights..................................................11
Section 6.06     Survival of Rights.........................................................11
Section 6.07     Insurance..................................................................11
Section 6.08     Amendments.................................................................11
Section 6.09     Severability...............................................................11
Section 6.10     Certain Definitions........................................................11

ARTICLE VII      Miscellaneous

Section 7.01     Waivers of Notice..........................................................12
Section 7.02     Presumption of Assent......................................................12
Section 7.03     Voting of Securities by the Corporation....................................13
Section 7.04     Seal.......................................................................13
Section 7.05     Fiscal Year................................................................13
Section 7.06     Amendments.................................................................13

                                     BYLAWS

                                       OF

                       UNITED/NEW UNITED MERGER SUB, INC.


                                    ARTICLE I

                                     Offices

         Section 1.01 Business Offices. The corporation may have such offices, either within or outside Delaware, as the board of directors may from time to time determine or as the business of the corporation may require.

         Section 1.02 Registered Office. The registered office of the corporation required by the Delaware General Corporation Law to be maintained in Delaware shall be as set forth in the certificate of incorporation, unless changed as provided by law.


                                   ARTICLE II

                                  Stockholders

         Section 2.01 Annual Meeting. An annual meeting of the stockholders shall be held on such date as may be determined by the board of directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the stockholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a meeting of the stockholders as soon thereafter as conveniently may be. Failure to hold an annual meeting as required by these bylaws shall not invalidate any action taken by the board of directors or officers of the corporation.

         Section 2.02 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called only by the Chairman of the board of directors or by the board of directors pursuant to a resolution approved by the affirmative vote of a majority of directors then in office. Such request shall state the purpose or purposes of the proposed meeting.

         Section 2.03 Place of Meeting. Each meeting of the stockholders shall be held at such place, either within or outside Delaware, as may be designated in the notice of meeting, or, if no place is designated in the notice, at the principal office of the corporation.

         Section 2.04 Notice of Meetings. Except as otherwise required by law, notice in writing or by electronic transmission of each meeting of the stockholders stating the place, day and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given, either personally (including delivery by private courier) or by first class, certified or registered mail, or by electronic transmission, to each stockholder of record entitled to notice of such meeting, not less than ten nor more than 60 days before the date of the meeting. Such notice shall be deemed to be given, if personally delivered, when delivered to the stockholder, and, if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation, and if by electronic transmission, when posted on an electronic network or directed to the stockholder at an electronic mail address at which the stockholder has consented to receive notice. If notice of two consecutive annual meetings and all notices of meetings or the taking of action by written consent without a meeting to any stockholder during the period between such two consecutive annual meetings, or all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a 12-month period, have been mailed or directed addressed to such person at his address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required until another address for such person is delivered to the corporation. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting in accordance with the foregoing provisions of this Section 2.04.

         Section 2.05 Fixing Date for Determination of Stockholders of Record. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for any other lawful action, the board of directors may fix, in advance, a date as the record date for any such determination of stockholders, which date shall be not more than 60 nor less than ten days before the date of such meeting, and not more than 60 days prior to any other action. If no record date is fixed then the record date shall be, for determining stockholders entitled to notice of or to vote at a meeting of stockholders, the close of business on the day next preceding the day on which notice is given, or, if notice is waived, the close of business on the day next preceding the day on which the meeting is held, or, for determining stockholders for any other purpose, the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting. Notwithstanding the foregoing provisions of this Section 2.05, the record date for determining stockholders entitled to take, or receive notice of, corporate action in writing without a meeting as provided in Section 2.11 shall be determined as provided in such Section.

         Section 2.06 Voting List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section 2.06 shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, either (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

         Section 2.07 Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

         Section 2.08 Quorum and Manner of Acting. At all meetings of stockholders, a majority of the combined voting power of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum. If a quorum is present, the affirmative vote of a majority of the shares represented at a meeting at which a quorum is present and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater proportion or number or voting by classes is otherwise required by law, the certificate of incorporation or these bylaws. In the absence of a quorum, a majority of the shares so represented may adjourn the meeting from time to time in accordance with Section 2.04, until a quorum shall be present or represented.

         Section 2.09 Action Without a Meeting.

                  (a) Written Consent. Unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted (which consent may be signed in counterparts). Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered to the corporation in the manner required by the Delaware General Corporation Law, written consents signed by a sufficient number of stockholders to take the action are delivered to the corporation in the manner required by the Delaware General Corporation Law.

                  (b) Determination of Stockholders Entitled to Act By Consent. For purposes of determining stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix, in advance, a date as the record date for any such determination of stockholders, which date shall be not more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by the

Delaware General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in the manner required by the Delaware General Corporation Law. If no record date has been fixed by the board of directors and prior action by the board of directors is required by the Delaware General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be the close of business on the day on which the board of directors adopts the resolution taking such prior action.

                  (c) Notice to Non-Consenting Stockholders. Prompt written notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Such notice shall be given in accordance with the applicable provisions of Section 2.04.


                                   ARTICLE III

                               Board of Directors

         Section 3.01 General Powers. The business and affairs of the corporation shall be managed by or under the direction of its board of directors, except as otherwise provided in the Delaware General Corporation Law or the certificate of incorporation.

         Section 3.02 Number, Tenure and Qualifications. The number of directors of the corporation and the manner of electing such directors shall be as set forth in the certificate of incorporation. Directors shall be elected at each annual meeting of stockholders. Each director shall hold office until his successor shall have been elected and qualified or until his earlier death, resignation or removal. Directors need not be residents of Delaware or stockholders of the corporation.

         Section 3.03 Resignation. Any director may resign at any time by giving notice to the corporation in writing or by electronic transmission. A director's resignation shall take effect upon receipt or, if a different time of effectiveness is specified therein, at the time specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 3.04 Regular Meetings. A regular meeting of the board of directors shall be held immediately after and at the same place as the annual meeting of stockholders, or as soon thereafter as conveniently may be, at the time and place, either within or without Delaware, determined by the board, for the purpose of electing officers and for the transaction of such other business as may come before the meeting. Failure to hold such a meeting, however, shall not invalidate any action taken by any officer then or thereafter in office. The board of directors may provide by resolution the time and place, either within or outside Delaware, for the holding of additional regular meetings without other notice than such resolution.

         Section 3.05 Special Meetings. Special meetings of the board of directors may be called only by the Chief Executive Officer or any member of the board of directors. The notice of the special meeting of the board of directors may fix any convenient place, either within or outside Delaware, as the place for holding any special meeting of the board of directors.

         Section 3.06 Meetings by Telephone. Unless otherwise restricted by the certificate of incorporation, members of the board of directors may participate in a meeting of such board by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting in such manner shall constitute presence in person at the meeting.

         Section 3.07 Notice of Meetings. Notice of each meeting of the board of directors (except those regular meetings for which notice is not required) stating the place, day and hour of the meeting shall be given to each director at least five days prior thereto by the mailing of written notice by first class, certified or registered mail, or at least two days prior thereto by personal delivery (including delivery by private courier) of written notice or by telephone, telegram, telex, cablegram or other similar method, except that in the case of a meeting to be held pursuant to Section 3.06 notice may be given by telephone one day prior thereto. The method of notice need not be the same to each director. Notice shall be deemed to be given when deposited in the United States mail, with postage thereon prepaid, addressed to the director at his business or residence address, when delivered or communicated to the director or when the telegram, telex, cablegram or other form of notice is personally delivered to the director or delivered to the last address of the director furnished by him to the corporation for such purpose. The business to be transacted at, or the purpose of, any meeting of the board of directors shall be specified in the notice or waiver of notice of such meeting.

         Section 3.08 Quorum and Manner of Acting. Except as otherwise may be required by law, the certificate of incorporation (including, without limitation, paragraph (d) of Article Fifth thereof) or these bylaws, a majority of the number of directors fixed in accordance with these bylaws, present in person, shall constitute a quorum for the transaction of business at any meeting of the board of directors, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors. If less than a quorum is present at a meeting, the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present. No director may vote or act by proxy or power of attorney at any meeting of the board of directors.

         Section 3.09 Action Without a Meeting. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the board or committee, as the case may be.

         Section 3.10 Executive and Other Committees. The board of directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (b) adopting, amending or repealing any bylaw of the corporation. The delegation of authority to any committee shall not operate to relieve the board of directors or any member of the board from any responsibility imposed by law. Subject to the foregoing, the board of directors may provide such powers, limitations and procedures for such committees as the board deems advisable. To the extent the board of directors does not establish other procedures, each committee shall be governed by the procedures set forth in Sections 3.04 (except as they relate to an annual meeting), 3.05 through 3.09 and 7.01 and 7.02 as if the committee were the board of directors. Each committee shall keep regular minutes of its meetings, which shall be reported to the board of directors when required and submitted to the secretary of the corporation for inclusion in the corporate records.

         Section 3.11 Compensation. Unless otherwise restricted by the certificate of incorporation, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and each meeting of any committee of the board of which he is a member and may be paid a fixed sum for attendance at each such meeting or a stated salary or both a fixed sum and a stated salary. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.


                                   ARTICLE IV

                                    Officers

         Section 4.01 Number and Qualifications. The officers of the corporation shall consist of a chairman of the board, chief executive officer, a president, a chief operating officer, a chief financial officer, a secretary and such other officers, including a vice-chairman or vice-chairmen of the board, one or more vice-presidents, a treasurer and a controller, as may from time to time be elected or appointed by the board. In addition, the board of directors or the chief executive officer may elect or appoint such assistant and other subordinate officers, including assistant vice-presidents, assistant secretaries and assistant treasurers, as it or he shall deem necessary or appropriate. Any number of offices may be held by the same person, except that no person may simultaneously hold the offices of president and secretary.

         Section 4.02 Election and Term of Office. Except as provided in Sections 4.01 and 4.06, the officers of the corporation shall be elected by the board of directors annually at the first meeting of the board held after each annual meeting of the stockholders as provided in Section 3.04. If the election of officers shall not be held as provided herein, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until the expiration of his term in office if elected or appointed for a specified period of time or until his earlier death, resignation or removal.

         Section 4.03 Compensation. Officers shall receive such compensation for their services as may be authorized or ratified by the board of directors and no officer shall be prevented from receiving compensation by reason of the fact that he is also a director of the corporation. Election or appointment as an officer shall not of itself create a contract or other right to compensation for services performed by such officer.

         Section 4.04 Resignation. Any officer may resign at any time, subject to any rights or obligations under any existing contracts between the officer and the corporation, by giving notice to the corporation in writing or by electronic transmission. An officer's resignation shall take effect upon receipt or, if a different time of effectiveness is specified therein, at the time stated therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 4.05 Removal. Any officer may be removed at any time by the board of directors, or, in the case of assistant and other subordinate officers, by the chief executive officer, whenever in its or his judgment, as the case may be, the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not in itself create contract rights.

         Section 4.06 Vacancies. A vacancy occurring in any office by death, resignation, removal or otherwise may be filled by the chief executive officer.

         Section 4.07 Authority and Duties. The officers of the corporation shall have the authority and shall exercise the powers and perform the duties specified below and as may be additionally specified by the chief executive officer, the board of directors or these bylaws (and in all cases where the duties of any officer are not prescribed by the bylaws or the board of directors, such officer shall follow the orders and instructions of the chief executive officer), except that in any event each officer shall exercise such powers and perform such duties as may be required by law:

                  (a) Chairman of the Board. The chairman of the board, who shall be elected from among the directors, shall preside at all meetings of the corporation's stockholders and board of directors and perform such other duties as may be assigned to him from time to time by the board of directors.

                  (b) Chief Executive Officer. The chief executive officer shall, subject to the direction and supervision of the board of directors, (i) have general and active control of the affairs of the corporation and general supervision of its officers, agents and employees; (ii) in the absence of the chairman of the board, preside at all meetings of the stockholders and the board of directors; (iii) see that all orders and resolutions of the board of directors are carried into effect; and (iv) perform all other duties incident to the office of chief executive officer and as from time to time may be assigned to him by the board if directors.

                  (c) President. The president shall, subject to the direction and supervision of the board of directors, perform all duties incident to the office of president and as from time to time may be assigned to him by the board of directors. At the request of the chief executive officer or in his absence or in the event of his inability or refusal to act, the president shall perform the duties of the chief executive officer, and when so acting shall have all the powers and be subject to all the restrictions of the chief executive officer.

                  (d) Chief Operating Officer. The chief operating officer shall, subject to the direction and supervision of the board of directors, supervise the day to day operations of the corporation and perform all other duties incident to the office of chief operating officer as from time to time may be assigned to him by the chairman of the board, the board of directors or the chief executive officer. At the request of the president, or in his absence or inability or refusal to act, the chief operating officer shall perform the duties of the president, and when so acting shall have all the power of and be subject to all the restrictions upon the president.

                  (e) Chief Financial Officer. The chief financial officer shall: (i) be the principal financial officer and treasurer of the corporation and have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the corporation and deposit the same in accordance with the instructions of the board of directors; (ii) receive and give receipts and acquittances for moneys paid in on account of the corporation, and pay out of the funds on hand all bills, payrolls and other just debts of the corporation of whatever nature upon maturity; (iii) unless there is a controller, be the principal accounting officer of the corporation and as such prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit and prepare and furnish to the chief executive officer and the board of directors statements of account showing the financial position of the corporation and the results of its operations; (iv) upon request of the board, make such reports to it as may be required at any time; and (v) perform all other duties incident to the office of chief financial officer and treasurer and such other duties as from time to time may be assigned to him by the board of directors or by the chief executive officer. Assistant treasurers, if any, shall have the same powers and duties, subject to the supervision by the chief financial officer. If there is no chief financial officer, these duties shall be performed by the secretary or chief executive officer or other person appointed by the board of directors.

                  (f) Vice-Presidents. The vice-president, if any (or if there is more than one then each vice-president), shall assist the chief executive officer and shall perform such duties as may be assigned to him by the chief executive officer or the board of directors. Assistant vice presidents, if any, shall have such powers and perform such duties as may be assigned to them by the chief executive officer or by the board of directors.

                  (g) Secretary. The secretary shall: (i) keep the minutes of the proceedings of the stockholders, the board of directors and any committees of the board; (ii) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (iii) be custodian of the corporate records and of the seal of the corporation; (iv) keep at the corporation's registered office or principal place of business within or outside Delaware a record containing the names and addresses of all stockholders and the number and class of shares held by each, unless such a record shall be kept at the office of the corporation's transfer agent or registrar; (v) have general charge of the stock books of the corporation, unless the corporation has a transfer agent; and (vi) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the chief executive officer or the board of directors. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the secretary.

         Section 4.08 Surety Bonds. The board of directors may require any officer or agent of the corporation to execute to the corporation a bond in such sums and with such sureties as shall be satisfactory to the board, conditioned upon the faithful performance of his duties and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

                                    ARTICLE V

                                      Stock

         Section 5.01 Issuance of Shares. The issuance or sale by the corporation of any shares of its authorized capital stock of any class, including treasury shares, shall be made only upon authorization by the board of directors, except as otherwise may be provided by law. Every issuance of shares shall be recorded on the books of the corporation maintained for such purpose by or on behalf of the corporation.

         Section 5.02 Transfer of Shares. Upon presentation and surrender to the corporation or to a transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, payment of all transfer taxes, if any, and the satisfaction of any other requirements of law, including inquiry into and discharge of any adverse claims of which the corporation has notice, the corporation or the transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction on the books maintained for such purpose by or on behalf of the corporation. No transfer of shares shall be effective until it has been entered on such books. The corporation or a transfer agent of the corporation may require a signature guaranty or other reasonable evidence that any signature is genuine and effective before making any transfer. Transfers of uncertificated shares shall be made in accordance with applicable provisions of law.

         Section 5.03 Registered Holders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

         Section 5.04 Transfer Agents, Registrars and Paying Agents. The board of directors may at its discretion appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the corporation. Such agents and registrars may be located either within or outside Delaware. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.


                                   ARTICLE VI

                                 Indemnification

         6.01 Directors and Officers. The corporation shall indemnify its directors and officers to the fullest extent not prohibited by the Delaware General Corporation Law or any other applicable law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless
(i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Delaware General Corporation Law or any other applicable law or (iv) such indemnification is required to be made under Section 6.04.

         6.02 Employees and Other Agents. The corporation shall have power to indemnify its employees and other agents as set forth in the Delaware General Corporation Law or any other applicable law. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person to such officers or other persons as the Board of Directors shall determine.

         6.03 Expenses.

                  (a) The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Article VI or otherwise.

                  (b) Notwithstanding the foregoing, unless otherwise determined pursuant to Section 6.05, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation, in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

         6.04 Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this Article VI shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or officer. Any right to indemnification or advances granted by this Article VI to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law or any other applicable law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law or any other applicable law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Article VI or otherwise shall be on the corporation.

         6.05 Non-Exclusivity of Rights. The rights conferred on any person by this Article VI shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Delaware General Corporation Law or any other applicable law.

         6.06 Survival of Rights. The rights conferred on any person by this
Article VI shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         6.07 Insurance. To the fullest extent permitted by the Delaware General Corporation Law, or any other applicable law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Article VI.

         6.08 Amendments. Any repeal or modification of this Article VI shall only be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

         6.09 Severability. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this Article VI that shall not have been invalidated, or by any other applicable law. If this Article VI shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation shall indemnify each director and officer to the full extent under applicable law.

         6.10 Certain Definitions. For the purposes of this Article VI, the following definitions shall apply:

                  (a) The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

                  (b) The term "expenses" shall be broadly construed and shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

                  (c) The term "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                  (d) References to a "director," "executive officer," "officer," "employee," or "agent" of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

                  (e) References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article VI.


                                  ARTICLE VII

                                  Miscellaneous

         Section 7.01 Waivers of Notice. Whenever notice is required to be given by law, by the certificate of incorporation or by these bylaws, a written waiver thereof, signed by the person entitled to said notice or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting or (in the case of a stockholder) by proxy shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in any written waiver of notice or waiver of notice by electronic transmission unless required by these bylaws to be included in the notice of such meeting.

         Section 7.02 Presumption of Assent. A director or stockholder of the corporation who is present at a meeting of the board of directors or stockholders at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director or stockholder who voted in favor of such action.

         Section 7.03 Voting of Securities by the Corporation. Unless otherwise provided by resolution of the board of directors, on behalf of the corporation the chairman of the board, chief executive officer, chief operating officer, chief financial officer, president, secretary, treasurer or any vice-president shall attend in person or by substitute appointed by him, or shall execute written instruments appointing a proxy or proxies to represent the corporation at, all meetings of the stockholders of any other corporation, association or other entity in which the corporation holds any stock or other securities, and may execute written waivers of notice with respect to any such meetings. At all such meetings and otherwise, the chairman of the board, chief executive officer, chief operating officer, chief financial officer, president, secretary, treasurer or any vice-president, in person or by substitute or proxy as aforesaid, may vote the stock or other securities so held by the corporation and may execute written consents and any other instruments with respect to such stock or securities and may exercise any and all rights and powers incident to the ownership of said stock or securities, subject, however, to the instructions, if any, of the board of directors.

         Section 7.04 Seal. The corporate seal of the corporation shall be in such form as adopted by the board of directors, and any officer of the corporation may, when and as required, affix or impress the seal, or a facsimile thereof, to or on any instrument or document of the corporation.

         Section 7.05 Fiscal Year. The fiscal year of the corporation shall be as established by the board of directors.

         Section 7.06 Amendments. These bylaws may be amended or repealed only in the manner set forth in the certificate of incorporation.

                                                                     EXHIBIT 7.7

                             STOCKHOLDERS AGREEMENT

         This Stockholders Agreement (this "Agreement") is entered into as of ________, 2002 among UnitedGlobalCom, Inc., a Delaware corporation formerly known as New UnitedGlobalCom, Inc. ("United"), and Liberty Media Corporation and Liberty Global, Inc. ("Liberty Global"), each of which is a Delaware corporation, and each of the Persons identified on the signature page hereof as a Founder (the "Founders").

                                   Background

         Pursuant to the Agreement and Plan of Restructuring and Merger, dated as of December 3, 2001 (the "Merger Agreement"), among United, Liberty, Liberty Media International, Inc., a Delaware corporation ("LMI"), Liberty Global, the Founders, UGC, Inc. a Delaware corporation formerly known as UnitedGlobalCom, Inc. ("Old United") et al., the Founders have acquired Beneficial Ownership of shares of Class B Stock of United, and the Liberty Parties have acquired Beneficial Ownership of shares of Class C Stock of United. As required by the Merger Agreement the parties hereto are entering into this Agreement, which will govern certain aspects of their ownership of Common Stock.

                                    Agreement

         In consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         Section 1. Certain Definitions. In this Agreement, the following terms shall have the following meanings:

         Affiliate. When used with reference to a specified Person, any Person who directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the Person specified, provided that (i) no officer or director of a Person, or any Affiliate of such officer or director, investing for his, her or its own account or otherwise acting in his, her or its individual capacity, and no director of a Person, or any Affiliate of such director, acting in his, her or its capacity as an officer, director, trustee, representative or agent of a Person that is not an Affiliate of the specified Person, and in each case not in concert with or at the direction or request of, such specified Person shall be deemed to be an Affiliate of such specified Person for purposes of this Agreement; (ii) no Liberty Party shall be deemed to be an Affiliate of United and none of United and its Controlled Affiliates shall be deemed to be an Affiliate of a Liberty Party and (iii) any Person in which United, directly or indirectly, Beneficially Owns 50% or more of the equity securities, without regard to voting power in the election of directors, shall (without limiting the generality of this definition) be deemed to be an Affiliate of United.

         Agreement.  As defined in the preamble.

         Beneficial Ownership and derivative terms. As determined pursuant to Rule 13d-3 and Rule 13d-5 under the Exchange Act and any successor regulation, except that in determining Beneficial Ownership, without duplication, (i) equity securities that may be acquired pursuant to Rights to acquire equity securities that are exercisable more than sixty days after a date shall nevertheless be deemed to be Beneficially Owned, and (ii) except for purposes of the definition of "Change of Control," (x) Beneficial Ownership, if any, arising solely as a result of being a party to a Transaction Agreement or the Merger Agreement shall be disregarded, and (y) Beneficial Ownership, if any, arising solely from being a member of a Group shall be disregarded.

         Board.  The Board of Directors of United.

         Business Day. Any day other than Saturday, Sunday and a day on which banks are required or permitted to close in Denver, Colorado or New York, New York.

         capital stock. Any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock or partnership or membership interests, whether common or preferred.

         Change of Control. Any (a) change in the direct or indirect record or Beneficial Ownership of any of the equity securities of United, Old United or any of their respective Affiliates, (b) merger, consolidation, statutory share exchange or other transaction involving United, Old United or any of their respective Affiliates or (c) change in the composition of the board of directors or other governing body of United, Old United or any of their respective Affiliates.

         Change of Control Covenant. Any covenant, agreement or other provision (excluding requirements imposed by Law) pursuant to which the occurrence or existence of a Change of Control would result in a violation or breach of, constitute (with or without due notice or lapse of time or both) or permit any Person to declare a default or event of default under, give rise to any right of termination, cancellation, amendment, acceleration, repurchase, prepayment or repayment or to increased payments under, give rise to or accelerate any material obligation (including any obligation to, or to offer to, repurchase, prepay, repay or make increased payments) or result in the loss or modification of any material right or benefit under, or result in any Lien or give any Person the right to obtain any Lien on any material asset pursuant to, any Contract to which United, Old United or any of their respective Affiliates is or becomes a party or to which United, Old United, any of their respective Affiliates or any of their respective material assets are or become subject or bound.

         Class A Stock. The Class A common stock, $0.01 par value per share, of United.

         Class B Event. As defined in the United Charter as in effect on the date hereof.

         Class B Stock. The Class B common stock, $0.01 par value per share, of United.

         Class C Stock. The Class C common stock, $0.01 par value per share, of United.

         Closing. As defined in the Merger Agreement.

         Common Stock. The Class A Stock, the Class B Stock and the Class C
Stock.

         Contract. Any note, bond, indenture, debenture, security agreement, trust agreement, Lien, mortgage, lease, agreement, contract, license, franchise, permit, guaranty, joint venture agreement, or other agreement, instrument, understanding, commitment or obligation, oral or written.

         Controlled Affiliate. When used with reference to a specified Person, an Affiliate of such Person that such Person directly, or through one or more intermediaries, Controls; provided that, (a) none of United and its Controlled Affiliates shall be deemed to be a Controlled Affiliate of a Liberty Party and
(b) any Person in which United, directly or indirectly, Beneficially Owns 50% or more of the equity securities, without regard to voting power in the election of directors, shall (without limiting the generality of this definition) be deemed to be a Controlled Affiliate of United.

         Control and derivative terms. The possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another Person, whether through the ownership of voting securities, by contract or otherwise.

         Control Person. Each of (1) the Chairman of the Board of Liberty, (2) the President and Chief Executive Officer of Liberty, (3) the Executive Vice President and Chief Operating Officer of Liberty, (4) each of the directors of Liberty, and (5) the respective family members, estates and heirs of each of the persons referred to in clauses (1) through (4) above and any trust or other investment vehicle for the primary benefit of any of such persons or their respective family members or heirs. "Family members" for this purpose means the parents, descendants, step children, step grandchildren, nieces and nephews, and spouse of the specified person.

         Controlling Principals. Founders who are Principals and who hold a majority of the aggregate voting power of the Equity Securities held by the Founders who are Principals.

         Conversion Event. As defined in the United Charter as in effect on the date hereof.

         Current Bonds. As defined in the United Charter as in effect on the date hereof.

         Designated Purchaser. As defined in Section 4(b).

         Drag-Along Notice. As defined in Section 8(a).

         Drag-Along Rights. The rights granted to the Founders pursuant to Sections 8(a) and 8(b) to require the Liberty Parties to Transfer Common Stock.

         Equity Securities. The Common Stock and any other securities hereafter issued by United that are entitled to vote generally in the election of directors.

         Exchange Act. The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         Exchange Agreement. That certain Exchange Agreement dated as of the date hereof among United and certain of the Founders.

         Exercising Holders. As defined in Section 7(b).

         First Offer Notice. A Liberty Offer Notice or Founder Offer Notice.

         Founder Acceptance Notice. As defined in Section 4(a).

         Founder Election Period. As defined in Section 5(a).

         Founder Offer Notice. As defined in Section 5(a).

         Founder Offer Price. As defined in Section 5(a).

         Founder Offered Shares. As defined in Section 5(a).

         Founder Party: Each Founder and each Permitted Transferee of a Founder that hereafter becomes bound by or who is required to become bound by this Agreement for so long as such person is or is required to be so bound.

         Founders. (i) As defined in the preamble and (ii) any person who (x) immediately prior to the Closing was a member of the senior management of Old United or a member of the Board of Directors of Old United, (y) owned shares of Old United Class B Stock immediately prior to the Closing and Class B Stock thereafter and (z) is designated as an additional Founder in the sole discretion of the Controlling Principals, provided that such person executes and delivers to United and the Liberty Parties a counterpart of this Agreement and to United a counterpart of the Voting Agreement, agreeing to be bound by the provisions hereof and thereof applicable to the Founders. A Person identified by clause (i) or (ii) of this definition as a Founder will cease to be a Founder at such time as such Person no longer Beneficially Owns any Class B Stock.

         Founders Agreements. Means (a) the Founders Agreement dated [________] among the Founders relating to United and (b) the Founders Agreement dated [_______] among certain Founders relating to Old United.

         Governmental Approval. Any notice to, filing with, or approval or consent of a Government Authority required by applicable law with respect to any action, including without limitation, the expiration or termination of any applicable waiting period under the HSR Act.

         Governmental Authority. Any U.S. federal, state or local or any foreign court, governmental department, commission, authority, board, bureau, agency or other instrumentality.

         Group. As defined in Section 13(d) of the Exchange Act and the rules and regulations thereunder, but the existence of the Transaction Agreements and the Merger Agreement shall be disregarded in determining whether a Group exists.

         HSR Act. The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         Judgment. Any order, writ, injunction, award, judgment, ruling or decree of any Governmental Authority.

         Law. Any U.S. federal, state or local or any foreign statute, code, ordinance, decree, rule, regulation or general principle of common or civil law or equity.

         Liberty. Liberty Media Corporation, a Delaware corporation, and any successor (by merger, consolidation, transfer or otherwise) to all or substantially all of its assets; provided that in the event a Transferee Parent becomes the Beneficial Owner of all or substantially all of the Equity Securities then Beneficially Owned by Liberty as to which Liberty has dispositive control, the term "Liberty" shall mean such Transferee Parent and any successor (by merger, consolidation, transfer or otherwise) to all or substantially all of its assets.

         Liberty Acceptance Notice. As defined in Section 5(a).

         Liberty Global. As defined in the preamble.

         Liberty Offer Notice. As defined in Section 4(a).

         Liberty Offer Price. As defined in Section 4(a).

         Liberty Offered Shares. As defined in Section 4(a).

         Liberty Parties. Liberty and Liberty Global and including any Permitted Transferee of a Liberty Party who hereafter becomes bound by or who is required to become bound by this Agreement for so long as such Person is or is required to be so bound. Liberty Global and any such Permitted Transferee will each cease to be a Liberty Party at such time as such Person is no longer a Controlled Affiliate of Liberty.

         Liberty Party Equity Securities. As defined in the Standstill
Agreement.

         Liberty Purchase Period. As defined in Section 5(c).

         License. Any license, franchise, authorization, permit, certificate, variance, exemption, concession, consent, lease, right of way, easement, instrument, order or approval domestic or foreign, of any Governmental Authority.

         Lien. Any mortgage, pledge, lien, encumbrance, charge, or security interest.

         LMI. As defined under "Background" on the first page of this Agreement.

         Merger Agreement. As defined under "Background" on the first page of this Agreement.

         New United Covenant Agreement. The Agreement Regarding Additional Covenants as of the date hereof among United and the Liberty Parties.

         No Waiver Agreement. That certain No Waiver Agreement dated as of the date hereof among Liberty, LMI and United.

         Old United. As defined under "Background" on the first page of this Agreement.

         Old United Agreement. That certain Agreement dated as of the date hereof among Old United and the Liberty Parties.

         Old United Class B Stock. The Class B Common Stock, par value $0.01 per Share, of Old United.

         Outside Closing Date. As defined in Section 4(b).

         Permitted Transferees. In the case of a Founder (the "specified Founder"), (a) any other Founder, (b) such specified Founder's parents, descendants, step children, step grandchildren, nieces and nephews, and spouses of any of the foregoing, (c) such specified Founder's heirs, devisees and legatees, and (d) partnerships and entities that are primarily owned by, and trusts that are primarily for the benefit of, any of the Persons designated in clauses (a), (b) and (c) (but only for so long as such relationship exists). In the case of a Permitted Transferee of a Founder, such Founder or another Permitted Transferee of such Founder. In the case of the Liberty Parties, Liberty and any Person Controlled by Liberty.

         Person. Person shall mean any individual, firm, corporation, partnership, limited liability company, trust, joint venture, or other entity, and shall include any successor (by merger or otherwise) of such entity.

         Principals. Albert M. Carollo, Curtis Rochelle, Marian Rochelle, Rochelle Investments, Ltd (so long as it is controlled by Curtis or Marian Rochelle), Gene W. Schneider, G. Schneider Holdings, Co. (so long as it is controlled by Gene W. Schneider), and Mark L. Schneider.

         Proportionate Number of Shares. The Proportionate Number of Shares of the Liberty Parties shall be the number of shares of Common Stock Beneficially Owned by the Liberty Parties as to which they have dispositive power multiplied by a fraction, the numerator of which is the number of shares of Class B Stock proposed to be transferred by the Founder Parties as set forth in a Drag-Along Notice and the denominator of which is the number of shares of Class B Stock Beneficially Owned in the aggregate by the Founders and their Permitted Transferees.

         Registration Rights Agreement. That certain Registration Rights Agreement dated as of the date hereof among United and the Liberty Parties.

         Restriction. With respect to any capital stock, equity interest or security, any voting or other trust or agreement, option, warrant, preemptive right, right of first offer, right of first refusal, escrow arrangement, proxy, buy-sell agreement, power of attorney or other Contract, any License or Judgment that, conditionally or unconditionally, (a) grants to any Person the right to purchase or otherwise acquire, or obligates any Person to sell or otherwise dispose of or issue, or otherwise results or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may result in any Person acquiring, (i) any of such capital stock or other equity interest or security; (ii) any of the proceeds of, or any distributions paid or that are or may become payable with respect to, any of such capital stock or other equity interest or security; or (iii) any interest in such capital stock or other equity interest or security or any such proceeds or distributions; (b) restricts or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to restrict the transfer or voting of, or the exercise of any rights or the enjoyment of any benefits arising by reason of ownership of, any such capital stock or other equity interest or security or any such proceeds or distributions; or (c) creates or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to create a Lien or purported Lien affecting such capital stock or other equity interest or security, proceeds or distributions.

         Rights. When used with respect to a Specified Person, securities of such Person (which may include equity securities) that (contingently or otherwise) are exercisable, convertible or exchangeable for or into equity securities of such Person (with or without consideration) or that carry any right to subscribe for or acquire equity securities or securities exercisable, convertible or exchangeable for or into equity securities of such Person.

         Sixty-Day Election Period. As defined in Section 4(a).

         specified Founder. As defined in the definition of " Permitted Transferees".

         Standstill Agreement. That certain Standstill Agreement dated as of the date hereof among United and the Liberty Parties.

         Subject Shares. Shares of Class B Stock and, prior to June 25, 2010, shares of Class C Stock.

         Tag-Along Group. As defined in Section 7(b).

         Tag-Along Notice. As defined in Section 7(a).

         Tag-Along Right. As defined in Section 7(b).

         Transaction Agreements. This Agreement, the Voting Agreement, the Standstill Agreement, the New United Covenant Agreement, the Registration Rights Agreement, the No Waiver Agreement, the Exchange Agreement, the United Charter, the United Bylaws, the UPC Release, the Founders Agreements and the Old United Agreement.

         Transfer. Any sale, exchange, pledge (except a pledge in compliance with this Agreement and the Standstill Agreement) or other transfer, direct or indirect, of Class B Stock or Class C Stock or, when the context requires, Class A Stock (including through the relinquishment of control of a Person holding shares of such stock), provided, however, that none of the following shall constitute a Transfer: (i) a conversion of Class C Stock into Class B Stock or of Class B Stock or Class C Stock into Class A Stock, (ii) any transfer pursuant to any tender or exchange offer approved by a majority of the Board, (iii) a transfer by operation of law in connection with any merger, consolidation, statutory share exchange or similar transaction involving United, (iv) a transfer pursuant to a plan of liquidation of United that has been approved by a majority of the Board or (v) in the case of Liberty, any transaction or series of transactions involving the direct or indirect transfer (or relinquishment of control) of a Person that holds Liberty Party Equity Securities ("Transferred Person"), if (x) immediately after giving effect to such transaction or the last transaction in such series, voting securities representing at least a majority of the voting power of the outstanding voting securities of such Transferred Person or its successor in such transaction or any ultimate parent entity (within the meaning of the HSR Act) of such Transferred Person or its successor (a "Transferee Parent") are Beneficially Owned by Persons who prior to such transaction were Beneficial Owners of a majority of, or a majority of the voting power of, the outstanding voting securities of Liberty (or of any publicly traded class or series of voting securities of Liberty designed to track the economic performance of a specified group of assets or businesses) or who are Control Persons or any combination of the foregoing and (y) such Transferee Parent becomes a party to this Agreement and the Standstill Agreement with the same rights and obligations as Liberty.

         Transferee Parent. As defined in the definition of "Transfer."

         Transferor. As defined in Section 7(a).

         Transferred Person. As defined in the definition of "Transfer".

         Two-Business Day Election Period. As defined in Section 4(a).

         United. As defined in the preamble

         United Bylaws. The Bylaws of United, as such Bylaws may be amended from time to time in accordance with the United Charter, such Bylaws and the New United Covenant Agreement.

         United Charter. The Restated Certificate of Incorporation of United as filed with the Secretary of State of the State of Delaware on __________, 2002, as it may be amended from time to time.

         United/New United Merger. As defined in the Merger Agreement.

         UPC. United Pan-Europe Communications, N.V., a company organized under the laws of The Netherlands.

         UPC Convertible Shares. As defined in Section 10(c).

         UPC Ordinary Shares. As defined in Section 10(c).

         UPC Release. Section 3 and Exhibit A of that certain Release, dated as of February 22, 2001, among UPC, Old United, Liberty and LMI (but no other provisions of such Release).

         Voting Agreement. That certain Voting Agreement dated as of the date hereof among United and the Founders.

         Section 2. Action by Founders or Liberty Parties.

         Whenever this Agreement contemplates any action to be taken by the Founder Parties, each of the Founder Parties shall act at the direction of Controlling Principals and Controlling Principals shall be (and hereby are) authorized in such circumstances to take any contemplated action on behalf of all of the Founder Parties. The Liberty Parties and United will be entitled to rely, as binding on all the Founders, on any instrument signed by Controlling Principals and on any representation by a Principal that such Principal is a Controlling Principal or by a group of Principals that such Principals are Controlling Principals. Whenever this Agreement contemplates any action to be taken by the Liberty Parties or their Affiliates, each such party shall act at the direction of Liberty and Liberty shall be (and hereby is) authorized to take any contemplated action on behalf of all of the Liberty Parties. The Founder Parties and United will be entitled to rely, as binding on all the Liberty Parties, on any instrument signed by Liberty.

         Section 3. Limitation on Conversion of Class C Stock; Other Covenants.

         (a) Prior to a Conversion Event, the Liberty Parties will not convert shares of Class C Stock into Class A Stock if, after giving effect to such conversion, the aggregate voting power of the shares of Class A Stock and Class B Stock then owned by the Liberty Parties would (x) exceed 50% of the combined voting power of the shares of Class A Stock and Class B Stock then outstanding, or (y) constitute a greater percentage of the combined voting power of the shares of Class A Stock and Class B Stock then outstanding than the percentage represented by the aggregate voting power of the shares of Class A Stock and Class B Stock then Beneficially Owned by the Founder Parties, provided that the limitations set forth in clauses (x) and (y) on the Liberty Parties' right to convert the Class C Stock (i) will terminate if the aggregate voting power of the shares of Class A Stock and Class B Stock Beneficially Owned by any other Person or Group (other than a Group that is controlled by one or more Controlling Principals and consists solely of Founder Parties) exceeds either of such percentages and (ii) will not apply to any conversion of Class C Stock into Class A Stock in connection with a sale or hedging transaction or to any related pledge involving Class A Stock.

         (b) Without the prior written consent of Liberty, which consent may be granted or withheld in Liberty's sole discretion, United will not take any action and will not permit any action to be taken on its behalf, and will use its best commercially reasonable efforts to prevent any action from being taken by or on behalf of any of its Affiliates, that would result in United, Old United or any of their respective Affiliates being subject to or bound by any Change of Control Covenant, unless any Change of Control involving or caused by the action of Liberty, Liberty Global or any of their respective Affiliates (other than a transfer by any of the foregoing to an unaffiliated third party of Control of United, if such Control is obtained in the future) is exempted from the application and effects of such Change of Control Covenant. United will not be deemed to be in breach of the foregoing as a result of its or its Affiliates entering into or maintaining in the ordinary course of business a License granted by a Governmental Authority that includes a Change of Control Covenant provided that (i) such License is of the kind and nature that customarily requires approval of the Governmental Authority granting the same for a Change of Control, (ii) the applicable Change of Control Covenant includes only terms customarily imposed by such Governmental Authority in similar circumstances,
(iii) the maximum penalty for breach of such Change of Control Covenant is termination of the applicable License, and (iv) United used its best commercially reasonable efforts to obtain the exemption from the application and effects of such Change of Control Covenant contemplated by the preceding sentence. Without the prior written consent of Liberty, which consent may be granted or withheld in Liberty's sole discretion, United will not take any action or permit any action to be taken that would, or fail to take any action or permit any action to be omitted where such failure or omission would, extend or perpetuate the applicability of any Change of Control Covenant in effect as of May 25, 2001 under the Current Bonds beyond the maturity date in effect as of May 25, 2001 of the Current Bonds to which they relate. United will use its best commercially reasonable efforts to take such actions as will cause the conditions necessary to permit the conversion in full of the Class C Stock into Class B Stock to be satisfied.

         (c) If, following the occurrence of a Class B Event, any vote or other action of United's stockholders is required in connection with the acquisition of shares of Class B Stock by a Liberty Party or any of its Affiliates pursuant to their purchase rights under the Standstill Agreement, United and the Founders and their Permitted Transferees will use their respective best commercially reasonable efforts to cause such vote or other action to be taken, including calling a special meeting of stockholders or soliciting a written consent of stockholders, and voting all Equity Securities held by such Persons at such meeting in person or by proxy or signing a written consent of stockholders in lieu of a meeting.

         Section 4. Founders' Right of First Offer.

         (a) No Liberty Party shall Transfer any Subject Shares to any Person other than a Permitted Transferee in compliance with Section 6, or convert any Subject Shares to Class A Stock, unless, prior to such Transfer or conversion, the Liberty Parties first offer to sell the Subject Shares proposed to be Transferred or converted (the "Liberty Offered Shares") to the Founders by delivering a written notice (a "Liberty Offer Notice") to the Founders. The Liberty Offer Notice shall state the number and class of Liberty Offered Shares and the price per share (the "Liberty Offer Price") at which such Liberty Party is offering the Liberty Offered Shares to the Founders and shall constitute a binding, irrevocable offer, subject to the provisions of this Section 4, to sell the Liberty Offered Shares to the Founders and any Designated Purchaser (as defined below) at the Liberty Offer Price. Prior to the occurrence of a Conversion Event, the number of Liberty Offered Shares proposed to be Transferred, when taken together with the aggregate number of shares of Class A Stock, received upon conversion of Subject Shares, Beneficial Ownership of which shares of Class A Stock was theretofore Transferred by a Liberty Party, other than to a Permitted Transferee or a Founder Party or Designated Purchaser or to United, shall not exceed the sum of the total number of shares of Class A Stock of which the Liberty Parties acquired Beneficial Ownership after the date hereof (from Persons other than United (including upon the conversion of Class C Stock) or the Founder Parties) plus the total number of shares of Class A Stock received in the United/New United Merger upon conversion of shares of Class A Common Stock, par value $0.01 per share, of Old United acquired by the Liberty Parties after the execution and delivery of the Merger Agreement. In order to accept the offer of the Liberty Offered Shares, Controlling Principals must deliver a written notice of acceptance (a "Founder Acceptance Notice") to the Liberty Parties agreeing to purchase all, but not less than all, of the Liberty Offered Shares at the Liberty Offer Price. In order to be effective, a Founder Acceptance Notice must (i) be signed by Controlling Principals (either personally or by a duly authorized agent), (ii) designate which Founders and Designated Purchasers are to purchase the Liberty Offered Shares and the number of shares to be purchased by each such Founder and Designated Purchaser and
(iii) be delivered to the Liberty Parties no later than 5:00 p.m. Denver, Colorado time on the last day of (A) if such Liberty Offer Notice relates to a number of Subject Shares, the conversion of which to Class A Stock would not reduce the aggregate voting power for the election of directors of Equity Securities subject to this Agreement below 80% of the total voting power for the election of directors of all Equity Securities outstanding, in each case calculated as if all Class C Stock had been converted to Class B Stock, the two-Business Day period (a "Two-Business Day Election Period") following the date the Liberty Offer Notice is given; or (B) in all other cases, the sixty-day period (a "Sixty-Day Election Period") following the date the Liberty Offer Notice is given. A duly completed and delivered Founder Acceptance Notice shall constitute a binding irrevocable agreement by the Controlling Principals signing such notice and the Founders and Designated Purchasers named therein to purchase the Liberty Offered Shares at the Liberty Offer Price as provided in this Section 4. If a Founder Acceptance Notice meeting the requirements specified above is not delivered within the specified election period, then the Founders will be deemed to have rejected the offer of the Liberty Offered Shares.

         (b) Upon delivery of a Founder Acceptance Notice meeting the requirements specified above within the specified election period, the Liberty Parties will be obligated to sell, and the Controlling Principals and the Founders and Designated Purchasers named in such Founder Acceptance Notice will be jointly and severally obligated to buy, all of the Liberty Offered Shares at the Liberty Offer Price. The closing of such purchase and sale shall occur at such time and place as the parties thereto may agree, but in any event no later than (i) the fifth Business Day after the Liberty Offer Notice is given, in the case of a Liberty Offer Notice with a Two-Business Day Election Period, or (ii) the 180th day after the Liberty Offer Notice is given, in the case of a Liberty Offer Notice with a Sixty-Day Election Period (each, an "Outside Closing Date"). The purchase and sale will be without representation or warranty, except that each party to the transaction will represent and warrant that it has all requisite power and authority to enter into the transactions, and the Liberty Parties transferring the shares will represent and warrant that they are transferring valid title to such shares and such shares are being transferred free and clear of any Lien or Restriction other than those created by this Agreement, any other Transaction Agreement or the parties taking delivery of such shares. Payment of the purchase price shall be in immediately available United States Dollars. A "Designated Purchaser" means any Person other than a Founder designated in a Founder Acceptance Notice as a purchaser of Liberty Offered Shares. As a condition to acquiring any Liberty Offered Shares pursuant to this Section 4, a Designated Purchaser must execute and deliver an instrument, in form and substance reasonably acceptable to United and the Liberty Parties, by which such Designated Purchaser agrees (i) to be subject to all of the obligations of a Founder Party under this Agreement and the Voting Agreement but, except for a Designated Purchaser that is a Permitted Transferee, to have none of the rights of a Founder Party hereunder or thereunder and (ii) in the case of a Designated Purchaser that is not a Permitted Transferee, to be subject to all of the obligations of a Liberty Party under the Standstill Agreement but to have none of the rights of a Liberty Party thereunder. Without limiting the generality of the foregoing, except for the imposition of the foregoing obligations on a Designated Purchaser, no Designated Purchaser that is not a Permitted Transferee will be considered a Founder Party for any purpose hereunder, including the termination provisions set forth in Section 13. Immediately following the Transfer of Liberty Offered Shares to a Founder or Designated Purchaser pursuant to this Section 4, such shares shall be converted to Class A Stock, or, if (i) then permissible under the United Charter, or (ii) such conversion would not result in a "Change of Control" pursuant to the Current Indentures as then in effect, Class B Stock, provided that if the Liberty Offered Shares are Class B Stock, such shares need not be converted into Class A Stock.

         (c) If (i) the Founders reject or are deemed to reject the offer of the Liberty Offered Shares set forth in a Liberty Offer Notice, or (ii) the Founders accept such offer but the purchase and sale of all of the Liberty Offered Shares does not occur by the applicable Outside Closing Date for any reason other than the Liberty Parties' failure to comply with their respective obligations under
Section 4(b), then the Liberty Parties shall be free to Transfer the Liberty

Offered Shares (or, if applicable, convert the Liberty Offered Shares into shares of Class A Stock); provided that, in the case of a Transfer:

            (A) such Liberty Offered Shares are converted into Class A Stock prior to the Transfer, and

            (B) in the case of a Liberty Offer Notice with a Sixty-Day Election Period, the Transfer occurs at a price per share equal to or higher than the Liberty Offer Price within 60 days after the applicable of (x) the last day of the Sixty-Day Election Period, if the offer set forth in the Liberty Offer Notice was rejected or deemed rejected or (y) the applicable Outside Closing Date, if the closing of the sale of the Liberty Offered Shares pursuant to the Liberty Offer Notice did not occur by such date; or

            (C) in the case of a Liberty Offer Notice with a Two-Business Day Election Period, the Transfer either occurs in accordance with Clause (B) above or, if the Liberty Offer Price specified in the applicable Liberty Offer Notice was the market price of the Class A Stock (or, if the Class B Stock is then publicly traded, the Class B Stock) at the time of such Liberty Offer Notice, the Transfer occurs at a price not less than the then current market price of the Class A Stock (whether higher or lower than the Liberty Offer Price) within 15 days after the applicable of (x) the last day of the Two-Business Day Election Period, if the offer set forth in the Liberty Offer Notice was rejected or deemed rejected or (y) the applicable Outside Closing Date, if the closing of the sale of the Liberty Offered Shares pursuant to the Liberty Offer Notice did not occur by such date.

         Any purported Transfer of Subject Shares in violation of this Section 4 shall be void and ineffective as against both the transferring Liberty Party and the proposed transferee, and any purported conversion of Subject Shares in violation of this Section 4 shall be void and ineffective.

         Section 5. Liberty Parties' Right of First Offer.

         (a) No Founder Party shall Transfer any Subject Shares to any Person other than a Permitted Transferee in compliance with Section 6 or convert any Subject Shares to Class A Stock, unless, prior to such Transfer or conversion, such Founder Party first offers to sell the Subject Shares proposed to be Transferred or converted (the "Founder Offered Shares") to the Liberty Parties by delivering a written notice (a "Founder Offer Notice") to the Liberty Parties. The Founder Offer Notice shall state the number and class of Founder Offered Shares and the price per share (the "Founder Offer Price") at which such Founder Party is offering the Founder Offered Shares to the Liberty Parties and shall constitute a binding, irrevocable offer, subject to the provisions of this
Section 5, to sell the Founder Offered Shares to the Liberty Parties at the Founder Offer Price. In order to accept the offer of the Founder Offered Shares, Liberty must deliver a written notice of acceptance (a "Liberty Acceptance Notice") to the offering Founder Party agreeing to purchase, or to cause another Liberty Party or a Permitted Transferee to purchase, all, but not less than all, of the Founder Offered Shares at the Founder Offer Price. In order to be effective, a Liberty Acceptance Notice must (i) be signed by Liberty and (ii) be delivered to the offering Founder Party no later than 5:00 p.m. Denver, Colorado time on the last day of the thirty day period (a "Founder Election Period") following the date the Founder Offer Notice is given. A duly completed and delivered Liberty Acceptance Notice shall constitute a binding irrevocable agreement by Liberty to purchase, or to cause another Liberty Party or a Permitted Transferee to purchase, the Founder Offered Shares at the Founder Offer Price as provided in this Section 5. If a Liberty Acceptance Notice meeting the requirements specified above is not delivered within the specified election period, then the Liberty Parties will be deemed to have rejected the offer of the Founder Offered Shares.

         (b) Upon delivery of a Liberty Acceptance Notice meeting the requirements specified above within the specified election period, the offering Founder Party will be obligated to sell, and Liberty will be obligated to purchase, or to cause another Liberty Party or a Permitted Transferee to purchase, all of the Founder Offered Shares at the Founder Offer Price. The closing of such purchase and sale shall occur at such time and place as the parties thereto may agree, but in any event no later than the 60th day after the Founder Offer Notice is given (provided that such 60 day period may be extended for up to an additional 90 days to the extent that the acquisition of the Founder Offered Shares requires any Governmental Approval that has not been obtained during that period). The purchase and sale will be without representation or warranty, except that each party to the transaction will represent and warrant that it has all requisite power and authority to enter into the transactions, and the Founder Party transferring the shares will represent and warrant that it is transferring valid title to such shares and such shares are being transferred free and clear of any Lien or Restriction other than those created by this Agreement, any other Transaction Agreement or the parties taking delivery of such shares. Payment of the purchase price shall be in immediately available United States Dollars. As a condition to acquiring any Founder Offered Shares, a Permitted Transferee of a Liberty Party that is not then a party to this Agreement must execute and deliver an instrument, in form and substance reasonably acceptable to United and the Controlling Principals, by which such Permitted Transferee agrees to be subject to all of the rights and obligations of a Liberty Party under this Agreement and the Standstill Agreement.

         (c) If (i) the Liberty Parties reject or are deemed to reject the offer of the Founder Offered Shares set forth in a Founder Offer Notice, or (ii) the Liberty Parties accept such offer but the purchase and sale of all of the Founder Offered Shares does not occur within the time period specified in
Section 5(b) (as extended, if applicable, the "Liberty Purchase Period") for any reason other than the Founders' failure to comply with their respective obligations under Section 5(b), then the Founder Party delivering the Founder Offer Notice shall be free to Transfer the Founder Offered Shares (or, if applicable, convert the Founder Offered Shares into shares of Class A Stock), provided that, in the case of a Transfer:

            (A) the Transfer occurs at a price per share equal to or higher than the Founder Offer Price within 60 days after the applicable of (x) the last day of the Founder Election Period if the offer set forth in the Founder Offer Notice was rejected or deemed rejected or (y) the last day of the Liberty Purchase Period if the closing of the sale of the Founder Offered Shares pursuant to the Founder Offer Notice did not occur by such date, and

            (B) unless the aggregate number of Founder Offered Shares then being Transferred by all Founder Parties to the same transferee represents at least a majority of the aggregate amount of Subject Shares Beneficially Owned by all Founders and their Permitted Transferees and Designated Purchasers, such Founder Offered Shares are converted into shares of Class A Stock prior to the Transfer.

         Any purported Transfer of Subject Shares in violation of this Section 5 shall be void and ineffective as against both the transferring Founder Party and the proposed transferee, and any purported conversion of Subject Shares in violation of this Section 5 shall be void and ineffective.

         Section 6. Permitted Transfers.

         (a) The Liberty Parties and any Founder Party may Transfer Subject Shares to their respective Permitted Transferees without being obligated to first deliver a First Offer Notice to any other party, provided that the Permitted Transferee undertakes in writing to be subject to each of the terms of this Agreement, and in the case of a Permitted Transferee of a Liberty Party, the Standstill Agreement and, in the case of Permitted Transferees of the Founder Parties, the Voting Agreement and is then subject to the rights and obligations that apply to the Liberty Parties, in the case of Permitted Transferees of a Liberty Party, or the Founder Parties, in the case of Permitted Transferees of a Founder Party. Any purported Transfer to a Permitted Transferee shall be void and ineffective as against both the transferring Liberty Party or Founder Party, and the Permitted Transferee, if the Permitted Transferee fails to become subject to this Agreement and subject to the rights and obligations of the transferring Liberty Party or Founder Party.

         (b) A Founder Party or Liberty Party may pledge or grant a security interest in Subject Shares, or Rights to acquire Subject Shares, to a financial institution to secure a bona fide loan made to such Founder Party or Liberty Party, or in connection with a hedging transaction with a financial institution, without becoming obligated to deliver a First Offer Notice; provided that the lender or counter-party (i) may not become the registered holder of Subject Shares as a consequence thereof, (ii) agrees in writing with the pledging party (in an agreement which expressly provides that United and the non-pledging party (the Liberty Parties or the Founders, as applicable) are third-party beneficiaries thereof) that such secured party shall not foreclose upon or Transfer any Subject Shares pursuant to the exercise of its remedies with respect to such pledge or security interest unless it first complies with the provisions of Section 4 as if it were a Liberty Party, in the case of a pledge of Subject Shares held by a Liberty Party, and the provisions of Section 5 as if it were a Founder Party, in the case of a pledge of Subject Shares held by a Founder Party, and, in either case, if the applicable offer is rejected or deemed rejected or the purchase and sale of the offered shares fail for any reason to occur, it converts the Subject Shares subject to such pledge or security interest into Class A Stock prior to such foreclosure or Transfer. Notwithstanding the foregoing reference to the provisions of Section 4 and 5, for pledges made to secure loans (or notional amounts in the case of hedging transactions) of less than $15 million, (1) the maximum election period shall be one (1) Business Day (rather than the Sixty-Day Election Period provided in
Section 4 or the thirty-day Founder Election Period provided in Section 5) and
(2) the closing of any purchase and sale of the pledged shares by the Liberty Parties or the Founders, as applicable, pursuant to the exercise of their first offer rights shall occur within three (3) Business Days of the delivery of a First Offer Notice by the secured party.

         (c) Those pledges of common stock of Old United that were in effect on May 25, 2001 and are identified on Appendix I hereto, and which apply to Subject Shares as of the date hereof, shall not be deemed to have been made in violation of the foregoing provisions of this Agreement, provided that the pledging parties use their best commercially reasonable efforts to obtain the agreement of the applicable lender or counter-party contemplated by Section 6(b).

         Section 7. Tag-Along Rights.

         (a) If (i) (A) the Liberty Parties propose to Transfer Liberty Offered Shares representing a majority of the Class B and Class C Stock then Beneficially Owned by the Liberty Parties or, when taken together with all prior Transfers of such stock other than to a Permitted Transferee or the Founders and their Designated Purchasers, a number of shares equal to a majority of such stock Beneficially Owned by the Liberty Parties as of the date hereof, in either case pursuant to a Liberty Offer Notice or Liberty Offer Notices delivered in accordance with Section 4, (B) the Founders and their Designated Purchasers fail to purchase such Liberty Offered Shares and (C) the Liberty Parties propose to Transfer the Class A Stock obtained by the conversion of such Liberty Offered Shares to a Person other than a Permitted Transferee, or (ii) (A) the Founder Parties propose to Transfer Founder Offered Shares representing a majority of the Class B Stock then Beneficially Owned by all Founder Parties, or, when taken together with all prior Transfers of such stock other than to a Permitted Transferee or the Liberty Parties, a number of shares equal to a majority of such stock Beneficially Owned by the Founders and their Permitted Transferees as of the date hereof, in either case pursuant to a Founder Offer Notice or Founder Offer Notices delivered in accordance with Section 5, (B) the Liberty Parties fail to purchase such Founder Offered Shares and (C) the Founder Parties propose to Transfer such Founder Offered Shares to a Person other than a Permitted Transferee, the proposed transferor(s) (the "Transferor") must first deliver a notice (a "Tag-Along Notice") to the Founders, if the Transferor is one or more Liberty Parties, or to the Liberty Parties, if the Transferor is one or more Founder Parties, setting forth (w) the number of shares of Class A Stock or shares of Class B Stock proposed to be Transferred (which shall be the same as the number of Subject Shares subject to the applicable First Offer Notice), (x) the price per share of Class A Stock or per share of Class B Stock at which the shares of Class A Stock or shares of Class B Stock are proposed to be Transferred (which shall be equal to or greater than the price per share set forth in the applicable First Offer Notice), (y) all Liens and Restrictions to which the shares of Class A Stock or shares of Class B Stock proposed to be Transferred will be subject, and (z) whether the shares of Class A Stock or shares of Class B Stock proposed to be Transferred are to be sold for cash or other consideration and the other terms of the proposed Transfer.

         (b) The Liberty Parties (if the Transferor is one or more Founder Parties) or the Founder Parties (if the Transferor is one or more Liberty Parties) (the applicable of the foregoing, the "Tag-Along Group") shall have the right (the "Tag-Along Right"), exercisable by written notice delivered to the Transferor not later than 15 Business Days following the date the Tag-Along Notice is given, to elect to Transfer up to an aggregate number of shares of Class B Stock and/or Class C Stock (and/or, if the Tag-Along Group consists of one or more Liberty Parties, Class A Stock) owned by the members of the Tag-Along Group equal to the number determined by multiplying the number of shares of Class B Stock (or Class A Stock if the Transferor is a Liberty Party) proposed to be transferred by the Transferor by a fraction the numerator of which is the number of shares of Class B Stock and Class C Stock (and, if the Tag-Along Group consists of one or more Liberty Parties, Class A Stock) then owned in the aggregate by the members of the Tag-Along Group and the denominator of which is the total number of shares of Class B Stock and Class C Stock then owned in the aggregate by the Transferor and the members of the Tag-Along Group (and, if the Tag-Along Group consists of one or more Liberty Parties, shares of Class A Stock then owned by members of the Tag-Along Group). The shares of Common Stock Transferred by the Liberty Parties pursuant to the exercise of a Tag-Along Right may include shares of Class A Stock, but only up to an aggregate number of shares of Class A Stock in any such Transfer equal to the number determined by multiplying the total number of shares of Common Stock that may be Transferred by the Liberty Parties pursuant to such Tag-Along Right (computed in accordance with the preceding sentence) by a fraction, the numerator of which is the number of shares of Class A Stock then owned in the aggregate by the Liberty Parties and the denominator of which is the total number of shares of Common Stock then owned in the aggregate by the Liberty Parties. The Tag-Along Right shall be allocated among the members of the Tag-Along Group by Liberty (in the case of the Liberty Parties) or the Controlling Principals (in the case of the Founder Parties). The number of shares to be Transferred by the Transferor shall be reduced by the number of shares to be sold by the parties to this Agreement that exercise Tag-Along Rights ("Exercising Holders").

         (c) The terms on which any Transferor required to deliver a Tag-Along Notice actually Transfers its shares of Class B Stock or shares of Class A Stock shall not be more favorable, and shall include no more cash, than the terms on which Exercising Holders Transfer their shares of Common Stock. Exercising Holders may be required to make the same representations, warranties, covenants and agreements as are given by the Transferor in connection with any Transfer pursuant to this Section 7, but only insofar as they relate to such Exercising Holder's ownership of the Common Stock subject to the Transfer, are representations or warranties regarding the approval, authorization or enforceability of such action, or are covenants or agreements to the effect that such Exercising Holder will take such commercially reasonable actions as may be necessary for the Transfer to lawfully occur and which the Transferor has also agreed to take (other than any such actions which can reasonably be taken only by the Transferor).

         If any Liberty Party or Founder Party exercises its Tag-Along Right, the Transferor required to deliver a Tag-Along Notice shall cause the documents relating to the Transfer of its shares of Class A Stock or shares of Class B Stock to the proposed transferee to be amended so that such documents include as parties the Exercising Holders, and so as to provide that the proposed transferee shall acquire from such Exercising Holders the number of shares of Common Stock held by such Exercising Holders as to which the Tag-Along Right has been exercised. The closing of the sale of Common Stock by any Exercising Holder pursuant to this Section 7 shall, to the extent legally practicable, take place at the same time and place as the closing of the Transfer by any Transferor giving rise to the Tag-Along Right. At such closing, (x) the Exercising Holders shall deliver to the transferee certificates representing the Common Stock subject to the Transfer, free and clear of any Lien or Restriction (if the Transferor's shares are being transferred free and clear of any Lien or Restriction) other than those created by this Agreement, another Transaction Agreement, the Transferor or the transferee, (y) the transferee shall deliver to the Exercising Holders the consideration to be paid for such Common Stock in accordance with the terms of the purchase and sale of such Common Stock and of the Common Stock of the Transferor, and (z) subject to the preceding paragraph, the Exercising Holders shall execute such other documents and take such other actions as are reasonably necessary to consummate the sale of such Common Stock and are also being taken by the Transferor (other than any such actions as can reasonably be taken only by the Transferor). Any shares of Class C Stock Transferred to a transferee pursuant to this Section shall be converted immediately prior to such Transfer to Class A Stock or, if then permissible under the United Charter, Class B Stock.

         Any purported Transfer of Common Stock in violation of this Section 7 shall be void and ineffective as against both the Transferor and the proposed transferee.

         Section 8. Drag-Along Rights.

         (a) If (A) the Founder Parties propose to Transfer Founder Offered Shares in an amount equal to the greater of (1) a number of shares that represents a majority of the Class B Stock then Beneficially Owned by all Founders and their Permitted Transferees or (2) a number of shares that, when taken together with all shares of Class B Stock previously Transferred to Persons other than Permitted Transferees or the Liberty Parties, represents a majority of the Class B Stock Beneficially Owned by the Founders and their Permitted Transferees as of the date hereof, in either case, pursuant to a Founder Offer Notice or Founder Offer Notices delivered in accordance with
Section 5, (B) the Liberty Parties fail to purchase such Founder Offered Shares and (C) the Founder Parties propose to Transfer such Founder Offered Shares to an unaffiliated third party that is not a Permitted Transferee, then the Controlling Principals may deliver a notice (a "Drag-Along Notice") to the Liberty Parties setting forth (w) the number of shares of Class B Stock proposed to be Transferred (which shall be the same as the number of Subject Shares subject to the applicable Founder Offer Notice), (x) the price per share at which the shares of Class B Stock are proposed to be Transferred (which shall be equal to or greater than the price per share set forth in the applicable Founder Offer Notice), (y) all Liens and Restrictions to which the shares of Class B Stock proposed to be Transferred will be subject, and (z) whether the Class B Stock proposed to be Transferred is to be sold for cash or other consideration and the other terms of the proposed Transfer.

         (b) Upon receipt of a Drag-Along Notice, the Liberty Parties will be required to Transfer to the proposed transferee, at the Liberty Parties' election, (i) all shares of Class B Stock and Class C Stock Beneficially Owned by the Liberty Parties as to which they have dispositive power, (ii) all shares of Common Stock Beneficially Owned by the Liberty Parties as to which they have dispositive power or (iii) the Proportionate Number of Shares Beneficially Owned by the Liberty Parties (and, in the case of a Transfer pursuant to this clause
(iii), such Proportionate Number of Shares Beneficially Owned by the Liberty Parties shall be comprised of shares of Common Stock of each class in the same relative proportions as the Liberty Parties' aggregate Beneficial Ownership of each such class bears to the Liberty Parties' aggregate Beneficial Ownership of Common Stock of all classes); provided, however, that if, in connection with the proposed Transfer by the Founders, Mr. Gene W. Schneider, G. Schneider Holdings, Co., a Colorado limited partnership, The Gene W. Schneider Family Trust, Mr. Mark L. Schneider and The MLS Family Partnership LP propose to Transfer to the proposed transferee all shares of Common Stock Beneficially Owned by them, which shares of Common Stock include shares of

Class B Stock representing at least 40% of the greater of (x) the number of shares of Class B Stock Beneficially Owned by them in the aggregate as of the date hereof and (y) the number of shares of Class B common stock of Old United Beneficially Owned by them in the aggregate as of June 25, 2000, in each case appropriately adjusted for stock splits, stock dividends and other similar events, then the Liberty Parties will be required to Transfer to the proposed transferee all shares of Common Stock Beneficially Owned by them as to which they have dispositive power.

         (c) The Liberty Parties may require that any Transfer with respect to which the Founders exercise their Drag-Along Rights be structured as a transaction in which all holders of Class B Stock and Class C Stock are treated equally with respect to all shares of Common Stock being transferred and that is a tax-free transaction for the Liberty Parties.

         (d) Upon exercise by the Founders of Drag-Along Rights, the terms on which the Liberty Parties actually Transfer their Common Stock shall not be less favorable, and (subject to clause (c) above) shall not include less cash, than the terms on which the Founder Parties Transfer their Class B Stock. The Liberty Parties may be required to make the same representations, warranties, covenants and agreements as are given by the Founder Parties in connection with any Transfer pursuant to this Section 8, but only insofar as they relate to the Liberty Parties' ownership of the Common Stock subject to the Transfer, are representations or warranties regarding approval, authorization or enforceability of such action, or are covenants or agreements to the effect that the Liberty Parties will take such commercially reasonable actions as may be necessary for the Transfer to lawfully occur and which the Founder Parties have also agreed to take (other than any such action which can reasonably be taken only by the Founders).

         Upon exercise by the Founders of Drag-Along Rights, the Founders shall cause the documents relating to the Transfer of their Class B Stock to the proposed transferee to be amended so that such documents include as parties the Liberty Parties, and so as to provide that the proposed transferee shall acquire from the Liberty Parties the number of shares of Common Stock determined in accordance with Section 8(b). Except as otherwise required in order to satisfy
Section 8(c), the closing of the sale of Common Stock by the Liberty Parties pursuant to this Section 8 shall, to the extent legally practicable, take place at the same time and place as the closing of the Transfer by the Founder Parties. At such closing, (x) the Liberty Parties shall deliver to the transferee certificates representing the Common Stock subject to the Transfer, free and clear of any Lien or Restriction (if the Founder Parties' shares are being transferred free and clear of any Lien or Restriction) other than those created by this Agreement, any other Transaction Agreement or the transferee,
(y) the transferee shall deliver to the Liberty Parties the consideration to be paid for such Common Stock in accordance with the terms of the purchase and sale of such Common Stock and of the Class B Stock of the Founder Parties, and (z) subject to the preceding paragraph, the Liberty Parties shall, to the same extent as the Founder Parties with respect to the Class B Stock being transferred by them, execute such other documents and take such other commercially reasonable actions as may be necessary to consummate the sale of such Common Stock (other than any such action which can reasonably be taken only by the Founders). Any shares of Class C Stock Transferred to a transferee pursuant to this Section 8 shall be converted immediately following such Transfer to Class A Stock or, if (i) then permissible under the United Charter or (ii) such conversion would not result in a "Change of Control" pursuant to the Current Indentures as then in effect, Class B Stock.

         Section 9. All Shares.

         All Equity Securities at any time Beneficially Owned by the Liberty Parties or the Founders or any of their Permitted Transferees shall be subject to the terms of this Agreement.

         Section 10. Exchange of Shares.

         (a) United will, on request of Liberty and subject to applicable Law and listing requirements, permit any Liberty Party or its Affiliates to exchange any shares of Class A Stock or Class B Stock Beneficially Owned by such Liberty Party or Affiliate for shares of Class C Stock or, following the conversion of the Class C Stock, Class B Stock on a one-for-one basis.

         (b) United will, on request of Liberty and subject to applicable Law and listing requirements, permit any Liberty Party or its Affiliates to exchange capital stock of UPC (or capital stock of any other Affiliate of United (including, for purposes of this Section 10, any Person in which United, directly or indirectly, Beneficially Owns 50% or more of the equity securities, without regard to voting power in the election of directors)) Beneficially Owned by such Liberty Party or Affiliate (which shares were acquired from UPC or such Affiliate) for shares of Class C Stock or, following the conversion of the Class C Stock, Class B Stock on the basis provided in subsection (c) of this Section 10 and otherwise on such basis as Liberty and United may agree, including the receipt of required fairness opinions. United will use commercially reasonable efforts to structure any such exchange so that it is tax-free to Liberty.

         (c) Without limiting the generality of the foregoing, at any time and from time to time after the occurrence of an event that, upon the giving of notice by UPC would entitle UPC to convert the shares of its Series 1 Convertible Preference Shares A ("UPC Convertible Shares") Beneficially Owned by Liberty into ordinary shares of UPC ("UPC Ordinary Shares") (i) Liberty will have the right to put all or any portion of the UPC Convertible Shares or the UPC Ordinary Shares received on conversion or redemption of the UPC Convertible Shares or on exercise of warrants to United in exchange for shares of Class C Stock, or, following the conversion of the Class C Stock, Class B Stock, valued at the Agreed United Per Share Value (as defined in (and determined in accordance with) Schedule 10(c) to this Agreement, except that any values ascribed to United's direct or indirect investment in UPC Ordinary Shares and UPC Convertible Shares shall not exceed the values ascribed to such securities pursuant to the following sentence), and (ii) provided such exchange is tax-free to Liberty, United will have the right to call such UPC Convertible Shares or UPC Ordinary Shares from Liberty in exchange for shares of Class C Stock, or, following the conversion of the Class C Stock, Class B Stock, valued at the Average Market Price (as defined in the Merger Agreement) of the Class A Stock. For purposes of such put or call: (A) the value of UPC Convertible Shares will be as agreed by Liberty and United or, subject to Section 10(d), if they have not agreed on such value within ten days after the date notice of exercise of a put or call is given, as determined by an independent investment banking firm selected by the parties taking into account, among other things, the average closing sale price of the UPC Ordinary Shares for the period of 20 trading days preceding the date of such notice, and (B) UPC Ordinary Shares will be valued at the Average Market Price (as defined in the Merger Agreement) of the UPC Ordinary Shares as of the date notice of exercise of a put or call is given. If Liberty elects to exercise a put, United will use commercially reasonable efforts to structure the exchange transaction so that it is tax-free to Liberty.

         (d) If Liberty and United are unable to agree on the value of UPC Convertible Shares and are unable to agree on the selection of an investment banking firm to make such determination within the ten day period provided in
Section 10(c)(A), then either party may select such investment banking firm by delivering written notice of such selection to the other party at any time after the expiration of such ten day period; provided however, that if the party receiving such a notice, within ten days after the receipt thereof, delivers written notice to the other party designating an alternate investment banking firm, then the two investment banking firms identified by the parties shall select a third investment banking firm, which shall determine the value of the UPC Convertible Shares as contemplated by Section 10(c)(A).

         Section 11. Endorsement of Certificates.

         (a) United shall endorse upon the certificate for each of the Equity Securities Beneficially Owned by the Liberty Parties and the Founders a legend substantially the same as the following legend:

                  "The securities represented by this certificate are subject to a [Stockholders Agreement and a Standstill Agreement [in the case of such securities held by Liberty Parties]], a [Stockholders Agreement and a Voting Agreement [in the case of such securities held by Founders]], each dated as of ________ __, 2002, copies of which are available from UnitedGlobalCom, Inc. upon request, and any sale, pledge, hypothecation, transfer, assignment or other disposition of such securities is subject to such Stockholders Agreement and [Standstill Agreement] [Voting Agreement]."

         (b) Upon surrender to United of any certificate representing any Equity Securities or Rights disposed of by a Liberty Party or any Affiliate of a Liberty Party in a transaction described in Section 5(a)(ii) or (v) of the Standstill Agreement or in clause (ii), (iii) or (iv) of the definition of Transfer in Section 1, United shall promptly cause to be issued (i) to the transferee or transferees of such Equity Securities or Rights one or more certificates without the legend set forth in Section 11(a) and (ii) to the holder of Equity Securities or Rights represented by such certificates so surrendered one or more certificates representing such Equity Securities or Rights, if any, as shall not have been so disposed of, with the legend set forth in Section 11(a). Upon termination of this Agreement pursuant to Section 13 and the surrender to United of any certificate representing Equity Securities or Rights, United shall cause to be issued to the holder of such Equity Securities or Rights one or more certificates without the legend set forth in Section 11(a).

         Section 12. Representations and Warranties.

         Each of the Liberty Parties, on the one hand, and the Founders and United, on the other, severally and not jointly, represent and warrant to each other as of the date of this Agreement as follows:

         (a) Such party has the right, power, legal capacity and authority to enter into and perform such party's obligations under this Agreement, and this Agreement constitutes such party's valid and binding obligation, enforceable against such party in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditor's rights and remedies generally, and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         (b) Such party has obtained all authorizations, permits, approvals or consents of any Persons, as well as all authorizations, permits, approvals or consents of any Governmental Authorities, necessary to enter into and perform such party's obligations under this Agreement, except as would not, individually or in the aggregate, materially adversely affect such party's ability to perform its obligations under this Agreement.

         (c) Such party is the lawful and Beneficial Owner of record of the Equity Securities set forth opposite such party's name in Appendix I, free and clear of any Lien or Restriction, except for those created by this Agreement or any other Transaction Agreement, or as otherwise set forth in Appendix I. In the case of a Founder, the number of equity securities of Old United Beneficially Owned by such party as of June 25, 2000 is also set forth on Appendix I.(1)

         (d) This Agreement and the transactions it contemplates do not conflict with any applicable Law or any agreement to which such party is a party or constitute a default under any such agreement, except as would not, individually or in the aggregate, materially adversely affect such party's ability to perform its obligations under this Agreement.

         Section 13. Term and Termination.

         (a) The Liberty Parties' covenants set forth in Section 3(a), the parties' obligation to issue a Tag-Along Notice pursuant to Section 7 and the Founder Parties' right to issue a Drag-Along Notice pursuant to Section 8 of this Agreement will terminate on June 25, 2010, unless this Agreement is earlier terminated in its entirety as described in this Section 13.

         (b) This Agreement shall terminate as to any Liberty Party or Founder (but not as to any Designated Purchaser) the voting power of whose Beneficially Owned Equity Securities (together with that of its Permitted Transferees (which for this purpose will not include another Founder or Permitted Transferee of another Founder) and Controlled Affiliates) is reduced to 10% or less of the voting power of equity securities in Old United that such Liberty Party or Founder (together with its Permitted Transferees (which for this purpose will not include another Founder or Permitted Transferee of another Founder) and Controlled Affiliates) Beneficially Owned as of June 25, 2000. Notwithstanding the parentheticals in the preceding sentence, for purposes of this Section 13(b), Mr. Gene W. Schneider shall be deemed to Beneficially Own all Equity Securities Beneficially Owned by Mr. Mark L. Schneider, and Mr. Mark L. Schneider shall be deemed to Beneficially Own all Equity Securities Beneficially Owned by Mr. Gene W. Schneider. For purposes of this Section 13, the voting power of outstanding shares of Class C Stock, if any, shall be calculated as if such shares had been converted into Class B Stock.


--------
(1) Appendix I should be updated to reflect this information.

         (c) This Agreement (other than Section 11(b)) shall terminate in its entirety on the first to occur of (a) such time as (i) all of the Founders and their Permitted Transferees that are parties to this Agreement as a group or
(ii) Mr. Gene W. Schneider, Mr. Mark L. Schneider and their Permitted Transferees (which for this purpose will not include another Founder or Permitted Transferee of another Founder) that are parties to this Agreement as a group, no longer Beneficially Own a number of shares of Class B Stock equal to at least 40% of the greater of (x) the number of shares of Class B Stock Beneficially Owned by them in the aggregate as of the date hereof and (y) the number of shares of Class B common stock of Old United Beneficially Owned by them in the aggregate as of June 25, 2000, in each case appropriately adjusted for stock splits, stock dividends and other similar events, provided that for purposes of calculating such ownership, any Class B Stock transferred by such Person to a Liberty Party shall be deemed to continue to be owned, or (b) the consummation of a Transfer (whether in a single transaction or in one or more related transactions) by the Founders and their Permitted Transferees that are parties to this Agreement of shares of Class B Stock that represent at least a majority of the aggregate amount of Class B Stock then Beneficially Owned by them or that, when taken together with all shares of Class B Stock previously Transferred to Persons other than Permitted Transferees, represent a majority of the Class B Stock Beneficially Owned by the Founders and their Permitted Transferees as of the date hereof, whether to one or more Liberty Parties or to one or more unaffiliated third parties. For purposes of this Section 13, "Founders" means Gene W. Schneider, Mark L. Schneider, Curtis Rochelle and Albert M. Carollo, Sr.

         Section 14. Remedies. Each of the parties acknowledges and agrees that in the event of any breach of this Agreement, the nonbreaching party would be irreparably harmed and could not be made whole by monetary damages. Accordingly, the parties to this Agreement, in addition to any other remedy to which they may be entitled hereunder or at law or in equity, shall be entitled to compel specific performance of this Agreement.

         Section 15. Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing, shall be deemed to have been duly given when delivered personally or, sent by telecopy, or recognized service providing for guaranteed delivery, addressed as follows:

         (a) If to the Founders, to:

                           UnitedGlobalCom, Inc.
                           4643 South Ulster Street
                           Suite 1300
                           Denver, Colorado  80237
                           Attention:  President
                           Fax:  303/770-4207
                  with copies to:

                           UnitedGlobalCom, Inc.
                           4643 South Ulster Street
                           Suite 1300
                           Denver, Colorado  80237
                           Attention:  General Counsel
                           Fax:  303/770-4207

                  and

                           Holme Roberts & Owen LLP
                           1700 Lincoln Street
                           Suite 4100
                           Denver, Colorado  80203
                           Attention:  W. Dean Salter, Esq.
                           Fax:  303/866-0200


         (b) If to the Liberty Parties, to:

                           Liberty Media Corporation
                           12300 Liberty Blvd.
                           Englewood, Colorado  80112
                           Attention:  President
                           Fax:  720/875-5382

                  with a copy to:

                           Liberty Media Corporation
                           12300 Liberty Blvd.
                           Englewood, Colorado  80112
                           Attention:  Elizabeth M. Markowski, Esq.
                           Fax:  720/875-5858

                           Baker Botts LLP
                           599 Lexington Avenue
                           New York, New York  10022
                           Attention:  Robert W. Murray, Esq.
                           Fax:  212/705-5125

Liberty and the Controlling Principals shall be responsible for distributing any notices they receive to the Liberty Parties and Founder Parties, respectively, as necessary, as well as for supplying each other with any changes in the addresses or telecopy numbers set forth in this Section 15. All notices, requests, demands, waivers and communications shall be deemed to have been given on the date of delivery or on the first Business Day after overnight delivery was guaranteed by a recognized delivery service, except that any change of address shall be effective only upon actual receipt. Written notice given by telecopy shall be deemed effective when confirmation is received by the sending party. Delivery shall be deemed to have been made to each Founder on the date that delivery is made to United at the address specified above (as it may be changed as provided herein). Delivery shall be deemed to have been made to each Liberty Party on the date that delivery is made to Liberty at the address specified above (as it may be changed as provided herein).

         Section 16. Entire Agreement. This Agreement, together with the other Transaction Agreements and the Merger Agreement, contains all the terms and conditions agreed upon by the parties hereto regarding the subject matter hereof and thereof, and no other agreements, oral or otherwise, regarding the subject matter hereof shall have any effect unless in writing and executed by the parties after the date of this Agreement.

         Section 17. Applicable Law, Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by Colorado law without regard to conflicts of law rules. The parties hereby irrevocably submit to the jurisdiction of any Colorado State or United States Federal court sitting in Colorado, and only a State or Federal Court sitting in Colorado will have any jurisdiction over any action or proceeding arising out of or relating to this Agreement or any agreement contemplated hereby, and the undersigned hereby irrevocably agree that all claims in respect of such action or proceeding shall be heard and determined in such State or Federal court. The undersigned further waive any objection to venue in such State and any objection to any action or proceeding in such State on the basis of a non-convenient forum. Each party hereby IRREVOCABLY WAIVES ANY RIGHT TO A TRIAL BY JURY in any proceeding brought with respect to this Agreement or the transactions contemplated hereby.

         Section 18. Headings. The headings in this Agreement are for convenience only and are not to be considered in interpreting this Agreement.

         Section 19. Counterpart Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which will constitute a single agreement.

         Section 20. Parties in Interest. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto and their permitted successors and assigns, any benefits, rights or remedies. Except as contemplated by the definitions of "Liberty" or "Transfer," neither this Agreement nor the rights or obligations of any party may be assigned or delegated (other than to a Permitted Transferee that becomes a party hereto in accordance with the terms hereof) by operation of law or otherwise without the prior written consent of Liberty and Controlling Principals.

         Section 21. Severability. The invalidity or unenforceability of any provision of this Agreement in any application shall not affect the validity or enforceability of such provision in any other application or the validity or enforceability of any other provision.

         Section 22. Waivers and Amendments. No waiver of any provision of this Agreement shall be deemed a further or continuing waiver of that provision or a waiver of any other provision of this Agreement. This Agreement may not be amended except in a writing signed by

Liberty, United and Controlling Principals. United may waive its rights under this Agreement only with the prior approval of a majority of the Board.

         Section 23. Interpretation. As used herein, except as otherwise indicated herein or as the context may otherwise require, the words "include," "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; the words "hereof," "herein," "hereunder" and comparable terms refer to the entirety of this Agreement, including the Appendix hereto, and not to any particular article, section or other subdivision hereof or Appendix hereto; any pronoun shall include the corresponding masculine, feminine and neuter forms; the singular includes the plural and vice versa; references to any agreement or other document are to such agreement or document as amended and supplemented from time to time; references to any statute or regulation are to it as amended and supplemented from time to time, and to any corresponding provisions of successor statutes or regulations; references to "Article," "Section" or another subdivision or to an "Appendix" are to an article, section or subdivision hereof or an "Appendix" hereto; and all references to "the date hereof," "the date of this Agreement" or similar terms (but excluding references to the date of execution hereof) refer to the date first above written, notwithstanding that the parties may have executed this Agreement on a later date. Any reference herein to a "day" or number of "days" (without the explicit qualification of "Business") shall be deemed to refer to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice may be taken or given on the next succeeding Business Day.

         Section 24. Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.



                            [Signature Pages Follow]

Executed as of the date first set forth above.

                                         UNITEDGLOBALCOM, INC.,
                                         a Delaware corporation


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                         LIBERTY MEDIA CORPORATION,
                                         a Delaware corporation


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                         LIBERTY GLOBAL, INC.,
                                         a Delaware corporation


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                               FOUNDER SIGNATURES

                             THE G. SCHNEIDER GROUP


Dated:
      ---------------------------         --------------------------------------
                                          Gene W. Schneider


                                          G. SCHNEIDER HOLDINGS, CO.,
                                          a Colorado limited partnership


Dated:                                    By:
      ---------------------------            -----------------------------------
                                             Gene W. Schneider
                                             General Partner


                                          THE GENE W. SCHNEIDER FAMILY TRUST


Dated:                                    By:
      ---------------------------            -----------------------------------
                                             Tina M. Schneider Wildes
                                             Trustee


Dated:                                    By:
      ---------------------------            -----------------------------------
                                             Carla G. Shankle
                                             Trustee


Dated:                                    By:
      ---------------------------            -----------------------------------
                                             W. Dean Salter
                                             Trustee

                           MLS Family Partnership LLLP


                                          By: The Nicole Schneider Trust
                                              General Partner


Dated:                                    By:
      ---------------------------            -----------------------------------
                                             Gene W. Schneider
                                             Trustee


Dated:                                    By:
      ---------------------------            -----------------------------------
                                             John F. Riordan
                                             Trustee

                               FOUNDER SIGNATURES

                             THE M. SCHNEIDER GROUP


Dated:
      ---------------------------         --------------------------------------
                                          Mark L. Schneider

                               FOUNDER SIGNATURES

                               THE ROCHELLE GROUP


                          ROCHELLE LIMITED PARTNERSHIP


                                          By: Curtis Rochelle Trust
                                              General Partner

Dated:                                        By:
      ---------------------------                -------------------------------
                                                 Curtis W. Rochelle
                                                 Trustee


                                          MARIAN H. ROCHELLE REVOCABLE TRUST


Dated:                                    By:
      ---------------------------            -----------------------------------
                                             Marian H. Rochelle
                                             Trustee


Dated:
      ---------------------------         --------------------------------------
                                          Curtis W. Rochelle


Dated:                                    *
      ---------------------------         --------------------------------------
                                          Marian H. Rochelle

Dated:                                    *
      ---------------------------         --------------------------------------
                                          Jim Rochelle

Dated:                                    *
      ---------------------------         --------------------------------------
                                          April Brimmer Kunz


Dated:                                    *
      ---------------------------         --------------------------------------
                                          Kathleen Jaure

* by Curtis W. Rochelle Attorney-in-Fact

                               FOUNDER SIGNATURES

                                THE CAROLLO GROUP



Dated:
      ---------------------------         --------------------------------------
                                          Albert M. Carollo


                                          CAROLLO COMPANY,
                                          a Wyoming general partnership


Dated:                                    By:
      ---------------------------            -----------------------------------
                                             Albert M. Carollo
                                             General Partner


                                          ALBERT & CAROLYN COMPANY,
                                          a Wyoming trust


Dated:                                    By: *
      ---------------------------            -----------------------------------

                                             Albert M. Carollo, Jr.
                                             Trustee


                                          JAMES R. CAROLLO LIVING TRUST
                                          a Wyoming trust


Dated:                                    By: *
      ---------------------------            -----------------------------------
                                             James R. Carollo
                                             Trustee


                                          JOHN B. CAROLLO LIVING TRUST
                                          a Wyoming trust


Dated:                                    By: *
      ---------------------------            -----------------------------------
                                             John B. Carollo
                                             Trustee


* by Albert M. Carollo Attorney-in-Fact

APPENDIX 1

                             OWNERSHIP OF SECURITIES


                                                                                          OUTSTANDING
FOUNDER                                    CLASS A STOCK           CLASS B STOCK            OPTIONS
-------                                    -------------           -------------          -----------


Albert Carollo, Sr.                        -0-                     -0-                       120,000
Carollo Company                            -0-                     222,420                   -0-
Albert & Carolyn Carollo                   -0-                     222,412                   -0-
James R. Carollo Living Trust              -0-                     222,412                   -0-
John B. Carollo Living Trust               -0-                     111,200                   -0-
Kathleen Jaure                             -0-                     76,912                    -0-
April B. Kunz                              67,200                  32,756                    -0-
Curtis Rochelle                            -0-                     -0-                       120,000
Rochelle Limited Partnership               150,000                 1,796,940                 -0-
Marian Rochelle                            -0-                     -0-                       -0-
Marian Rochelle Revocable Trust            137,134                 222,368                   -0-
Jim Rochelle                               -0-                     66,912                    -0-
Gene W. Schneider                          10,170                  1,743,216(1)              995,087(5)
G. Schneider Holdings, Co.                 -0-                     3,063,512(1)              -0-
Mark Schneider                             126,686(2)              170,736(3)                343,878
The Gene W. Schneider Family Trust         -0-                     400,000(3)                -0-
The MLS Family Partnership LP              256,541(4)              410,000(3)                -0-


--------------

(1) Gene W. Schneider and the G. Schneider Holdings, Co. have each pledged 520,000 shares of Class B Stock to Citibank Private Bank of Citicorp North America Inc. ("Citibank")

(2) Mark Schneider has pledged 42,000 shares of Class A Stock to Citibank and the remaining 84,686 shares of Class A Stock are subject to a cashless collar with J.P. Morgan International Bank.

(3)      All of these shares are pledged to Citibank.

(4) All of these shares are subject to a Forward Sale Agreement with Citibank.

(5) Subject to shareholder approval, granted an additional option by Old United for 1,500,000 shares on December 6, 2000. This option will become an option for shares of United pursuant to the Merger Agreement.

                             OWNERSHIP OF SECURITIES

                                       CLASS A STOCK         CLASS C STOCK
                                     -----------------     -----------------
Liberty Media Corporation            [_______________]     [_______________]
Liberty Global, Inc.                 [_______________]     [_______________]


                                                                  SCHEDULE 10(c)

         1. The "Agreed United Per Share Value" for purposes of Section 10(c) of the Agreement shall be equal to the SOP Value of United, determined in accordance with the terms of the following paragraphs.

         2. Promptly following the date notice is given of the exercise of a put pursuant to Section 10(c), Liberty and United shall negotiate in good faith to determine the SOP Value of United.

         3. (a) If within ten days following the date notice of an exercise of a put pursuant to Section 10(c) is given (or such longer period as Liberty and United may agree) Liberty and United have not agreed upon the SOP Value of United, the determination of such SOP Value shall be determined in accordance with the appraisal procedures set forth in this paragraph 3.

            (b) No later than the fifteenth day after the expiration of the ten-day (or longer) period referred to in paragraph 3(a) (the "Selection Date"), Liberty and United shall each notify the other of the nationally recognized investment banking firm (an "Appraiser") selected by it to determine the SOP Value of United (unless prior thereto the parties have jointly selected an Appraiser). If either party fails to select or timely notify the other party of its selection of an Appraiser, then the determination of the SOP Value of United shall be made by the Appraiser selected by the other party. Each Appraiser shall deliver a written report (the "Appraisal Report") to Liberty and United setting forth such Appraiser's determination of the SOP Value of United within 20 days of the Selection Date.

            (c) If there is only one Appraiser, the SOP Value of United shall be deemed to be the SOP Value as determined by such Appraiser. If there are two Appraisers, and if the higher of the Appraisers' respective determinations of such SOP Value is not more than 120% of the lower of such determinations, then the SOP Value of United shall be equal to the average of such two determinations. If the higher of the respective determinations of such SOP Value is more than 120% of the lower of such determinations, then the two Appraisers shall jointly select a third Appraiser within five days following the date on which the last of the two Appraisal Reports was delivered, and each such Appraiser shall furnish the third Appraiser with its work product used in preparing its Appraisal Report; provided, however, that if the first two Appraisers have not selected the third Appraiser within 10 days, either Liberty or United may cause the American Arbitration Association of New York to appoint such third Appraiser. Such third Appraiser shall deliver its Appraisal Report of its determination of the SOP Value of United within 20 days of its appointment, and in such case such SOP Value shall be equal to the average of the two closest determinations; provided, however, that if the difference between the highest and middle determinations is no more than 105% and no less than 95% of the difference between the middle and lowest determinations, then the SOP Value of United shall be equal to such middle determination. For these purposes, if any such Appraiser expresses its determination of the SOP Value of United as a range of values, such Appraiser's determination of such SOP Value shall be deemed to be the midpoint of such range of values. The determination of the SOP Value of United in accordance with the provisions of this Schedule 10(c) shall be final, binding and conclusive, in the absence of manifest error.

            (d) Each of Liberty and United shall use its commercially reasonable efforts to cause its designated Appraiser to timely deliver its Appraisal Report, If, pursuant to the foregoing procedures, a third determination is required, each of Liberty and United shall use its commercially reasonable efforts to cause its designated Appraiser to promptly take all actions necessary for the joint selection by such two Appraisers of the third Appraiser and to promptly make available to such third Appraiser the work product of such Appraiser relating to its determination of the SOP Value of United and shall also take all reasonable actions that are necessary in order to cause such third Appraiser to timely deliver its Appraisal Report.

            (e) All fees and expenses of any Appraiser conducting an appraisal in accordance with this Schedule 10(c) shall be paid by the party or parties retaining such Appraiser. If a single Appraiser or a third Appraiser is retained pursuant to this Schedule 10(c), the fees and expenses of such Appraiser shall be split equally between Liberty and United.

         4. For purposes of this Schedule 10(c), the "SOP Value" of United shall be equal to a sum-of-the-parts valuation of such Person on a per share basis. For purposes of such sum-of-the-parts valuation (i) any publicly traded capital stock held by United, directly or indirectly through a wholly-owned Subsidiary (as defined in the Merger Agreement), shall be deemed to have a value equal to the Average Market Price (as defined in the Merger Agreement) of such capital stock on the relevant date of determination and (ii) any non-publicly traded interest in any business held by United (a "Non-Public Interest") shall be deemed to have a value equal to the price (on an equity-value basis and net of taxes if a taxable sale is assumed), on the relevant date of determination, that a willing buyer having full knowledge of all relevant facts would pay to buy such Non-Public Interest in a single arm's-length transaction in which neither party is under any compulsion to sell or buy and no other consideration is paid or business relationships entered into.

                                                                     EXHIBIT 7.8

                                VOTING AGREEMENT

         This Voting Agreement (this "Agreement") dated as of _________ __, 2001, is entered into among New UnitedGlobalCom, Inc., a Delaware corporation that upon the effectiveness of the Merger described under "Background" below will be renamed UnitedGlobalCom, Inc. ("United"), and each of the Persons indicated as a "Founder" on the signature pages hereto.

                                   Background

         The Founders are currently the beneficial owners of Class B Common Stock, par value $.01 per share ("Old United Class B Common Stock"), of UnitedGlobalCom, Inc., a Delaware corporation ("Old United"). Pursuant to certain transactions described in the Agreement and Plan of Restructuring and Merger, dated as of December 3, 2001 (the "Merger Agreement"), among Old United, United, United/New United Merger Sub, Inc., a Delaware corporation ("Merger Sub"), Liberty Media Corporation, a Delaware corporation ("Liberty Media"), Liberty Media International, Inc., a Delaware corporation, Liberty Global, Inc., a Delaware corporation, ("Liberty Global") and the Founders, prior to the merger (the "Merger") of Merger Sub with and into Old United, the Founders will cause their shares of Old United Class B Common Stock to be contributed to United in exchange for an equal number of shares of the Class B Common Stock, par value $0.01 per share, of United ("Class B Common Stock"). It is a condition to the consummation of the transactions contemplated by the Merger Agreement, including without limitation the Merger, that United and the Founders each execute and deliver this Agreement.

         United and the Founders wish to set forth certain agreements regarding the manner of the election of the Board of Directors of United that will become effective immediately upon the effectiveness of a Class B Event provided that such Class B Event occurs prior to the earlier of June 25, 2010 or the termination of the Stockholders Agreement in its entirety.

                                    Agreement

         In consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         Section 1. Certain Definitions. In this Agreement, the following terms shall have the following meanings:

         Agreement. As defined in the preamble.

         Board. The Board of Directors of United.

         Class A Common Stock. The Class A Common Stock, par value $0.01 per share, of United.

         Class B Common Stock. As defined under "Background" on the first page of this Agreement.

         Class B Event. As defined in the Certificate of Incorporation of United, as in effect immediately following the Merger.

         Class C Common Stock. The Class C Common Stock, par value $0.01 per share, of United.

         Common Stock. The Class A Common Stock, the Class B Common Stock and the Class C Common Stock.

         Controlling Principals. Founders who are Principals and who hold a majority of the aggregate voting power of all Equity Securities held by the Founders who are Principals.

         Effective Date. The first date on which any Class B Event occurs if such Class B Event occurs prior to the first to occur of June 25, 2010 and the termination of the Stockholders Agreement in its entirety.

         Equity Securities. The Common Stock and any other securities hereafter issued by United that are entitled to vote generally in the election of directors.

         Founder Director. As defined in Section 2(a).

         Founders. As defined in the Stockholders Agreement.

         Liberty. Liberty Media and any successor (by merger, consolidation, transfer or otherwise) to all or substantially all of its assets.

         Liberty Director. As defined in Section 2(a).

         Liberty Global. As defined under "Background" on the first page of this Agreement.

         Liberty Media. As defined under "Background" on the first page of this Agreement.

         Liberty Parties. As defined in the Stockholders Agreement.

         Merger. As defined under "Background" on the first page of this Agreement.

         Merger Agreement. As defined under "Background" on the first page of this Agreement.

         Merger Sub. As defined under "Background" on the first page of this Agreement.

         Old United. As defined under "Background" on the first page of this Agreement.

         Old United Class B Common Stock. As defined under "Background" on the first page of this Agreement.

         Permitted Transferee. As defined in the Stockholders Agreement.

         Person. Any individual, firm, corporation, partnership, limited partnership, limited liability company, trust, joint venture or other legal entity, and shall include any successor (by merger or otherwise) of such entity.

         Principal. Any of Albert M. Carollo, Curtis Rochelle, Marian Rochelle, Rochelle Investments, Ltd (so long as it is controlled by Curtis or Marian Rochelle), Gene W. Schneider, G. Schneider Holdings, Co. (so long as it is controlled by Gene W. Schneider), Janet S. Schneider and Mark L. Schneider.

         Stockholders Agreement. The Stockholders Agreement dated as of the date hereof among United, the Liberty Parties and the Founders.

         Termination Date. As defined in Section 3.

         United. As defined in the preamble.

         Section 2. Founder Voting Obligation.

         (a) Commencing immediately upon the Effective Date, (i) the Controlling Principals shall have the right to nominate four members of the Board or, if greater, such number of members of the Board (rounded up to the next whole number) equal to 33-1/3% of the then-authorized number of members of the Board (each such nominee, a "Founder Director"), (ii) pursuant to the Standstill Agreement, the Liberty Parties will have the right to nominate four members of the Board or, if greater, such number of members of the Board (rounded up to the next whole number) equal to 33-1/3% of the then-authorized number of members of the Board (each such nominee, a "Liberty Director"), and (iii) the Board shall nominate the remaining members of the Board.

         (b) Each Founder and its Permitted Transferees shall vote or cause to be voted all Equity Securities owned by them (or with respect to which such Founder or Permitted Transferee has the right to vote or direct the voting) for the election to the Board of those persons nominated in accordance with this
                  Section 2 and will not seek the removal of any director (other than a Founder Director) except for cause; provided that, if the Liberty Parties request that the Controlling Principals vote in favor of the removal of any Liberty Director, the Controlling Principals will vote or cause to be voted all Equity Securities owned by them (or with respect to which they have the right to vote or direct voting) in favor of the removal of such Liberty Director.

         (c) United shall take all necessary or desirable action (including, without limitation, nominations of the Founder Directors) in order to cause the Board to have the constituency provided for in Section 2(a) and to give effect to this Section 2(c). The Controlling Principals shall have the right to nominate persons to fill any vacancy on the Board created by the resignation, removal, incapacity or death of any Founder Director. Pursuant to the Standstill Agreement, Liberty shall have the right to nominate persons to fill any vacancy on the Board created by the resignation, removal, incapacity or death of any Liberty Director.

         Section 3. Termination. This Agreement shall terminate in its entirety on the first to occur of June 25, 2010 and the date that the Stockholders Agreement is terminated in its entirety (the date upon which the first of such events occurs, the "Termination Date").

         Section 4. Applicable Law, Jurisdiction. This Agreement shall be governed by Colorado law without regard to conflicts of law rules. The parties hereby irrevocably submit to the exclusive jurisdiction of any Colorado State or United States Federal court sitting in Colorado over any action or proceeding arising out of or relating to this Agreement or any agreement contemplated hereby, and the undersigned hereby irrevocably agree that all claims in respect of such action or proceeding shall be heard and determined in such State or Federal court. The undersigned further waive any objection to venue in such State and any objection to any action or proceeding in such State on the basis of a non-convenient forum. Each party hereby IRREVOCABLY WAIVES ANY RIGHT TO A TRIAL BY JURY in any proceeding brought with respect to this Agreement or the transactions contemplated hereby.

         Section 5. Remedies. Each of the parties acknowledges and agrees that in the event of any breach of this Agreement, the nonbreaching party would be irreparably harmed and could not be made whole by monetary damages. Accordingly, the parties to this Agreement, in addition to any other remedy to which they may be entitled hereunder or at law or in equity, shall be entitled to compel specific performance of this Agreement.

         Section 6. Headings. The headings in this Agreement are for convenience only and are not to be considered in interpreting this Agreement.

         Section 7. Counterpart Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which will constitute a single agreement.

         Section 8. Parties in Interest. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto and their Permitted Transferees, and their permitted successors and assigns any benefits, rights or remedies, except that Liberty is an intended beneficiary of this Agreement. Neither this Agreement nor the rights or obligations of any party may be assigned or delegated (other than to a Permitted Transferee in accordance with the terms of the Stockholders Agreement) by operation of law or otherwise without the prior written consent of the Controlling Principals and United.

         Section 9. Severability. The invalidity or unenforceability of any provision of this Agreement in any application shall not affect the validity or enforceability of such provision in any other application or the validity or enforceability of any other provision.

         Section 10. Interpretation. As used herein, except as otherwise indicated herein or as the context may otherwise require, the words "include," "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; the words "hereof," "herein," "hereunder" and comparable terms refer to the entirety of this Agreement and not to any particular section hereof; any pronoun shall include the corresponding masculine, feminine and neuter forms; the singular includes the plural and vice versa; references to any agreement or other document are to such agreement or document as amended and supplemented from time to time; references to "Section" or another subdivision are to a section or subdivision hereof; and all references to "the date hereof," "the date of this Agreement" or similar terms (but excluding references to the date of execution hereof) refer to the date first above written, notwithstanding that the parties may have executed this Agreement on a later date.

         Section 11. Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         Section 12. Waivers and Amendments. No waiver of any provision of this Agreement shall be deemed a further or continuing waiver of that provision or a waiver of any other provision of this Agreement. This Agreement may not be amended nor may any provision hereof be waived except in a writing signed by all parties and Liberty or its successor. United may waive any provision of this Agreement that imposes obligations on or restricts the rights of or actions by the Founders and their Permitted Transferees only with the prior approval of a majority of the Board.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                       NEW UNITEDGLOBALCOM, INC.,
                                       a Delaware corporation



                                       By:
                                              ----------------------------------
                                       Name:
                                              ----------------------------------
                                       Title:
                                              ----------------------------------

                               FOUNDER SIGNATURES


                             THE G. SCHNEIDER GROUP




Dated:
       -----------------------           ---------------------------------------
                                         Gene W. Schneider


                                         G. SCHNEIDER HOLDINGS, CO.,
                                         a Colorado limited partnership



Dated:                                   By:
       -----------------------               -----------------------------------
                                             Gene W. Schneider
                                             General Partner


                                         THE GENE W. SCHNEIDER FAMILY TRUST



Dated:                                   By:
       -----------------------               -----------------------------------
                                             Tina M. Schneider Wildes
                                             Trustee



Dated:                                   By:
       -----------------------               -----------------------------------
                                             Carla G. Shankle
                                             Trustee



Dated:                                   By:
       -----------------------               -----------------------------------
                                             W. Dean Salter
                                             Trustee

                                         MLS Family Partnership LLLP



                                         By:  The Nicole Schneider Trust
                                         General Partner


Dated:                                   By:
       ---------------------                 -----------------------------------
                                             Gene W. Schneider
                                             Trustee

Dated:                                   By:
       ---------------------                 -----------------------------------
                                             John F. Riordan
                                             Trustee

                               FOUNDER SIGNATURES

                             THE M. SCHNEIDER GROUP



Dated:
       ---------------------                 -----------------------------------
                                             Mark L. Schneider

                               FOUNDER SIGNATURES

                               THE ROCHELLE GROUP

                                          ROCHELLE LIMITED PARTNERSHIP

                                          By:  Curtis Rochelle Trust
                                               General Partner


Dated:                                    By:
      -------------------                     ---------------------------------
                                              Curtis W. Rochelle
                                              Trustee


                                          MARIAN H. ROCHELLE REVOCABLE TRUST



Dated:                                    By:
      -------------------                     ---------------------------------
                                              Marian H. Rochelle
                                              Trustee


Dated:
      -------------------                 -------------------------------------
                                          Curtis W. Rochelle



Dated:                                    *
      -------------------                 -------------------------------------
                                          Marian H. Rochelle



Dated:                                    *
      -------------------                 -------------------------------------
                                          Jim Rochelle



Dated:                                    *
      -------------------                 -------------------------------------
                                          April Brimmer Kunz

Dated:                                    *
      -------------------                 -------------------------------------
                                          Kathleen Jaure

* by Curtis W. Rochelle Attorney-in-Fact

                               FOUNDER SIGNATURES

                                THE CAROLLO GROUP


Dated:                                    *
      -------------------                 -------------------------------------
                                          Albert M. Carollo


                                          CAROLLO COMPANY,
                                          a Wyoming general partnership


Dated:                                    By:
      -------------------                     ---------------------------------
                                              Albert M. Carollo
                                              General Partner


                                          ALBERT & CAROLYN COMPANY,
                                          a Wyoming trust



Dated:                                    By: *
      -------------------                     ---------------------------------
                                              Albert M. Carollo, Jr.
                                              Trustee


                                          JAMES R. CAROLLO LIVING TRUST
                                          a Wyoming trust


Dated:                                    By:
      -------------------                     ---------------------------------
                                              James R. Carollo
                                              Trustee


                                          JOHN B. CAROLLO LIVING TRUST
                                          a Wyoming trust


Dated:                                    By:
      -------------------                     ---------------------------------
                                              John B. Carollo
                                              Trustee

* by Albert M. Carollo Attorney-in-Fact

                                                                    EXHIBIT 7.9

                         AGREEMENT REGARDING OLD UNITED


         This Agreement Regarding Old United (this "Agreement"), dated as of _________ __, 2002, is entered into among UnitedGlobalCom, Inc., a Delaware corporation that upon the effectiveness of the Merger described under "Background" below shall be renamed UGC, Inc. ("Old United"), Liberty Media Corporation, a Delaware corporation, and Liberty Global, Inc., a Delaware corporation ("Liberty Global").

                                   Background

         The parties hereto have entered into an Agreement and Plan of Restructuring and Merger, dated as of November [__], 2001 (the "Merger Agreement"), among Old United, New UnitedGlobalCom, Inc., a Delaware corporation that at the effective time of the Merger shall be renamed UnitedGlobalCom, Inc. ("New United"), United/New United Merger Sub, Inc., a Delaware corporation ("Merger Sub"), Liberty, Liberty Media International, Inc., a Delaware corporation ("LMI"), Liberty Global, and each Person indicated as a "Founder" on the signature pages thereto. Subject to the terms and conditions set forth therein, the Merger Agreement provides for the merger of Merger Sub with and into Old United, with Old United as the surviving entity in such merger (the "Merger"), among other transactions. It is a condition to the consummation of the transactions contemplated by the Merger Agreement, including without limitation the Merger, that Old United, Liberty and Liberty Global each execute and deliver this Agreement.

                                    Agreement

         In consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1. Certain Definitions. In this Agreement, the following terms shall have the following meanings:

         Affiliate. When used with reference to a specified Person, any Person who directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the Person specified, provided that (i) no officer or director of a Person, or any Affiliate of such officer or director, investing for his, her or its own account or otherwise acting in his, her or its individual capacity, and no director of a Person, or any Affiliate of such director, acting in his, her or its capacity as an officer, director, trustee, representative or agent of a Person that is not an Affiliate of the specified Person, and in each case not in concert with or at the direction or request of, such specified Person shall be deemed to be an Affiliate of such specified Person for purposes of this Agreement; (ii) no Liberty Party shall be deemed to be an Affiliate of New United or Old United and none of New United, Old United or their respective Controlled Affiliates shall be deemed to be an Affiliate of a Liberty Party, (iii) any Person in which New United, directly or indirectly, Beneficially Owns 50% or more of the equity securities, without regard to voting power in the election of directors, shall (without limiting the generality of this definition) be deemed to be an Affiliate of New United and
(iv) any Person in which Old United, directly or indirectly, Beneficially Owns 50% or more of the equity securities, without regard to voting power in the election of directors, shall (without limiting the generality of this definition) be deemed to be an Affiliate of Old United.

         Agreement. As defined in the preamble.

         Beneficial Ownership and derivative terms. As determined pursuant to Rule 13d-3 and Rule 13d-5 under the Exchange Act and any successor regulation, except that in determining Beneficial Ownership, without duplication, (i) equity securities that may be acquired pursuant to Rights to acquire equity securities that are exercisable more than sixty days after a date shall nevertheless be deemed to be Beneficially Owned, and (ii) except for purposes of the definition of "Change of Control," (x) Beneficial Ownership, if any, arising solely as a result of being a party to a Transaction Agreement or the Merger Agreement shall be disregarded, and (y) Beneficial Ownership, if any, arising solely from being a member of a Group shall be disregarded.

         Change of Control. Any (a) change in the direct or indirect record or Beneficial Ownership of any of the equity securities of New United, Old United or any of their respective Affiliates, (b) merger, consolidation, statutory share exchange or other transaction involving New United, Old United or any of their respective Affiliates or (c) change in the composition of the board of directors or other governing body of New United, Old United or any of their respective Affiliates.

         Change of Control Covenant. Any covenant, agreement or other provision (excluding requirements imposed by Law) pursuant to which the occurrence or existence of a Change of Control would result in a violation or breach of, constitute (with or without due notice or lapse of time or both) or permit any Person to declare a default or event of default under, give rise to any right of termination, cancellation, amendment, acceleration, repurchase, prepayment or repayment or to increased payments under, give rise to or accelerate any material obligation (including any obligation to, or to offer to, repurchase, prepay, repay or make increased payments) or result in the loss or modification of any material right or benefit under, or result in any Lien or give any Person the right to obtain any Lien on any material asset pursuant to, any Contract to which New United, Old United or any of their respective Affiliates is or becomes a party or to which New United, Old United, any of their respective Affiliates or any of their respective material assets are or become subject or bound.

         Common Stock. The New United Class A Stock, the New United Class B Stock and the New United Class C Stock.

         Contract. Any note, bond, indenture, debenture, security agreement, trust agreement, Lien, mortgage, lease, contract, license, franchise, permit, guaranty, joint venture agreement, or other agreement, instrument, understanding, commitment or obligation, oral or written.

         Control and derivative terms. The possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another Person, whether through the ownership of voting securities, by contract or otherwise.

         Controlled Affiliate. When used with reference to a specified Person, an Affiliate of such Person that such Person directly, or through one or more intermediaries, Controls; provided that, (a) none of New United and its Controlled Affiliates or Old United and its Controlled Affiliates shall be deemed to be a Controlled Affiliate of a Liberty Party, (b) any Person in which New United, directly or indirectly, Beneficially Owns 50% or more of the equity securities, without regard to voting power in the election of directors, shall (without limiting the generality of this definition) be deemed to be a Controlled Affiliate of New United and (c) any Person in which Old United, directly or indirectly, Beneficially Owns 50% or more of the equity securities, without regard to voting power in the election of directors, shall (without limiting the generality of this definition) be deemed to be a Controlled Affiliate of New United.

         Current Bonds. As defined in the New United Charter as in effect on the date hereof.

         Equity Securities. The Common Stock and any other securities hereafter issued by New United that are entitled to vote generally in the election of directors.

         Exchange Act. The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         Founders. As defined in the Stockholders Agreement.

         HSR Act. The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         Governmental Authority. Any U.S. federal, state or local or any foreign court, governmental department, commission, authority, board, bureau, agency or other instrumentality.

         Group. As defined in Section 13(d) of the Exchange Act and the rules and regulations thereunder, but the existence of the Transaction Agreements and the Merger Agreement shall be disregarded in determining whether a Group exists.

         Judgment. Any order, writ, injunction, award, judgment, ruling or decree of any Governmental Authority.

         Law. Any U.S. federal, state or local or any foreign statute, code, ordinance, decree, rule, regulation or general principle of common or civil law or equity.

         License. Any license, franchise, authorization, permit, certificate, variance, exemption, concession, consent, lease, right of way, easement, instrument, order and approval, domestic or foreign, of any Governmental Authority.

         Lien. Any mortgage, pledge, lien, encumbrance, charge or security interest.

         Liberty. Liberty Media Corporation, a Delaware corporation, and any successor (by merger, consolidation, transfer or otherwise) to all or substantially all of its assets.

         Liberty Global. As defined in the preamble.

         Liberty Newco. As defined in the definition of "Liberty Restructuring."

         Liberty Parties. Liberty and Liberty Global.

         LMI. As defined in the "Background" above.

         Merger. As defined under "Background" above.

         Merger Agreement. As defined under "Background" above.

         Merger Sub. As defined under "Background" above.

         New United. As defined under "Background" above.

         New United Bylaws. The Bylaws of New United, as such Bylaws may be amended from time to time in accordance with the New United Charter, such Bylaws and the Stockholders Agreement.

         New United Charter. The Restated Certificate of Incorporation of New United as filed with the Secretary of State of the State of Delaware on __________, 2002, as it may be amended from time to time.

         New United Class A Stock. The Class A Common Stock, par value $0.01 per share, of New United.

         New United Class B Stock. The Class B Common Stock, par value $0.01 per share, of New United.

         New United Class C Stock. The Class C Common Stock, par value $0.01 per share, of New United.

         Permitted Transferee. Any Person Controlled by Liberty.

         Person. Any individual, corporation, limited liability company, partnership, joint venture, Governmental Authority, business association or other entity.

         Restriction. With respect to any capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security, any voting or other trust or agreement, option, warrant, preemptive right, right of first offer, right of first refusal, escrow arrangement, proxy, buy-sell agreement, power of attorney or other Contract and any License or Judgment that, conditionally or unconditionally, (a) grants to any Person the right to purchase or otherwise acquire, or obligates any Person to sell or otherwise dispose of or issue, or otherwise results or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may result in any Person acquiring, (i) any of such capital stock or other equity interest or security; (ii) any of the proceeds of, or any distributions paid or that are or may become payable with respect to, any of such capital stock or other equity interest or security; or (iii) any interest in such capital stock or other equity interest or security or any such proceeds or distributions; (b) restricts or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to restrict the transfer or voting of, or the exercise of any rights or the enjoyment of any benefits arising by reason of ownership of, any such capital stock or other equity interest or security or any such proceeds or distributions; or (c) creates or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to create a Lien or purported Lien affecting such capital stock or other equity interest or security, proceeds or distributions.

         Rights. When used with respect to a specified Person, securities of such Person (which may include equity securities) that (contingently or otherwise) are exercisable, convertible or exchangeable for or into equity securities of such Person (with or without consideration) or that carry any right to subscribe for or acquire equity securities of such Person or securities exercisable, convertible or exchangeable for or into equity securities of such Person.

         Standstill Agreement. That certain Standstill Agreement dated as of the date hereof among United and the Liberty Parties.

         Stockholders Agreement. That certain Stockholders Agreement dated as of the date hereof among New United, the Liberty Parties and the Founders.

         Subsidiary. As defined in the Standstill Agreement.

         Transaction Agreements. As defined in the Stockholders Agreement.

         Transfer. As defined in the Stockholders Agreement.

         Section 2. Certain Covenants.

         (a) Without limitation of any other applicable provision hereof or of any other Transaction Agreement, without the prior written consent of Liberty, which consent may be granted or withheld in Liberty's sole discretion, Old United will not take any action and will not permit any action to be taken on its behalf, and will use its best commercially reasonable efforts to prevent any action from being taken by or on behalf of any of its Affiliates, that would result in New United, Old United or any of their respective Affiliates being subject to or bound by any Change of Control Covenant, unless any Change of Control involving or caused by the action of Liberty, Liberty Global, LMI or any of their respective Affiliates (other than a transfer by any of the foregoing to an unaffiliated third party of Control of New United, if such Control is obtained in the future) is exempted from the application and effects of such Change of Control Covenant. Old United will not be deemed to be in breach of the foregoing as a result of its or its Affiliates entering into or maintaining in the ordinary course of business a License granted by a Governmental Authority that includes a Change of Control Covenant provided that (i) such License is of the kind and nature that customarily requires approval of the Governmental Authority granting the same for a Change of Control, (ii) the applicable Change of Control Covenant includes only terms customarily imposed by such Governmental Authority in similar circumstances, (iii) the maximum penalty for breach of such Change of Control Covenant is termination of the applicable License, and (iv) Old United used its best commercially reasonable efforts to obtain the exemption from the application and effects of such Change of Control Covenant contemplated by the preceding sentence. Without the prior written consent of Liberty, which consent may be granted or withheld in Liberty's sole discretion, Old United will not take any action or permit any action to be taken that would, or fail to take any action or permit any action to be omitted where such failure or omission would, extend or perpetuate the applicability of any Change of Control Covenant in effect as of May 25, 2001 under the Current Bonds beyond the maturity date in effect as of May 25, 2001 of the Current Bonds to which they relate. Old United will use its best commercially reasonable efforts to take such actions as will cause the conditions necessary to permit the conversion in full of the New United Class C Stock into New United Class B Stock to be satisfied.

         (b) Without limitation of any other applicable provision hereof or of any other Transaction Agreement, without the prior written consent of Liberty, Old United shall not, and shall not permit any of its Controlled Affiliates to,
(i) (A) enter into, or issue, assume or adopt, any Contract that would be or that purports to be binding upon Liberty or any of its Affiliates or any of their respective assets, or (B) enter into, or issue, assume or adopt, any material Contract in respect of which any act or omission of Liberty or any of its Affiliates would result in a violation or breach thereof, or constitute (with or without due notice or lapse of time or both), or permit any Person to declare, a default or event of default thereunder, or give rise to any right of termination, cancellation, amendment, acceleration, repurchase, prepayment or repayment or to increased payments thereunder, or give rise to or accelerate any material obligation (including, without limitation, any obligation to, or to offer to, repurchase, prepay, repay or make increased payments) or result in the loss or modification of any material rights or benefits thereunder, or result in any Lien or Restriction on any of the material assets of, or otherwise have any adverse effect on, Old United or any of its Affiliates, or (ii) amend or modify any Contract described in clause (i) of this sentence; provided however, that this Section 2(b) shall not restrict Old United from subjecting itself or any of its Controlled Affiliates to a Change of Control Covenant to the extent permitted under Section 2(a).

         Section 3. Termination. This Agreement shall terminate as to any Liberty Party the voting power of whose Beneficially Owned Equity Securities (together with that of its Permitted Transferees and Controlled Affiliates) is reduced to 10% or less of the voting power of equity securities in Old United that such Liberty Party (together with its Permitted Transferees and Controlled Affiliates) Beneficially Owned as of June 25, 2000. For purposes of this Section 3, the voting power of outstanding shares of New United Class C Stock, if any, shall be calculated as if such shares had been converted into shares of New United Class B Stock.

         Section 4. Applicable Law, Jurisdiction. This Agreement shall be governed by Colorado law without regard to conflicts of law rules. The parties hereby irrevocably submit to the jurisdiction of any Colorado State or United States Federal court sitting in Colorado over any action or proceeding arising out of or relating to this Agreement or any agreement contemplated hereby, and the undersigned hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such State or Federal court. The undersigned further waive any objection to venue in such State and any objection to any action or proceeding in such State on the basis of a non-convenient forum. Each party hereby IRREVOCABLY WAIVES ANY RIGHT TO A TRIAL BY JURY in any proceeding brought with respect to this Agreement or the transactions contemplated hereby.

         Section 5. Remedies. Each of the parties acknowledges and agrees that in the event of any breach of this Agreement, the nonbreaching party would be irreparably harmed and could not be made whole by monetary damages. Accordingly, the parties to this Agreement, in addition to any other remedy to which they may be entitled hereunder or at law or in equity, shall be entitled to compel specific performance of this Agreement.

         Section 6. Headings. The headings in this Agreement are for convenience only and are not to be considered in interpreting this Agreement.

         Section 7. Notices. All notices and other communications hereunder shall be delivered to the parties hereto in the same manner as set forth in the Merger Agreement.

         Section 8. Severability. The invalidity or unenforceability of any provision of this Agreement in any application shall not affect the validity or enforceability of such provision in any other application or the validity or enforceability of any other provision.

         Section 9. Waivers and Amendments. No waiver of any provision of this Agreement shall be deemed a further or continuing waiver of that provision or a waiver of any other provision of this Agreement. This Agreement may not be amended except in a writing signed by all parties.

         Section 10. Interpretation. As used herein, except as otherwise indicated herein or as the context may otherwise require, the words "include," "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; the words "hereof," "herein," "hereunder" and comparable terms refer to the entirety of this Agreement and not to any particular article, section or other subdivision hereof or Appendix hereto; any pronoun shall include the corresponding masculine, feminine and neuter forms; the singular includes the plural and vice versa; references to any agreement or other document are to such agreement or document as amended and supplemented from time to time; references to "Section" or another subdivision are to a section or subdivision hereof; and all references to "the date hereof," "the date of this Agreement" or similar terms (but excluding references to the date of execution hereof) refer to the date first above written, notwithstanding that the parties may have executed this Agreement on a later date.

         Section 11. Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         Section 12. Counterpart Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which will constitute a single agreement.

         Section 13. Parties in Interest. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto, their Permitted Transferees, in the case of the Liberty Parties, and their permitted successors and assigns, any benefits, rights or remedies. Neither this Agreement nor the rights or obligations of any party may be assigned or delegated (other than, in the case of a Liberty Party, to a Permitted Transferee) by operation of law or otherwise without the prior written consent of Liberty and Old United. Notwithstanding the foregoing, any Person that succeeds to Liberty's rights and obligations under the

Stockholders Agreement and the Standstill Agreement shall be entitled, as an express third party beneficiary, to all of the rights of Liberty hereunder to the same extent as if all references to Liberty herein referred to such Person.

IN WITNESS WHEREOF, the parties hereto have executed as of the date first set forth above.

                                        UNITEDGLOBALCOM, INC.,
                                        a Delaware corporation


                                        By:
                                              ---------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                              ---------------------------------


                                        LIBERTY MEDIA CORPORATION,
                                        a Delaware corporation


                                        By:
                                              ---------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                              ---------------------------------


                                        LIBERTY GLOBAL, INC.,
                                        a Delaware corporation


                                        By:
                                              ---------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                              ---------------------------------

                                                                  EXHIBIT 7.9(A)

                    AGREEMENT REGARDING ADDITIONAL COVENANTS

         This Agreement Regarding Additional Covenants (this "Agreement") is entered into as of ________ __, 2002, among UnitedGlobalCom, Inc., a Delaware corporation formerly known as New UnitedGlobalCom, Inc. ("United"), and Liberty Media Corporation, and Liberty Global, Inc. ("Liberty Global"), each of which is a Delaware corporation.

                                   Background

         Pursuant to the Agreement and Plan of Restructuring and Merger, dated as of December 3, 2001 (the "Merger Agreement"), among United, Liberty, Liberty Media International, Inc., a Delaware corporation ("LMI"), Liberty Global, the Founders (as defined therein), UGC, Inc., a Delaware corporation formerly known as UnitedGlobalCom, Inc. ("Old United"), et al., Liberty and Liberty Global have acquired Beneficial Ownership of shares of Class C Common Stock, par value $.01 per share, of United. As required by the Merger Agreement, the parties hereto are entering into this Agreement.

                                    Agreement

         Section 1. Certain Definitions. In this Agreement, the following terms shall have the following meanings:

         3-09 Person. As defined in Section 2(e).

         Affiliate. When used with reference to a specified Person, any Person who directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the Person specified, provided that (i) no officer or director of a Person, or any Affiliate of such officer or director, investing for his, her or its own account or otherwise acting in his, her or its individual capacity, and no director of a Person, or any Affiliate of such director, acting in his, her or its capacity as an officer, director, trustee, representative or agent of a Person that is not an Affiliate of the specified Person, and in each case not in concert with or at the direction or request of, such specified Person shall be deemed to be an Affiliate of such specified Person for purposes of this Agreement; (ii) no Liberty Party shall be deemed to be an Affiliate of United and none of United and its Controlled Affiliates shall be deemed to be an Affiliate of a Liberty Party and (iii) any Person in which United, directly or indirectly, Beneficially Owns 50% or more of the equity securities, without regard to voting power in the election of directors, shall (without limiting the generality of this definition) be deemed to be an Affiliate of United.

         Belmarken Loan Agreements. As defined in the Merger Agreement.

         Belmarken Notes. As defined in the Merger Agreement.

         Beneficial Ownership and derivative terms. As defined in the Standstill Agreement.

         Board. The Board of Directors of United.

         Business Day. As defined in the Standstill Agreement.

         Change of Control Covenant. As defined in the Stockholders Agreement.

         Class C Director. As defined in the United Charter.

         Commission. As defined in Section 2(e).

         Contract. Any note, bond, indenture, debenture, security agreement, trust agreement, Lien, mortgage, lease, contract, license, franchise, permit, guaranty, joint venture agreement, or other agreement, instrument, understanding, commitment or obligation, oral or written.

         Control and derivative terms. The possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another Person, whether through the ownership of voting securities, by contract or otherwise.

         Controlled Affiliate. When used with reference to a specified Person, any Affiliate of such Person that such Person directly, or indirectly through one or more intermediaries, Controls; provided that, (a) none of United and its Controlled Affiliates shall be deemed to be a Controlled Affiliate of a Liberty Party and (b) any Person in which United, directly or indirectly, beneficially owns 50% or more of the equity securities, without regard to voting power in the election of directors, shall (without limiting the generality of this definition) be deemed to be a Controlled Affiliate of United.

         Equity Securities. The common stock of United and any other securities hereafter issued by United that are entitled to vote generally in the election of directors.

         Exchange Act. The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         GAAP. As defined in Section 2(e)

         Governmental Authority. As defined in the Stockholders Agreement.

         HSR Act. The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         Liberty. Liberty Media Corporation, a Delaware corporation, and any successor (by merger, consolidation, transfer or otherwise) to all or substantially all of its assets

         Liberty Director. As defined in the Standstill Agreement.

         Liberty Global. As defined in the preamble.

         Liberty Parties. Liberty and Liberty Global and including any Permitted Transferee of a Liberty Party who hereafter becomes bound by or who is required to become bound by the

Stockholders Agreement for so long as such Person is or is required to be so bound. LMI, Liberty Global and any such Permitted Transferee will each cease to be a Liberty Party at such time as such Person is no longer a Controlled Affiliate of Liberty.

         Liberty Person. As defined in Section 2(e).

         Lien. Any mortgage, pledge, lien, encumbrance, charge, or security interest.

         LMI. As defined under "Background" on the first page of this Agreement.

         Merger Agreement. As defined under "Background" on the first page of this Agreement.

         Non-Complying Person. As defined in Section 2(e).

         Old United. As defined under "Background" on the first page of this Agreement.

         Permitted Transferee. Liberty and any Person Controlled by Liberty.

         Person. Person shall mean any individual, firm, corporation, partnership, limited liability company, trust, joint venture, or other entity, and shall include any successor (by merger or otherwise) of such entity.

         Restriction. As defined in the Stockholders Agreement.

         SAS 543. As defined in Section 2(e).

         Standstill Agreement. That certain Standstill Agreement dated as of the date hereof among United and the Liberty Parties.

         Stockholders Agreement. The Stockholders Agreement dated as of the date hereof among United, the Liberty Parties, and certain other stockholders of United.

         Subsidiary. As defined in the Standstill Agreement.

         Transaction Agreements. As defined in the Stockholders Agreement.

         Transfer. As defined in the Stockholders Agreement.

         United Bylaws. The Bylaws of United, as such Bylaws may be amended from time to time in accordance with the United Charter, such Bylaws and this Agreement.

         United Charter. The Restated Certificate of Incorporation of United as filed with the Secretary of State of the State of Delaware on __________, 2002, as it may be amended from time to time.

         Section 2. Additional Covenants.

         (a) Without limitation of any other applicable provision hereof or of any other Transaction Agreement, without the prior written consent of Liberty, United shall not, and shall not permit any of its Controlled Affiliates to,
(i)(A) enter into, or issue, assume or adopt, any Contract that would be or that purports to be binding upon Liberty or any of its Affiliates or any of their respective assets, or (B) enter into, or issue, assume or adopt any material Contract in respect of which any act or omission of Liberty or any of its Affiliates would result in a violation or breach thereof, or constitute (with or without due notice or lapse of time or both), or permit any Person to declare, a default or event of default thereunder, or give rise to any right of termination, cancellation, amendment, acceleration, repurchase, prepayment or repayment or to increased payments thereunder, or give rise to or accelerate any material obligation (including, without limitation, any obligation to, or to offer to, repurchase, prepay, repay or make increased payments) or result in the loss or modification of any material rights or benefits thereunder, or result in any Lien or Restriction on any of the material assets of, or otherwise have any material adverse effect on, United or any of its Affiliates or (ii) amend or modify any Contract described in clause (i) of this sentence; provided however, that this Section 2(a) shall not restrict United or any of its Controlled Affiliates from subjecting itself or any of its Controlled Affiliates to a Change of Control Covenant permitted under Section 3(b) of the Stockholders Agreement.

         (b) Without limitation of any other applicable provision hereof or of any other Transaction Agreement, United shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, effect any transaction or enter into any Contract of any kind whatsoever between or among United or any of its Subsidiaries, on the one hand, and Old United or any of its Controlled Affiliates, on the other hand, or agree or commit to do any of the foregoing, unless the proposed transaction or Contract has first been approved by the Board by the vote of not less than a majority of the members thereof, which affirmative vote shall include the affirmative vote of a majority of the Class C Directors or Liberty Directors, as the case may be, or by unanimous written consent.

         (c) Without limitation of any other applicable provision hereof or of any other Transaction Agreement, United shall not, and shall not permit any of its Controlled Affiliates to, directly or indirectly, in whole or in part, sell, assign, transfer, exchange, contribute, pledge, encumber, grant any option with respect to or otherwise dispose of (each, a "Disposition") any of the Belmarken Notes or any interest therein, or any rights under or interest in the Belmarken Loan Agreements (including, without limitation, by Disposition of an interest in a Person that holds any of the foregoing), or agree to do any of the foregoing, unless the proposed Disposition has first been (i) reviewed by the Board, (ii) in the case of a proposed Disposition to any Affiliate of United (including, without limitation, Old United or any of its Affiliates), approved by the Board by the vote of not less than a majority of the members thereof, which affirmative vote shall include the affirmative vote of a majority of the Class C Directors or Liberty Directors, as the case may be, or by unanimous written consent, and (iii) in the case of any other proposed Disposition, approved by the Board.

         (d) Without limitation of any other applicable provision hereof or any other Transaction Agreement, United shall not effect any amendment, alteration, restatement or repeal of Section 3.12 of the United Bylaws unless the proposed amendment, alteration, restatement or repeal has first been approved by the Board by the vote of not less than a majority of the members thereof, which affirmative vote shall include the affirmative vote of a majority of the Class C Directors or Liberty Directors, as the case may be, or by unanimous written consent.

         (e) Without limitation of any other applicable provision hereof or any other Transaction Agreement, United hereby agrees as follows:

                  (i) United shall provide to Liberty:

                  (A) within 45 days after the end of each fiscal year of United, a preliminary balance sheet, income statement and consolidated statement of stockholders equity (deficit) of United and its subsidiaries for such fiscal year;

                  (B) within 60 days after the end of each fiscal year of United, a final balance sheet, income statement and consolidated statement of stockholders equity (deficit) of United and its subsidiaries for such fiscal year;

                  (C) within 75 days after the end of each fiscal year of United, draft consolidated financial statements, including related footnotes, of United and its subsidiaries for such fiscal year and a "Management's Discussion and Analysis of Results of Operations and Financial Condition" (in such form as would be included in a Form 10-K filed under the Exchange Act);

                  (D) no later than the 3rd business day prior to the day on which United's Form 10-K shall be filed with the Securities and Exchange Commission (the "Commission") (but, in any event, no later than the 87th day following the end of each fiscal year of United), final audited consolidated financial statements, including related footnotes, of United and its subsidiaries for such fiscal year, which shall be provided to Liberty in paper form and electronic format for inclusion in Liberty's Form 10-K for the relevant fiscal year in the same form in which United shall file the same with its Form 10-K for the relevant fiscal year, and a "Management's Discussion and Analysis of Results of Operations and Financial Condition" (in such form as would be included in a Form 10-K filed under the Exchange Act);

                  (E) within 20 days after the end of each of the first three fiscal quarters of each fiscal year of United, a preliminary income statement of United and its subsidiaries for such fiscal quarter;

                  (F) within 35 days after the end of each of the first three fiscal quarters of each fiscal year of United, a final balance sheet, income statement and consolidated statement of stockholders equity (deficit) of United and its subsidiaries for such fiscal quarter;

                  (G) within 40 days after the end of each of the first three fiscal quarters of each fiscal year of United, draft financial statements, including related footnotes, of United and its subsidiaries for such fiscal quarter, which shall include final numbers that have been reviewed in accordance with Statement of Auditing Standards No. 71 ("SAS 71") (however, it being expressly understood that such auditors will not be required to issue a SAS 71 review report in accordance with such review) by United's auditors, and a "Management's Discussion and Analysis of Results of Operations and Financial Condition" (in such form as would be included in a Form 10-Q filed under the Exchange Act); and

                  (H) within 25 days after the end of each month, (1) United's internal financial reporting package for the prior month, which shall report, at a minimum, revenue and earnings before interest, taxes, depreciation and amortization (including, without limitation, a budget-to-actual comparison) for United's major operating businesses, and (2) an operational statistics report, which shall include non-financial operating data for United's major operating businesses, such as video, telephony and data subscribers, total revenue generating units, homes passed, penetration and other operational statistics used by the management of United to review United's operating results, together with such management's comments regarding any significant financial and non-financial variances.

Each of the financial statements referred to clauses (A) through (G) of this
Section 2(e)(i) shall be prepared in accordance with generally accepted accounting principles in the United States, consistently applied ("GAAP"), and shall comply in all material respects with the published rules and regulations of the Commission that apply to the preparation of such interim financial statements (pursuant to Article 10 of Regulation S-X) and annual financial statements. In addition, United shall provide to Liberty copies of any certificates certifying compliance by United or any of its subsidiaries with its debt covenants under any indebtedness at the same time as such certificates are supplied to any creditor or bank or to any trustee for distribution to the holders of such indebtedness.

                  (ii) United shall use its best efforts to cause its auditors to cooperate in all reasonable respects with Liberty's auditors to enable them, as principal auditor, to perform and otherwise comply with applicable auditing procedures prescribed by Statement on Auditing Standards, Section 543, including, without limitation:

                           (A) confirming in writing, within 60 days after the end of each fiscal year of Liberty and within 40 days after the end of each of the first three fiscal quarters of each fiscal year of Liberty, the independence of United's auditors under the requirements of The American Institute of Certified Public Accountants and the Commission;

                           (B) meeting, with United's management present or, with the prior approval of United's management, without United's management present, during the first three fiscal quarters of each fiscal year of United, prior to the 5th day before a filing is due with the Commission for the immediately preceding fiscal quarter, with Liberty's auditors to discuss the review procedures followed by United's auditors and the results thereof;

                           (C) meeting, after United's auditors have completed their SAS 71 review of United's third quarter results and preliminary audit testing and have developed their final year end audit plan (expected to be in early to mid December of each calendar year), with United's management present or, with the prior approval of United's management, without United's management present, with Liberty's auditors to review the audit plan and working papers, including the understanding of internal control, the assessment of control risk, any audit testwork supporting significant transactions and any accounting memoranda supporting the application of GAAP, of United's auditors (it being agreed that Liberty's auditors shall have the right to issue specific instructions to United's auditors as to the scope of their audit work, if deemed necessary in the sole discretion of Liberty's auditors);

                           (D) meeting, with United's management present or, with the prior approval of United's management, without United's management present, within 65 days after the end of each fiscal year of Liberty, with Liberty's auditors to discuss the audit procedures followed by United's auditors and the results thereof and to review the working papers of United's auditors, including the understanding of internal control, the assessment of control risk, any audit testwork supporting significant transactions and any accounting memoranda supporting the application of GAAP, including only those items set forth in this item (D) and in item (C) immediately above which were prepared or finalized subsequent to the completion by United's auditors of their SAS 71 interim review of United's third quarter results and completion by United's auditors of their preliminary audit testing; and

                           (E) making available for review by Liberty and its auditors, promptly upon the request of Liberty, the working papers of Old United for the years ended December 31, 2001 and December 31, 2000 to assist in the determination of the appropriate purchase accounting adjustments required to be recorded by Liberty to reflect its acquisition of shares of Old United and/or United, as applicable.

                  (iii) United shall cause its management personnel to (A) meet, within 70 days after the end of each fiscal year of Liberty, with Liberty's auditors to discuss the accounts of United and (B) cooperate with Liberty's auditors in any supplemental tests of such accounts (it being agreed that the determination of the extent of additional procedures, if any, to be applied shall rest solely with Liberty's auditors).

                  (iv) United shall use its best efforts to cause its auditors to provide to Liberty such auditors' written consent to the inclusion of or reliance on their report in any filing made by Liberty with the Commission requiring such consent not more than 24 hours after being provided with a final version of such filing, which efforts shall include, without limitation, the timely provision by United to its auditors of any letters of representations required by such auditors in connection with the delivery of their consent to Liberty and timely provision by Liberty to United and its auditors of preliminary versions of such filing.

                  (v) United shall use its best efforts to (A) cause each of its "significant subsidiaries" (as such term is defined in Rule 1-02 of Regulation S-X) and each of its affiliates (1) which is accounted for using the equity method of accounting and (2) with respect to which Liberty must provide financial disclosure pursuant to Rule 3-09 of Regulation S-X, in each case whether currently owned or hereafter acquired (each such significant subsidiary and affiliate, a "3-09 Person"), to provide to Liberty financial statements prepared in accordance with GAAP that meet the requirements of Regulation S-X for inclusion in any filing made by Liberty with the Commission requiring such financial statements prior to the 5th day before such filing shall be made (such filing date to be determined in the sole discretion of Liberty), and (B) cause the auditors of any such 3-09 Person to provide to Liberty such auditors' written consent to the inclusion of or reliance on their report in any such filing not more than 24 hours after being provided with a final version of such filing, which efforts shall include, without limitation, causing such 3-09 Person to provide to its auditors, on a timely basis, any letters of representations required by such auditors in connection with the delivery of their consent to Liberty and timely provision by Liberty to such other auditors of preliminary versions of such filing. The determination as to whether a Person qualifies as a 3-09 Person shall be made in the reasonable judgment of Liberty and its auditors.

                  (vi) United shall not effect any acquisition, merger, exchange or other transaction pursuant to which United would acquire a Person that would qualify as a 3-09 Person, unless such Person can provide to Liberty, within the time frames prescribed by Section 2(e)(v), financial statements prepared in accordance with GAAP that comply in all respects with Regulation S-X, including, without limitation, Rule 3-05 of Regulation S-X.

                  (vii) United shall, and shall use its best efforts to cause each 3-09 Person to, afford to the officers, employees, counsel, auditors and other authorized representatives of Liberty ("Liberty Persons") reasonable access during normal business hours, to its personnel, auditors, books and records and furnish promptly to such Liberty Persons such financial and operating data and other information concerning its business, properties, personnel and affairs as such Liberty Persons will from time to time reasonably request and instruct the officers, directors, employees, counsel and auditors of United and each 3-09 Person to discuss business operations, affairs and assets of United and each 3-09 Person and otherwise fully cooperate with each Liberty Person in its review of the business and financial affairs of United and each 3-09 Person, in each case to the extent reasonably necessary to enable Liberty to comply timely with its reporting obligations under the Exchange Act. In addition, if at any time Liberty and its auditors, in their reasonable judgment, determine that the financial statements of United or any 3-09 Person (any such Person, a "Non-Complying Person") were not prepared in accordance with GAAP, do not comply in all material respects with Regulation S-X or will not be provided to Liberty within the applicable time frame prescribed by this Section 2(e), United shall use its best efforts to cause each Non-Complying Person to (A) suspend the services of its current auditors and (B) afford to the Liberty Persons access to all books, records and working papers of such Non-Complying Person's current auditors necessary to enable a new auditor designated by Liberty to perform a full audit of such Non-Complying Person.

                  (viii) United shall inform Liberty of any material accounting or reporting issue arising during the course of United's fiscal year within a reasonable period of time following the time at which any officer, director, employee or auditor of United first becomes aware of such issue, if such issue could, in United's reasonable judgment, materially impact the consolidated financial statements of Liberty.

                  (ix) Liberty will bear all costs and expenses incurred (A) by the Liberty Persons in connection with the exercise of Liberty's rights pursuant to this Section 2(e) and (B) by any auditors designated by Liberty to perform a full audit of a Non-Complying Person pursuant to Section 2(e)(vii).

                  (x) At such time as any other Person to whom Liberty transfers its voting or economic interest in United (in compliance with all of Liberty's obligations under the Transaction Documents) becomes obligated to provide in such Person's filings with the Commission financial disclosure regarding United or is otherwise required to provide audited financial statements, such Person will be entitled to all of the rights of Liberty under this Section 2(e).

                  (xi) Liberty will, and will cause its auditors to, provide the representations required of a parent company and a parent company's auditors to the auditors of United, if so requested in accordance with the Statement of Auditing Standards promulgated by the American Institute of Certified Public Accountants.


         Section 3. Representations and Warranties.

         Each of the Liberty Parties, severally and not jointly, on the one hand, and United, on the other, represent and warrant to each other as of the date of this Agreement as follows:

         (a) Such party has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement, and this Agreement constitutes such party's valid and binding obligation, enforceable against it in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditor's rights and remedies generally, and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         (b) Such party has obtained all authorizations, permits, approvals or consents of any Persons, as well as all authorizations, permits, approvals or consents of any Governmental Authorities, necessary to enter into and perform such party's obligations under this Agreement, except as would not, individually or in the aggregate, adversely affect such party's ability to perform its obligations under this Agreement.

         (c) This Agreement and the transactions it contemplates do not conflict with any applicable law or any agreement to which such party is a party or constitute a default under any such agreement, except as would not, individually or in the aggregate, adversely affect such party's ability to perform its obligations under this Agreement.

         Section 4. Term and Termination. This Agreement shall terminate upon the termination of the Stockholders Agreement.

         Section 5. Remedies. Each of the parties acknowledges and agrees that in the event of any breach of this Agreement, the nonbreaching party would be irreparably harmed and could not be made whole by monetary damages. Accordingly, the parties to this Agreement, in addition to any other remedy to which they may be entitled hereunder or at law or in equity, shall be entitled to compel specific performance of this Agreement.

         Section 6. Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing, shall be deemed to have been duly given when delivered personally or, sent by telecopy, or recognized service providing for guaranteed delivery, addressed as follows:

         (a) If to United, to:

                     UnitedGlobalCom, Inc.
                     4643 South Ulster Street
                     Suite 1300
                     Denver, Colorado  80237
                     Attention:  President
                     Fax:  (303) 770-4207

             with copies to:

                     UnitedGlobalCom, Inc.
                     4643 South Ulster Street
                     Suite 1300
                     Denver, Colorado  80237
                     Attention:  General Counsel
                     Fax:  (303) 770-4207

             and

                     Holme Roberts & Owen LLP
                     1700 Lincoln Street
                     Suite 4100
                     Denver, Colorado  80203
                     Attention:  W. Dean Salter, Esq.
                     Fax:  (303) 866-0200


         (b) If to the Liberty Parties, to:

                     Liberty Media Corporation
                     12300 Liberty Blvd.
                     Englewood, Colorado  80112
                     Attention:  President
                     Fax:  (720) 875-5382
             with copies to:

                     Liberty Media Corporation
                     12300 Liberty Blvd.
                     Englewood, Colorado 80112
                     Attention:  Elizabeth M. Markowski, Esq.
                     Fax:(720) 875-5858

             and

                     Baker Botts LLP
                     599 Lexington Avenue
                     New York, New York  10022
                     Attention:  Robert W. Murray, Esq.
                     Fax:  (212) 705-5125

or to such other person or address or addresses as Liberty or United shall specify by notice in accordance with this Section 6. Liberty shall be responsible for distributing any notices it receives to the Liberty Parties, as necessary. All notices, requests, demands, waivers and communications shall be deemed to have been given on the date of delivery or on the first Business Day after overnight delivery was guaranteed by a recognized delivery service, except that any change of address shall be effective only upon actual receipt. Written notice given by telecopy shall be deemed effective when confirmation is received by the sending party. Delivery shall be deemed to have been made to each Liberty Party on the date that delivery is made to Liberty at the address specified above (as it may be changed as provided herein).

         Section 7. Entire Agreement. This Agreement, together with the other Transaction Agreements and the Merger Agreement, contains all the terms and conditions agreed upon by the parties hereto, and no other agreements, oral or otherwise, regarding the subject matter hereof shall have any effect unless in writing and executed by the parties after the date of this Agreement.

         Section 8. Applicable Law, Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by Colorado law without regard to conflicts of law rules. The parties hereby irrevocably submit to the jurisdiction of any Colorado State or United States Federal court sitting in Colorado, and only a State or Federal Court sitting in Colorado will have any jurisdiction over any action or proceeding arising out of or relating to this Agreement or any agreement contemplated hereby, and the undersigned hereby irrevocably agree that all claims in respect of such action or proceeding shall be heard and determined in such State or Federal court. The undersigned further waive any objection to venue in such State and any objection to any action or proceeding in such State on the basis of a non-convenient forum. Each party hereby IRREVOCABLY WAIVES ANY RIGHT TO A TRIAL BY JURY in any proceeding brought with respect to this Agreement or the transactions contemplated hereby.

         Section 9. Headings. The headings in this Agreement are for convenience only and are not to be considered in interpreting this Agreement.

         Section 10. Counterpart Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which will constitute a single agreement.

         Section 11. Parties in Interest. Except as provided in Section 2(e) nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto, their Permitted Transferees, in the case of the Liberty Parties, and their permitted successors and assigns, any benefits, rights or remedies. Neither this Agreement nor the rights or obligations of any party may be assigned or delegated (other than, in the case of a Liberty Party, to a Permitted Transferee) by operation of law or otherwise without the prior written consent of Liberty and United. Notwithstanding the foregoing, any Person that succeeds to Liberty's rights and obligations under the Stockholders Agreement and the Standstill Agreement shall be entitled, as an express third party beneficiary, to all of the rights of Liberty hereunder to the same extent as if all references to Liberty herein referred to such Person.

         Section 12. Severability. The invalidity or unenforceability of any provision of this Agreement in any application shall not affect the validity or enforceability of such provision in any other application or the validity or enforceability of any other provision.

         Section 13. Waivers and Amendments. No waiver of any provision of this Agreement shall be deemed a further or continuing waiver of that provision or a waiver of any other provision of this Agreement. This Agreement may not be amended except in a writing signed by Liberty and United.

         Section 14. Interpretation. As used herein, except as otherwise indicated herein or as the context may otherwise require, the words "include," "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; the words "hereof," "herein," "hereunder" and comparable terms refer to the entirety of this Agreement and not to any particular article, section or other subdivision hereof; any pronoun shall include the corresponding masculine, feminine and neuter forms; the singular includes the plural and vice versa; references to any agreement or other document are to such agreement or document as amended and supplemented from time to time; references to any statute or regulation are to it as amended and supplemented from time to time, and to any corresponding provisions of successor statutes or regulations; references to "Article," "Section" or another subdivision are to an article, section or subdivision hereof; and all references to "the date hereof," "the date of this Agreement" or similar terms (but excluding references to the date of execution hereof) refer to the date first above written, notwithstanding that the parties may have executed this Agreement on a later date. Any reference herein to a "day" or number of "days" (without the explicit qualification of "Business") shall be deemed to refer to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice may be taken or given on the next succeeding Business Day.

         Section 15. Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.



                            [Signature Pages Follow]

Executed as of the date first set forth above.

                            UNITEDGLOBALCOM, INC.,
                            a Delaware corporation


                            By:
                               -------------------------------------------
                               Name:
                               Title:



                            LIBERTY MEDIA CORPORATION,
                            a Delaware corporation


                            By:
                               -------------------------------------------
                               Name:
                               Title:



                            LIBERTY GLOBAL, INC.,
                            a Delaware corporation


                            By:
                               -------------------------------------------
                               Name:
                               Title:

                                                                    EXHIBIT 7.10


                              STANDSTILL AGREEMENT

         This Standstill Agreement (this "Agreement") is entered into as of _________ __, 2002, among UnitedGlobalCom, Inc., a Delaware corporation (formerly known as New UnitedGlobalCom, Inc., "United"), and Liberty Media Corporation and Liberty Global, Inc. ("Liberty Global"), each of which is a Delaware corporation.

                                   Background

         Pursuant to the Agreement and Plan of Restructuring and Merger, dated as of December 3, 2001 (the "Merger Agreement"), among United, Liberty, Liberty Media International, Inc., a Delaware corporation ("LMI"), Liberty Global, the Founders, UGC, Inc., a Delaware corporation formerly known as UnitedGlobalCom, Inc. ("Old United"), et al., Liberty and Liberty Global have acquired Beneficial Ownership of shares of Class C Stock of United. As required by the Merger Agreement, the parties hereto are entering into this Agreement.

                                    Agreement

         In consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         Section 1. Certain Definitions.

         In this Agreement, the following terms have the following meanings.

         Affiliate. When used with reference to a specified Person, any Person who directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the Person specified, provided that (i) no officer or director of a Person, or any Affiliate of such officer or director, investing for his, her or its own account or otherwise acting in his, her or its individual capacity, and no director of a Person, or any Affiliate of such director, acting in his, her or its capacity as an officer, director, trustee, representative or agent of a Person that is not an Affiliate of the specified Person, and in each case not in concert with, or at the direction or request of, such specified Person shall be deemed to be an Affiliate of such specified Person for purposes of this Agreement; (ii) no Liberty Party shall be deemed to be an Affiliate of United and none of United and its Controlled Affiliates shall be deemed to be an Affiliate of a Liberty Party and (iii) any Person in which United, directly or indirectly, Beneficially Owns 50% or more of the equity securities, without regard to voting power in the election of directors, shall (without limiting the generality of this definition) be deemed to be an Affiliate of United.

         Agreement. As defined in the preamble.

         Assumed Options. Class B Options (as defined in the Merger Agreement) that were granted by Old United prior to, and were assumed by United at, the consummation of the United/New United Merger.

         Beneficial Ownership and derivative terms. As determined pursuant to Rule 13d-3 and Rule 13d-5 under the Exchange Act and any successor regulation, except that in determining Beneficial Ownership, without duplication, (i) equity securities that may be acquired pursuant to Rights to acquire equity securities that are exercisable more than sixty days after a date shall nevertheless be deemed to be Beneficially Owned, (ii) Beneficial Ownership, if any, arising solely as a result of being a party to a Transaction Agreement or the Merger Agreement shall be disregarded and (iii) in the case of the Liberty Parties, Beneficial Ownership, if any, by any Liberty Party of any securities Beneficially Owned by any Controlling Principal, arising solely from the existence of any contract, arrangement, understanding or relationship with one or more Controlling Principals shall be disregarded.

         Board: The Board of Directors of United.

         Business Day. Any day other than Saturday, Sunday and a day on which banks are required or permitted to close in Denver, Colorado or New York, New York.

         Class A Securities. Any Class A Stock or Rights to acquire Class A Stock issued, granted or sold by United after the execution and delivery of this Agreement, other than shares of Class A Stock issued pursuant to the exercise of Rights to acquire Class A Stock that were outstanding immediately prior to the execution and delivery of this Agreement.

         Class A Stock. The Class A common stock, $0.01 par value per share, of United.

         Class B Event. As defined in the United Charter as in effect on the date hereof.

         Class B Stock. The Class B common stock, $0.01 par value per share, of United.

         Class C Director. As defined in the United Charter as in effect on the date hereof.

         Class C Stock. The Class C common stock, $0.01 par value per share, of United.

         Common Stock. The Class A Stock, the Class B Stock and the Class C
Stock.

         Contract. Any note, bond, indenture, debenture, security agreement, trust agreement, Lien, mortgage, lease, contract, license, franchise, permit, guaranty, joint venture agreement, or other agreement, instrument, understanding, commitment or obligation, oral or written.

         Control and derivative terms. The possession directly or indirectly of the power to direct or cause the direction of the management and policies of another Person, whether through the ownership of voting securities, by contract or otherwise.

         Control Person. Each of (1) the Chairman of the Board of Liberty, (2) the President and Chief Executive Officer of Liberty, (3) the Executive Vice President and Chief Operating Officer of Liberty, (4) each of the directors of Liberty, and (5) the respective family members, estates and heirs of each of the persons referred to in clauses (1) through (4) above and any trust or other investment vehicle for the primary benefit of any of such persons or their respective family members or heirs. "Family members" for this purpose means the parents, descendants, stepchildren, step grandchildren, nieces and nephews, and spouses of the specified person.

         Controlled Affiliate. When used with reference to a specified Person, an Affiliate of such Person that such Person directly, or through one or more intermediaries, Controls; provided that, (a) none of United and its Controlled Affiliates shall be deemed to be a Controlled Affiliate of a Liberty Party and
(b) any Person in which United, directly or indirectly, Beneficially Owns 50% or more of the equity securities, without regard to voting power in the election of directors, shall (without limiting the generality of this definition) be deemed to be a Controlled Affiliate of United.

         Controlling Principals. As defined in the Stockholders Agreement.

         Controlling Principal Director. As defined in Section 3(b)(i).

         Conversion Event. As defined in the United Charter as in effect on the date hereof.

         Designated Purchaser. As defined in the Stockholders Agreement.

         Equity Securities. The Common Stock and any other voting securities issued by United (other than preferred stock with customary limited voting rights).

         Exchange Act. The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         Founders. As defined in the Stockholders Agreement.

         Fully Diluted Number. As defined within the definition of "Maximum Percentage."

         Governmental Approval. Any notice to, filing with, or approval or consent of a Government Authority required by applicable law with respect to any action, including without limitation, the expiration or termination of any applicable waiting period under the HSR Act.

         Governmental Authority. Any U.S. federal, state or local or any foreign court, governmental department, commission, authority, board, bureau, agency or other instrumentality.

         Group. As defined in Section 13(d) of the Exchange Act and the rules and regulations thereunder, but the existence of the Transaction Agreements and the Merger Agreement shall be disregarded in determining whether a Group exists.

         HSR Act. The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         High-Vote Securities. As defined in Section 4(b).

         Law. Any U.S. federal, state or local or any foreign statute, code, ordinance, decree, rule, regulation or general principle of common or civil law or equity.

         Liberty. Liberty Media Corporation, a Delaware corporation, and any successor (by merger, consolidation, transfer or otherwise) to all or substantially all of its assets; provided that in the event a Transferee Parent becomes the Beneficial Owner of all or substantially all of the Equity Securities then Beneficially Owned by Liberty as to which Liberty has dispositive control, the term "Liberty" shall mean such Transferee Parent and any successor (by merger, consolidation, transfer or otherwise) to all or substantially all of its assets.

         Liberty Directors. As defined in Section 3(b)(i).

         Liberty Global. As defined in the preamble.

         Liberty Party Equity Securities. Equity Securities Beneficially Owned (and Rights pursuant to which such Equity Securities are Beneficially Owned) from time to time by the Liberty Parties or any of their Controlled Affiliates.

         Liberty Parties. Liberty and Liberty Global, and any Permitted Transferee of a Liberty Party who hereafter becomes bound by or who is required to become bound by this Agreement for so long as such Person is or is required to be so bound or would be required to be bound. Liberty Global and any such Permitted Transferee will each cease to be a Liberty Party at such time as such Person is no longer a Controlled Affiliate of Liberty.

         Lien. Means any mortgage, pledge, lien, encumbrance, charge, or security interest.

         LMI. As defined under "Background" on the first page of this Agreement.

         Maximum Percentage. That percentage of the outstanding Common Stock on a fully diluted basis (assuming the exercise, conversion or exchange, as applicable, of all outstanding Rights) (the "Fully Diluted Number") that is equal to the greater of (a) the sum of (i) the percentage of the Fully Diluted Number that the Common Stock Beneficially Owned by the Liberty Parties and their respective Controlled Affiliates represents immediately after the closing of each of the transactions contemplated by the Merger Agreement, plus (ii) the percentage of the Fully Diluted Number represented by the aggregate amount of Common Stock Beneficial Ownership of which is acquired by any of the Liberty Parties or their respective Controlled Affiliates (x) from the other parties to the Stockholders Agreement (specifically including shares the Beneficial Ownership of which is acquired from United (whether pursuant to the Stockholders Agreement or otherwise, but without duplication of amounts included pursuant to clause (a)(i)), as well as from the Founders, their Permitted Transferees and Designated Purchasers) as and when each such acquisition of Beneficial Ownership occurs, and (y) pursuant to the UPC Release (specifically including any purchases of Class A Stock held by UPC), plus (iii) the percentage of the Fully Diluted Number represented by up to and including an additional 25 million shares of Common Stock as and when Beneficial Ownership thereof is acquired by any of the Liberty Parties or their respective Controlled Affiliates (such number to be appropriately adjusted for stock splits, stock dividends and other similar transactions); provided, that the percentage determined in accordance with this clause (a)(iii), when added to the percentage determined in accordance with clause (a)(i), shall not exceed 81%, and (b) the sum of (A) 81%, plus (B) the percentage determined in accordance with clause (a)(ii)(x) of this definition. If prior to the closing of any transaction referred to in clause
(a)(i) of the preceding sentence or any acquisition referred to in clause
(a)(ii) or (a)(iii) of the preceding sentence, United issues, grants or sells any Equity Securities or Rights and such action alone or together with any preceding or succeeding action gives rise to any purchase rights of any Liberty Party under Section 7A or Section 7B of this Agreement or paragraph (h) of Article Fourth of the

United Charter, then in calculating the percentages of the Fully Diluted Number that the Common Stock Beneficially Owned by the Liberty Parties represents immediately after the closing of any such transaction or acquisition referred to in clause (a) of the preceding sentence, the Liberty Parties shall be assumed to have exercised such purchase rights in full.

         Merger Agreement. As defined under "Background" on the first page of this Agreement.

         New United Covenant Agreement. The Agreement Regarding Additional Covenants as of the date hereof among United and the Liberty Parties.

         No Waiver Agreement. That certain No Waiver Agreement dated as of the date hereof among Liberty, LMI and United.

         Offer. As defined in Section 6(a).

         Offeree. As defined in Section 6(a).

         Old United. As defined under "Background" on the first page of this Agreement.

         Permitted Options. Options to purchase a number of shares of Class B Stock equal to (a) three million minus (b) the number of shares of Class B Stock underlying the Assumed Options.

         Permitted Transferees. As defined in the Stockholders Agreement.

         Person. Person shall mean any individual, firm, corporation, partnership, limited liability company, trust, joint venture, or other entity, and shall include any successor (by merger or otherwise) of such entity.

         Proposal. As defined in Section 6(c).

         Public Offering Election. As defined in Section 7(h).

         Public Offering Notice. As defined in Section 7(h).

         Rights. When used with respect to a specified Person, securities of such Person (which may include equity securities) that (contingently or otherwise) are exercisable, convertible or exchangeable for or into equity securities of such Person (with or without consideration) or that carry any right to subscribe for or acquire equity securities or securities exercisable, convertible or exchangeable for or into equity securities of such Person.

         Securities Act. The Securities Act of 1933, as amended, and the rules and regulations thereunder.

         Stockholders Agreement. The Stockholders Agreement dated as of the date hereof among United, the Liberty Parties, and certain other stockholders of United.

         Subsidiary. When used with respect to any Person, (i) a corporation in which such Person and/or one or more Subsidiaries of such Person, directly or indirectly, owns capital stock having a majority of the voting power of such corporation's capital stock to elect directors under ordinary circumstances, and (ii) any other Person (other than a corporation) in which such Person and/or one or more Subsidiaries of such Person, directly or indirectly, has (x) a majority ownership interest or (y) the power to elect or direct the election of a majority of the members of the governing body of such first-named Person.

         Transaction Agreements. As defined in the Stockholders Agreement.

         Transfer. Any sale, exchange, pledge (except a pledge in compliance with this Agreement and the Stockholders Agreement) or other transfer, directly or indirectly, of Class B Stock or Class C Stock or, when the context requires, Class A Stock (including through relinquishment of Control of a Person holding shares of such stock), provided, however, that none of the following shall constitute a Transfer: (i) a conversion of Class C Stock into Class B Stock or of Class B Stock or Class C Stock into Class A Stock, (ii) any transfer pursuant to any tender or exchange offer approved by a majority of the Board, (iii) a transfer by operation of law in connection with any merger, consolidation, statutory share exchange or similar transaction involving United, (iv) a transfer pursuant to a plan of liquidation of United that has been approved by a majority of the Board or (v) in the case of Liberty, any transaction or series of related transactions involving the direct or indirect transfer (or relinquishment of Control) of a Person that holds Liberty Party Equity Securities Class C Stock (a "Transferred Person"), if (x) immediately after giving effect to such transaction or the last transaction in such series, voting securities representing at least a majority of the voting power of the outstanding voting securities of such Transferred Person or its successor in such transaction or of any ultimate parent entity (within the meaning of the HSR
Act) of such Transferred Person or its successor (a "Transferee Parent") are Beneficially Owned by Persons who prior to such transaction were Beneficial Owners of a majority of, or a majority of the voting power of, the outstanding voting securities of Liberty (or of any publicly traded class or series of voting securities of Liberty designed to track the economic performance of a specified group of assets or businesses) or who are Control Persons or any combination of the foregoing and (y) such Transferee Parent becomes a party to this Agreement and the Stockholders Agreement with the same rights and obligations as Liberty.

         Transferred Person. As defined in the definition of "Transfer."

         Transferee Parent. As defined in the definition of "Transfer."

         United. As defined in the preamble.

         United Bylaws. The Bylaws of United, as such Bylaws may be amended from time to time in accordance with the United Charter, such Bylaws and this Agreement.

         United Charter. The Restated Certificate of Incorporation of United as filed with the Secretary of State of the State of Delaware on __________, 2002, as it may be amended from time to time.

         United/New United Merger. As defined in the Merger Agreement.

         UPC. United Pan-Europe Communications, N.V., a company organized under the laws of The Netherlands.

         UPC Release. Section 3 of and Exhibit A to the Release, dated as of February 22, 2001, among UPC, Old United, Liberty and LMI (but no other provisions of such Release).

         Voting Agreement. That certain Voting Agreement dated as of the date hereof among United and the Founders.

         Voting Power. As of any date of determination, the aggregate number of votes of all outstanding Equity Securities and (without duplication) Equity Securities issuable as of such date upon the exercise, conversion or exchange of all Rights outstanding.

         Section 2. Acquisition of Equity Securities or Rights; Other Covenants.

              (a) (i) Except as specifically permitted by this Agreement (including Section 2 and Section 6), the Liberty Parties shall not, and shall not suffer or permit any of their respective Controlled Affiliates to, acquire Beneficial Ownership of any Common Stock if immediately after such acquisition the Common Stock Beneficially Owned, in the aggregate, by the Liberty Parties and their Controlled Affiliates would exceed the Maximum Percentage.

                  (ii) No Liberty Party shall be in breach of Section 2(a)(i) solely because the Liberty Parties and their respective Controlled Affiliates become the Beneficial Owners of a number of shares of Common Stock exceeding the Maximum Percentage after and solely because of any action taken by United or any Affiliate of United (including the repurchase or redemption by United or any of its Affiliates of Equity Securities or Rights, the issuance of Equity Securities or Rights, including pursuant to an offer by United or any of its Affiliates to its security holders of rights to subscribe for Equity Securities, the expiration of Rights, or the declaration by United of a dividend in respect of any class of Equity Securities payable at the election of such security holders either in cash or in Equity Securities) in respect of which no Liberty Party or Controlled Affiliate thereof shall have taken any action except as permitted to be taken by holders of Equity Securities or Rights in their capacities as such (including as a result of action taken in accordance with Section 6 hereof or an election not to tender any of such Liberty Party's Equity Securities pursuant to any such offer to repurchase, an election to purchase Equity Securities or Rights pursuant to any such subscription offer or an election to be paid a dividend in respect of the Liberty Party Equity Securities in Equity Securities or Rights instead of cash).

              (b) Except as contemplated by the Stockholders Agreement or specifically permitted by this Agreement (including Section 6), each Liberty Party shall not, and such Liberty Party shall not permit any of its Controlled Affiliates to:

                  (i) solicit proxies with respect to Equity Securities or become a participant in a solicitation of proxies with respect to Equity Securities, in either case within the meaning of Regulation 14A under the Exchange Act (or any successor regulation), except that any director of United may solicit proxies on behalf of United or be a participant with United in a solicitation of proxies to be voted in accordance with the recommendation of the Board in each case;

                  (ii) form, join or participate in any Group with respect to Equity Securities with any holder of Equity Securities that is not a Liberty Party or Controlled Affiliate thereof if the Equity Securities Beneficially Owned by such Group would exceed the Maximum Percentage, unless the Controlling Principals are members of such Group;

                  (iii) deposit any Liberty Party Equity Securities in any voting trust or subject any Liberty Party Equity Securities to a voting agreement or other voting arrangement, in any such case as a method of evading or attempting to evade the requirements of this Agreement;

                  (iv) solicit or encourage an Offer from a Person other than a Liberty Party, a Founder, United or any Controlled Affiliate of any of the foregoing Persons; or

                  (v) call a meeting of United's stockholders, make a proposal for consideration by United's stockholders (except to the Board), or vote or consent to an amendment of United's bylaws without the consent of the Board (except as permitted by Section 3).

              (c) If a Controlled Affiliate of a Liberty Party that has not previously become a party to this Agreement acquires Beneficial Ownership of any Equity Securities after the date hereof, such Liberty Party shall promptly cause such Controlled Affiliate to deliver to United an undertaking to be bound by all provisions of the Stockholders Agreement and this Agreement applicable to the Liberty Party.

         Section 3. Voting, Appraisal Rights.

              (a) Each Liberty Party shall cause all of such Liberty Party's Equity Securities to be present at all meetings of the stockholders of United at which such Liberty Party shall be entitled to vote and as to which notice has been properly given in accordance with the applicable provisions of the United Charter and United Bylaws, or shall cause proxies to be present at all such meetings, so as to enable all of such Liberty Party's Equity Securities to be counted for quorum purposes. Except for (A) those matters as to which a Liberty Party or the Class C Directors or Liberty Directors have approval rights pursuant to this Agreement, the Stockholders Agreement or the United Charter and
(B) any matter that, pursuant to the New United Covenant Agreement, is required to be approved by Liberty, if such approval has not been obtained, or that, by the terms of Section 3.12 of the United Bylaws, is required to be reviewed, voted upon and approved by the Board or a committee thereof, if such matter has not been reviewed, voted upon and approved by the required vote of the Board or a committee thereof, in any such case prior to the time such matter is presented to the stockholders of United for their approval, each Liberty Party will vote its Common Stock (i) with respect to any matter submitted for approval of stockholders of United (other than those referred to in clauses (ii) and (iii) below), in such Liberty Party's sole discretion, either (x) in the manner recommended by a majority of the Board or (y) in the same proportion as the holders of the remaining Common Stock vote with respect to such matter, (ii) against any merger, consolidation, recapitalization, dissolution or sale of all or substantially all of the assets of United not approved by the Board, and (iii) with respect to the election or removal of directors (x) following the occurrence of a Class B Event, as provided in
Section 3(b) below, and (y) otherwise, in its sole discretion. Notwithstanding the foregoing, the Liberty Parties will be entitled to vote their Common Stock in favor of any proposal to approve or necessary to implement the transactions expressly contemplated by the Transaction Agreements, whether or not approval is recommended by the Board. No Liberty Party will exercise appraisal rights as to any matter.

              (b) Following the occurrence of a Class B Event,

                  (i) The Liberty Parties shall have the right to nominate four members of the Board or, if greater, such number of members of the Board (rounded up to the next whole number) equal to 33 1/3% of the then-authorized number of members of the Board (each such nominee, a "Liberty Director"); pursuant to the Voting Agreement, the Controlling Principals will have the right to nominate four members of the Board or, if greater, such number of members of the Board (rounded up to the next whole number) equal to 33 1/3% of the then-authorized number of members of the Board (each such nominee, a "Controlling Principal Director"); and the Board will nominate the remaining members of the Board.

                  (ii) The Liberty Parties will vote or cause to be voted all Equity Securities owned by them (or with respect to which they have the right to vote or direct the voting) that have the right to vote generally in the election of directors for the election to the Board of those persons nominated in accordance with this
                           Section 3(b) and Section 3(c) and will not seek the removal of any director (other than a Liberty Director) except for cause; provided that, if the Controlling Principals request that the Liberty Parties vote in favor of the removal of any Controlling Principal Director, the Liberty Parties will vote or cause to be voted all Equity Securities owned by them (or with respect to which they have the right to vote or direct the voting) that have the right to vote on such matter in favor of the removal of such Controlling Principal Director.

                  (iii) The approval of the Liberty Directors shall be required for all matters set forth in paragraph (b) of Article Fifth of the United Charter as in effect on the date hereof, without regard to any limitation that would otherwise apply as a result of the Class C Stock ceasing to be outstanding.

              (c) United shall take all necessary or desirable action (including, without limitation, nominating the Liberty Directors) in order to cause the Board to have the constituency provided for in Section 3(b) and to give effect to this Section 3. In the absence of any nomination by the Liberty Parties of a Liberty Director, the person or persons previously nominated by the Liberty Parties and then serving shall be re-nominated if still eligible to serve as provided herein. The Liberty Parties may request, and vote in favor of, the removal of any Liberty Director, with or without cause. The Liberty Parties will have the right to nominate a person to fill any vacancy on the Board created by the resignation, removal, incapacity or death of any Liberty Director. Pursuant to the Voting Agreement, the Controlling Principals will have the right to nominate a person to fill any vacancy on the Board created by the resignation, removal, incapacity or death of any Controlling Principal Director.

         Section 4. Certain United Covenants.

              (a) If any consents, approvals, waivers or other action by, or notices to, filings with or applications or submissions to, any Governmental Authority or other third party are needed for any Liberty Party or any Controlled Affiliate of a Liberty Party to exercise any rights under this Agreement, any other Transaction Agreement or the United Charter (including the purchase rights and approval rights of the holders of Class C Stock set forth therein) or for the exercise of the approval rights of the Class C Directors or Liberty Directors under the United Charter, this Agreement and the New United Covenant Agreement, respectively, United shall cooperate with Liberty and use its best commercially reasonable efforts to obtain and assist Liberty in obtaining the necessary consents, approvals, waivers and other actions, and making the necessary notices, filings, applications and submissions.

              (b) United will not issue, grant or sell any shares of Class B Stock, any Equity Securities convertible into or exercisable or exchangeable for Class B Stock (contingently or otherwise) or that have a greater vote per share (on an as-converted basis or otherwise) than the Class A Stock (whether generally, in the election of directors or generally other than in the election of directors) (collectively, "High-Vote Securities") or any Rights to acquire any of the foregoing, other than to a Liberty Party or Controlled Affiliate thereof, unless and until the Class C Stock has become convertible in full into Class B Stock, except that (x) United may issue up to an aggregate of three million shares of Class B Stock upon exercise of Assumed Options and Permitted Options, and (y) United may, on majority vote of the Board and compliance with applicable legal requirements, issue shares of a series of its preferred stock convertible into Class B Stock, but with no other conversion rights, no voting rights other than the limited voting rights customary in preferred stocks, and no other special rights, provided that such convertible preferred stock shall not be convertible into Class B Stock until the Class C Stock has become fully convertible into Class B Stock, and the aggregate number of shares of Class B Stock issuable upon conversion of all such preferred stock and the exercise of the Assumed Options and the Permitted Options shall be less than the number of shares that, if issued in one or more transactions following the occurrence of a Conversion Event, would entitle the Liberty Parties to exercise the purchase rights set forth in Section 7A (it being understood that such issuances will be taken into account in determining the Liberty Parties' entitlement to exercise such purchase rights).

              (c) United will not issue, grant or sell any options exercisable for Class B Stock other than the Permitted Options without Liberty's prior consent.

         Section 5. Dispositions of Equity Securities.

              (a) No Liberty Party shall Transfer or permit any of its Controlled Affiliates to Transfer Beneficial Ownership of any Equity Securities, unless the Transfer is (i) a Transfer to Liberty or a Controlled Affiliate of Liberty that is or becomes a party to this Agreement in accordance with Section 2(c); (ii) a Transfer of Class A Stock to one or more underwriters in connection with a bona fide public offering registered under the Securities Act; (iii) a Transfer to a Founder or Designated Purchaser pursuant to Section 4 of the Stockholders Agreement, provided that the transferee, if other than a Founder, delivers to United an undertaking to be bound by all provisions of the Stockholders Agreement and, in the case of a Designated Purchaser that is not a Permitted Transferee, this Agreement; (iv) a Transfer pursuant to Section 7 or 8 of the Stockholders Agreement; or (v) a Transfer of Class A Stock that otherwise complies with the terms of the Stockholders Agreement, provided that, in the case of a Transfer pursuant to clause (ii) or this clause (v) other than to an Affiliate, the transferring Liberty Party has no reason to believe that any Person or Group would hold as a result of such a Transfer of Beneficial Ownership more than ten percent of the Voting Power in the election of directors as of the date of such Transfer.

              (b) The Liberty Parties may pledge or grant a security interest in Equity Securities to a financial institution to secure a bona fide loan made to a Liberty Party or in connection with a hedging transaction with a financial institution, so long as the Liberty Party complies with Section 6(b) of the Stockholders Agreement.

              (c) Any attempted Transfer in violation of this Agreement shall be void.

         Section 6. Offers for United.

              (a) If any Person shall make an offer (an "Offer"): (i) to acquire from United or from one or more stockholders thereof (by tender or exchange offer or other public offer), or both (the "Offeree"), Equity Securities of United, (ii) to acquire all, or substantially all, the assets of United, or
(iii) to effect a merger, consolidation, statutory share exchange or similar transaction between or involving United and another Person, then United shall give Liberty notice of such Offer promptly upon receipt by United thereof or, if such disclosure of the existence or terms of such Offer is prohibited by the terms thereof or if counsel for United determines that such disclosure prior to a public announcement of such Offer may violate or result in the violation of applicable United States securities laws, promptly after the public announcement of such Offer. In no event will United give Liberty notice of such Offer less than ten days prior to acceptance of such Offer.

              (b) If any such Offer is made or proposed to an Offeree and not rejected within five days, any Liberty Party or an Affiliate thereof may propose a competing offer to the Board and the Board shall in the exercise of its fiduciary duties consider in good faith waiving any provisions of this Agreement that would restrict actions that might be taken by a Liberty Party or its Affiliates in support of such competing offer or the transactions contemplated thereby.

              (c) If United proposes (a "Proposal") to effect a sale of all or substantially all of the assets of United or a merger, consolidation, statutory share exchange or similar transaction between or involving United and another Person or to issue in any transaction Class B Stock in an amount such that the Liberty Parties' purchase rights would not apply to such issuance (whether as a result of clause (h)(ii) of Article Fourth of the United Charter or Section 7A(d) of this Agreement), then United shall give Liberty notice of such Proposal and, prior to taking any action to effectuate the same, United shall give Liberty the opportunity to propose (or to cause an Affiliate of Liberty to propose) an alternative transaction to the Board. If Liberty or an Affiliate thereof proposes an alternative transaction to the Proposal to the Board, the Board shall in the exercise of its fiduciary duties consider in good faith waiving any provisions of this Agreement that would restrict actions that might be taken by Liberty or its Affiliates in support of such alternative transaction.

              (d) United shall not enter into any agreement or make any covenant that would preclude it from complying with this Section 6.

         Section 7A. Purchase Rights -- High-Vote Securities.

              (a) If, following the occurrence of a Conversion Event, United issues, grants or sells any High-Vote Securities (including upon conversion, exercise or exchange of previously issued Rights) and after giving effect thereto, together with any prior issuances of Class B Stock with respect to which the Liberty Parties did not have any purchase rights pursuant to this
Section 7A, including any issuance of Class B Stock or other High-Vote Securities contemplated by Section 4(b) (which issuance for purposes of this Section 7A shall be deemed to have occurred as of the later of the actual issuance of such Class B Stock or other High-Vote Securities and immediately after the occurrence of a Conversion Event), the combined voting power (whether in the election of directors or otherwise) of the Liberty Parties' Equity Securities is equal to or less than 90% of the combined voting power thereof immediately prior to either such issuance or the first such issuance (or deemed issuance), the Liberty Parties will be entitled, subject to applicable legal requirements (which United will use its best commercially reasonable efforts to cause to be satisfied or waived), to acquire from United additional shares of Class B Stock, in the manner provided in this Section 7A, in an amount sufficient to restore the combined voting power of the Equity Securities owned by the Liberty Parties to 100% of the combined voting power of the Liberty Parties' Equity Securities immediately prior to either such issuance or the first such issuance or deemed issuance (whichever is greater, in the case of multiple issuances) (appropriately adjusted for other acquisitions or dispositions of Equity Securities by the Liberty Parties following such first issuance or deemed issuances). For purposes of this Section 7A, the voting power of the Liberty Parties' Equity Securities shall in all cases be calculated as if any High-Vote Securities that are convertible into, or exercisable or exchangeable for, Class B Stock had been converted into or exercised or exchanged for Class B Stock.

              (b) The Liberty Parties will be entitled to restore their voting power in United as provided above by, at their election:

                  (i) subject to applicable Law and listing requirements, surrendering shares of Class A Stock in exchange for Class B Stock on a one-for-one basis;

                  (ii) purchasing from United additional shares of Class B Stock for a purchase price per share, payable in cash or such other form of consideration as may be acceptable to United, equal to (x) the issue price per share of the Class B Stock equivalent of the High-Vote Securities so issued (which if paid other than in cash or shares of Class A Stock shall be the fair market value of the consideration so paid) or
                           (y) with respect to any High-Vote Securities that were issued in exchange for shares of Class A Stock, the average of the Closing Prices (as defined in the United Charter as in effect on the date hereof) per share of the Class A Stock for the ten consecutive trading days preceding (A) the date on which the additional shares of Class B Stock are purchased or
                           (B) the date on which such High-Vote Securities were issued, whichever yields the lower price, in each case appropriately adjusted to reflect the effect of any stock splits, reverse splits, combination, stock dividends or other events affecting the Class B Stock; or

                  (iii)    any combination of the foregoing.

              (c) If the Liberty Parties become entitled to acquire additional Class B Stock by purchase or exchange pursuant to the purchase rights contemplated by this Section 7A, United shall provide notice of such entitlement to Liberty within five Business Days after the issuance of any High-Vote Securities that alone or together with any prior issuances has reduced the voting power of the Liberty Parties' Equity Securities by ten percent or more. The right of the Liberty Parties to acquire additional Class B Stock shall then be contingent upon Liberty's (i) delivering a notice to United within ten days after receipt of United's notice, in which notice Liberty states that it or one or more other Liberty Parties or Controlled Affiliates will acquire additional Class B Stock pursuant to its purchase rights, and (ii) tendering the applicable consideration for such additional Class B Stock within 30 days after the later of receipt by Liberty of United's notice and the date of the issuance of High-Vote Securities that has reduced the voting power of the Liberty Parties' Equity Securities by ten percent or more (subject to extension for up to 60 additional days if required to obtain Governmental Approval or for any applicable waiting periods to expire or terminate).

              (d) Notwithstanding the foregoing, if United issues Class B Stock in any transaction in an amount such that, immediately following such issuance, the Persons who were holders of outstanding Equity Securities immediately prior to such issuance of Class B Stock then hold in the aggregate less than 30 percent of the voting power of United's outstanding Equity Securities in the election of directors generally, then the Liberty Parties will not have a right to restore or maintain their voting power in United pursuant to such purchase rights.

         Section 7B. Preemptive Rights -- Class A Securities.

              (a) If at any time after the execution and delivery of this Agreement United issues, grants or sells any Class A Securities, the Liberty Parties shall have the right, subject to applicable legal requirements (which United will use its best commercially reasonable efforts to cause to be satisfied or waived), but not the obligation, to acquire from United a portion of such Class A Securities up to an amount sufficient to permit the Liberty Parties to maintain the percentage of the total outstanding Common Stock represented by the Liberty Parties' Equity Securities immediately prior to the issuance of such Class A Securities, assuming for purposes of calculating such percentage that all Rights, if any, constituting Class A Securities held by the Liberty Parties or to be issued, granted or sold in such transaction have been duly converted, exchanged or exercised in full (whether or not then convertible, exchangeable or exercisable). If United desires to issue any Class A Securities, it will first give written notice (an "Issuance Notice") thereof to the Liberty Parties stating the number of Class A Securities proposed to be issued, granted or sold, the date such Class A Securities are proposed to be issued, granted or sold (which date shall be no more than 60 days nor less than 20 days after the date such Issuance Notice is delivered to Liberty), the total per share consideration to be received by United upon issue, grant or sale of such Class A Securities (which consideration may, in the case of an underwritten public offering for cash of Class A Stock or Rights convertible into or exchangeable or exercisable for Class A Stock, may be expressed as a range of per share prices (provided that such range shall be no more than the lesser of (A) 50% of the lowest price in such range and (B) $5 per share)) and any other material terms of the proposed transaction. Within 20 days following receipt of an Issuance Notice, any Liberty Party may exercise its rights under this Section 7B by giving written notice (a "Preemption Notice") to that effect to United, which notice shall specify the maximum number of Class A Securities that such Liberty Party elects to purchase. Failure to deliver a Preemption Notice within such 20 day period will constitute a waiver of the rights granted by this Section 7B as to the particular issuance of Class A Securities specified in the Issuance Notice.

              (b) The per share price to be paid upon exercise of the rights granted under this Section 7B with respect to any issuance, grant or sale of Class A Securities shall be the lower of the lowest per share consideration at which Class A Securities are issued, granted or sold in such issuance and the consideration per share specified in the applicable Issuance Notice. The consideration for which Class A Securities are offered or proposed to be offered will be determined as follows: (i) in case of the proposed issuance of Class A Securities for cash, the consideration per share will be the amount of cash per share to be received by United after any underwriting discounts and (ii) in the case of a proposed issuance of Class A Securities in whole or in part for consideration other than cash, the value of the consideration other than cash will be the fair market value of that consideration. The purchase price shall be payable in cash or such other form of consideration as may be reasonably acceptable to United, in an amount equal to the price per share of the Class A Securities so issued (which if paid other than in cash shall be the fair market value of the consideration so paid).

              (c) Upon delivery of a Preemption Notice in accordance with
Section 7B(a), United and the Liberty Parties delivering such Preemption Notice will enter into a purchase and sale agreement pursuant to which United will be obligated to sell and such Liberty Parties will be obligated to buy the Class A Securities specified in such Preemption Notice for the consideration per share determined in accordance with Section 7B(b). The parties will make representations and warranties customary for similar stock purchase transactions, including, in the case of United, representations that all filings made by it pursuant to the Exchange Act and the Securities Act are complete and accurate in all material respects, that the most recent financial statements provided by United to Liberty pursuant to Section 2(e) of the New United Covenant Agreement fairly present the financial condition and results of operations of United and its subsidiaries as of the dates and for the periods covered thereby and that United has no material undisclosed liabilities. There shall be no conditions to the parties' obligation to close such purchase and sale other than (1) the closing of the issuance, grant or sale of the balance of the Class A Securities covered by the Issuance Notice, (2) the absence of any material breach of any of the representations and warranties described above, assuming such representations and warranties had been made both on the date of the Issuance Notice and on the closing date of such purchase and sale agreement, and (3) in the case of the Liberty Parties' obligation to close, (A) the issuance, grant or sale of the balance of the Class A Securities specified in the Issuance Notice being on the terms specified therein (including, in the case of an underwritten public offering for cash of Class A Stock or Rights, the final price of such public offering being within the range set forth in the Issuance Notice) and (B) the issuance, grant or sale of such Class A Securities occurring within 20 days before or after the date specified therefor in the Issuance Notice.

              (d) Each issuance of Class A Securities to a Liberty Party must be on terms not less favorable to such Liberty Party than the most favorable terms on which United issues or proposes to issue in the transaction in connection with which the preemptive right is being exercised Class A Securities to any other Person (without discrimination based on differences in the number or amount of Class A Securities to be acquired). Without limiting the generality of the immediately preceding sentence, (i) each Liberty Party must be given the same options and rights of election, if any, as to the kind(s) or amount(s) of consideration to be paid or delivered for Class A Securities as any other purchaser is given or was proposed to be given in the Issuance Notice and (ii) the purchase price to be paid by each Liberty Party upon exercise of its rights under this Section 7B will be paid upon terms which are not less favorable than those on which the Class A Securities are sold to any other purchaser, unless those terms provide for payment in a manner which could not reasonably be duplicated by any Liberty Party, such as the transfer of specific property to United, in which event such payment will be in cash or such other form of consideration as may be reasonably acceptable to United, equal to the price per share of the Class A Securities so issued (which if paid other than in cash shall be the fair market value of the consideration so paid). The giving of an Issuance Notice shall constitute the representation and warranty by United to each Liberty Party that (A) the proposed issuance is not subject to conditions, contingencies or material terms not disclosed in the Issuance Notice or in the accompanying documents delivered therewith; and (B) neither the amount or kind of consideration offered by any other purchaser of the Class A Securities nor any other terms of the proposed issuance or of any other transaction or proposed transaction with such purchaser or any of its Affiliates have been established for the purpose of circumventing, increasing the cost of exercising or otherwise impairing the Liberty Parties' preemptive rights under this Section 7B.

              (e) Notwithstanding the foregoing, the Liberty Parties will not be entitled to acquire Class A Securities pursuant to this Section 7B with respect to (i) any issuance or sale of Class A Securities in connection with the acquisition of a business (A) from a third party that is not an Affiliate of United or of any Founder and (B) that is directly related to the then existing businesses conducted by United and its Controlled Affiliates, (ii) any issuance or grant of options to purchase shares of Class A Stock to employees of United pursuant to an employee benefit plan approved by the Board, but only to the extent that the percentage of the total outstanding Class A Stock issued and issuable pursuant to all options to purchase shares of Common Stock granted pursuant to all such employee benefit plans (irrespective of when such options were issued) does not exceed 10% of the total outstanding Common Stock of United, (iii) Equity Securities issued as a dividend to all holders of Equity Securities or upon any subdivision or combination of all shares of Equity Securities, or (iv) any issuance of Class A Stock pursuant to the exercise of Rights as to which the Liberty Parties shall have been afforded the opportunity to exercise their preemptive rights pursuant to this Section 7B.

              (f) If the Liberty Parties waive or are deemed to have waived the preemptive rights granted under this Section 7B with respect to any proposed issuance of Class A Securities specified in an Issuance Notice, then United shall be free to issue, sell or grant the Class A Securities described in such Issuance Notice without the participation of any Liberty Party; provided that such issuance, sale or grant closes within 60 days after the date of the applicable Issuance Notice and is on terms no more favorable to any purchaser than the terms proposed in such Issuance Notice. United shall not issue, sell or grant any Class A Securities after any such 60 day period without again complying with this Section 7B. The provisions of this Section 7B shall apply successively to each and every issuance of Class A Securities.

         Section 8. Representations and Warranties.

         Each of the Liberty Parties, severally and not jointly, on the one hand, and United, on the other, represent and warrant to each other as of the date of this Agreement as follows:

              (a) Such party has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement, and this Agreement constitutes such party's valid and binding obligation, enforceable in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

              (b) Such party has obtained all authorizations, permits, approvals or consents of any Persons, including all authorizations, permits, approvals or consents of any Governmental Authorities, necessary to enter into and perform its obligations under this Agreement, except as would not, individually or in the aggregate, adversely affect such party's ability to perform its obligations under this Agreement.

              (c) This Agreement and the transactions it contemplates do not conflict with any applicable Law or any agreement to which it is a party or constitute a default under any such agreement, except as would not, individually or in the aggregate, adversely affect such party's ability to perform its obligations under this Agreement.

         Section 9. Legend.

              (a) United shall cause a legend substantially similar to the following effect to be placed on each certificate representing any Equity Securities or Rights issued to each Liberty Party or its Affiliates:

              "The securities represented by this certificate are subject to a Stockholders Agreement and a Standstill Agreement, each dated as of ________ __, 2002, copies of which are available from UnitedGlobalCom, Inc. upon request, and any sale, pledge, hypothecation, transfer, assignment or other disposition of such securities is subject to such Stockholders Agreement and Standstill Agreement."

              (b) Upon surrender to United of any certificate representing any Equity Securities or Rights disposed of by a Liberty Party in a transaction described in Section 5(a)(ii) or (v), or in clauses (ii), (iii) or (iv) of the definition of Transfer in Section 1, United shall promptly cause to be issued
(i) to the transferee or transferees of such Equity Securities or Rights one or more certificates without the legend set forth in Section 9(a) and (ii) to the holder of Equity Securities or Rights represented by such certificates so surrendered one or more certificates representing such Equity Securities or Rights, if any, as shall not have been so disposed of, with the legend set forth in Section 9(a). Upon termination of this Agreement pursuant to Section 11 below and the surrender to United of any certificate representing Equity Securities or Rights, United shall cause to be issued to the holder of such Equity Securities or Rights one or more certificates without the legend set forth in Section 9(a).

         Section 10. Remedies. Each of the parties acknowledges and agrees that in the event of any breach of this Agreement, the nonbreaching party would be irreparably harmed and could not be made whole by monetary damages. Accordingly, the parties to this Agreement, in addition to any other remedy to which they may be entitled hereunder or at law or in equity, shall be entitled to compel specific performance of this Agreement.

         Section 11. Termination. The provisions of this Agreement other than Sections 4, 7A and 7B will expire on June 25, 2010, provided that this Agreement will terminate in its entirety (except as provided in the following sentence) at such time (whether earlier or later) as the Stockholders Agreement terminates in accordance with its terms or by the mutual consent of the Controlling Principals and Liberty. United's obligations under Section 9(b) shall survive the termination of this Agreement.

         Section 12. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing, shall be deemed to have been duly given when delivered personally or, sent by telecopy, or recognized service providing for guaranteed delivery, addressed as follows:

              (a) If to United, to it at:

                           UnitedGlobalCom, Inc.
                           4643 South Ulster Street
                           Suite 1300
                           Denver, Colorado  80237
                           Attention: President
                           Fax:(303) 770-4207

                  with copies to:

                           UnitedGlobalCom, Inc.
                           4643 South Ulster Street
                           Suite 1300
                           Denver, Colorado  80237
                           Attention: General Counsel
                           Fax:  (303) 770-4207

                  and to

                           Holme Roberts & Owen LLP
                           1700 Lincoln, Suite 4100
                           Denver, Colorado  80203
                           Attention:  W. Dean Salter, Esq.
                           Fax:  (303) 866-0200

              (b) If to the Liberty Parties, to:

                           Liberty Media Corporation
                           12300 Liberty Blvd.
                           Englewood, Colorado 80112
                           Attention:  President
                           Fax:(720) 875-5382

                  with copies to:

                           Liberty Media Corporation
                           12300 Liberty Blvd.
                           Englewood, Colorado 80112
                           Attention:  Elizabeth M. Markowski, Esq.
                           Fax:(720) 875-5858
                  and to

                           Baker Botts LLP
                           599 Lexington Avenue
                           New York, New York  10022
                           Attention:  Robert W. Murray, Esq.
                           Fax:  (212) 705-5125

or to such other person or address or addresses as Liberty or United shall specify by notice in accordance with this Section 12. Liberty shall be responsible for distributing any notices it receives to the Liberty Parties, as necessary. All notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery or on the first Business Day after delivery was guaranteed by a recognized delivery service, except that any change of address shall be effective only upon actual receipt. Written notice given by telecopy shall be deemed effective when confirmation is received by the sending party. Delivery shall be deemed to have been made to each Liberty Party on the date that delivery is made to Liberty at the address specified above (as it may be changed as provided herein).

         Section 13. Entire Agreement. This Agreement, together with the other Transaction Agreements and the Merger Agreement, contains all the terms and conditions agreed upon by the parties hereto, and no other agreements (except to the extent referenced hereby), oral or otherwise, regarding the subject matter hereof shall have any effect unless in writing and executed by the parties after the date of this Agreement.

         Section 14. Applicable Law, Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by Colorado law without regard to conflict of law rules. The parties hereby irrevocably submit to the jurisdiction of any Colorado State or United States Federal court sitting in Colorado, and only a State or Federal court sitting in Colorado will have any jurisdiction over any action or proceeding arising out of or relating to this Agreement or any agreement contemplated hereby, and the undersigned hereby irrevocably agree that all claims in respect of such action or proceeding shall be heard and determined in such a State or Federal court. The undersigned further waive any objection to venue in such State and any objection to any action or proceeding in such State on the basis of a non-convenient forum. Each party hereby IRREVOCABLY WAIVES ANY RIGHT TO A TRIAL BY JURY in any proceeding brought with respect to this Agreement or the transactions contemplated hereby.

         Section 15. Headings. The headings in this Agreement are for convenience only and are not to be considered in interpreting this Agreement.

         Section 16. Counterpart Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which will constitute a single agreement.

         Section 17. Parties in Interest. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto, their Permitted Transferees, in the case of the Liberty Parties, and their permitted successors and assigns any benefits, rights or remedies. Except as contemplated by the definitions of "Liberty" and "Transfer" neither this

Agreement nor the rights or obligations of any party may be assigned or delegated (other than, in the case of a Liberty Party, to a Permitted Transferee), by operation of law or otherwise without the prior written consent of Liberty and United.

         Section 18. Severability. The invalidity or unenforceability of any provision of this Agreement in any application shall not affect the validity or enforceability of such provision in any other application or the validity or enforceability of any other provision.

         Section 19. Waivers and Amendments. No waiver of any provision of this Agreement shall be deemed a further or continuing waiver of that provision or a waiver of any other provision of this Agreement. This Agreement may not be amended except in a writing signed by United and Liberty. The Board, by majority vote, may in it sole discretion waive any provision of this Agreement that imposes obligations on or restricts the rights of or actions by the Liberty Parties.

         Section 20. Interpretation. As used herein, except as otherwise indicated herein or as the context may otherwise require, the words "include," "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; the words "hereof," "herein," "hereunder" and comparable terms refer to the entirety of this Agreement and not to any particular article, section or other subdivision hereof; any pronoun shall include the corresponding masculine, feminine and neuter forms; the singular includes the plural and vice versa; references to any agreement or other document are to such agreement or document as amended and supplemented from time to time; references to any statute or regulation are to it as amended and supplemented from time to time, and to any corresponding provisions of successor statutes or regulations; references to "Article," "Section" or another subdivision are to an article, section or subdivision hereof; and all references to "the date hereof," "the date of this Agreement" or similar terms (but excluding references to the date of execution hereof) refer to the date first above written, notwithstanding that the parties may have executed this Agreement on a later date. Any reference herein to a "day" or number of "days" (without the explicit qualification of "Business") shall be deemed to refer to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice may be taken or given on the next succeeding Business Day.

         Section 21. Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.





                            [signature page follows]

         Executed as of the date first set forth above.



                             UNITEDGLOBALCOM, INC.,
                             a Delaware corporation


                             By:   -------------------------------------------
                             Its:
                                   -------------------------------------------

                             LIBERTY MEDIA CORPORATION,
                             a Delaware corporation


                             By:   -------------------------------------------
                             Its:
                                   -------------------------------------------


                             LIBERTY GLOBAL, INC.,
                             a Delaware corporation

                             By:   -------------------------------------------
                             Its:
                                   -------------------------------------------




                    [signature page to Standstill Agreement]

================================================================================

                                                                    EXHIBIT 7.11





                          REGISTRATION RIGHTS AGREEMENT




                                      AMONG



                           NEW UNITEDGLOBALCOM, INC.,



                            LIBERTY MEDIA CORPORATION



                                       AND



                              LIBERTY GLOBAL, INC.








                          DATED AS OF [________], 2002






================================================================================

                                TABLE OF CONTENTS



ARTICLE I DEFINITIONS.......................................................1
     1.1   Definitions......................................................1
     1.2   Internal References..............................................3

ARTICLE II REGISTRATION RIGHTS..............................................3
     2.1   Demand Registration..............................................3
     2.2   Piggyback Registration...........................................5

ARTICLE III REGISTRATION PROCEDURES.........................................7
     3.1   Filings; Information.............................................7
     3.2   Registration Expenses...........................................10

ARTICLE IV INDEMNIFICATION AND CONTRIBUTION................................10
     4.1   Indemnification by the Company..................................10
     4.2   Indemnification by Selling Holders..............................11
     4.3   Conduct of Indemnification Proceedings..........................11
     4.4   Contribution....................................................12

ARTICLE V MISCELLANEOUS....................................................13
     5.1   Participation in Underwritten Registrations.....................13
     5.2   Rule 144........................................................13
     5.3   Holdback Agreements.............................................14
     5.4   Termination.....................................................14
     5.5   Amendments, Waivers, Etc. ......................................14
     5.6   Counterparts....................................................14
     5.7   Entire Agreement................................................14
     5.8   Governing Law...................................................14
     5.9   Assignment of Registration Rights...............................15
     5.10  Notices.........................................................15
     5.11  Interpretation..................................................16

                          REGISTRATION RIGHTS AGREEMENT

                  This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), is entered into as of [___________], 2002, by and among New UnitedGlobalCom, Inc., a Delaware corporation (the "Company"), Liberty Media Corporation, a Delaware corporation ("Liberty Media"), and Liberty Global, Inc. a Delaware corporation ("Liberty Global").

                  The Company, UnitedGlobalCom, Inc., a Delaware corporation ("United"), United/New United Merger Sub, Inc., a Delaware corporation ("MergerSub"), Liberty Global, Liberty Media International, Inc., a Delaware corporation ("LMINT"), Liberty Media and certain stockholders of United (the "Founders") are parties to an Agreement and Plan of Reorganization and Merger, dated as of December 3, 2001 (the "Merger Agreement"), pursuant to which the parties thereto will effect a transaction in which, among other things, (a) the Founders and Liberty Global will contribute or cause to be contributed all of the shares of Class B Common Stock, par value $0.01 per share, of United held by them and Liberty Media will contribute or cause to be contributed certain shares of Class A Common Stock, par value $0.01 per share, of United held, directly or indirectly, by it to the Company in exchange for an equal number of shares of the Company's Class B Common Stock, par value $0.01 per share ("Class B Stock") (in the case of the Founders), or Class C Common Stock, par value $0.01 per share ("Class C Stock") (in the case of Liberty Global), (b) the Company will acquire United by means of a merger of Merger Sub with and into United, and (c) Liberty Media will contribute, or cause to be contributed, cash and certain debt securities to the Company in exchange for additional shares of Class C Stock; and

                  WHEREAS, it is a condition precedent to the closing of the transactions contemplated by the Merger Agreement that the parties hereto execute and deliver this Agreement;

                  NOW THEREFORE, in consideration of the premises, mutual promises and covenants contained in this Agreement and intending to be legally bound, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

1.1 DEFINITIONS.

         Terms defined in the Merger Agreement are used herein as therein defined except as otherwise indicated below. In addition, the following terms, as used herein, have the following meanings:

                  "Class A Stock" means the Company's Class A Common Stock, par value $0.01 per share.

                  "Class B Stock" has the meaning set forth in the recitals hereof.

                  "Class C Stock" has the meaning set forth in the recitals hereof.

                  "Demand Registration" means a registration under the Securities Act requested in accordance with Section 2.1.

                  "Initial Amount" means the number of shares of Class A Stock beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by the Liberty Holders, calculated without giving effect to any conditions to the conversion of any securities of the Company, immediately following the Closing (as adjusted for stock splits, reverse splits, stock dividends, reclassifications, recapitalizations and similar events affecting the Class A Stock).

                  "Liberty Holders" means each of Liberty Media, Liberty Global, their respective Affiliates and any direct or indirect transferee of any Registrable Securities held by any of such Persons.

                  "Liberty Media" means Liberty Media Corporation, a Delaware corporation.

                  "Piggyback Registration" has the meaning set forth in Section 2.2.

                  "Registrable Securities" means all securities of the Company or of any successor to the Company (by reason of merger, share exchange, sale of all or substantially all the assets of the Company or otherwise) now owned or hereafter acquired by any Liberty Holder. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) such securities shall have been transferred or disposed of pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, new certificates therefor not bearing a legend restricting further transfer shall have been delivered by the Company and the subsequent transfer or disposition of such securities shall not require their registration or qualification under the Securities Act or any similar state law then in force or (ii) such securities shall have ceased to be outstanding.

                  "Requesting Holders" means the Liberty Holders requesting a Demand Registration and shall include Liberty Holders deemed "Requesting Holders" pursuant to Section 2.1(c).

                  "Rule 144" means Rule 144 (or any successor rule of similar effect) promulgated under the Securities Act.

                  "Selling Holder" means any Liberty Holder that is selling Registrable Securities pursuant to a public offering registered hereunder.

                  "Shelf Registration" means a registration of shares to be sold on a continuous or delayed basis pursuant to Rule 415 under the Securities Act (or any successor provision thereto).

                  "Underwriter" means a securities dealer that purchases any Registrable Securities as principal and not as part of such dealer's market-making activities.

1.2 INTERNAL REFERENCES

         Unless the context indicates otherwise, references to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Agreement, and references to the parties shall mean the parties to this Agreement.

                                   ARTICLE II

                               REGISTRATION RIGHTS

2.1 DEMAND REGISTRATION.

                  (a) Liberty Media or its designee, on behalf of the Liberty Holders, shall be entitled to make written requests from time to time for Demand Registration of all or any part of the Registrable Securities held by the Liberty Holders, provided that each such Demand Registration must be in respect of Registrable Securities representing not less than the lower of (A) 10% of the Initial Amount or, with respect to Registrable Securities other than shares of Class A Stock, a number of such other securities having a fair market value (based on the average of the closing prices of such securities on the principal stock exchange or interdealer quotation system on which such securities are traded for the five consecutive trading days immediately preceding the date of the written request for such Demand Registration or, if such securities are not publicly traded, as determined in good faith by the Company's Board of Directors) equal to at least 10% of the product of (x) the Initial Amount, multiplied by (y) the average of the closing prices of the Class A Stock on the principal stock exchange or interdealer quotation system on which the Class A Stock is traded for the same five trading day period or (B) all of the Registrable Securities held by the Liberty Holders. Notwithstanding the foregoing, the Company shall not be obligated to effect more than a total of five (5) Demand Registrations and Liberty Media and any designee of Liberty Media may make no more than two requests for a Demand Registration in any 12-month period.

                  (b) Any request for a Demand Registration will specify the aggregate number and kind of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. A registration will not count as a Demand Registration until it has become effective and at least 90% of the Registrable Securities requested to be included in such Demand Registration have been registered and sold.

                  (c) Upon receipt of any request for a Demand Registration by Liberty Media or its designee, the Company shall promptly (but in any event within ten days) give written notice of such proposed Demand Registration to each of the Liberty Holders that, according to the stock transfer book of the Company, holds Registrable Securities, and all such Liberty Holders (including their respective direct or indirect transferees) shall have the right, exercisable by written notice to the Company within 20 days of their receipt of the Company's notice, to elect to include in such Demand Registration such portion of their Registrable Securities as they may request. All such Persons requesting to have their Registrable Securities included in a Demand Registration in accordance with the preceding sentence shall be deemed to be "Requesting Holders" for purposes of this Section 2.1.

                  (d) If Liberty Media or its designee so elects, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of a "firm commitment" underwritten offering. The Company shall have the right to select the Underwriters to be used in connection with any offering under this Section 2.1, provided that such Underwriters, including the managing Underwriters, shall be reasonably satisfactory to the Requesting Holders that hold a majority of the Registrable Securities requested to be included in such Demand Registration. Any request for Demand Registration may specify that Registrable Securities are to be sold pursuant to a Shelf Registration.

                  (e) The Company will have the right to preempt any Demand Registration with a primary registration by giving written notice, within ten Business Days after the request for such Demand Registration was given, of such intention to Liberty Media indicating that the Company has identified a specific business need and use for the proceeds of the sale of such securities and had contemplated such sale of securities prior to the date such written request was given, and the Company shall use commercially reasonable efforts to effect a primary registration within 90 days of such notice. In the ensuing primary registration, the Liberty Holders will have the Piggyback Registration rights set forth in Section 2.2 hereof. If the Company thereafter decides to abandon its intention to pursue such sale of securities, it shall give notice thereof to Liberty Media within two Business Days following the Company's decision. The Company may exercise the right to preempt a Demand Registration only once in each 360-day period; provided, that during each 360-day period the Company shall use its reasonable best efforts to permit a period of at least 180 consecutive days during which the Liberty Holders may effect a Demand Registration.

                  (f) If a Demand Registration involves an underwritten offering and the managing Underwriter(s) advise the Company and the Requesting Holders in writing that, in its opinion, the number of securities requested to be included in such registration (including securities of the Company that are not Registrable Securities) exceeds the number that can be sold in such offering without adversely affecting the price of the offering, the Company will include in such registration the Registrable Securities requested to be included in such registration. If the number of Registrable Securities requested to be included in such registration exceeds the number that, in the opinion of such managing underwriter, can be sold in such offering, the number of such Registrable Securities to be included in such Demand Registration shall be allocated pro rata among all Requesting Holders on the basis of the relative number of Registrable Securities then held by each such Requesting Holder (provided that the number of Registrable Securities thereby allocated to any Requesting Holder for inclusion in such Demand Registration that exceeds such Requesting Holder's request shall be reallocated among the remaining Requesting Holders in like manner) or in such other manner as the Requesting Holders may agree. If the number of Registrable Securities requested to be included in such Demand Registration is less than the number that, in the opinion of the managing Underwriter(s), can be sold in such offering without adversely affecting the price of the offering, the Company may include in such registration the securities the Company proposes to sell up to the number of securities that, in the opinion of the managing Underwriter(s), can be so sold in such offering. If the number of Registrable Securities requested to be included in such Demand Registration plus the number of securities proposed to be included in such Demand Registration by the Company is less than the number that, in the opinion of the managing Underwriter(s), can be sold in such offering without adversely affecting the price of the offering, the securities requested to be included in such Demand Registration by other Persons whose requests have been approved by the Company may be included in such Demand Registration up to the number of securities that, in the opinion of the managing Underwriter(s), can be so sold. If any Registrable Securities requested to be registered pursuant to a Demand Registration under this Section 2.1 are excluded from registration hereunder, then the Liberty Holder(s) having Registrable Securities excluded shall have the right to withdraw all, or any part, of their Registrable Securities from such registration prior to its effectiveness.

2.2 PIGGYBACK REGISTRATION

                  (a) If the Company proposes to file a registration statement under the Securities Act with respect to an offering of securities for the account of any Person other than a Liberty Holder or for its own account (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission)), the Company shall give written notice of such proposed filing to the Liberty Holders as soon as reasonably practicable (but in no event less than 15 days before the anticipated filing date), undertaking to provide each Liberty Holder the opportunity to register on the same terms and conditions such number of Registrable Securities as such Liberty Holder may request (a "Piggyback Registration"). Each Liberty Holder will have five Business Days after any such notice is given to notify the Company as to whether it wishes to participate in a Piggyback Registration (which notice shall not be deemed to be a request for a Demand Registration); provided that should a Liberty Holder fail to provide timely notice to the Company, such Holder will forfeit any rights to participate in the Piggyback Registration with respect to such proposed offering. If the registration statement is filed on behalf of a Person other than the Company, the Company will use its best efforts to have the amount of Registrable Securities that the Liberty Holders wish to sell included in the registration statement. If the Company or the Person for whose account such offering is being made shall determine in its sole discretion not to register or to delay the proposed offering, the Company may, at its election, provide written notice of such determination to the Liberty Holders and (i) in the case of a determination not to effect the proposed offering, shall thereupon be relieved of the obligation to register such Registrable Securities in connection therewith, and (ii) in the case of a determination to delay a proposed offering, shall thereupon be permitted to delay registering such Registrable Securities for the same period as the delay in respect of the proposed offering. If the Piggyback Registration involves an underwritten public offering, any Liberty Holder that requested that Registrable Securities be included therein may elect, by written notice given to the Company prior to the effective date of the registration statement therefor, not to register such Registrable Securities in connection with such Piggyback Registration. As between the Company and the Selling Holders, the Company shall be entitled to select the Underwriters in connection with any Piggyback Registration.

                  (b) If a Piggyback Registration involves an underwritten offering and the managing Underwriter(s) advise the Company in writing that, in its opinion, the amount of securities requested to be included in such registration by all selling securityholders and the Company, if applicable, exceeds the amount which can be sold in such offering without adversely affecting the price of such offering, then the Company will include in such Piggyback Registration (A) if such Piggyback Registration relates to a primary offering initiated by the Company, (i) first, the securities proposed to be sold by the Company, (ii) second, to the extent the number of securities proposed to be included in such Piggyback Registration by the Company is less than the number of securities which the Company has been advised by the managing Underwriter(s) can be sold in such offering without having the adverse effect referred to above, the Registrable Securities requested to be included in such Piggyback Registration by the Liberty Holders (provided that if the number of such Registrable Securities, in combination with the number of securities proposed to be included in such Piggyback Registration by the

Company, exceeds the number which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the number of such Registrable Securities included in such Piggyback Registration shall be allocated pro rata among all such Liberty Holders on the basis of the relative number of Registrable Securities that each of the Liberty Holders has requested to be included in such Piggy Registration or in such other manner as such Liberty Holders may agree); and (B) if such Piggyback Registration relates to a secondary offering initiated by any Person other than a Liberty Holder, (i) first, the securities requested to be included in such registration by such other Person (to the extent that the number of such securities does not exceed the number of securities which the Company has been advised by the managing Underwriter(s) can be sold in such offering without having the adverse effect described above), (ii) second, to the extent the number of securities requested to be included in such registration by such other Person is less than the number of securities which the Company has been advised by the managing Underwriter(s) can be sold in such offering without having the adverse effect referred to above, the Registrable Securities requested to be included in such Piggyback Registration by the Liberty Holders (provided that if the number of such Registrable Securities, in combination with the securities of such other Person to be included in such Piggyback Registration, exceeds the number which the Company has been advised by the managing Underwriter(s) can be sold in such offering without having the adverse effect referred to above, the number of such Registrable Securities of the Liberty Holders included in such Piggyback Registration shall be allocated pro rata among all such Liberty Holders on the basis of the relative number of Registrable Securities each such Liberty Holder has requested to be included in such Piggyback Registration or in such other manner as such Liberty Holders may agree) and (iii) third, to the extent the sum of the number of securities requested to be included in such Piggyback Registration by such other Person plus the number of Registrable Securities proposed to be included in such Piggyback Registration by the Liberty Holders is less than the number of securities which the Company has been advised by the managing Underwriter(s) can be sold in such offering without having the adverse effect referred to above, the securities proposed to be sold by the Company (to the extent that the number of such securities does not exceed, in combination with the securities of such other Person and the Liberty Holders to be included in such Piggyback Registration, the number of securities which the Company has been advised by the managing Underwriter(s) can be sold in such offering without having the adverse effect described above). If as a result of the provisions of this Section 2.2(b) any Liberty Holder is not entitled to include all Registrable Securities in a Piggyback Registration that such Liberty Holder has requested to be so included, such Liberty Holder may withdraw such Liberty Holder's request to include Registrable Securities in such Piggyback Registration prior to its effectiveness.

                  (c) The Company shall not grant any piggyback registration or similar rights to any Person that would provide such Person with piggyback registration or similar rights that are senior to or pari passu with the rights granted to the Liberty Holders hereunder.

                                  ARTICLE III

                             REGISTRATION PROCEDURES

3.1 FILINGS; INFORMATION

         In connection with the registration and offering of Registrable Securities pursuant to Sections 2.1 and 2.2 hereof, the Company will use its reasonable best efforts to effect the registration and offering of such Registrable Securities as promptly as is reasonably practicable, and in connection with any such request:

                  (a) The Company will expeditiously prepare and file with the Commission a registration statement on any form for which the Company then qualifies and that counsel for the Company shall deem appropriate and available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such filed registration statement to become and remain effective for such period, not to exceed 180 days (or two years, in the case of a Shelf Registration), as may be reasonably necessary to effect the sale of the Registrable Securities registered thereunder; provided that if the Company shall furnish to the Selling Holders a certificate signed by the Company's Chairman, President or any Executive Vice-President or Vice-President stating that the Company's Board of Directors has determined in good faith that it would be detrimental or otherwise disadvantageous to the Company or its stockholders for such a registration statement to be filed as expeditiously as possible or for Registrable Securities to be offered pursuant to an effective Shelf Registration, because the disclosure of information in any related prospectus or prospectus supplement would materially interfere with any acquisition, financing or other material event or transaction which is then intended and the public disclosure of which at the time would be materially prejudicial to the Company, the Company may postpone the filing or effectiveness of a registration statement or any offering of Registrable Securities pursuant to an effective Shelf Registration for a period of not more than 90 days; provided that during each 360-day period the Company shall use its reasonable best efforts to permit a period of at least 180 consecutive days during which the Company will effect the registration of Registrable Securities or any offering of Registrable Securities pursuant to an effective Shelf Registration in accordance with this Agreement; and provided, further, that if (i) the effective date of any registration statement filed pursuant to a Demand Registration would otherwise be at least 45 calendar days, but fewer than 90 calendar days, after the end of the Company's fiscal year, and (ii) the Securities Act requires the Company to include audited financials as of the end of such fiscal year, the Company may delay the effectiveness of such registration statement for such period as is reasonably necessary to include therein its audited financial statements for such fiscal year.

                  (b) The Company will, if requested, prior to filing such registration statement or any amendment or supplement thereto, furnish to the Selling Holders, and each applicable managing Underwriter, if any, copies thereof, and thereafter furnish to the Selling Holders and each such Underwriter, if any, such number of copies of such registration statement, amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such registration statement (including each preliminary prospectus) as the Selling Holders or each such Underwriter may reasonably request in order to facilitate the sale of the Registrable Securities by the Selling Holders.

                  (c) After the filing of the registration statement, the Company will promptly notify the Selling Holders of any stop order issued or, to the Company's knowledge, threatened to be issued by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

                  (d) The Company will use its commercially reasonable efforts to qualify the Registrable Securities for offer and sale under such other securities or blue sky laws of the appropriate jurisdictions in the United States; keep each such registration or qualification (or exemption therefrom) effective during the period in which such registration statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable each Selling Holder to consummate the disposition of the Registrable Securities owned by such Selling Holder in such jurisdictions; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph 3.1(d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction.

                  (e) The Company will as promptly as is practicable notify the Selling Holders, at any time when a prospectus relating to the sale of the Registrable Securities is required by law to be delivered in connection with sales by an Underwriter or dealer, of the occurrence of any event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and promptly make available to the Selling Holders and to the Underwriters any such supplement or amendment. Upon receipt of any notice of the occurrence of any event of the kind described in the preceding sentence, Selling Holders will forthwith discontinue the offer and sale of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt by the Selling Holders and the Underwriters of the copies of such supplemented or amended prospectus and, if so directed by the Company, the Selling Holders will deliver to the Company all copies, other than permanent file copies then in the possession of Selling Holders, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective as provided in Section 3.1(a) hereof by the number of days during the period from and including the date of the giving of such notice to the date when the Company shall make available to the Selling Holders such supplemented or amended prospectus.

                  (f) The Company will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions (including, without limitation, participation in road shows and investor conference calls) as are required in order to expedite or facilitate the sale of such Registrable Securities.

                  (g) At the request of any Underwriter in connection with an underwritten offering the Company will furnish (i) an opinion of counsel, addressed to the Underwriters, covering such customary matters as the managing Underwriter may reasonably request and (ii) a comfort letter or comfort letters from the Company's independent public accountants covering such customary matters as the managing Underwriter may reasonably request.

                  (h) If requested by the managing Underwriter or any Selling Holder, the Company shall promptly incorporate in a prospectus supplement or post-effective amendment such information concerning the Underwriters or Selling Holders as the managing Underwriter or any Selling Holder reasonably requests to be included therein, including without limitation, with respect to the Registrable Securities being sold by such Selling Holder, the purchase price being paid therefor by the Underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post effective amendment.

                  (i) The Company shall promptly make available for inspection by any Selling Holder or Underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any such Selling Holder or Underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement; provided, however, that unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this subparagraph (i) if
(A) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (B) if either (1) the Company has requested and been granted from the Commission confidential treatment of such information contained in any filing with the Commission or documents provided supplementally or otherwise or (2) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing, unless prior to furnishing any such information with respect to (A) or
(B) such Holder of Registrable Securities requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions; provided further, however, that each Holder of Registrable Securities agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

                  (j) The Company shall cause the Registrable Securities included in any registration statement to be (i) listed on each securities exchange, if any, on which similar securities issued by the Company are then listed, or (ii) authorized to be quoted and/or listed (to the extent applicable) on the Nasdaq National Market if the Registrable Securities so qualify.

                  (k) The Company shall provide a CUSIP number (if one has not already been provided) for the Registrable Securities included in any registration statement not later than the effective date of such registration statement.

                  (l) The Company shall cooperate with each Selling Holder and each Underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.

                  (m) The Company shall during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

                  (n) The Company will make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

         The Company may require Selling Holders promptly to furnish in writing to the Company such information regarding such Selling Holders, the plan of distribution of the Registrable Securities and other information as the Company may from time to time reasonably request or as may be legally required in connection with such registration.

3.2 REGISTRATION EXPENSES

         In connection with any registration effected hereunder, the Company shall pay all expenses incurred in connection with such registration (the "Registration Expenses") including the following: (i) registration and filing fees with the Commission and the National Association of Securities Dealers, Inc., (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) fees and expenses incurred in connection with the listing or quotation of the Registrable Securities, (v) fees and expenses of counsel to the Company and the reasonable fees and expenses of independent certified public accountants for the Company (including fees and expenses associated with the special audits or the delivery of comfort letters), (vi) the reasonable fees and expenses of any additional experts retained by the Company in connection with such registration,
(vii) all roadshow costs and expenses not paid by the Underwriters and (viii) the reasonable fees and expenses of counsel for the Selling Holders. The Company shall not be responsible for any underwriting discounts, selling commissions or stock transfer taxes applicable to the sale of Registrable Securities.

                                   ARTICLE IV

                        INDEMNIFICATION AND CONTRIBUTION

4.1 INDEMNIFICATION BY THE COMPANY

         The Company agrees to indemnify and hold harmless each Selling Holder and its Affiliates and their respective officers, directors, partners, stockholders, members, employees, agents and representatives and each Person (if any) that controls a Selling Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys' fees) caused by, arising out of, resulting from or related to any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by or based upon any information furnished in writing to the Company by or on behalf of such Selling Holder expressly for use therein or by the Selling Holder's failure to deliver a copy of the final prospectus after the Company has furnished the Selling Holder with copies of the same and such final prospectus corrected errors or omissions in a preliminary prospectus that are the basis of such losses, claims, damages or liabilities. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Selling Holder or its Affiliates and shall survive the transfer of the Registrable Securities by such Selling Holder.

4.2 INDEMNIFICATION BY SELLING HOLDERS

         Each Selling Holder agrees to indemnify and hold harmless the Company, its officers and directors, and each Person, if any, that controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Selling Holder, but only with reference to information furnished in writing by or on behalf of such Selling Holder expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Each such Selling Holder's liability under this Section 4.2 shall be limited to an amount equal to the net proceeds (after deducting the underwriting discount and expenses) received by such Selling Holder from the sale of such Registrable Securities by such Selling Holder. The obligation of each Selling Holder shall be several and not joint.

4.3 CONDUCT OF INDEMNIFICATION PROCEEDINGS

         In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 4.1 or Section 4.2, such Person (the "Indemnified Party") shall promptly so notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing; provided that the failure of the Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article IV with respect to such proceeding except to the extent that the Indemnifying Party is actually and materially prejudiced by such failure to give notice. The Indemnifying Party shall be entitled to participate in such proceeding and, subject to the following sentence, assume the defense thereof with counsel retained by the Indemnifying Party (the fees and expenses of which counsel shall be paid by the Indemnifying Party) provided that such counsel is reasonably satisfactory to the Indemnified Party. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but, after notice from the Indemnifying Party of its election to assume the defense of such proceeding and of its retention of counsel reasonably satisfactory to the Indemnified Party whose representation of the Indemnified Party would not present such counsel with a conflict of interest, the

Indemnifying Party shall not be liable for the fees and expenses of separate counsel retained by the Indemnified Party subsequently incurred in connection with the defense of such proceeding (other than reasonable costs of investigation), unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such separate counsel or (ii) the named parties to or targets of any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not be entitled to assume the defense of such proceeding on the Indemnified Party's behalf). It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent (not to be unreasonably withheld), or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No Indemnifying Party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect of such claim or proceeding.

4.4 CONTRIBUTION

         If the indemnification provided for in this Article IV is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities in respect of which indemnity is to be provided hereunder, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall to the fullest extent permitted by law contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of such party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and a Selling Holder shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and each Selling Holder agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article IV, no Selling Holder shall be required to contribute any amount in excess of the amount by which the net proceeds of the offering (after deducting the underwriting discount and expenses) received by such Selling Holder exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                                   ARTICLE V

                                  MISCELLANEOUS

5.1 PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

         No Person may participate in any underwritten registered offering contemplated hereunder unless such Person (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements, (b) completes and executes all questionnaires, powers of attorney, custody arrangements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement and (c) furnishes in writing to the Company such information regarding such Person, the plan of distribution of the Registrable Securities and other information as the Company may from time to time request or as may be legally required in connection with such registration; provided, however, that no such Person shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Person's ownership of his or its Registrable Securities to be sold or transferred free and clear of all liens, claims and encumbrances, (ii) such Person's power and authority to effect such transfer and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested; provided further, however, that the obligation of such Person to indemnify pursuant to any such underwriting agreements shall be several, not joint and several, among such Persons selling Registrable Securities, and the liability of each such Person will be in proportion to, and provided further that such liability will be limited to, the net amount received by such Person from the sale of such Person's Registrable Securities pursuant to such registration.

5.2 RULE 144

         The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as the Liberty Holders may reasonably request to the extent required from time to time to enable the Liberty Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Liberty Holder, the Company will deliver to such Liberty Holder a written statement as to whether it has complied with such reporting requirements.

5.3 HOLDBACK AGREEMENTS

         For so long as the Liberty Holders own 10% or more of any class of capital stock of the Company, subject to their rights pursuant to Sections 2.1 and 2.2 hereof, each Liberty Holder and the Company agrees that if requested by the managing Underwriters in an underwritten public offering of equity securities of the Company (including debt securities convertible or exchangeable for such equity securities), whether for the account of the Company or another Person, it will not effect any public offer to sell, sale or distribution, including pursuant to Rule 144 under the Securities Act, of any equity security of the Company (or any such convertible or exchangeable debt security), in each case other than as part of such underwritten public offering and subject to other customary exceptions, during the seven days prior to, and during the 180-day period (or such lesser period as the managing Underwriters may require) beginning on the effective date of the registration statement for such underwritten offering (or, in the case of an offering pursuant to a Shelf Registration, the pricing date for such underwritten offering), provided that in connection with such underwritten offering each officer and director of the Company and each Founder is subject to restrictions identical to those imposed on the Liberty Holders.

5.4 TERMINATION

         The registration rights granted under this Agreement will terminate at such time as there shall no longer be any Registrable Securities.

5.5 AMENDMENTS, WAIVERS, ETC.

         This Agreement may not be amended, waived or otherwise modified or terminated except by an instrument in writing signed by the Company and the holders of at least 50% of the Registrable Securities then held by all the Liberty Holders.

5.6 COUNTERPARTS

         This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement. Each party need not sign the same counterpart.

5.7 ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

5.8 GOVERNING LAW

         This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Colorado regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

5.9 ASSIGNMENT OF REGISTRATION RIGHTS

         Each Liberty Holder may assign all or any part of its rights under this Agreement to any Person to whom such Liberty Holder sells, transfers, assigns or pledges Registrable Securities. If a Liberty Holder shall assign its rights pursuant to this Agreement in connection with the transfer of less than all its Registrable Securities, such Liberty Holder shall also retain its rights with respect to its remaining Registrable Securities.

5.10 NOTICES

         All notices, demands, requests, consents, approvals or other communications (collectively, "Notices") required or permitted to be given hereunder or that are given with respect to this Agreement shall be in writing and shall be delivered personally, telecopied (if receipt thereof is confirmed to the Person to whom sent), sent by nationally recognized overnight delivery service with charges prepaid or mailed by registered or certified mail with charges prepaid (if return receipt is requested), addressed (a) as set forth below, (b) to such other address as a party shall have specified most recently by written notice to other parties or (c) in the case of Notice to a Liberty Holder for whom an address has not been provided pursuant to this Section 5.10, to the address of such Liberty Holder as shown on the stock transfer books of the Company on the date of such Notice. Notice shall be deemed given on the date of transmission if transmitted by facsimile (with oral confirmation of receipt). Notice otherwise sent as provided herein shall be deemed given when actually delivered (or when delivery is refused) by hand, by certified mail or by overnight courier service.

                  To the Company:

                  UnitedGlobalCom, Inc.
                  4643 South Ulster Street, Suite 1300
                  Denver, Colorado 80237
                  Attn:  General Counsel
                  Telephone:  (303) 770-4001
                  Fax:  (303) 220-3117

                  with a copy to:

                  Holme Roberts & Owen LLP
                  1700 Lincoln Street
                  Suite 4100
                  Denver, Colorado  80237
                  Attn:  Dean Salter
                  Telephone:  (303) 861-7000
                  Fax:  (303) 861-0200

                  To Liberty Media or Liberty:

                  Liberty Media Corporation
                  12300 Liberty Boulevard
                  Englewood, Colorado 80112
                  Attn:  General Counsel
                  Telephone:(720) 875-5400
                  Fax: (720) 875-5268

                  with a copy to:

                  Baker Botts L.L.P.
                  599 Lexington Avenue
                  New York, New York 10022
                  Attn:       Robert W. Murray
                  Telephone:  (212) 705-5000
                  Fax:  (212) 705-5125

                  and

                  Sherman & Howard
                  633 17th Street, suite 3000
                  Denver, Colorado  80202
                  Attn:  Amy L. Hirter
                  Telephone:  (303) 297-2900
                  Fax:  (303) 298-0940

5.11 INTERPRETATION

         As used herein, except as otherwise indicated herein or as the context may otherwise require, the words "include," "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; the words "hereof," "herein," "hereunder" and comparable terms refer to the entirety hereof and not to any particular article, section or other subdivision hereof or attachment hereto; any pronoun shall include the corresponding masculine, feminine and neuter forms; the singular includes the plural and vice versa; references to any agreement or other document are to such agreement or document as amended and supplemented from time to time; references to any statute or regulation are to it as amended and supplemented from time to time, and to any corresponding provisions of successor statutes or regulations; references to "Article," "Section" or another subdivision are to an article, section or subdivision hereof; and all references to "the date hereof," "the date of this Agreement" or similar terms (but excluding references to the date of execution hereof) refer to the date first above written, notwithstanding that the parties may have executed this Agreement on a later date. Any reference herein to a "day" or number of "days" (without the explicit qualification of "Business") shall be deemed to refer to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice may be taken or given on the next succeeding Business Day.

                  IN WITNESS WHEREOF, each of the parties has caused this Agreement to be signed on its behalf by its officer thereunto duly authorized as of the date first written above.


                                      NEW UNITEDGLOBALCOM, INC.


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                      LIBERTY MEDIA CORPORATION


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                                                 EXHIBIT 7.12(a)


                               EXCHANGE AGREEMENT

         This Exchange Agreement (this "Agreement") dated as of _________ __, 2002, is entered into among New UnitedGlobalCom, Inc., a Delaware corporation that upon the effectiveness of the Merger described under "Background" below will be renamed UnitedGlobalCom, Inc. ("United"), and each of the individuals indicated as a "Stockholder" on the signature pages hereto (the "Stockholders").

                                   Background

         As contemplated by the Agreement and Plan of Restructuring and Merger, dated as of _________, 2002 (the "Merger Agreement"), among UnitedGlobalCom, Inc., a Delaware corporation that upon the effectiveness of the Merger will be renamed UGC Holdings, Inc. ("Old United"), United, United/New United Merger Sub, Inc., a Delaware corporation ("Merger Sub"), Liberty Media Corporation, a Delaware corporation, Liberty Media International, Inc., a Delaware corporation, Liberty Global, Inc., a Delaware corporation, and the Persons indicated as "Founders" on the signature pages thereto, the Stockholders have purchased and are the record and beneficial holders of an aggregate of 1,500 shares of the Series E Preferred Stock, par value $0.01 per share, of Old United (the "Preferred Shares"). In the merger (the "Merger") of Merger Sub with and into Old United contemplated by the Merger Agreement, the Preferred Shares will be converted into an aggregate of 1,500,000 shares of the Class A Common Stock, par value $0.01 per share ("Surviving Entity Class A Stock"), of Old United as the surviving entity in the Merger (the "Surviving Entity"). Pursuant to the terms of the Surviving Entity's Restated Certificate of Incorporation (the "Surviving Entity Charter"), (a) immediately upon any transfer of a share of Surviving Entity Class A Stock to any Person other than a Permitted Transferee who is also a Principal or a Related Party, such share of Surviving Entity Class A Stock shall automatically convert into one share of the Class C Common Stock, par value $0.01 per share ("Surviving Entity Class C Stock"), of the Surviving Entity and (b) immediately upon the occurrence of a Class B Event, each outstanding share of Surviving Entity Class A Stock shall automatically convert into one share of Surviving Entity Class C Stock. The parties hereto desire to set forth the terms upon which the Stockholders may exchange shares of Surviving Entity Class C Stock with United for shares of Class A Stock, par value $0.01 per share ("United Class A Stock"), of United. It is a condition to the consummation of the transactions contemplated by the Merger Agreement, including the Merger, that United and the Stockholders each execute and deliver this Agreement.

                                    Agreement

         In consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         Section 1. Certain Definitions. In this Agreement, the following terms shall have the indicated meanings:

         Affiliate. As defined in the Stockholders Agreement.

         Agreement. As defined in the preamble.

         Class B Event. As defined in the Surviving Entity Charter as in effect immediately following the Merger.

         Exchange Rate. [________] shares of United Class A Stock (as adjusted from time to time to appropriately reflect the effect of any stock splits, reverse splits, stock dividends, combinations and other similar events affecting the shares of United Class A Stock or Surviving Entity Class C Stock and occurring after the effective time of the Merger).(1)

         Liberty. As defined in the Merger Agreement.

         Merger. As defined under "Background" on the first page of this Agreement.

         Merger Agreement. As defined under "Background" on the first page of this Agreement.

         Merger Sub. As defined under "Background" on the first page of this Agreement.

         Old United. As defined under "Background" on the first page of this Agreement.

         Old United Series E Preferred Stock. The United Series E Preferred Stock, as defined in the Merger Agreement.

         Permitted Transferee. As defined in the Stockholders Agreement.

         Person. Any individual, corporation, partnership, limited partnership, limited liability company, trust or other legal entity.

         Preferred Shares. As defined under "Background" on the first page of this Agreement.

         Principal. As defined in the Surviving Entity Charter as in effect immediately following the Merger.

         Promissory Note. As defined in the applicable Subscription Agreement.

         Purchase Price. As defined in the applicable Subscription Agreement.

         Related Party. As defined in the Specified Indentures.


----------

(1) The initial Exchange Rate will be equal to 1/1,500,000th of the result (rounded to the nearest 1/10,000th of a share) of (A) the quotient of X divided by Y minus (B) X. For purposes of the foregoing, "X" shall be equal to the aggregate number of shares of Old United Class A Stock and Old United Class B Stock outstanding immediately prior to the Closing and "Y" shall be equal to 0.995049505.

         Specified Indentures. The (a) Indenture dated as of February 5, 1998, between the Corporation and Firstar Bank, N.A. (f/k/a Firstar Bank of Minnesota, N.A.) and (b) Indenture dated as of April 29, 1999, between the Corporation and Firstar Bank, N.A., in each case as in effect on May 1, 2001.

         Stockholders. As defined in the preamble.

         Stockholders Agreement. The Stockholders Agreement, dated as of ________, 2002, among United, Liberty Media Corporation, Liberty Global, Inc. and the individuals designated as Founders on the signature pages thereto.

         Subscription Agreement. As defined in the Merger Agreement.

         Surviving Entity. As defined under "Background" on the first page of this Agreement.

         Surviving Entity Charter. As defined under "Background" on the first page of this Agreement.

         Surviving Entity Class A Stock. As defined under "Background" on the first page of this Agreement.

         Surviving Entity Class C Stock. As defined under "Background" on the first page of this Agreement.

         United. As defined in the preamble.

         United Class A Stock. As defined under "Background" on the first page of this Agreement.

         Section 2. Exchange. Subject to the terms and conditions of this Agreement, each Stockholder shall be entitled at any time to cause United to exchange shares of Surviving Entity Class C Stock held by such Stockholder for a number of newly issued shares of United Class A Stock equal to the product of
(a) the number of shares of Surviving Entity Class C Stock surrendered for exchange in accordance with this Agreement and (b) the Exchange Rate in effect at the time of such exchange. No Stockholder shall transfer any shares of Surviving Entity Class A Stock or Surviving Entity Class C Stock to any Person other than a Permitted Transferee who is also a Principal or a Related Party. Notwithstanding anything in the foregoing to the contrary, no Stockholder shall be entitled to cause United to exchange any shares of Surviving Entity Class C Stock held by such Stockholder pursuant to this Agreement if such Stockholder delivered a Promissory Note pursuant to a Subscription Agreement in payment of the Purchase Price of any shares of Old United Series E Preferred Stock, unless such Stockholder's liability under any such Promissory Note has been satisfied in full. If the Stockholder's liability under a Promissory Note is satisfied by means of any transaction or arrangement involving such Stockholder or any Affiliate of such Stockholder becoming indebted to United, such indebtedness (or any substitute or successor arrangement) shall provide for full recourse to the Stockholder or the relevant Affiliate in the event of the nonpayment thereof, shall provide for the payment of interest at a fair market rate and contain other terms and conditions consistent with an arm's length, fair market transaction, all of which terms shall be reasonably acceptable to Liberty. The Stockholder or the relevant Affiliate shall maintain at all times from the incurrence of such indebtedness until such time that such indebtedness is satisfied in full, unencumbered assets in an amount sufficient for the repayment of such indebtedness.

         Section 3. No Fractional Shares. No fractional shares of United Class A Stock shall be issued upon the exchange of shares of Surviving Entity Class C Stock. If more than one share of Surviving Entity Class C Stock is surrendered for exchange by the same holder at the same time, the number of full shares of United Class A Stock that shall be issuable upon exchange thereof shall be computed on the basis of the aggregate number of shares of Surviving Entity Class C Stock so surrendered for exchange. Any fractional shares of United Class A Stock shall instead be rounded down to the nearest whole share if such fraction is less than 0.5 and rounded up to the nearest whole share if such fraction is equal to or greater than 0.5 and United shall issue in such exchange the appropriate number of full shares of United Class A Stock.

         Section 4. Procedure for Exchange. A Stockholder desiring to exchange any shares of Surviving Entity Class C Stock pursuant to this Agreement shall surrender the certificate or certificates representing the shares of Surviving Entity Class C Stock to be exchanged, duly endorsed and accompanied by instruments of transfer to the Secretary of United. Upon receipt by the Secretary of the foregoing certificate or certificates and instruments of transfer, United shall cause to be issued to the Stockholder who surrendered such certificate or certificates, or such Stockholder's nominee or nominees, the appropriate number of shares of United Class A Stock and shall issue and deliver to such Stockholder, or such Stockholder's nominee or nominees, a certificate or certificates representing such shares. Any such exchange shall be deemed to have been effected at the close of business on the date such shares are surrendered for exchange in accordance with this Agreement, and the Person or Persons entitled to receive the shares of United Class A Stock issuable upon such exchange shall be treated for all purposes as the record holder or holders of such shares of United Class A Stock on that date. A number of shares of United Class A Stock equal to the sum of (a) the number of shares issuable upon exchange of shares of Surviving Entity Class C Stock held by Stockholders from time to time plus (b) the number of shares issuable upon exchange of shares of Surviving Entity Class C Stock issuable upon conversion of shares of Surviving Entity Class A Stock outstanding from time to time shall be set aside and reserved for issuance upon such exchange.

         Section 5. Entire Agreement. This Agreement contains all the terms and conditions agreed upon by the parties hereto, and no other agreements, oral or otherwise, regarding the subject matter hereof shall have any effect unless in writing and executed by the parties after the date of this Agreement.

         Section 6. Applicable Law, Jurisdiction. This Agreement shall be governed by Colorado law without regard to conflicts of law rules. The parties hereby irrevocably submit to the exclusive jurisdiction of any Colorado State or United States Federal court sitting in Colorado, and only a State or Federal court sitting in Colorado will have any jurisdiction over any action or proceeding arising out of or relating to this Agreement or any agreement contemplated hereby, and the undersigned hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such State or Federal court. The undersigned further waive any objection to venue in such state and any objection to any action or proceeding in such state on the basis of a non-convenient forum. Each party hereby IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY in any proceeding brought with respect to this Agreement or the transactions contemplated hereby.

         Section 7. Remedies. Each of the parties acknowledges and agrees that in the event of any breach of this Agreement, the nonbreaching party would be irreparably harmed and could not be made whole by monetary damages. Accordingly, the parties to this Agreement, in addition to any other remedy to which they may be entitled hereunder or at law or in equity, shall be entitled to compel specific performance of this Agreement.

         Section 8. Headings. The headings in this Agreement are for convenience only and are not to be considered in interpreting this Agreement.

         Section 9. Counterpart Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which will constitute a single agreement.

         Section 10. Parties in Interest. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto and their permitted successors and assigns any benefits, rights or remedies; provided that, Liberty is an intended beneficiary of the provisions set forth in the antepenultimate, penultimate and final sentences of Section 2, and each of the parties hereto acknowledges and agrees that Liberty would be irreparably harmed by any breach of such provisions, and could not be made whole by monetary damages. Accordingly, Liberty, in addition to any other remedy to which it may be entitled at law or in equity as an intended beneficiary of such provisions, shall be entitled to compel specific performance of such provisions. Neither this Agreement nor the rights or obligations of any party may be assigned or delegated by operation of law or otherwise without the prior written consent of each of the parties hereto; provided that, any Person that is a Permitted Transferee who is also a Principal or a Related Party and who is the transferee of any shares of Surviving Entity Class A Stock or Surviving Entity Class C Stock shall, in connection with such transfer, execute a counterpart of this Agreement and thereupon become a party to and subject to the terms of this Agreement as a "Stockholder."

         Section 11. Severability. The invalidity or unenforceability of any provision of this Agreement in any application shall not affect the validity or enforceability of such provision in any other application or the validity or enforceability of any other provision.

         Section 12. Interpretation. As used herein, except as otherwise indicated herein or as the context may otherwise require, the words "include," "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; the words "hereof," "herein," "hereunder" and comparable terms refer to the entirety of this Agreement and not to any particular section hereof; any pronoun shall include the corresponding masculine, feminine and neuter forms; the singular includes the plural and vice versa; references to any agreement or other document are to such agreement or document as amended and supplemented from time to time; references to "Section" or another subdivision are to a section or subdivision hereof; and all references to "the date hereof," "the date of this Agreement" or similar terms (but excluding references to the date of execution hereof) refer to the date first above written, notwithstanding that the parties may have executed this Agreement on a later date.

         Section 13. Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         Section 14. Waivers and Amendments. No waiver of any provision of this Agreement shall be deemed a further or continuing waiver of that provision or a waiver of any other provision of this Agreement. This Agreement may not be amended except in a writing signed by all of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                             NEW UNITEDGLOBALCOM, INC.,
                             a Delaware corporation



                             By:
                                --------------------------------------------
                             Name:
                                  ------------------------------------------
                             Title:
                                   -----------------------------------------


                             [STOCKHOLDERS]

                                                                 EXHIBIT 7.12(b)

                     TERMS OF PREFERRED EXCHANGE AGREEMENT

     The Preferred Exchange Agreement will contain terms reasonably satisfactory to United, New United and Liberty relating to New United's obligation to, from time to time, (a) accept shares of Surviving Entity Series E Preferred Stock, Surviving Entity Series F Preferred Stock and Surviving Entity Series G Preferred Stock tendered for exchange in accordance with the terms of the related Certificates of Designation and issue shares of New United Class A Stock in exchange therefore and (b) offer to exchange (at intervals set forth in the Preferred Exchange Agreement or on a continual basis) shares of Surviving Entity Class D Stock for shares of New United Class A Stock.